UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant   ☒
Filed by a party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Old Point Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

To the Shareholders of Old Point Financial Corporation
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
On behalf of the board of directors of Old Point Financial Corporation (“Old Point”) and TowneBank, we are pleased to enclose the accompanying proxy statement/offering circular relating to the proposed acquisition of Old Point by TowneBank. We are requesting that you take certain actions as a holder of Old Point common stock.
The boards of directors of Old Point and TowneBank have each unanimously approved an agreement for TowneBank to acquire Old Point. Pursuant to the Agreement and Plan of Merger, dated as of April 2, 2025, by and among TowneBank, Old Point and The Old Point National Bank of Phoebus (“Old Point National Bank”) (as amended from time to time, and together with the related plan of merger, the “merger agreement”), Old Point will merge with and into TowneBank (the “Old Point merger”), and immediately thereafter and contemporaneously therewith, Old Point National Bank will merge with and into TowneBank (together with the Old Point merger, the “merger”), with TowneBank surviving the merger.
At the effective time of the Old Point merger, holders of Old Point common stock will have the right to elect to receive, for each share of Old Point common stock, either (i) $41.00 per share in cash (the “cash consideration”) or (ii) 1.14 shares (the “exchange ratio” and such shares, the “stock consideration”) of TowneBank common stock, subject to the proration procedures described below. The cash consideration and stock consideration, in each case without interest, are referred to collectively as the “merger consideration.” Holders of Old Point common stock will have the ability to elect to receive the cash consideration or the stock consideration with respect to each share of Old Point common stock, subject to proration and allocation procedures set forth in the merger agreement to ensure that the total number of shares of Old Point common stock (including shares subject to Old Point restricted stock awards) entitled to receive the stock consideration will be equal to no less than 50% and no more than 60% of the aggregate number of shares of Old Point common stock issued and outstanding immediately prior to the effective time of the Old Point merger (including shares subject to Old Point restricted stock awards). Holders of TowneBank common stock will continue to own their existing shares of TowneBank common stock.
The value of the cash consideration is fixed at $41.00. However, the implied value of the stock consideration will fluctuate as the market price of TowneBank common stock fluctuates before the completion of the merger. This price will not be known at the time of the special meeting and may be more or less than the current price of TowneBank common stock or the price of TowneBank common stock at the time of the special meeting or at the time an election is made, and the implied value of the stock consideration may be more or less than the value of the cash consideration at the completion of the merger. Based on the closing price of TowneBank’s common stock on Nasdaq on April 1, 2025, the last full trading day before the public announcement of the merger, of $33.81, the value of the stock consideration was $38.54 per share of Old Point common stock. Based on the closing price of TowneBank’s common stock on Nasdaq on May 23, 2025, the last practicable date before the date of this proxy statement/offering circular, of $33.93, the value of the stock consideration was approximately $38.68 per share of Old Point common stock. The value of Old Point common stock at the closing of the merger could be greater than, less than, or the same as the value of TowneBank common stock, or the per share merger consideration, as of the date of this proxy statement/offering circular. We urge you to obtain current market quotations of TowneBank common stock (trading symbol “TOWN”) and Old Point common stock (trading symbol “OPOF”) before you vote.
The Old Point merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and it is a condition to the respective obligations of TowneBank and Old Point to complete the Old Point merger that each of TowneBank and Old Point receive a legal opinion to that effect. Accordingly, U.S. holders of Old Point common stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of solely TowneBank common stock in exchange for Old Point common stock in connection with the Old Point merger, except with respect to cash received in lieu of fractional shares of TowneBank common stock. U.S. holders of Old Point common stock generally will recognize gain or loss if they exchange their shares of Old Point common stock solely for cash in connection with the Old Point merger. U.S. holders of Old Point common stock will recognize gain, but not loss, if they exchange their shares of Old Point common stock for a combination of TowneBank common stock and cash, but their taxable gain in that case will not exceed the cash they receive in connection with the Old Point merger.
Based on the number of shares of Old Point common stock outstanding (including shares underlying Old Point restricted stock awards) as of May 23, 2025, the last practicable date before the date of this proxy statement/offering circular, and assuming that 50% of such shares elect to receive stock consideration, TowneBank expects to issue approximately 2.9 million shares of TowneBank common stock in the Old Point merger. Based on such assumptions, following the completion of the Old Point merger, former holders of Old Point common stock (including holders of shares underlying Old Point restricted stock awards) are expected to own approximately 3.7% and existing holders of TowneBank common stock are expected to own approximately 96.3% of TowneBank common stock.
Old Point will hold a special meeting of its shareholders in connection with the Old Point merger. Holders of Old Point common stock will be asked to approve the merger agreement and the Old Point merger, and vote on related matters as described in the accompanying proxy statement/offering circular. The special meeting of Old Point shareholders will be held virtually on July 2, 2025, at 10:00 a.m. (Eastern Time), at the following website: www.meetnow.global/M6G5MGD.
Whether or not you plan to attend the Old Point special meeting, please vote as soon as possible to make sure your shares are represented at the meeting. The Old Point board of directors unanimously recommends that holders of Old Point common stock vote “FOR” each of the proposals to be considered at the Old Point special meeting.
The proxy statement/offering circular provides you with detailed information about the merger agreement and the merger. It also contains or references information about TowneBank and Old Point and certain related matters. You are encouraged to read the proxy statement/offering circular carefully. In particular, you should read the “Risk Factors” section beginning on page 22 for a discussion of the risks you should consider in evaluating the proposed merger and how it will affect you. You can also obtain information about TowneBank and Old Point from documents that have been filed with the Federal Deposit Insurance Corporation and the U.S. Securities and Exchange Commission, respectively, that are incorporated into this proxy statement/offering circular by reference.
G. Robert Aston, Jr. Executive Chairman TowneBank	Robert F. Shuford, Jr. Chairman, President and Chief Executive Officer Old Point Financial Corporation
NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE OLD POINT MERGER OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
THE SECURITIES TO BE ISSUED IN THE OLD POINT MERGER ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF EITHER TOWNEBANK OR OLD POINT. THESE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, AND ARE SUBJECT TO INVESTMENT RISK INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION NOR HAS THE FEDERAL DEPOSIT INSURANCE CORPORATION PASSED ON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
The accompanying proxy statement/offering circular is dated May 27, 2025, and is first being mailed to holders of Old Point common stock on or about May 29, 2025.

Old Point Financial Corporation
101 East Queen Street
Hampton, Virginia 23060
Notice of Special Meeting of Shareholders of Old Point Financial Corporation
To be held on July 2, 2025
On April 2, 2025, Old Point Financial Corporation (“Old Point”), The Old Point National Bank of Phoebus (“Old Point National Bank”) and TowneBank entered into an Agreement and Plan of Merger (as amended from time to time, and together with the related plan of merger, the “merger agreement”), a summary of which is included in the accompanying proxy statement/offering circular and a copy of which is attached as Annex A to the accompanying proxy statement/offering circular, each of which are incorporated by reference into this notice, pursuant to which Old Point will merge with and into TowneBank (the “Old Point merger”), and immediately thereafter and contemporaneously therewith, Old Point National Bank will merge with and into TowneBank (together with the Old Point merger, the “merger”), with TowneBank surviving the merger.
NOTICE IS HEREBY GIVEN that a special meeting of holders of common stock, par value $5.00 per share, of Old Point (“Old Point common stock” and such meeting, the “Old Point special meeting”) will be held on July 2, 2025 virtually via the Internet, at www.meetnow.global/M6G5MGD (the “Old Point special meeting website”), at 10:00 a.m., Eastern Time. We are pleased to notify you of and invite you to the Old Point special meeting.
At the Old Point special meeting, you will be asked to consider and vote on the following matters:
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Proposal to approve the merger agreement (the “merger proposal”);

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Proposal to approve an amendment to Old Point’s articles of incorporation, in the form set forth in Annex B to the accompanying proxy statement/offering circular (the “Old Point articles amendment”), to facilitate the Old Point merger (the “articles amendment proposal”);

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Proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to Old Point’s named executive officers in connection with the merger (the “compensation proposal”); and

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Proposal to adjourn or postpone the Old Point special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the merger proposal or the articles amendment proposal or to ensure that any supplement or amendment to the accompanying proxy statement/offering circular is timely provided to holders of Old Point common stock (the “adjournment proposal”).

The Old Point board of directors has fixed the close of business on May 5, 2025 as the record date for the Old Point special meeting. Only holders of record of Old Point common stock as of the close of business on the record date for the Old Point special meeting are entitled to notice of, and to vote at, the Old Point special meeting or any adjournment or postponement thereof.
The Old Point board of directors unanimously recommends that holders of Old Point common stock vote “FOR” the merger proposal, “FOR” the articles amendment proposal, “FOR” the compensation proposal, and “FOR” the adjournment proposal.
Old Point has determined that holders of Old Point common stock are not entitled to appraisal or dissenters’ rights with respect to the proposed merger under Section 13.1-730 of the of the Virginia Stock Corporation Act (the “VSCA”).

Your vote is important.   We cannot complete the transactions contemplated by the merger agreement unless holders of Old Point common stock approve the merger proposal and the articles amendment proposal. The affirmative vote of more than two-thirds of the outstanding shares of Old Point common stock entitled to vote at the Old Point special meeting is required to approve each of the merger proposal and the articles amendment proposal.
Whether or not you plan to attend the Old Point special meeting, we urge you to please promptly complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope or authorize the individuals named on the accompanying proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with the accompanying proxy card. If your shares are held in the name of a bank, broker, trustee or other nominee, please follow the instructions on the voting instruction card furnished by such bank, broker, trustee or other nominee.
If you have any questions regarding the accompanying proxy statement/offering circular, you may contact Laurel Hill Advisory Group, Old Point’s proxy solicitor, by calling toll-free at (888) 742-1305 or for banks and brokers, collect at (516) 933-3100
By Order of the Board of Directors
Robert F. Shuford, Jr.
Chairman of the Board of Directors, Chief Executive Officer and President
Old Point Financial Corporation
A. Eric Kauders, Jr.
Secretary to the Board of Directors
Old Point Financial Corporation
May 27, 2025

ADDITIONAL INFORMATION
This proxy statement/offering circular incorporates important business and financial information about TowneBank and Old Point from other documents that are not included in or delivered with this proxy statement/offering circular. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this document through the Federal Deposit Insurance Corporation (the “FDIC”) website at http://www.fdic.gov, in the case of TowneBank, and the U.S. Securities and Exchange Commission (the “SEC”) website at https://www.sec.gov, in the case of Old Point.
Copies of documents filed by TowneBank with the FDIC are available at the investor relations page of TowneBank’s website, https://www.townebank.com, and are also available to you free of charge upon your request in writing or by telephone to TowneBank at the address and telephone number below. Copies of documents filed by Old Point with the SEC are available at the investor relations page of Old Point’s website, https://www.oldpoint.com, and are also available to you free of charge upon your request in writing or by telephone to Old Point at the address and telephone number below.
TowneBank 6001 Harbour View Boulevard Suffolk, VA 23435 (757) 638-6794 Attention: Investor Relations	Old Point Financial Corporation 101 East Queen Street Hampton, VA 23669 (757) 728-1743 Attention: Investor Relations
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must make your request no later than five (5) business days before the date of the Old Point special meeting. This means that holders of Old Point common stock requesting documents must do so by June 25, 2025, in order to receive them before the Old Point special meeting.
No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated May 27, 2025, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such incorporated document. Neither the mailing of this document to holders of Old Point common stock, nor the issuance by TowneBank of shares of TowneBank common stock in connection with the Old Point merger will create any implication to the contrary.
This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this document, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this document nor any distribution of securities pursuant to this document shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this document by reference or in our affairs since the date of this document. The information contained in this document with respect to TowneBank was provided by TowneBank and the information contained in this document with respect to Old Point was provided by Old Point.
See the section of the accompanying proxy statement/offering circular entitled “Where You Can Find More Information” for further information. The contents of the websites of the FDIC, SEC, TowneBank, and Old Point are not being incorporated into this proxy statement/offering circular. This information about how you can obtain certain documents that are being incorporated by reference into this proxy statement/offering circular at these websites is being provided only for your convenience.

ABOUT THIS PROXY STATEMENT/OFFERING CIRCULAR
This proxy statement/offering circular constitutes an offering circular with respect to the shares of TowneBank common stock to be issued to holders of Old Point common stock pursuant to the merger agreement. This proxy statement/offering circular also constitutes a proxy statement of Old Point under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This proxy statement/offering circular also constitutes a notice of meeting with respect to the Old Point special meeting.
All currency amounts referenced in this proxy statement/offering circular are in U.S. dollars. In this proxy statement/offering circular, except as otherwise indicated or the context otherwise requires, references to:
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“closing” refers to the closing of the merger;

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“closing date” refers to the date on which the closing occurs;

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“effective time” refers to the effective time of the Old Point merger;

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“FDIC” refers to the Federal Deposit Insurance Corporation;

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“KBW” refers to Keefe, Bruyette & Woods, Inc., A Stifel Company, financial advisor to Old Point;

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“merger” refers, collectively, to the Old Point merger and to the merger of Old Point National Bank into TowneBank that will occur immediately after, and contemporaneously with, the Old Point merger;

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“merger agreement” refers to the Agreement and Plan of Merger, dated as of April 2, 2025, by and among TowneBank, Old Point and Old Point National Bank (as further amended from time to time, and together with the related plan of merger contained therein);

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“Old Point” refers to Old Point Financial Corporation, a Virginia corporation;

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“Old Point articles of incorporation” refers to the Articles of Incorporation of Old Point, as amended from time to time;

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“Old Point articles amendment” refers to the amendment to the Old Point articles of incorporation, in the form set forth in Annex B to this proxy statement/offering circular;

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“Old Point common stock” refers to the common stock, par value $5.00, of Old Point;

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“Old Point merger” refers to the merger of Old Point with and into TowneBank;

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“Old Point National Bank” refers to The Old Point National Bank of Phoebus, a national banking association and a wholly-owned subsidiary of Old Point;

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“SEC” refers to the U.S. Securities and Exchange Commission;

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“shareholders” or “holders” refers to holders of shares of the capital stock of TowneBank, Old Point or the surviving corporation (as defined in this proxy statement/offering circular), as the context suggests;

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“surviving corporation” refers to TowneBank after completion of the merger;

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“TowneBank” refers to TowneBank, a Virginia state-chartered bank;

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“TowneBank common stock” refers to the common stock, par value $1.667, of TowneBank;

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“Virginia law” or the “VSCA” refers to the Virginia Stock Corporation Act, as amended; and

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“transactions” refers to the merger and the other transactions contemplated by the merger agreement.

i

Page
Other Matters to Come Before the Old Point Special Meeting	37
Assistance	37
OLD POINT PROPOSALS	38
Proposal 1: The Merger Proposal	38
Proposal 2: The Articles Amendment Proposal	38
Proposal 3: The Compensation Proposal	38
Proposal 4: The Adjournment Proposal	39
INFORMATION ABOUT TOWNEBANK	40
INFORMATION ABOUT OLD POINT	41
THE MERGER	42
Terms of the Merger	42
Background of the Merger	42
Old Point’s Reasons for the Merger; Recommendation of the Old Point Board of Directors	47
Opinion of Old Point’s Financial Advisor	50
Certain Unaudited Prospective Financial Information	62
Interests of Old Point’s Directors and Executive Officers in the Merger	65
Accounting Treatment	70
Regulatory Approvals	70
Dividends/Distributions	70
Stock Exchange Listings	71
Appraisal or Dissenters’ Rights in the Merger	71
THE TRANSACTION AGREEMENTS	72
Description of the Merger Agreement	72
Description of the Support Agreements	94
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	95
DESCRIPTION OF TOWNEBANK CAPITAL STOCK	99
TowneBank Common Stock	99
TowneBank Preferred Stock	100
Limitation of Liability and Indemnification of Officers and Directors	100
COMPARISON OF SHAREHOLDERS’ RIGHTS	101
LEGAL MATTERS	107
EXPERTS	108
DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS	109
WHERE YOU CAN FIND MORE INFORMATION	110
Annex A Agreement and Plan of Merger, dated as of April 2, 2025, by and among TowneBank, Old Point Financial Corporation and The Old Point National Bank of Phoebus	A-1
Annex B Form of Amendment to the Articles of Incorporation of Old Point Financial Corporation	B-1
Annex C Opinion of Keefe, Bruyette & Woods, Inc., A Stifel Company	C-1

ii

QUESTIONS AND ANSWERS
The following are some questions that you may have about the merger and the Old Point special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/offering circular because the information in this section does not provide all the information that might be important to you with respect to the merger and the Old Point special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/offering circular. See the section entitled “Where You Can Find More Information” beginning on page 110.
Q:
Why am I receiving this proxy statement/offering circular?

A:
You are receiving this proxy statement/offering circular because TowneBank and Old Point have agreed to combine their companies through the merger of Old Point with and into TowneBank, and immediately thereafter and contemporaneously therewith, the merger of Old Point National Bank with and into TowneBank, with TowneBank as the surviving entity in the merger. A copy of the merger agreement is attached as Annex A to this proxy statement/offering circular and is incorporated by reference herein. In this proxy statement/offering circular, we refer to the closing of the transactions contemplated by the merger agreement as the “closing” and the date on which the closing occurs as the “closing date.”

In order to complete the merger, among other things, holders of Old Point common stock must approve the merger agreement (the “merger proposal”) and an amendment to Old Point’s articles of incorporation that is necessary to facilitate the Old Point merger (the “articles amendment proposal”). A copy of the form of Old Point articles amendment is attached as Annex B to this proxy statement/offering circular and is incorporated by reference herein.
Old Point is holding a special meeting of holders of Old Point common stock (the “Old Point special meeting”) to obtain approval of the merger proposal and the articles amendment proposal. Holders of Old Point common stock will also be asked to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to Old Point’s named executive officers in connection with the merger (the “compensation proposal”) and to approve the proposal to adjourn the Old Point special meeting to solicit additional proxies (i) if there are not sufficient votes at the time of the Old Point special meeting to approve the Old Point merger proposal or articles amendment proposal, or (ii) if adjournment is necessary or appropriate, to ensure that any supplement or amendment to this proxy statement/offering circular is timely provided to holders of Old Point common stock (the “adjournment proposal”). Under Old Point’s bylaws, the chairman of the Old Point special meeting may adjourn the meeting whether or not there is a quorum, for any reason, and no public notice of the time and place, if any, of the adjourned meeting need be given if the time and place thereof are announced at the Old Point special meeting. Pursuant to Old Point’s bylaws, the Old Point special meeting may be postponed or rescheduled, by resolution of the Old Point board of directors, upon public notice given prior to the time previously scheduled for such meeting.
This document is also an offering circular that is being delivered to holders of Old Point common stock because, in connection with the Old Point merger, TowneBank is offering shares of TowneBank common stock to holders of Old Point common stock.
This proxy statement/offering circular contains important information about the merger and the other proposals being voted on at the Old Point special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of common stock voted by proxy without attending the Old Point special meeting. Your vote is important and we encourage you to submit your proxy as soon as possible.
Q:
What will happen in the Old Point merger?

A:
At the effective time of the Old Point merger, Old Point and Old Point National Bank will merge with and into TowneBank. Each share of Old Point common stock issued and outstanding immediately prior to the effective time (other than certain shares held by Old Point) will be converted into the right to elect to receive either (i) $41.00 in cash (the “cash consideration”), or (ii) 1.14 shares (the “exchange ratio”

and such shares, the “stock consideration”) of TowneBank common stock, subject to the proration procedures described below. Holders of Old Point common stock will have the ability to elect to receive the cash consideration or the stock consideration with respect to each share of Old Point common stock, subject to proration and allocation procedures set forth in the merger agreement to ensure that the total number of shares of Old Point common stock (including shares subject to Old Point restricted stock awards) entitled to receive the stock consideration will be equal to no less than 50% and no more than 60% of the aggregate number of shares of Old Point common stock issued and outstanding immediately prior to the effective time (including shares subject to Old Point restricted stock awards), and all other shares of Old Point common stock issued and outstanding immediately prior to the effective time (including shares subject to Old Point restricted stock awards) will be entitled to receive the cash consideration.
TowneBank will not issue any fractional shares of TowneBank common stock in the Old Point merger. Instead, an Old Point shareholder who otherwise would have received a fraction of a share of TowneBank common stock will receive an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sales prices of TowneBank common stock on Nasdaq for the five full trading days ending on the day immediately preceding the closing date by (ii) the fraction of a share (after taking into account all shares of Old Point common stock held by such holder immediately prior to the effective time and rounded to the nearest thousandth when expressed in decimal form) of TowneBank common stock that such holder would otherwise have been entitled to receive.
After completion of the merger, Old Point will no longer be a public company, and Old Point common stock will be delisted from Nasdaq, will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will cease to be publicly traded. Holders of TowneBank common stock will continue to own their existing shares of TowneBank common stock. TowneBank common stock will continue to be listed on Nasdaq under the symbol “TOWN.” See the information provided in the section entitled “The Transaction Agreements — Description of the Merger Agreement — Structure of the Merger” beginning on page 72 and the merger agreement for more information about the merger.
Q:
Will the value of the merger consideration change between the date of this proxy statement/offering circular and the time the Old Point merger is completed?

A:
Yes. The value of the cash consideration is fixed at $41.00. However, the implied value of the stock consideration will fluctuate as the market price of TowneBank common stock fluctuates before the completion of the merger. This price will not be known at the time of the special meeting and may be more or less than the current price of TowneBank common stock or the price of TowneBank common stock at the time of the special meeting or at the time an election is made, and the implied value of the stock consideration may be more or less than the value of the cash consideration at the completion of the merger. Any fluctuation in the market price of TowneBank common stock after the date of this proxy statement/offering circular will change the value of any shares of TowneBank common stock that Old Point shareholders receive as stock consideration. Based on the closing price of TowneBank common stock on Nasdaq on April 1, 2025, the last full trading day before the public announcement of the merger, of $33.81, the value of the stock consideration was $38.54 per share of Old Point common stock. Based on the closing price of TowneBank’s common stock on Nasdaq on May 23, 2025, the last practicable date before the date of this proxy statement/offering circular, of $33.93, the value of the stock consideration was approximately $38.68 per share of Old Point common stock. We urge you to obtain current market quotations for shares of TowneBank common stock and Old Point common stock. See the sections entitled “The Transaction Agreements — Description of the Merger Agreement — Merger Consideration.”

Neither TowneBank nor Old Point is permitted to terminate the merger agreement as a result of any increase or decrease in the market price of TowneBank common stock prior to completing the merger.

Q:
Am I guaranteed to receive the type of merger consideration that I elect?

A:
No. The merger agreement contains allocation and proration procedures to ensure that the total number of shares of Old Point common stock (including shares subject to Old Point restricted stock awards) entitled to receive the stock consideration will be equal to no less than 50% and no more than 60% of the aggregate number of shares of Old Point common stock issued and outstanding immediately prior to the effective time (including shares subject to Old Point restricted stock awards) and all other shares of Old Point common stock issued and outstanding immediately prior to the effective time (including shares subject to Old Point restricted stock awards) receive the cash consideration. If more Old Point shareholders make valid elections to receive the cash consideration than is available pursuant to the terms of the merger agreement, Old Point shareholders electing to receive cash may have the cash proportionately reduced and substituted with the stock consideration despite their election, depending on the number of non-election shares as described in further detail in “The Transaction Agreements — Description of the Merger Agreement — Merger Consideration — Proration.” Likewise, if more Old Point shareholders make valid elections to receive the stock consideration than is available pursuant to the terms of the merger agreement, Old Point shareholders electing to receive stock may have the stock proportionately reduced and substituted with the cash consideration despite their election, depending on the number of non-election shares as described in further detail in “The Transaction Agreements — Description of the Merger Agreement — Merger Consideration — Proration.”

Q:
How will the Old Point merger affect Old Point equity awards?

A:
Each restricted share of Old Point common stock granted under the Old Point Financial Corporation 2016 Incentive Stock Plan (the “Old Point stock plan”) that is outstanding immediately prior to the effective time will, at the effective time, fully vest and be converted into the right to receive the merger consideration.

Q:
How will the Old Point merger affect the Old Point Employee Stock Purchase Plan (the “Old Point ESPP”)?

A:
Prior to the effective time, the Old Point board of directors or the appropriate committee thereof will take all actions necessary or appropriate, including adopting any reasonably necessary resolutions, with respect to the Old Point ESPP to: (i) cause the offering period (as defined in the Old Point ESPP) ongoing as of the date of the merger agreement to be the final offering period under the Old Point ESPP and the options under the Old Point ESPP to be exercised on the earlier of (x) the scheduled purchase date for such offering period and (y) the date that is ten (10) business days prior to the closing date (with any participant payroll deductions not applied to the purchase of shares of Old Point common stock promptly returned to the participant), (ii) prohibit any individual who is not participating in the Old Point ESPP as of the date of the merger agreement from commencing participation in the Old Point ESPP following the date of the merger agreement, (iii) prohibit participants in the Old Point ESPP from increasing their payroll deductions from those in effect as of the date of the merger agreement and (iv) terminate the Old Point ESPP as of, and subject to, the effective time.

Q:
How do I make an election with respect to my shares of Old Point common stock?

A:
Each holder of Old Point common stock will receive an election form, which you should complete and return according to the instructions printed on the form. The election deadline will be 5:00 p.m., local time (in the city in which the principal office of the exchange agent is located), on a date that is two business days (or as near as practicable thereto, as agreed by TowneBank and Old Point) prior to the expected closing date. TowneBank and/or the exchange agent will distribute the election form at least twenty (20) business days before the anticipated election deadline. TowneBank and Old Point will cooperate to issue a press release announcing the date of the election deadline at least five (5) business days prior to, and no more than fifteen (15) business days prior to, the election deadline. If you own shares of Old Point common stock in “street name” or through a bank, broker or other nominee, you should follow the instructions of the bank, broker or other nominee for making an election with respect to your shares. The deadline may be earlier than the election deadline specified above. See “The Transaction Agreements — Description of the Merger Agreement — Conversion of Shares; Exchange of Old Point Stock Certificates — Elections as to Form of Consideration.”

If the exchange agent does not receive your election form by the election deadline, or if you submit an invalid election form that is not corrected prior to the election deadline, you will be deemed not to have made an election and your shares will be considered “non-election shares” and allocated as provided in the merger agreement.
Q:
What equity stake will Old Point shareholders hold in TowneBank immediately following the merger?

A:
Based on the number of shares of Old Point common stock outstanding (including shares underlying Old Point restricted stock awards) as of May 23, 2025, the last practicable date before the date of this proxy statement/offering circular, and assuming that 50% of such shares elect to receive stock consideration, TowneBank expects to issue approximately 2.9 million shares of TowneBank common stock in the Old Point merger. Based on such assumptions, following the completion of the Old Point merger, former holders of Old Point common stock (including holders of shares underlying Old Point restricted stock awards) are expected to own approximately 3.7% and existing holders of TowneBank common stock are expected to own approximately 96.3% of TowneBank common stock.

Q:
When and where will the Old Point special meeting take place?

A:
The Old Point special meeting will be held virtually on July 2, 2025, at 10:00 a.m. Eastern Time, at the following website: www.meetnow.global/M6G5MGD.

Even if you plan to attend the Old Point special meeting, Old Point recommends that you vote your shares in advance described below under the section entitled “— How can I vote my shares without attending the Old Point special meeting?” so that your vote will be counted if you later decide not to or become unable to attend the Old Point special meeting. If your shares of Old Point common stock are held in “street name,” you will receive instructions from the registered holder that must be followed in order for your shares to be voted on your behalf.
Q:
What matters will be considered at the Old Point special meeting?

A:
At the Old Point special meeting, holders of Old Point common stock will be asked to consider and vote on the following proposals:

•
Proposal 1: The merger proposal.   Approval of the merger agreement.

•
Proposal 2: The articles amendment proposal.   Approval of the Old Point articles amendment.

•
Proposal 3: The compensation proposal.   Approval on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to Old Point’s named executive officers in connection with the merger.

•
Proposal 4: The adjournment proposal.   Approval of the adjournment or postponement of the Old Point special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the merger proposal or the articles amendment proposal or to ensure that any supplement or amendment to the accompanying proxy statement/offering circular is timely provided to holders of Old Point common stock.

In order to complete the merger, among other things, holders of Old Point common stock must approve the merger proposal and the articles amendment proposal. Neither approval of the compensation proposal, nor approval of the adjournment proposal, are conditions to the obligations of TowneBank or Old Point to complete the merger.
Q:
How does Old Point’s board of directors recommend that I vote at the Old Point special meeting?

A:
Old Point’s board of directors recommends that you vote “FOR” the merger proposal, “FOR” the articles amendment proposal, “FOR” the compensation proposal, and “FOR” the adjournment proposal.

Q:
Who is entitled to vote at the Old Point special meeting?

A:
The record date for the Old Point special meeting is May 5, 2025. Old Point shareholders of record at the close of business on the record date are entitled to notice of the Old Point special meeting.

Each holder of Old Point common stock is entitled to cast one (1) vote on each matter properly brought before the Old Point special meeting for each share of Old Point common stock that such holder owned of record as of the record date. As of May 5, 2025, there were 5,105,029 outstanding shares of Old Point common stock.
Attendance at the Old Point special meeting is not required to vote. See the section entitled “— How can I vote my shares without attending the Old Point special meeting?” for instructions on how to vote your shares without attending the Old Point special meeting.
Q:
What constitutes a quorum for the Old Point special meeting?

A:
Holders of shares representing a majority of the outstanding shares of Old Point common stock entitled to vote, present or represented by proxy, will be necessary to constitute a quorum for taking actions on the merger proposal, the articles amendment proposal, the compensation proposal, and the adjournment proposal. Abstentions will be included in determining the number of shares present at the Old Point special meeting for the purpose of determining the presence of a quorum.

Q:
What vote is required for the approval of each proposal at the Old Point special meeting?

A:
Approval of each proposal to be considered at the Old Point special meeting requires the following votes:

•
Proposal 1: The merger proposal.   Approval of the merger proposal requires the affirmative vote of more than two-thirds of the outstanding shares of Old Point common stock entitled to vote on the merger agreement. Shares of Old Point common stock not present, including by broker non-vote or otherwise, and shares present and not voted, whether due to abstention or otherwise, will have the same effect as votes cast “AGAINST” the merger proposal.

•
Proposal 2: The articles amendment proposal.   Approval of the articles amendment proposal requires the affirmative vote of more than two-thirds of the outstanding shares of Old Point common stock entitled to vote on the articles amendment. Shares of Old Point common stock not present, including by broker non-vote or otherwise, and shares present and not voted, whether due to abstention or otherwise, will have the same effect as votes cast “AGAINST” the merger proposal.

•
Proposal 3: The compensation proposal.   Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the votes cast by the holders of Old Point common stock. Accordingly, an abstention or a broker non-vote or other failure to vote will have no effect on the outcome of the compensation proposal.

•
Proposal 4: The adjournment proposal.   Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the votes cast by the holders of Old Point common stock, whether or not a quorum is present. Accordingly, an abstention or a broker non-vote or other failure to vote will have no effect on the outcome of the adjournment proposal.

In order to complete the merger, among other things, holders of Old Point common stock must approve the merger proposal and the articles amendment proposal. Neither approval of the compensation proposal, nor approval of the adjournment proposal, are conditions to the obligations of TowneBank or Old Point to complete the merger.
Q:
Why am I being asked to consider and approve, by non-binding, advisory vote, the compensation proposal?

A:
Under the applicable SEC rules, Old Point is required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to Old Point’s named executive officers that is based on or otherwise relates to the merger.

Q:
What happens if holders of Old Point common stock do not approve, by non-binding advisory vote, the compensation proposal?

A:
The votes on the compensation proposal are separate and apart from the votes to approve the other proposals being presented at the Old Point special meeting. Because the vote on the compensation proposal is advisory in nature only, the vote will not be binding on TowneBank, Old Point or the surviving corporation in the merger. Accordingly, the merger-related compensation will be paid to Old Point’s named executive officers to the extent payable in accordance with the terms of their compensation arrangements and other contractual arrangements, even if the holders of Old Point common stock do not approve the compensation proposal.
Q:
Do Old Point directors and executive officers have interests in the merger that are different from, or in addition to, my interests?

A:
Yes. In considering the recommendation of Old Point’s board of directors with respect to the merger proposal, you should be aware that some of Old Point’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Old Point’s shareholders generally. Interests of certain officers and directors that may be different from or in addition to the interests of Old Point’s shareholders include, but are not limited to, the receipt of continued indemnification and insurance coverage under the merger agreement, continued employment with TowneBank or service on a TowneBank advisory board after consummation of the merger, and the payment of change in control payments or other employment-related compensation to certain executive officers. For a more detailed description of these interests, refer to the section entitled “The Merger — Interests of Old Point’s Directors and Executive Officers in the Merger.”

Q:
How can I attend and vote my shares at the Old Point special meeting?

A:
Record Holders.   Shares held directly in your name as the holder of record of Old Point common stock may be voted at the Old Point special meeting. If your shares of Old Point common stock are registered directly in your name with Old Point’s transfer agent, Computershare, you are considered the shareholder of record with respect to those shares. As a shareholder of record, you can attend the Old Point special meeting by accessing the Old Point special meeting website and entering the control number on the enclosed proxy card.

If you are a holder of record of Old Point common stock as of the record date for the Old Point special meeting, you may vote by:
•
accessing the website specified on your proxy card;

•
scanning the QR code provided on your proxy card;

•
calling the toll-free number specified on your proxy card;

•
signing and returning the enclosed proxy card in the postage-paid envelope provided; or

•
attending and voting at the Old Point special meeting.

Shares in “street name.”   Shares held in a brokerage or other account in “street name” may be voted at the Old Point special meeting. If your shares of Old Point common stock are held in “street name,” you will receive instructions from the registered holder that must be followed in order for your shares to be voted on your behalf.
If your shares of Old Point common stock are held in a stock brokerage account or by a bank, broker, trustee or other nominee, the bank, broker, trustee or other nominee is considered the record holder of those shares. In that case, you may register in advance to virtually attend the Old Point special meeting by submitting to Computershare, along with your name and email address, one of the following documents: (i) a copy of the voting instruction form you received from your bank or broker, (ii) a copy of a brokerage statement validating your holdings as of the meeting record date or (iii) proof of your proxy power (“legal proxy”) from your broker, bank or other nominee reflecting your Old Point common stock holdings. Requests for registration should be directed to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, Old Point Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time) on June 26, 2025. You will receive a confirmation of your registration by email after Computershare receives your registration materials. If you did not submit a legal proxy, but did submit a voting instruction form or brokerage statement, you will not be entitled to vote at the meeting, but you will be able to attend and ask questions.
The platform for the virtual Old Point special meeting is fully supported across browsers and devices running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the Old Point special meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416.
Even if you plan to attend virtually the Old Point special meeting, Old Point recommends that you vote your shares in advance so that your vote will be counted if you later decide not to or become unable to attend the respective special meeting.
Additional information on attending the Old Point special meeting virtually can be found under the section entitled “The Old Point Special Meeting” on page 33.
Q:
How can I vote my shares without attending the Old Point special meeting?

A:
Whether you hold your shares of Old Point common stock directly as the holder of record or beneficially in “street name,” you may direct your vote by proxy without attending the Old Point special meeting.

If you are record holder of Old Point common stock, you can vote your shares by proxy over the Internet, QR code scan, by telephone or by mail by following the instructions provided in the enclosed proxy card. If your shares of Old Point common stock are held in “street name,” you will receive instructions from the registered holder that must be followed in order for your shares to be voted on your behalf. Additional information on voting procedures can be found under the section entitled “The Old Point Special Meeting” on page 33.
Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this document, please vote as soon as possible. If you are a record holder of shares of Old Point common stock, please respond by submitting your proxy through the Internet, QR code scan, by telephone or by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-paid envelope, as soon as possible so that your shares may be represented at the Old Point special meeting.

Please see below for instructions on voting your shares of Old Point common stock held beneficially in “street name.”
Q:
If my shares are held in “street name” by a broker, bank, trustee or other nominee, will my broker, bank, trustee or other nominee vote my shares for me?

A:
No. Your bank, broker, trustee or other nominee cannot vote your shares without instructions from you. In accordance with the rules of Nasdaq, banks, brokerage firms and other nominees who hold shares of Old Point common stock in “street name” for their customers have authority to vote on “routine” proposals when they have not received voting instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to non-routine matters, such as the merger proposal, the articles amendment proposal, the compensation proposal and the adjournment proposal. As a result, absent specific voting instructions from the beneficial owner of such shares, banks, brokerage firms and other nominees are not empowered to vote such shares. A so-called “broker non-vote” results when banks, brokerage firms and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. The effect of not instructing your broker how you wish your shares to be voted will be the same as a vote “against” the approval of the merger proposal and the articles amendment proposal, and will not have an effect on the approval of the compensation proposal or the adjournment proposal. If your shares of Old Point common stock are held in “street name,” you will receive instructions from the registered holder that must be followed in order for your shares to be voted on your behalf.

Q:
Why is my vote important?

A:
If you do not vote, it will be more difficult for Old Point to obtain the necessary quorum to hold the Old Point special meeting. If you fail to submit a proxy or fail to vote at the Old Point special meeting, or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the merger proposal or the articles amendment proposal, you will not be deemed to have cast a vote with respect to either of these proposals, and your failure to submit a proxy, vote or instruct your bank, broker, trustee or other nominee how to vote will have the same effect as a vote “AGAINST” approval of each of the merger proposal and the articles amendment proposal.

The merger proposal and the articles amendment proposal must be approved by the affirmative vote of at least two-thirds of the outstanding common stock of Old Point entitled to vote thereon. The Old Point board of directors unanimously recommends that you vote “FOR” the merger proposal, “FOR” the articles amendment proposal, and “FOR” the other proposals to be considered at the Old Point special meeting.
Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Old Point common stock represented by your proxy will be voted as recommended by the Old Point board of directors with respect to such proposals.

Q:
Can I change my vote after I have delivered my proxy or voting instruction card?

A:
If you directly hold shares of Old Point common stock in your name as a record holder, you can change your vote at any time before your proxy is voted at the Old Point special meeting. You can do this by:

•
submitting a written statement that you would like to revoke your proxy to the corporate secretary of Old Point;

•
signing and returning a proxy card with a later date;

•
in the case of holders of Old Point common stock, voting through the Internet, QR code scan or by telephone at a later time; or

•
attending the Old Point special meeting virtually and voting at the Old Point special meeting.

If your shares are held by a broker, bank, trustee or other nominee, you should contact your broker, bank, trustee or other nominee to change your vote.
Q:
Will Old Point be required to submit the merger proposal and the articles amendment proposal to its shareholders, even if the Old Point board of directors has withdrawn, modified or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the Old Point special meeting, Old Point is required to submit the merger proposal and the articles amendment proposal to Old Point’s shareholders, even if the Old Point board of directors has withdrawn, modified or qualified its recommendation.

Q:
Are holders of Old Point common stock entitled to appraisal rights?

A:
No. Holders of Old Point common stock are not entitled to appraisal rights under the VSCA. For more information, see the section entitled “The Merger — Appraisal or Dissenters’ Rights in the Merger” beginning on page 71.

Q:
Are there any risks that I should consider in deciding whether to vote for the approval of the merger proposal and the articles amendment proposal?

A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 22. You also should read and carefully consider the risk factors of

TowneBank and Old Point contained in the documents that are incorporated by reference into this proxy statement/offering circular.
Q:
What are the material U.S. federal income tax consequences of the merger to U.S. holders of Old Point common stock?

A:
The Old Point merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to the respective obligations of TowneBank and Old Point to complete the Old Point merger that each of TowneBank and Old Point receives a legal opinion to that effect. Accordingly, U.S. holders of Old Point common stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of solely TowneBank common stock in exchange for Old Point common stock in connection with the Old Point merger, except with respect to cash received in lieu of fractional shares of TowneBank common stock. U.S. holders of Old Point common stock generally will recognize gain or loss if they exchange their shares of Old Point common stock solely for cash in connection with the Old Point merger. U.S. holders of Old Point common stock will recognize gain, but not loss, if they exchange their shares of Old Point common stock for a combination of TowneBank common stock and cash, but their taxable gain in that case will not exceed the cash they receive in connection with the Old Point merger. For further information, please refer to “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 95.

Q:
When is the merger expected to be completed?

A:
TowneBank and Old Point expect the merger to close in the second half of 2025. However, neither TowneBank nor Old Point can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion is subject to conditions and factors outside the control of both companies. TowneBank and Old Point must first obtain the requisite approval of holders of Old Point common stock, as well as obtain necessary regulatory approvals and satisfy certain other closing conditions.

Q:
What are the conditions to complete the merger?

A:
The obligations of TowneBank and Old Point to complete the merger are subject to the satisfaction or waiver of certain closing conditions contained in the merger agreement, including the receipt of required regulatory approvals and the expiration of all statutory waiting periods without, in the case of TowneBank’s obligation to complete the merger, the imposition of any materially burdensome regulatory condition, authorization for listing on Nasdaq of the shares of TowneBank common stock to be issued in the merger, subject to official notice of issuance, the absence of any order, injunction, decree or other legal restraint preventing the completion of the merger or making the completion of the merger illegal, receipt of certain tax opinions, and approval by Old Point shareholders of the merger proposal and the articles amendment proposal. For more information, see section entitled “The Transaction Agreements — Description of the Merger Agreement — Conditions to Completion of the Merger” beginning on page 91.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, holders of Old Point common stock will not receive any consideration for their shares of Old Point common stock in connection with the merger. Instead, Old Point will remain an independent public company, Old Point common stock will continue to be listed and traded on Nasdaq, and TowneBank will not complete the issuance of shares of TowneBank common stock pursuant to the merger agreement. In addition, if the merger agreement is terminated in certain circumstances, a termination fee of $8.2 million will be payable by Old Point. See section entitled “The Transaction Agreements — Description of the Merger Agreement — Termination Fee” beginning on page 93 for a more detailed discussion of the circumstances under which a termination fee will be required to be paid.

Q:
What happens if I sell my shares of Old Point common stock after the applicable record date but before the Old Point special meeting?

A:
The Old Point record date is earlier than the date of the Old Point special meeting and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of Old Point common stock after the applicable record date but before the date of the Old Point special meeting, you will retain your right to vote at the Old Point special meeting (provided that such shares remain outstanding on the date of such special meeting), but, with respect to the Old Point common stock, you will not have the right to receive the merger consideration to be received by Old Point shareholders in connection with the merger. In order to receive the merger consideration, you must hold your shares of Old Point common stock through the completion of the merger.
Q:
Should I send in my stock certificates now?

A:
No. Please do not send in your stock certificates with your proxy card. After the merger is completed, an exchange agent selected by TowneBank and reasonably acceptable to Old Point (the “exchange agent”) will send you instructions for exchanging Old Point stock certificates for the merger consideration. See the section entitled “The Transaction Agreements — Description of the Merger Agreement — Conversion of Shares; Exchange of Old Point Stock Certificates” beginning on page 79.

Q:
Whom should I contact if I cannot locate my Old Point stock certificate(s)?

A:
If you are unable to locate your original Old Point stock certificate(s), you should contact Computershare, at 800-633-4236.

Q:
What should I do if I receive more than one set of voting materials for the Old Point special meeting?

A:
If you hold shares of Old Point common stock in “street name” and also directly in your name as a holder of record or otherwise or if you hold shares of Old Point common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the Old Point special meeting.

Record Holders.   For shares held directly, please complete, sign, date and return each proxy card (or cast your vote by telephone or over the Internet as provided on each proxy card) or otherwise follow the voting instructions provided in this proxy statement/offering circular to ensure that all of your shares of Old Point common stock are voted.
Shares in “street name.”   For shares held in “street name” through a bank, broker, trustee or other nominee, you should follow the procedures provided by each such bank, broker, trustee or other nominee to vote your shares.
Q:
Are there any voting agreements in place with Old Point shareholders?

A:
Yes. Concurrently with the execution and delivery of the merger agreement, each director of Old Point and PL Capital Advisors, LLC, a shareholder of Old Point (“PL Capital”), entered into support agreements with TowneBank (each, a “support agreement” and collectively, the “support agreements”) pursuant to which, among other things, each such holder has agreed, subject to the terms of the support agreement, to (i) vote the shares of Old Point common stock each such holder owns beneficially or of record and has the sole power to vote or direct the voting of in favor of the approval of the merger proposal and the articles amendment proposal, and against any competing transaction and (ii) not transfer such holder’s shares of Old Point common stock prior to the Old Point special meeting, with certain limited exceptions. The support agreements will terminate upon the earlier of the termination of the merger agreement and the effective time. As of May 5, 2025, the record date for the Old Point special meeting, the parties to the support agreements held dispositive voting power over approximately 29.5% of the voting power represented by issued and outstanding shares of Old Point common stock. A copy of the form of support agreement is attached to this proxy statement/offering circular as Exhibit A to Annex A.

Q:
Where can I find the voting results of the Old Point special meeting?

A:
The preliminary voting results will be announced at the special meeting. In addition, within four (4) business days following certification of the final voting results, Old Point will file the final voting results with the SEC on a Current Report on Form 8-K.

Q:
Who can help answer my questions?

A:
If you have any questions about the merger or how to submit your proxy or voting instruction card, or if you need additional copies of this document or the enclosed proxy card or voting instruction card, you should contact Old Point’s proxy solicitor, Laurel Hill Advisory Group, by calling toll-free at (888) 742-1305.

Q:
Where can I find more information about TowneBank and Old Point?

A:
You can find more information about TowneBank and Old Point from the various sources described under “Where You Can Find More Information” beginning on page 110.

Q:
What is householding and how does it affect me?

A:
The applicable regulatory rules permit companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the applicable shareholders provide advance notice and follow certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Old Point common stock held through brokerage firms. If your family has multiple accounts holding Old Point common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement/offering circular. The broker will arrange for delivery of a separate copy of this proxy statement/offering circular promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

SUMMARY
This summary highlights selected information in this proxy statement/offering circular and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/offering circular and the other documents we refer you to for a more complete understanding of the matters being considered at the special meetings. In addition, we incorporate by reference important business and financial information about TowneBank and Old Point into this proxy statement/offering circular. You may obtain the information incorporated by reference into this proxy statement/offering circular without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 110 of this proxy statement/offering circular.
The Parties to the Merger (pages 40 and 41)
TowneBank
TowneBank is a Virginia chartered commercial bank headquartered in Portsmouth, Virginia. TowneBank provides retail and commercial banking services to customers located in numerous markets in Virginia and North Carolina. TowneBank also offers a diversified range of financial services through its non-banking subsidiaries and its affiliated divisions. TowneBank currently operates over 50 banking offices throughout Hampton Roads and Central Virginia, as well as Northeastern and Central North Carolina. TowneBank’s common stock is listed on the Nasdaq Global Select Market under the symbol “TOWN.”
As of March 31, 2025, TowneBank had total consolidated assets of $17.5 billion, total consolidated loans, net of unearned income, of $11.7 billion, total consolidated deposits of $14.6 billion and consolidated shareholders’ equity of $2.2 billion.
The principal executive offices of TowneBank are located at 5716 High Street, Portsmouth, Virginia 23703, and its telephone number is (757) 638-7500. TowneBank’s website can be accessed at https://www.townebank.com. Information contained on TowneBank’s website does not constitute part of, and is not incorporated into, this proxy statement/offering circular.
Old Point
Old Point is a bank holding company and a Virginia corporation headquartered in Hampton, Virginia, and is the parent company of Old Point National Bank and Old Point Trust and Financial Services, N.A. (or “Old Point Wealth”). Old Point provides a wide range of financial services including checking, insurance and mortgage products, and commercial lending and banking products and services. Old Point Wealth is a nationally chartered trust company that offers a wide range of wealth and asset management services. Old Point National Bank currently operates 13 branches in the Hampton Roads, Virginia market. Old Point’s common stock is listed on the Nasdaq Capital Market under the symbol “OPOF.”
As of March 31, 2025, Old Point had total consolidated assets of $1.45 billion, total consolidated loans, net of unearned income, of $1.00 billion, total consolidated deposits of $1.26 billion and consolidated shareholders’ equity of $117.22 million.
The principal executive offices of Old Point are located at 101 East Queen Street, Hampton, Virginia 23669, and its telephone number is (757) 728-1200. Old Point’s website can be accessed at https://www.oldpoint.com. Information contained on Old Point’s website does not constitute part of, and is not incorporated into, this proxy statement/offering circular.
Old Point National Bank
Old Point National Bank is a national banking association that offers a complete line of consumer, mortgage and business banking services, including loan, deposit and cash management services to individual and commercial customers. As of December 31, 2024, Old Point National Bank had 13 branch offices, serving the Hampton Roads localities of Hampton, Newport News, Norfolk, Virginia Beach, Chesapeake, Williamsburg/James City County, York County, and Isle of Wight County.

The Merger and the Merger Agreement (pages 42 and 72)
The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/offering circular. You are encouraged to read the merger agreement carefully and in its entirety, as it is the primary legal document that governs the merger.
Structure of the Merger
Subject to the terms and conditions of the merger agreement, (i) Old Point will merge with and into TowneBank and (ii) immediately thereafter and contemporaneously therewith, Old Point National Bank will merge with and into TowneBank, with TowneBank surviving the merger.
Merger Consideration
At the effective time of the Old Point merger, each share of Old Point common stock issued and outstanding immediately prior to the effective time, other than certain shares held by Old Point, will be converted into the right to receive, at the election of the holder of such share of Old Point common stock, and subject to proration in accordance with the merger agreement:
•
$41.00 per share in cash; or

•
1.14 shares of TowneBank common stock.

The shareholder election will be subject to a proration mechanism, such that the total number of shares of Old Point common stock (including shares subject to Old Point restricted stock awards) entitled to receive the stock consideration will be equal to no less than 50% and no more than 60% of the aggregate number of shares of Old Point common stock issued and outstanding immediately prior to the effective time (including shares subject to Old Point restricted stock awards), and all other shares of Old Point common stock issued and outstanding immediately prior to the effective time will be entitled to receive the cash consideration. As a result, if the aggregate number of shares with respect to which a valid cash consideration or stock election has been made is higher or lower than these limits, shareholders who elected the form of consideration that has been oversubscribed or who did not make an election will receive a mixture of both cash and stock consideration in accordance with the proration procedures set forth in the merger agreement.
The value of the cash consideration is fixed at $41.00. However, the implied value of the stock consideration will fluctuate as the market price of TowneBank common stock fluctuates before the completion of the merger. This price will not be known at the time of the special meeting and may be more or less than the current price of TowneBank common stock or the price of TowneBank common stock at the time of the special meeting or at the time an election is made, and the implied value of the stock consideration may be more or less than the value of the cash consideration at the completion of the merger.
TowneBank common stock is listed on Nasdaq under the symbol “TOWN”, and Old Point common stock is listed on Nasdaq under the symbol “OPOF.” The following table shows the value of the cash consideration and the hypothetical implied value of the stock consideration based on a range of market prices for TowneBank common stock. The table does not reflect the fact that cash will be paid in lieu of fractional shares.

TowneBank Common Stock	Old Point Common Stock
	Cash Election: Cash Consideration Per Share		Stock Election: Stock Consideration Per Share
Hypothetical Closing Prices		OR	Shares of TowneBank Common Stock	Hypothetical Implied Value(*)
$25.00	$41		1.14	$28.50
$26.00	$41		1.14	$29.64
$27.00	$41		1.14	$30.78
$28.00	$41		1.14	$31.92
$29.00	$41		1.14	$33.06
$30.00	$41		1.14	$34.20
$31.00	$41		1.14	$35.34
$32.00	$41		1.14	$36.48
$33.00	$41		1.14	$37.62
$34.00	$41		1.14	$38.76
$35.00	$41		1.14	$39.90
$35.96	$41		1.14	$41.00
$36.00	$41		1.14	$41.04
$37.00	$41		1.14	$42.18
$38.00	$41		1.14	$43.32
$39.00	$41		1.14	$44.46
$40.00	$41		1.14	$45.60
$41.00	$41		1.14	$46.74
$42.00	$41		1.14	$47.88
$43.00	$41		1.14	$49.02
$44.00	$41		1.14	$50.16
$45.00	$41		1.14	$51.30

(*)
Hypothetical implied value based on hypothetical closing price on Nasdaq of TowneBank common stock.

The examples above are illustrative only. The value of the stock consideration that an Old Point shareholder actually receives will be based on the actual closing price on Nasdaq of TowneBank common stock upon completion of the merger, which may be outside the range of the amounts set forth above, and as a result, the actual value of the stock consideration per share of Old Point common stock may not be shown in the above table.
All shares of Old Point common stock converted into the right to receive the merger consideration will no longer be outstanding and will automatically be cancelled and cease to exist as of the effective time. TowneBank will not issue any fractional shares of TowneBank common stock in the merger. Instead, an Old Point shareholder who otherwise would have received a fraction of a share of TowneBank common stock will receive an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of TowneBank common stock on Nasdaq for the five full trading days ending on the trading day immediately preceding the closing date by (ii) the fraction of a share (taking into account all shares of Old Point common stock held by such holder immediately prior to the effective time and rounded to the nearest thousandth when expressed in decimal form) of TowneBank common stock that such holder would otherwise have been entitled to receive.
In Order to Make a Valid Election, Old Point Shareholders Must Properly Complete and Deliver the Form of Election that Will Be Sent at a Later Date (page 79)
Old Point shareholders (including holders of Old Point restricted stock awards) will receive at a later date a form of election, including transmittal materials, with instructions for making cash and stock elections.

Old Point shareholders (including holders of Old Point restricted stock awards) must properly complete and deliver to the exchange agent a form of election along with, for shareholders only, their stock certificates (or a properly completed notice of guaranteed delivery). The form of election will also include delivery instructions with respect to any shares they may hold in book-entry form. Old Point shareholders should NOT send their stock certificates with their proxy card.
Forms of election and stock certificates (or a properly completed notice of guaranteed delivery) must be received by the exchange agent by the election deadline. Unless otherwise agreed to in advance by TowneBank and Old Point, the election deadline will be 5:00 p.m. local time (in the city in which the principal office of the exchange agent is located), on the date that TowneBank and Old Point agree is as near as practicable to two (2) business days prior to the expected closing date of the merger. TowneBank and Old Point will cooperate to issue a press release announcing the date of the election deadline at least five (5) business days prior to, and no more than fifteen (15) business days prior to, the election deadline. If you own shares of Old Point common stock in “street name” or through a bank, broker or other nominee, you should follow the instructions of the bank, broker or other nominee for making an election with respect to your shares. That deadline may be earlier than the election deadline specified above. If your properly completed form of election, together with your physical stock certificates or a guarantee of delivery if you are a shareholder, is not received by the exchange agent by the election deadline, you will be treated as if you had not made an election and your shares will be converted into the right to receive the cash consideration or the stock consideration according to the proration procedures set forth in the merger agreement. Once Old Point shareholders have tendered their Old Point stock certificates to the exchange agent, they may not transfer their shares of Old Point common stock represented by those stock certificates until the merger is completed, unless they revoke their election by written notice to the exchange agent that is received prior to the election deadline. If the merger is not completed and the merger agreement is terminated, stock certificates will be returned by the exchange agent.
Amendment to Old Point’s Articles of Incorporation (page 78)
Under Virginia law, a Virginia chartered bank like TowneBank can only merge with an entity that is chartered with banking powers under federal or state law. In order to facilitate the merger of Old Point with and into TowneBank, the parties have agreed that Old Point will seek shareholder approval of an amendment to its articles of incorporation to amend Article II therein so as to provide Old Point with banking powers under Virginia law solely for the purpose of consummating the merger. If the shareholders of Old Point do not approve the merger proposal, or if the shareholders of Old Point approve the merger proposal, but the merger is not consummated, Old Point will not amend its articles of incorporation even if Old Point’s shareholders approve the articles amendment proposal. The form of the amendment to Old Point’s articles of incorporation amending the purpose article therein so as to provide Old Point with banking powers under Virginia law is attached as Annex B to this proxy statement/offering circular.
Treatment of Old Point Restricted Stock Awards (page 78)
At the effective time, each restricted share of Old Point common stock granted under the Old Point Financial Corporation 2016 Incentive Stock Plan (the “Old Point stock plan”) that is outstanding immediately prior to the effective time will fully vest and be converted into the right to receive the merger consideration.
Treatment of Old Point ESPP (page 78)
Prior to the effective time, the Old Point board of directors or the appropriate committee thereof will take all actions necessary or appropriate, including adopting any reasonably necessary resolutions, with respect to the Old Point Financial Corporation Employee Stock Purchase Plan (the “Old Point ESPP”) to: (i) cause the offering period (as defined in the Old Point ESPP) ongoing as of the date of the merger agreement to be the final offering period under the Old Point ESPP and the options under the Old Point ESPP to be exercised on the earlier of (x) the scheduled purchase date for such offering period and (y) the date that is ten (10) business days prior to the closing date (with any participant payroll deductions not applied to the purchase of shares of Old Point common stock promptly returned to the participant), (ii) prohibit any individual who is not participating in the Old Point ESPP as of the date of the merger agreement from commencing participation in the Old Point ESPP following the date of the merger agreement, (iii) prohibit participants in the Old Point ESPP from increasing their payroll deductions from those in effect as of the date of the merger agreement and (iv) terminate the Old Point ESPP as of, and subject to, the effective time.
Material U.S. Federal Income Tax Consequences (page 95)
The Old Point merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and it is a condition to the respective obligations of TowneBank and Old Point to complete the Old Point merger that each of TowneBank and Old Point receives a legal opinion to that effect. Accordingly, U.S. holders of Old Point common stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of solely TowneBank common stock in exchange for Old Point common stock in connection with the Old Point merger, except with respect to cash received in lieu of fractional shares of TowneBank common stock. U.S. holders of Old Point common stock generally will recognize gain or loss if they exchange their shares of Old Point common stock solely for cash in connection with the Old Point merger. U.S. holders of Old Point common stock will recognize gain, but not loss, if they exchange their shares of Old Point common stock for a combination of TowneBank common stock and cash, but their taxable gain in that case will not exceed the cash they receive in connection with the Old Point merger. For further information, please refer to “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 95.
The United States federal income tax consequences described above may not apply to all holders of Old Point common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.
Old Point’s Reasons for the Merger; Recommendation of the Old Point Board of Directors (page 47)
After careful consideration, the Old Point board of directors unanimously determined that the merger, the merger agreement and the other matters and transactions contemplated thereby are advisable, fair to and in the best interests of Old Point and its shareholders and unanimously approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement.
The Old Point board of directors unanimously recommends that holders of Old Point common stock vote “FOR” the merger proposal, “FOR” the articles amendment proposal, and “FOR” the other proposals presented at the Old Point special meeting.
For more information, see the section entitled “The Merger — Old Point’s Reasons for the Merger; Recommendation of the Old Point Board of Directors” beginning on page 47.
Opinion of Old Point’s Financial Advisor (page 50)
In connection with the merger, Old Point’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), delivered a written opinion, dated April 2, 2025, to the Old Point board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Old Point common stock of the merger consideration (defined in KBW’s opinion as the cash consideration of $41.00 and the stock consideration of 1.14 shares of TowneBank common stock, taken together) in the Old Point merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Annex C to this document. The opinion was for the information of, and was directed to, the Old Point board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of Old Point to engage in the merger or enter into the merger agreement or constitute a recommendation to the Old Point board of directors in connection with the merger, and it does not constitute a recommendation to any holder of Old Point common stock or any shareholder of any other entity as to how to vote or act in connection with the merger or any other matter (including what election any holder of Old Point common stock should make with respect to the cash consideration or the stock consideration).
For more information, see the section entitled “The Merger — Opinion of Old Point’s Financial Advisor” beginning on page 50.

Appraisal or Dissenters’ Rights in the Merger (page 71)
Holders of Old Point common stock are not entitled to appraisal or dissenters’ rights under Virginia law in connection with the merger. For more information, see the section entitled “The Merger — Appraisal or Dissenters’ Rights in the Merger.”
Interests of Old Point’s Directors and Executive Officers in the Merger (page 65)
Certain Old Point directors and executive officers may have interests in the merger that differ from, or are in addition to, their interests as shareholders of Old Point. These interests exist because of, among other things:
•
new employment agreements between TowneBank and certain executive officers of Old Point pursuant to which such individuals will serve in senior positions at TowneBank upon completion of the merger and will receive annual base salaries and other compensation and benefits, including cash payments and restricted stock unit awards in specified amounts to be made shortly after completion of the merger;

•
the potential receipt by certain executive officers of Old Point of severance payments in the event of a termination of employment with TowneBank after the merger under certain circumstances as contemplated under employment and change of control agreements with Old Point or under the new employment agreements with TowneBank;

•
the opportunity for all members of Old Point’s board of directors serving immediately prior to the effective time to serve on a regional advisory board of TowneBank effective at the effective time of the merger, and the expected compensation for such service;

•
the accelerated vesting of unvested outstanding restricted stock awards held by executive officers and directors of Old Point, with an aggregate value of approximately $1,617,614 as of the record date for the special meeting, based on $41.00, the fixed per share cash consideration in the merger; and

•
the agreement by TowneBank to indemnify the officers and directors of Old Point against certain liabilities arising before or after the effective time of the merger and TowneBank’s purchase of a six year “tail” prepaid policy, on the same terms as Old Point’s existing directors’ and officers’ liability insurance, for the current officers and directors of Old Point, subject to a cap on the cost of such policy equal to 300% of Old Point’s last annual premium.

The Old Point board of directors was aware of these interests and took them into account in its decision to approve the merger agreement and the merger. See “The Merger — Interests of Old Point’s Directors and Executive Officers in the Merger” beginning on page 65.
Surviving Corporation Governance Matters (page 89)
At the effective time, each of the members of Old Point’s board of directors serving immediately prior to the effective time will be invited to join the Peninsula regional advisory board of directors of TowneBank or another regional advisory board of directors of TowneBank of their choosing. Membership on such board will be conditional upon the director executing an agreement providing, among other things, that such person will not engage in certain activities competitive with TowneBank until the later of the date that is two (2) years following the effective time or the date on which he or she ceases to be a member of such regional advisory board.
TowneBank’s directors and officers will be the directors and officers of the surviving corporation following the merger.
Regulatory Approvals (page 70)
Subject to the terms of the merger agreement, TowneBank and Old Point have agreed to cooperate with each other and use reasonable best efforts to promptly (and, in the case of the applications, notices, petitions and filings required to obtain the requisite regulatory approvals, within forty-five (45) days of the date of the merger agreement) prepare and file all necessary documentation to obtain as promptly as practicable all permits, consents, orders, approvals, waivers, non-objections and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger and the Old Point articles amendment), and to comply with the terms and conditions of all such permits, consents, orders, approvals, waivers, non-objections and authorizations of all such governmental entities. These approvals include the approval of the Board of Governors of the Federal Deposit Insurance Corporation (the “FDIC”) and the Bureau of Financial Institutions (the “BFI”) of the Virginia State Corporation Commission (the “VSCC”). On May 16, 2025, TowneBank filed the required applications with the FDIC and the BFI seeking their approval of the merger.
Although neither TowneBank nor Old Point knows of any reason why it cannot obtain these regulatory approvals in a timely manner, TowneBank and Old Point cannot be certain when or if they will be obtained, or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the merger.
Expected Timing of the Merger
Old Point and TowneBank currently expect to complete the merger in the second half of 2025. However, neither TowneBank nor Old Point can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion is subject to conditions and factors outside the control of both companies. TowneBank and Old Point must first obtain the requisite approval of holders of Old Point common stock, as well as obtain necessary regulatory approvals and satisfy certain other closing conditions.
The Transaction Agreements (page 72)
Merger Agreement
Conditions to Completion of the Merger
As more fully described in this proxy statement/offering circular and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include:
•
approval of the merger proposal and the articles amendment proposal by the required vote of the holders of Old Point common stock (the “requisite Old Point vote”);

•
the authorization for listing on Nasdaq, subject to official notice of issuance, of the shares of TowneBank common stock that will be issuable pursuant to the merger agreement;

•
(i) the specified governmental consents and approvals, including from the FDIC and the BFI, having been received and remaining in full force and effect, and the termination or expiration of all statutory waiting periods in respect thereof and (ii) in the case of TowneBank’s obligation to effect the merger, that no such required regulatory approval has resulted in the imposition of any materially burdensome regulatory condition;

•
no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger being in effect, and no law, statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal the consummation of the merger;

•
the accuracy of the representations and warranties of Old Point and Old Point National Bank, on the one hand, and TowneBank, on the other hand, contained in the merger agreement, generally as of the date on which the merger agreement was entered into and as of the closing date, subject to the materiality standards provided in the merger agreement (and the receipt by each party of a certificate dated as of the closing date and signed on behalf of the other party by its chief executive officer or chief financial officer to such effect);

•
the performance by Old Point and Old Point National Bank, on the one hand, and TowneBank, on the other hand, in all material respects of the obligations, covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date (and the receipt by each party of a certificate dated as of the closing date and signed on behalf of the other party by its chief executive officer or chief financial officer to such effect); and
•
receipt by TowneBank and Old Point of opinions of legal counsel to the effect that on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Old Point merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time, whether before or after the receipt of the requisite Old Point vote (except as indicated below), in the following circumstances:
•
by mutual written consent of TowneBank and Old Point;

•
by either TowneBank or Old Point if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger and such denial has become final and nonappealable, or any governmental entity of competent jurisdiction has issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger, unless, in any such case, the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement;

•
by either TowneBank or Old Point if the merger has not been consummated on or before April 2, 2026 (the “termination date”), unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement;

•
by either TowneBank or Old Point (provided that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement) if there is a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or if any such representation or warranty ceases to be true) set forth in the merger agreement on the part of Old Point, in the case of a termination by TowneBank, or TowneBank, in the case of a termination by Old Point, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of an applicable closing condition of the terminating party and which is not cured within forty-five (45) days following written notice to the other party, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

•
by TowneBank, prior to the receipt of the requisite Old Point vote, if (i) Old Point or the Old Point board of directors has made a recommendation change (as defined below) or (ii) Old Point or the Old Point board of directors breaches in any material respect its obligations relating to non-solicitation of acquisition proposals or its obligations related to the approval of the Old Point shareholders and the Old Point board recommendation; or

•
by either TowneBank or Old Point, if the requisite Old Point vote has not been obtained upon a vote thereon taken at the Old Point special meeting (including any adjournment or postponement thereof).

Neither TowneBank nor Old Point is permitted to terminate the merger agreement as a result, in and of itself, of any increase or decrease in the market price of TowneBank common stock or Old Point common stock.
Termination Fees
If the merger agreement is terminated by TowneBank under certain circumstances, including circumstances involving an alternative acquisition proposal and a recommendation change by Old Point or its board, Old Point may be required to pay a termination fee of $8.2 million to TowneBank.

Support Agreements
Concurrently with the execution and delivery of the merger agreement, each director of Old Point and PL Capital, a shareholder of Old Point, entered into support agreements with TowneBank pursuant to which, among other things, each such holder has agreed, subject to the terms of the support agreement, to (i) vote the shares of Old Point common stock such holder owns beneficially or of record and has the sole power to vote or direct the voting of in favor of the approval of the merger proposal and the articles amendment proposal, and against any competing transaction and (ii) not transfer such holder’s shares of Old Point common stock prior to the Old Point special meeting, with certain limited exceptions. The support agreements will terminate upon the earlier of the termination of the merger agreement and the effective time. As of May 5, 2025, the record date for the Old Point special meeting, the parties to the support agreements held dispositive voting power over approximately 29.5% of the voting power represented by issued and outstanding shares of Old Point common stock. A copy of the form of support agreement is attached to this proxy statement/offering circular as Exhibit A to Annex A.
Accounting Treatment (page 70)
TowneBank and Old Point each prepare their respective financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The merger will be accounted for as an acquisition of Old Point by TowneBank under the acquisition method of accounting in accordance with GAAP.
The Rights of Old Point’s Shareholders Will Change as a Result of the Merger (page 101)
The rights of Old Point’s shareholders are governed by Virginia law and by the Old Point articles of incorporation and Old Point bylaws. At the effective time, Old Point shareholders may become TowneBank shareholders, and their rights will be governed by Virginia law and the TowneBank articles of incorporation and the TowneBank bylaws. Old Point shareholders will have different rights once they become TowneBank shareholders due to differences between the Old Point governing documents and the TowneBank governing documents. These differences are described in more detail in the section entitled “Comparison of Shareholders’ Rights.”
Listing of TowneBank Common Stock; Delisting and Deregistration of Old Point Common Stock (page 71)
Following the merger, shares of TowneBank common stock will continue to be listed on Nasdaq. Following the merger, Old Point common stock will be delisted from Nasdaq and deregistered under the Exchange Act.
The Old Point Special Meeting (page 33)
The Old Point special meeting will be held virtually via the Old Point special meeting website, on July 2, 2025, at 10:00 a.m. Eastern Time. At the Old Point special meeting, holders of Old Point common stock will be asked to consider and vote on the following proposals:
•
the merger proposal;

•
the articles amendment proposal;

•
the compensation proposal; and

•
the adjournment proposal.

You may vote at the Old Point special meeting if you owned shares of Old Point common stock at the close of business on May 5, 2025, the record date for the Old Point special meeting. On that date, there were 5,105,029 shares of Old Point common stock outstanding, of which approximately 16.5% of the Old Point common stock were owned and entitled to be voted by Old Point directors and executive officers and their affiliates. We currently expect that Old Point’s directors and executive officers will vote their shares in favor of the merger proposal, the articles amendment proposal and the other proposals to be considered at the Old Point special meeting, although only Old Point directors have entered into the support agreement obligating them to do so. As of May 5, 2025, the record date for the Old Point special meeting, Old Point’s directors owned and held dispositive and voting power over shares of Old Point common stock representing approximately 29.5% of the voting power represented by all issued and outstanding shares of Old Point common stock.
The affirmative vote of more than two-thirds of the outstanding shares of Old Point common stock entitled to vote at the Old Point special meeting is required to approve the merger proposal and the articles amendment proposal. The affirmative vote of the holders of a majority of the votes cast by the holders of Old Point common stock is required to approve each of the compensation proposal and the adjournment proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote at the Old Point special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the merger proposal or the articles amendment proposal, it will have the same effect as a vote against approval of the proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote at the Old Point special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the compensation proposal or the adjournment proposal, it will have no effect on such proposal.
Risk Factors (page 22)
In evaluating the merger agreement, the merger or the issuance of shares of TowneBank common stock, you should carefully read this proxy statement/offering circular and give special consideration to the factors discussed in the section entitled “Risk Factors,” in TowneBank’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and in Old Point’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and in other documents incorporated by reference into this proxy statement/offering circular. Please see the section entitled “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement/offering circular.
Comparative Per Share Market Price Information
TowneBank’s common stock is listed on the Nasdaq Global Select Market under the symbol “TOWN.” Old Point’s common stock is listed on the Nasdaq Capital Market under the symbol “OPOF.”
The following table shows the closing sales prices of TowneBank and Old Point common stock, in each case, (i) on April 1, 2025, the last trading day before the public announcement of the merger agreement, and (ii) on May 23, 2025, the last practicable day before the date of this proxy statement/offering circular. The table also shows the implied value of the stock consideration to be issued in exchange for each share of Old Point common stock for each such date. This implied value was calculated by multiplying the respective closing sales price of shares of TowneBank common stock on each such date by the exchange ratio of 1.14. The market price of TowneBank common stock and Old Point common stock fluctuated since the public announcement of the merger agreement and will continue to fluctuate from the date of this proxy statement/offering circular to the date of the Old Point special meeting, to the date the merger is completed and thereafter (in the case of TowneBank common stock). The value of the cash consideration is fixed at $41.00 per share.
	Old Point Common Stock	TowneBank Common Stock	Implied Per Share Value of Stock Consideration
April 1, 2025	$29.95	$33.81	$38.54
May 23, 2025	$39.01	$33.93	$38.68

RISK FACTORS
An investment by Old Point’s shareholders in TowneBank common stock as a result of the exchange of shares of Old Point common stock for shares of TowneBank common stock in the Old Point merger involves certain risks. Certain material risks and uncertainties connected with the merger agreement and the transactions contemplated thereby, including the merger, and ownership of TowneBank common stock are discussed below. Holders of Old Point common stock should carefully read and consider all of these risks and all other information contained in this proxy statement/offering circular, including the discussions of risk factors included in the documents incorporated by reference in this proxy statement/offering circular, in deciding whether to vote for approval of the merger proposal and the articles amendment proposal. The risks described in this proxy statement/offering circular and in those documents incorporated by reference may adversely affect the value of TowneBank common stock that you, as a current Old Point shareholder, may hold upon the completion of the Old Point merger, and could result in a significant decline in the value of TowneBank common stock and cause the holders of Old Point common stock to lose all or part of their respective investments in TowneBank common stock.
In addition to the other information contained in or incorporated by reference into this proxy statement/offering circular, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 30, you should carefully consider the following risk factors in deciding whether to vote for approval of the merger proposal and the articles amendment proposal.
Risks Relating to the Consummation of the Merger and the Surviving Corporation Following the Merger
Because the market price of TowneBank common stock may fluctuate, holders of Old Point common stock cannot be certain of the market value of the stock consideration in the Old Point merger.
At the effective time of the Old Point merger, each share of Old Point common stock issued and outstanding immediately prior to the effective time of the Old Point merger (other than certain shares held by Old Point) will be converted into the right to elect to receive either (i) $41.00 in cash or (ii) 1.14 shares of TowneBank common stock, subject to proration and allocation procedures set forth in the merger agreement to ensure that the total number of shares of Old Point common stock (including shares subject to Old Point restricted stock awards) entitled to receive the stock consideration will be equal to no less than 50% and no more than 60% of the aggregate number of shares of Old Point common stock issued and outstanding immediately prior to the effective time (including shares subject to Old Point restricted stock awards), and all other shares of Old Point common stock issued and outstanding immediately prior to the effective time (including shares subject to Old Point restricted stock awards) will be entitled to receive the cash consideration. The exchange ratio is fixed and will not be adjusted for changes in the market price of either TowneBank common stock or Old Point common stock. Changes in the price of TowneBank common stock between now and the time of the Old Point merger will affect the value of stock consideration that will be received by holders of Old Point common stock in the merger. Neither TowneBank nor Old Point is permitted to terminate the merger agreement as a result of any increase or decrease in the market price of TowneBank common stock or Old Point common stock.
Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Old Point’s and TowneBank’s businesses, operations and prospects and regulatory considerations, many of which factors are beyond Old Point’s or TowneBank’s control. Therefore, at the time of the Old Point special meeting, holders of Old Point common stock will not know the market value of the stock consideration that Old Point shareholders will receive at the effective time of the Old Point merger. You should obtain current market quotations for shares of TowneBank common stock and for shares of Old Point common stock.
The market price of TowneBank common stock after the merger may be affected by factors different from those affecting the shares of TowneBank common stock or Old Point common stock currently.
As a result of the Old Point merger, holders of Old Point common stock who receive stock consideration will become holders of TowneBank common stock. TowneBank’s business differs from that of Old Point. Accordingly, the results of operations and financial condition of TowneBank and the market price of TowneBank’s common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations and financial condition of each of TowneBank and Old Point. For a discussion of the businesses of TowneBank and Old Point and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/offering circular and referred to under “Where You Can Find More Information” beginning on page 110.
Old Point shareholders may receive a form of merger consideration different from what they elect.
While each Old Point shareholder may elect to receive the cash consideration or the stock consideration with respect to each share of Old Point common stock held, the merger agreement provides that the shareholder election will be subject to a proration mechanism, such that the total number of shares of Old Point common stock (including shares subject to Old Point restricted stock awards) entitled to receive the stock consideration will be equal to no less than 50% and no more than 60% of the aggregate number of shares of Old Point common stock issued and outstanding immediately prior to the effective time (including shares subject to Old Point restricted stock awards), and all other shares of Old Point common stock issued and outstanding immediately prior to the effective time will be entitled to receive the cash consideration. Therefore, if the aggregate number of shares with respect to which a valid cash consideration or stock election has been made is higher or lower than these limits, shareholders who elected the form of consideration that has been oversubscribed or who did not make an election will receive a mixture of both cash and stock consideration in accordance with the proration procedures set forth in the merger agreement. If you are an Old Point shareholder and you do not make an election to receive cash or TowneBank common stock in the merger, your elections are not received by the exchange agent by the election deadline or your forms of election are improperly completed and/or are not signed, you will be deemed not to have made an “election” and your shares will be considered “non-election shares,” and you may be paid in only cash, only TowneBank common stock or a mix of cash and shares of TowneBank common stock depending on, and after giving effect to, the number of valid cash elections and stock elections that have been made by other Old Point shareholders. As a result, your ability to receive the cash consideration, the stock consideration, or a combination thereof in accordance with your election may depend on the elections of other holders of Old Point common stock.
If you are an Old Point shareholder and you submit your Old Point common stock certificates to make an election, you will not be able to sell those shares, unless you revoke your election prior to the election deadline.
If you are a registered Old Point shareholder and want to make a valid cash consideration or stock election, you will have to deliver your stock certificates (or follow the procedures for guaranteed delivery), and a properly completed and signed form of election to the exchange agent prior to the election deadline. You will not be able to sell any shares of Old Point common stock that you have delivered as part of your election unless you revoke your election before the election deadline by providing written notice to the exchange agent. Unless otherwise agreed to in advance by TowneBank and Old Point, the election deadline will be 5:00 p.m. local time (in the city in which the principal office of the exchange agent is located), on the date that TowneBank and Old Point agree is as near as practicable to two (2) business days prior to the expected closing date of the merger. TowneBank and Old Point will cooperate to issue a press release announcing the date of the election deadline at least five (5) business days prior to, and no more than fifteen (15) business days prior to, the election deadline. If you do not revoke your election, you will not be able to liquidate your investment in Old Point common stock for any reason until you receive the merger consideration. In the time between the election deadline and the closing of the merger, the trading price of Old Point or TowneBank common stock may decrease, and you might otherwise want to sell your shares of Old Point common stock to gain access to cash, make other investments, or reduce the potential for a decrease in the value of your investment. The date that you will receive your merger consideration depends on the completion date of the merger, which is uncertain. The completion date of the merger might be later than expected due to unforeseen events, such as delays in obtaining regulatory approvals.
The opinion delivered by KBW to Old Point’s board of directors prior to Old Point’s entry into the merger agreement will not reflect changes in circumstances that may have occurred since the date of the opinion.
The opinion received by the Old Point board of directors from KBW, which is Old Point’s financial advisor, was delivered on, and dated April 2, 2025. Changes in the operations and prospects of TowneBank or Old Point, general market and economic conditions and other factors which may be beyond the control of TowneBank and Old Point may have altered the value of TowneBank or Old Point or the prices of shares of TowneBank common stock and shares of Old Point common stock as of the date of this proxy statement/offering circular, or may alter such values and prices by the time the merger is completed. The opinion does not speak as of the date of this proxy statement/offering circular or as of any date other than the date of the opinion.
Combining Old Point into TowneBank may be more difficult, costly or time-consuming than expected and the surviving corporation may fail to realize the anticipated benefits of the merger.
The success of the merger will depend, in part, on the ability to realize the anticipated synergies, operating efficiencies and cost savings from combining the business operations of Old Point into TowneBank. To realize the anticipated benefits and cost savings from the merger, Old Point’s business must be integrated into TowneBank in a manner that permits those benefits and cost savings to be realized, without adversely affecting current revenues and future growth. If TowneBank and Old Point are not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings of the merger could be less than anticipated, the costs associated with effecting the merger may be more than anticipated and integration may result in additional and unforeseen expenses.
An inability to realize the full extent of the anticipated benefits of the merger and the other transactions contemplated by the merger agreement, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, levels of expenses and operating results and financial condition of the surviving corporation, which may adversely affect the value of the common stock of TowneBank after the completion of the merger.
TowneBank and Old Point have operated and, until the completion of the merger, must continue to operate, independently. It is possible that the integration process could result in the loss of key personnel, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the companies’ ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. Integration efforts between the two companies may also divert management attention and resources. These integration matters could have an adverse effect on each of TowneBank and Old Point during this transition period and on the surviving corporation for an undetermined period after completion of the merger. Other factors such as the strength of the economy and competitive factors in the areas where TowneBank and Old Point do business may also affect the ability of the surviving corporation to realize the anticipated benefits of the merger.
The surviving corporation may be unable to retain TowneBank and/or Old Point personnel successfully after the merger is completed.
The success of the merger will depend in part on the surviving corporation’s ability to retain the talents and dedication of key personnel currently employed by TowneBank and Old Point. It is possible that these personnel may decide not to remain with TowneBank or Old Point, as applicable, while the merger is pending or with the surviving corporation after the merger is consummated. If TowneBank, Old Point or the surviving corporation are unable to retain key employees, including management, who are critical to the successful integration and future operations of the companies, the surviving corporation could face disruptions in its operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment costs. In addition, if key personnel terminate their employment, the surviving corporation’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating Old Point into TowneBank’s operations, and diverted to hiring suitable replacements, all of which may cause the surviving corporation’s business to suffer. In addition, TowneBank, Old Point or the surviving corporation may not be able to locate or retain suitable replacements for any key employees who leave.
Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the surviving corporation following the merger.
Before the merger may be completed, various approvals, consents, waivers and/or non-objections must be obtained from the FDIC, the BFI, and certain other regulatory authorities in the United States. In determining whether to grant these approvals or waivers, such regulatory authorities consider a variety of factors, including the regulatory standing of each company and the factors described under “The Merger — Regulatory Approvals” beginning on page 70. These approvals and waivers could be delayed or not obtained at all, including due to: an adverse development in either company’s regulatory standing or in any other factors considered by regulators when granting such approvals; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political environment generally.
The approvals and waivers that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of the surviving corporation’s business or require changes to the terms of the transactions contemplated by the merger agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions and that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the merger agreement, imposing additional material costs on or materially limiting the revenues of the surviving corporation following the merger or otherwise reduce the anticipated benefits of the merger if the merger were consummated successfully within the expected timeframe. In addition, there can be no assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any court or regulatory agency of competent jurisdiction that would prohibit or make illegal the completion of any of the transactions contemplated by the merger agreement.
In addition, despite the companies’ commitments to use their reasonable best efforts to comply with conditions imposed by regulators, under the terms of the merger agreement, TowneBank will not be required, and Old Point will not be permitted without the prior written consent of TowneBank, to take actions or agree to conditions that would reasonably be expected to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the merger (measured on a scale relative to TowneBank and its subsidiaries, taken as a whole, without giving effect to the merger (except in the case of any such actions, conditions or restrictions caused by or arising solely out of the separate business or operations of Old Point or its subsidiaries prior to the closing, in which case the standard shall be measured on a scale relative to Old Point and its subsidiaries, taken as a whole, without giving effect to the merger)). See section entitled “The Merger — Regulatory Approvals” beginning on page 70.
Certain of Old Point’s directors and executive officers may have interests in the merger that may differ from the interests of holders of holders of Old Point common stock.
Holders of Old Point common stock should be aware that some of Old Point’s directors and executive officers may have interests in the merger and have arrangements that are different from, or in addition to, those of holders of Old Point common stock generally. The Old Point board of directors was aware of these respective interests and considered these interests, among other matters, when making its decision to approve the merger agreement and the Old Point articles amendment, and in recommending that holders of Old Point common stock vote to approve the merger agreement and the Old Point articles amendment. For a more complete description of these interests, please see section entitled “The Merger — Interests of Old Point’s Directors and Executive Officers in the Merger” beginning on page 65.
The merger may distract management of Old Point from its other responsibilities.
The merger could cause the management of Old Point to focus its time and energies on matters related to the merger that otherwise would be directed to its business and operations. Any such distraction on the part of Old Point’s management, if significant, could affect its ability to service existing business and develop new business and may adversely affect the business and earnings of Old Point, or the business and earnings of the surviving corporation.
The merger agreement may be terminated in accordance with its terms and the merger may not be completed.
The merger agreement is subject to a number of conditions that must be fulfilled in order to complete the merger. Those conditions include: (i) the approval of the merger proposal and the articles amendment proposal by the requisite Old Point vote; (ii) authorization for listing on Nasdaq, subject to official notice of issuance, of the shares of TowneBank common stock that will be issuable pursuant to the merger agreement; (iii) the specified governmental consents and approvals, including from the FDIC and the BFI, having been received and remaining in full force and effect, and the termination or expiration of all statutory waiting periods in respect thereof and, in the case of TowneBank’s obligation to effect the merger, that no such required regulatory approval has resulted in the imposition of any materially burdensome regulatory condition; (iv) no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger being in effect, and no law, statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal the consummation of the merger; (v) subject to certain exceptions, the accuracy of the representations and warranties of Old Point and Old Point National Bank, on the one hand, and TowneBank, on the other hand, contained in the merger agreement, generally as of the date on which the merger agreement was entered into and as of the closing date, subject to the materiality standards provided in the merger agreement (and the receipt by each party of a certificate dated as of the closing date and signed on behalf of the other party by its chief executive officer or chief financial officer to such effect); (vi) the performance by Old Point and Old Point National Bank, on the one hand, and TowneBank, on the other hand, in all material respects of the obligations, covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date (and the receipt by each part of a certificate dated as of the closing date and signed on behalf of the other party by its chief executive officer or chief financial officer to such effect); and (vii) receipt by TowneBank and Old Point of opinions of legal counsel to the effect that on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Old Point merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
These conditions to the closing may not be fulfilled in a timely manner or at all, and, accordingly, the merger may not be completed. In addition, the companies can mutually decide to terminate the merger agreement at any time, before or after shareholder approval, or TowneBank or Old Point may elect to terminate the merger agreement in certain other circumstances. If the merger agreement is terminated in certain circumstances, a termination fee of $8.2 million will be payable by Old Point. See section entitled “The Transaction Agreements — Description of the Merger Agreement — Conditions to Completion of the Merger; Termination of the Merger Agreement; Effect of Termination; Termination Fee” beginning on page 91.
TowneBank and Old Point may waive one or more conditions to the merger.
Prior to or at the effective time of the merger, either party has the right to waive any default in the performance of any term of the merger agreement by the other party, to waive or extend the time for the compliance or fulfillment by the other party of any and all of such other party’s obligations under the merger agreement, and to waive any or all of the conditions to its obligations under the merger agreement.
Failure to complete the merger could negatively impact TowneBank and Old Point.
If the merger is not completed for any reason, including as a result of either Old Point shareholders failing to approve the merger proposal or the articles amendment proposal, there may be various adverse consequences, and TowneBank and/or Old Point may experience negative reactions from the financial markets and from their respective customers and personnel. For example, TowneBank’s or Old Point’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of TowneBank common stock or Old Point common stock could decline to the extent that current market prices reflect a market assumption that the merger will be beneficial and will be completed. TowneBank and/or Old Point also could be subject to litigation related to any failure to complete the merger or to proceedings commenced against TowneBank or Old Point to perform their respective obligations under the merger agreement. If the merger agreement is terminated under certain circumstances, Old Point may be required to pay a termination fee of $8.2 million to TowneBank.
Additionally, each of TowneBank and Old Point has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of preparing, filing, printing and mailing this proxy statement/offering circular, and all filing and other fees paid in connection with the merger. If the merger is not completed, TowneBank and Old Point would have to pay these expenses without realizing the expected benefits of the merger.
Old Point will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on customers and personnel may have an adverse effect on Old Point. These uncertainties may impair Old Point’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Old Point to seek to change existing business relationships with Old Point. In addition, subject to certain exceptions, Old Point has agreed to operate its businesses in the ordinary course prior to the closing, and Old Point is restricted from making certain acquisitions and taking other specified actions without the consent of TowneBank until the merger is completed. These restrictions may prevent Old Point from pursuing attractive business opportunities or strategic transactions that may arise prior to the completion of the merger. See section entitled “The Transaction Agreements — Description of the Merger Agreement — Covenants and Agreements” beginning on page 83 for a description of the restrictive covenants applicable to Old Point.
The merger agreement contains provisions that could discourage a potential acquirer that might be willing to pay more to acquire or merge with Old Point.
The merger agreement contains provisions that restrict Old Point’s ability to, among other things, initiate, solicit, knowingly encourage or knowingly facilitate, inquiries or proposals with respect to, or, subject to certain exceptions generally related to the exercise of fiduciary duties by the Old Point board of directors, engage or participate in any negotiations concerning, or provide any confidential or nonpublic information or data relating to, any alternative acquisition proposals. These provisions, which include a $8.2 million termination fee payable by Old Point under certain circumstances, might discourage a potential acquirer that might have an interest in acquiring all or a significant part of Old Point from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share price to Old Point shareholders than what is contemplated in the merger agreement, or might result in a potential acquirer’s proposing to pay a lower per share price to acquire Old Point than it might otherwise have proposed to pay. For more information, see sections entitled “Transaction Agreements — Description of the Merger Agreement — Agreement Not to Solicit Other Offers; Termination of the Merger Agreement; Effect of Termination; Termination Fee” and “The Transaction Agreements — Description of the Merger Agreement — Shareholder Meeting and Recommendation of the Old Point Board of Directors” beginning on pages 90 and 89, respectively.
The support agreements could discourage a third party from pursuing an alternative transaction involving Old Point.
Concurrently with the execution and delivery of the merger agreement, TowneBank entered into support agreements with each director of Old Point and PL Capital, a shareholder of Old Point. Pursuant to the support agreements, each party to a support agreement has agreed to (i) vote the shares of Old Point common stock such party owns beneficially or of record and has the sole power to vote or direct the voting of in favor of the approval of the merger proposal and the articles amendment proposal, and against any competing transaction and (ii) not transfer such holder’s shares of Old Point common stock prior to the Old Point special meeting, with certain limited exceptions set forth in the support agreements. As of May 5, 2025, the record date for the Old Point special meeting, the parties to the support agreements held dispositive voting power over approximately 29.5% of the voting power represented by issued and outstanding shares of Old Point common stock. For more information, see the section entitled “The Transaction Agreements — Description of the Support Agreements.”
The existence of the support agreements could discourage a third party from pursuing an alternative transaction involving Old Point.
The shares of TowneBank common stock to be received by holders of Old Point common stock as a result of the Old Point merger will have different rights from the shares of Old Point common stock.
In the Old Point merger, holders of Old Point common stock who receive stock consideration will become holders of TowneBank common stock and their rights of shareholders will be governed by Virginia law and the governing documents of TowneBank. The rights associated with TowneBank common stock are different from the rights associated with Old Point common stock. See section entitled “Comparison of Shareholders’ Rights” beginning on page 101.
TowneBank and Old Point will incur transaction and integration costs in the merger.
TowneBank and Old Point have incurred and expect to incur significant, non-recurring costs in connection with negotiating the merger agreement and closing the merger. These costs include legal, financial advisory, accounting, consulting and other advisory fees, severance/employee benefit-related costs, regulatory fees, financial printing and other printing costs and other related costs. TowneBank and Old Point may also incur additional costs to maintain employee morale and to retain key employees. Some of these costs are payable by TowneBank, Old Point or both companies regardless of whether the merger is completed. See section entitled “The Transaction Agreements — Description of the Merger Agreement — Expenses and Fees” beginning on page 93.
In addition, the surviving corporation is expected to incur substantial costs in connection with the related integration. There are a large number of processes, policies, procedures, operations, technologies and systems that may need to be integrated, including purchasing, accounting and finance, payroll, compliance, treasury management, branch operations, vendor management, risk management, lines of business, pricing and benefits. Although TowneBank and Old Point have assumed that a certain level of costs will be incurred, there are many factors beyond their control that could affect the total amount or the timing of the integration costs. There can be no assurances that the expected benefits and efficiencies related to the integration of the businesses will be realized to offset these transaction and integration costs over time. Moreover, many of the costs that will be incurred are, by their nature, difficult to estimate accurately. Furthermore, there can be no assurances that the expected benefits and efficiencies related to the integration of the businesses will be realized to offset these transaction and integration costs over time. These integration costs may result in the surviving corporation taking charges against earnings following the completion of the merger, and the amount and timing of such charges are uncertain at present.
Holders of Old Point common stock will have a reduced ownership and voting interest in the surviving corporation after the merger and will exercise less influence over management.
When the merger is completed, each holder of Old Point common stock who receives shares of TowneBank common stock will become a shareholder of the surviving corporation, with a percentage ownership of the surviving corporation that is smaller than the holder’s percentage ownership of Old Point prior to the effective time. Based on the number of shares of TowneBank and Old Point common stock currently outstanding, and based on the number of shares of TowneBank common stock expected to be issued in the merger assuming that 50% of shareholders elect to receive the stock consideration, the former holders of Old Point common stock, as a group, are estimated to own approximately 3.7% of the outstanding shares of the surviving corporation immediately after the merger. No directors of Old Point will join the TowneBank board of directors following the merger. Because of this, holders of Old Point common stock may have less influence on the management and policies of the surviving corporation than they now have on the management and policies of Old Point.
Holders of Old Point common stock will have no appraisal rights in the Old Point merger.
Appraisal rights (also known as dissenters’ rights) are statutory rights that, if applicable under the law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.
Under Section 13.1-730 of the VSCA, because the Old Point common stock is listed on a national securities exchange prior to the Old Point merger, and the TowneBank common stock is expected to be listed on a national securities exchange after the Old Point merger, and appraisal rights are not otherwise authorized by the Old Point articles of incorporation, the holders of Old Point common stock will not be entitled to appraisal or dissenters’ rights in connection with the Old Point merger. Accordingly, holders of Old Point common stock are not entitled to any appraisal or dissenters’ rights in connection with the merger.

Risks Relating to TowneBank’s Business
You should read and consider risk factors specific to TowneBank’s business that will also affect the surviving corporation after the merger. These risks are described in the sections entitled “Risk Factors” in TowneBank’s Annual Report on Form 10-K for the year ended December 31, 2024, in TowneBank’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and in other documents incorporated by reference into this proxy statement/offering circular. Please see the section entitled “Where You Can Find More Information” beginning on page 110 of this proxy statement/offering circular for the location of information incorporated by reference into this proxy statement/offering circular.
Risks Relating to Old Point’s Business
You should read and consider risk factors specific to Old Point’s business that will also affect the surviving corporation after the merger. These risks are described in the sections entitled “Risk Factors” in Old Point’s Annual Report on Form 10-K for the year ended December 31, 2024, in Old Point’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and in other documents incorporated by reference into this proxy statement/offering circular. Please see the section entitled “Where You Can Find More Information” beginning on page 110 of this proxy statement/offering circular for the location of information incorporated by reference into this proxy statement/offering circular.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/offering circular contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements are not historical facts, but instead represent only the beliefs, expectations or opinions of TowneBank and Old Point and their respective management teams regarding future events, many of which, by their nature, are inherently uncertain and beyond the control of TowneBank and Old Point.
Forward-looking statements may be identified by the use of such words as: “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional terms, such as “will,” “would,” “should,” “could,” “may,” “likely,” “probably,” or “possibly.” These statements may address issues that involve significant risks, uncertainties, estimates, and assumptions made by management, including statements about (i) the benefits of the transaction, including future financial and operating results, cost savings, enhancement to revenue and accretion to reported earnings that may be realized from the transaction, (ii) the timing of completion of the merger, (iii) the future operating or financial performance of TowneBank, Old Point or the surviving corporation, and (iv) TowneBank’s and Old Point’s plans, objectives, expectations and intentions, and other statements contained in this communication that are not historical facts.
In addition, these forward-looking statements are subject to various risks, uncertainties, estimates and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Although TowneBank’s and Old Point’s respective management teams believe that estimates and assumptions on which forward-looking statements are based are reasonable, such estimates and assumptions are inherently uncertain. As a result, actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.
In addition to the factors relating to the merger discussed under the caption “Risk Factors” beginning on page 22 and the factors previously disclosed in TowneBank’s and Old Point’s reports filed with the FDIC and the SEC, respectively, the following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
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deposit attrition, operating costs, customer losses and business disruptions following the merger, including adverse effects on relationships with employees and customers, may be greater than expected;

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the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the surviving corporation or the expected benefits of the merger);

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the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the merger agreement;

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reputational risk and potential adverse reactions of TowneBank’s or Old Point’s customers, employees or other business partners, including those resulting from the announcement or completion of the transaction;

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the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to the merger;

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delays in completing the merger;

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the possibility that the anticipated benefits of the merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where TowneBank and Old Point do business;

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the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time frames or at all and to successfully integrate Old Point’s operations into TowneBank, or such integration may be more difficult, time consuming or costly than expected;

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certain restrictions during the pendency of the merger that may impact Old Point’s ability to pursue certain business opportunities or strategic transactions;

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the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

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the impact of purchase accounting with respect to the merger, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;

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diversion of management’s attention and time from ongoing business operations and opportunities;

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ability of management to execute their respective business plans and strategies and manage the risks involved with consummating the transaction;

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the challenges of integrating, retaining and hiring key personnel;

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failure to attract new customers or retain existing customers in the manner anticipated;

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the effect of divestitures that may be required by regulatory authorities in certain markets in which TowneBank and Old Point compete;

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any interruption or breach of security as a result of systems integration resulting in failures or disruptions in customer account management, general ledger, deposit, loan or other systems;

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cybersecurity threats or attacks, whether directed at TowneBank or Old Point or at vendors or other third parties with which TowneBank or Old Point interact;

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the implementation of new technologies, and the ability to develop and maintain reliable electronic systems;

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changes in TowneBank’s stock price before closing;

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the dilution caused by TowneBank’s issuance of additional shares of its capital stock in connection with the transaction;

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operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which TowneBank and Old Point are highly dependent;

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changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental or legislative action and other changes pertaining to banking, securities, taxation and financial accounting and reporting, environmental protection and insurance, and the ability to comply with such changes in a timely manner;

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changes in the monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System;

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changes in interest rates, which may affect TowneBank’s or Old Point’s net income and other future cash flows, or the market value of TowneBank’s or Old Point’s assets, including its investment securities, or may reduce margins and/or the volumes and values of loans made or held as well as the value of other financial assets held;

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changes in accounting principles, policies, practices or guidelines;

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market, operational, liquidity, credit, strategic and general risks associated with TowneBank’s or Old Point’s business;

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competitive pressures in the banking industry that may increase significantly;

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an unforeseen outflow of cash or deposits or an inability to access the capital markets, which could jeopardize TowneBank’s or Old Point’s overall liquidity or capitalization;

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changes in the creditworthiness of customers and the possible impairment of the collectability of loans;

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insufficiency of TowneBank’s or Old Point’s allowance for credit losses due to market conditions, inflation, changing interest rates or other factors;

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adverse developments in the financial industry generally, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior;

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general economic conditions, either nationally or regionally, that may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services;

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unusual and infrequently occurring events, such as weather-related or natural disasters, acts of war or terrorist activities, or public health events, and their effects on economic and business environments in which TowneBank and Old Point operate;

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changes in business conditions;

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changes in the securities markets;

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changes in the local economies with regard to TowneBank’s and Old Point’s respective market areas; and

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other economic, competitive, governmental, regulatory, technological and geopolitical factors affecting TowneBank’s or Old Point’s operations, pricing and services.

For any forward-looking statements made in this proxy statement/offering circular or in any documents incorporated by reference into this proxy statement/offering circular, TowneBank and Old Point claim the protection of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement/offering circular or the dates of the documents incorporated by reference in this proxy statement/offering circular. Except as required by applicable law, neither TowneBank nor Old Point undertakes to update these forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made.
For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that TowneBank and Old Point have filed with the FDIC and the SEC as described under “Where You Can Find More Information” beginning on page 110.
We expressly qualify in their entirety all forward-looking statements attributable to either of us or any person acting on our behalf by the cautionary statements contained or referred to in this proxy statement/offering circular.

THE OLD POINT SPECIAL MEETING
This section contains information for holders of Old Point common stock about the special meeting that Old Point has called to allow holders of Old Point common stock to consider and vote on the merger proposal, the articles amendment proposal and other related matters. This proxy statement/offering circular is accompanied by a notice of the special meeting of holders of Old Point common stock and a form of proxy card that the Old Point board of directors is soliciting for use by the holders of Old Point common stock at the special meeting and at any adjournments or postponements of the special meeting.
Date, Time and Place of the Meeting
The Old Point special meeting will be held virtually via the Old Point special meeting website on July 2, 2025 at 10:00 a.m., Eastern Time.
Matters to Be Considered
At the Old Point special meeting, holders of Old Point common stock will be asked to consider and vote on the following proposals:
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the merger proposal;

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the articles amendment proposal;

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the compensation proposal; and

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the adjournment proposal.

Recommendation of the Old Point Board of Directors
The Old Point board of directors unanimously recommends that you vote “FOR” the merger proposal, “FOR” the articles amendment proposal, “FOR” the compensation proposal, and “FOR” the adjournment proposal. See “The Merger — Old Point’s Reasons for the Merger; Recommendation of the Old Point Board of Directors” beginning on page 47 for a more detailed discussion of the Old Point board of directors’ recommendation.
Record Date; Quorum; Broker Non-Votes
The Old Point board of directors has fixed the close of business on May 5, 2025 as the record date for determination of holders of Old Point common stock entitled to notice of and to vote at the Old Point special meeting. On the record date for the Old Point special meeting, there were 5,105,029 shares of Old Point common stock outstanding.
Holders of a majority of the shares of Old Point common stock outstanding on the record date must be present, either in attendance virtually via the Old Point special meeting website or by proxy, to constitute a quorum at the Old Point special meeting. If you do not vote, it will be more difficult for Old Point to obtain the necessary quorum to hold the Old Point special meeting. If you fail to submit a proxy or to vote at the Old Point special meeting via the Old Point special meeting website, your shares of Old Point common stock will not be counted towards a quorum. Abstentions will be included in determining the number of shares present at the Old Point special meeting for the purpose of determining the presence of a quorum. Broker non-votes are shares of common stock held of record by brokers or nominees as to which voting instructions have not been received from the beneficial owner with respect to any proposal that does not reflect a “routine” matter. It is expected that all proposals to be voted on at the Old Point special meeting will be “non-routine” matters, and, as such, broker non-votes, if any, will not be counted as present and entitled to vote for purposes of determining a quorum at the Old Point special meeting. If your bank, broker, trustee or other nominee holds your shares of Old Point common stock in “street name,” such entity will vote your shares of Old Point common stock only if you provide instructions on how to vote by complying with the voter instruction form sent to you by your bank, broker, trustee or other nominee with this proxy statement/offering circular.
After a share of Old Point common stock is represented at the Old Point special meeting, it will be counted for the purpose of determining a quorum not only at the Old Point special meeting but also at any adjournment or postponement of the Old Point special meeting, unless a new record date is or must be fixed for that adjourned meeting. In the event that a quorum is not present at the Old Point special meeting, it is expected that the Old Point special meeting will be adjourned or postponed.
At the Old Point special meeting, each share of Old Point common stock is entitled to one (1) vote on all matters properly submitted to holders of Old Point common stock.
As of the record date, Old Point directors and executive officers and their affiliates owned and were entitled to vote approximately 843,841 shares of Old Point common stock, representing approximately 16.5% of the outstanding shares of Old Point common stock. We currently expect that Old Point’s directors and executive officers will vote their shares in favor of the merger proposal, the articles amendment proposal and the other proposals to be considered at the Old Point special meeting, although only Old Point directors have entered into support agreements obligating them to do so. As of the record date for the Old Point special meeting, the parties to the support agreements held dispositive and voting power over shares of Old Point common stock representing approximately 29.5% of the voting power represented by all issued and outstanding shares of Old Point common stock.
Vote Required; Treatment of Abstentions; Broker Non-Votes and Failure to Vote
Proposal 1: The merger proposal:
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Vote required:   Approval of the merger proposal requires the affirmative vote of more than two-thirds of the outstanding shares of Old Point common stock entitled to vote on the merger agreement. Approval of the merger proposal is a condition to completing the merger.

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Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote at the Old Point special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the merger proposal.

Proposal 2: The articles amendment proposal:
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Vote required:   Approval of the articles amendment proposal requires the affirmative vote of more than two-thirds of the outstanding shares of Old Point common stock entitled to vote on the articles amendment. Approval of the articles amendment proposal is a condition to completing the merger.

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Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote at the Old Point special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the articles amendment proposal, it will have the same effect as a vote “AGAINST” the articles amendment proposal.

Proposal 3: The compensation proposal:
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Vote required:   Approval of the compensation proposal requires the affirmative vote of a majority of the votes cast on the compensation proposal at the Old Point special meeting. Approval of the compensation proposal is not a condition to completing the merger.

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Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote at the Old Point special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the compensation proposal, you will not be deemed to have cast a vote on the compensation proposal, and it will have no effect on the compensation proposal.

Proposal 4: The adjournment proposal:
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Vote required:   Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the adjournment proposal at the Old Point special meeting. Approval of the adjournment proposal is not a condition to completing the merger.

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Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy, fail to submit a proxy or fail to vote at the Old Point special meeting or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the compensation proposal, you will not be deemed to have cast a vote on the compensation proposal, and it will have no effect on the adjournment proposal.

Attending the Special Meeting
The Old Point special meeting may be accessed via the Old Point special meeting website. Shareholders of record and beneficial owners may participate in the meeting, including by asking questions or voting; however, the process for each is different, as described below.
If your shares of Old Point common stock are registered directly in your name with Old Point’s transfer agent, Computershare, you are considered the shareholder of record with respect to those shares. As a shareholder of record, you can attend the Old Point special meeting by accessing the Old Point special meeting website and entering the control number on the enclosed proxy card.
If your shares of Old Point common stock are held in a stock brokerage account or by a bank, broker, trustee or other nominee, the bank, broker, trustee or other nominee is considered the record holder of those shares. In that case, you may register in advance to virtually attend the Old Point special meeting by submitting to Computershare, along with your name and email address, one of the following documents: (i) a copy of the voting instruction form you received from your bank or broker, (ii) a copy of a brokerage statement validating your holdings as of the meeting record date or (iii) proof of your proxy power (“legal proxy”) from your broker, bank or other nominee reflecting your Old Point common stock holdings. Requests for registration should be directed to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, Old Point Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time) on June 26, 2025. You will receive a confirmation of your registration by email after Computershare receives your registration materials. If you did not submit a legal proxy, but did submit a voting instruction form or brokerage statement, you will not be entitled to vote at the meeting, but you will be able to attend and ask questions.
Please go to the Old Point special meeting website in advance of the Old Point special meeting for more information on the available options and registration instructions.
The platform for the virtual Old Point special meeting is fully supported across browsers and devices running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the Old Point special meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416
Even if you plan to attend virtually the Old Point special meeting, Old Point recommends that you vote your shares in advance so that your vote will be counted if you later decide not to or become unable to attend the respective special meeting.
Proxies
A beneficial owner of Old Point common stock that has submitted a legal proxy to Computershare as described above may vote at the Old Point special meeting via the Old Point special meeting website.
In addition, if you hold your shares of Old Point common stock in your name as a holder of record, to submit a proxy, you, as a holder of Old Point common stock, may use one of the following methods:
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Through the internet:   by visiting the website indicated on the accompanying proxy card and following the instructions.

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QR code scan.

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By telephone:   by calling the toll-free number indicated on the accompanying proxy card and following the instructions.

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By mail:   by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope.

If you intend to submit your proxy via the Internet, QR code scan or by telephone, you must do so by 10:00 a.m. Eastern Time on July 2, 2025. If you intend to submit your proxy by mail, your completed proxy card must be received prior to the Old Point special meeting. Only the last vote that is submitted will be counted and each previous vote will be disregarded.
Old Point requests that holders of Old Point common stock vote by over the Internet, by QR code scan, by telephone, or by completing and signing the accompanying proxy card and returning it to Old Point as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy card is returned properly executed, the shares of Old Point common stock represented by it will be voted at the Old Point special meeting in accordance with the instructions contained on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the merger proposal, “FOR” the articles amendment proposal, “FOR” the compensation proposal, and “FOR” the adjournment proposal.
Every vote is important. Accordingly, you should complete, sign, date and return the enclosed proxy card, or vote via the Internet, by QR code scan or by telephone, whether or not you plan to attend the Old Point special meeting. Sending in your proxy card or voting by Internet, QR code scan or telephone will not prevent you from voting your shares personally at the meeting because you may subsequently revoke your proxy.
Shares Held in Street Name
If your shares of Old Point common stock are held in “street name” through a bank, broker, trustee or other nominee, you must instruct the bank, broker, trustee or other nominee on how to vote your shares. Your broker, bank or other nominee will vote your shares only if you provide specific instructions on how to vote by following the instructions provided to you by your bank, broker, trustee or other nominee. If a beneficial holder provides specific voting instructions, the shares will be voted as instructed and as the proxy holders may determine how to vote within their discretion with respect to any other matters that may properly come before the Old Point special meeting.
You may not vote shares of Old Point common stock held in a brokerage or other account in “street name” by returning a proxy card directly to Old Point.
Further, banks, brokers, trustees or other nominees who hold shares of Old Point common stock on behalf of their customers may not give a proxy to Old Point to vote those shares with respect to any non-routine matters without specific instructions from you, as banks, brokers, trustees and other nominees do not have discretionary voting power on any non-routine matters that will be voted upon at the Old Point special meeting, including the merger proposal, the articles amendment proposal, the compensation proposal and the adjournment proposal.
Revocability of Proxies
If you directly hold shares of Old Point common stock on your name as a record holder, you can change your vote at any time before your proxy is voted at the Old Point special meeting. You can do this by:
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submitting a written statement that you would like to revoke your proxy to the corporate secretary of Old Point;

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signing and returning a proxy card with a later date;

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voting through the Internet, QR code scan or by telephone at a later time, before 10:00 a.m. Eastern Time on the day of the Old Point special meeting; or

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attending the Old Point special meeting virtually and voting at the Old Point special meeting.

If you hold your shares of Old Point common stock through a bank, broker, trustee or other nominee, you should contact your bank, broker, trustee or other nominee to change your vote.

Attendance at the Old Point special meeting will not in and of itself constitute revocation of a proxy. A revocation or later-dated proxy received by Old Point after the vote will not affect the vote. Old Point’s corporate secretary’s mailing address is: 101 East Queen Street, Hampton, Virginia 23669. If the Old Point special meeting is postponed or adjourned, it will not affect the ability of holders of Old Point common stock of record as of the record date to exercise their voting rights or to revoke any previously granted proxy using the methods described above.
Delivery of Proxy Materials
Certain brokerage firms may have instituted householding for beneficial owners of Old Point common stock held through brokerage firms — meaning that, unless contrary instructions have been received, only one (1) copy of this proxy statement/offering circular would be delivered to any household at which two or more shareholders reside. In such cases, each shareholder will receive a separate notice of meeting and proxy card. If your family has multiple accounts holding Old Point common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement/offering circular. The broker will arrange for delivery of a separate copy of this proxy statement/offering circular promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.
TowneBank and Old Point will share equally the expenses incurred in connection with the printing and mailing of this proxy statement/offering circular.
Solicitation of Proxies
To assist in the solicitation of proxies, Old Point has retained Laurel Hill Advisory Group and will pay Laurel Hill Advisory Group a fee of $7,000 plus reimbursement of certain costs and expenses incurred in connection with the solicitation. Old Point and its proxy solicitor may also request banks, brokers, trustees and other intermediaries holding shares of Old Point common stock beneficially owned by others to send this proxy statement/offering circular to, and obtain proxies from, the beneficial owners and may reimburse such record holders for their reasonable out-of-pocket expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone and other electronic means, advertisements and personal solicitation by the directors, officers or employees of Old Point. No additional compensation will be paid to Old Point’s directors, officers or employees for solicitation.
Other Matters to Come Before the Old Point Special Meeting
Old Point’s management knows of no other business to be presented at the Old Point special meeting, but if any matters are properly presented to the meeting or any adjournments thereof, the persons named in the proxies will vote upon them in accordance with the board of directors’ recommendations.
Assistance
If you need assistance in completing your proxy card, have questions regarding Old Point’s special meeting or would like additional copies of this proxy statement/offering circular, please contact Old Point’s proxy solicitor, Laurel Hill Advisory Group, by calling toll-free at (888) 742-1305, or for banks and brokers, collect at (516) 933-3100.

OLD POINT PROPOSALS
Proposal 1: The Merger Proposal
Old Point is asking holders of Old Point common stock to approve the merger agreement (including the related plan of merger) and the transactions contemplated thereby. Holders of Old Point common stock should read this proxy statement/offering circular carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/offering circular as Annex A.
After careful consideration, the Old Point board of directors unanimously determined that the merger, the merger agreement and the other matters and transactions contemplated thereby are advisable, fair to and in the best interests of Old Point and its shareholders and unanimously approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement. See the section entitled “The Merger — Old Point’s Reasons for the Merger; Recommendation of the Old Point Board of Directors” beginning on page 47 for a more detailed discussion of the recommendation of the Old Point board of directors.
Approval of the merger proposal is a condition to the completion of the merger. If the merger proposal is not approved, the merger will not occur.
The Old Point board of directors unanimously recommends a vote “FOR” the merger proposal.
Proposal 2: The Articles Amendment Proposal
Under Virginia law, a Virginia chartered bank like TowneBank can only merge with an entity that is chartered with banking powers under federal law or state law. In order to facilitate the Old Point merger, at the Old Point special meeting, Old Point is asking holders of Old Point common stock to approve an amendment to Old Point’s articles of incorporation to amend Article II therein so as to provide Old Point with banking powers under Virginia law solely for the purpose of consummating the Old Point merger. The form of the Old Point articles amendment is attached to this proxy statement/offering circular as Annex B.
Approval of the articles amendment proposal is a condition to the completion of the merger. If the articles amendment proposal is not approved, the merger will not occur. If the articles amendment proposal is approved but the merger proposal is not approved, or the merger otherwise is not consummated, Old Point will not amend its articles of incorporation even if the articles amendment proposal is approved.
The Old Point board of directors unanimously recommends a vote “FOR” the articles amendment proposal.
Proposal 3: The Compensation Proposal
Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, Old Point is seeking a non-binding, advisory shareholder approval of the compensation of Old Point’s named executive officers that is based on or otherwise relates to the merger as disclosed in the section entitled “The Merger — Interests of Old Point’s Directors and Executive Officers in the Mergers — Quantification of Payments and Benefits to Old Point’s Named Executive Officers.” The compensation proposal gives holders of Old Point common stock the opportunity to express their views on the merger-related compensation of Old Point’s named executive officers.
The Old Point board of directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement/offering circular, and is asking holders of Old Point common stock to vote “FOR” the adoption of the following resolution, on a non-binding advisory basis:
“RESOLVED, that the compensation that will or may be paid or become payable to the Old Point named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger — Interests of Old Point’s Directors and Executive

Officers in the Merger — Quantification of Payments and Benefits to Old Point’s Named Executive Officers” are hereby APPROVED.”
The vote on the compensation proposal is a vote separate and apart from the votes on the merger proposal, the articles amendment proposal and the adjournment proposal. Accordingly, if you are a holder of Old Point common stock, you may vote to approve the merger proposal, the articles amendment proposal and/or the adjournment proposal and vote not to approve the compensation proposal, and vice versa. The approval of the compensation proposal by holders of Old Point common stock is not a condition to the completion of the merger. Because the vote on the compensation proposal is advisory only, it will not affect the obligation of Old Point, TowneBank or the surviving corporation to pay or provide the compensation contemplated by the compensation agreements and arrangements. Accordingly, if the merger is completed, the merger-related compensation will be paid to Old Point’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if holders of Old Point common stock fail to approve the advisory vote regarding merger-related compensation.
The Old Point board of directors unanimously recommends a vote “FOR” the compensation proposal.
Proposal 4: The Adjournment Proposal
The Old Point special meeting may be adjourned or postponed to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Old Point special meeting to approve the merger proposal or the articles amendment proposal, or to ensure that any supplement or amendment to this proxy statement/offering circular is timely provided to holders of Old Point common stock.
If, at the Old Point special meeting, the number of shares of Old Point common stock present or represented and voting in favor of the merger proposal is insufficient to approve the merger proposal or the articles amendment proposal, Old Point may move to adjourn or postpone the Old Point special meeting in order to enable the Old Point board of directors to solicit additional proxies for approval of the merger proposal or the articles amendment proposal. In that event, Old Point will ask holders of Old Point common stock to vote on the adjournment proposal, but not the merger proposal or the articles amendment proposal.
In this proposal, Old Point is asking holders of Old Point common stock to authorize the holder of any proxy solicited by the Old Point board of directors on a discretionary basis to vote in favor of adjourning the Old Point special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from holders of Old Point common stock who have previously voted.
The approval of the adjournment proposal by holders of Old Point common stock is not a condition to the completion of the merger.
The Old Point board of directors unanimously recommends a vote “FOR” the adjournment proposal.

INFORMATION ABOUT TOWNEBANK
TowneBank is a Virginia chartered commercial bank headquartered in Portsmouth, Virginia. TowneBank provides retail and commercial banking services to customers located in numerous markets in Virginia and North Carolina. TowneBank also offers a diversified range of financial services through its non-banking subsidiaries and its affiliated divisions. TowneBank currently operates over 50 banking offices throughout Hampton Roads and Central Virginia, as well as Northeastern and Central North Carolina. TowneBank’s common stock is listed on the Nasdaq Global Select Market under the symbol “TOWN.”
As of March 31, 2025, TowneBank had total consolidated assets of $17.5 billion, total consolidated loans, net of unearned income, of $11.7 billion, total consolidated deposits of $14.6 billion and consolidated shareholders’ equity of $2.2 billion.
The principal executive offices of TowneBank are located at 5716 High Street, Portsmouth, Virginia 23703, and its telephone number is (757) 638-7500. TowneBank’s website can be accessed at https://www.townebank.com. Information contained on TowneBank’s website does not constitute part of, and is not incorporated into, this proxy statement/offering circular.
Additional information about TowneBank is included in documents incorporated by reference into this proxy statement/offering circular. See the section entitled “Where You Can Find More Information” beginning on page 110.

INFORMATION ABOUT OLD POINT
Old Point is a bank holding company and a Virginia corporation headquartered in Hampton, Virginia, and is the parent company of Old Point National Bank and Old Point Trust and Financial Services, N.A. (or “Old Point Wealth”). Old Point provides a wide range of financial services including checking, insurance and mortgage products, and commercial lending and banking products and services. Old Point Wealth is a nationally chartered trust company that offers a wide range of wealth and asset management services. Old Point National Bank currently operates 13 branches in the Hampton Roads, Virginia market. Old Point’s common stock is listed on the Nasdaq Capital Market under the symbol “OPOF.”
As of March 31, 2025, Old Point had total consolidated assets of $1.45 billion, total consolidated loans, net of unearned income, of $1.00 billion, total consolidated deposits of $1.26 billion and consolidated shareholders’ equity of $117.22 million.
The principal executive offices of Old Point are located at 101 East Queen Street, Hampton, Virginia 23669, and its telephone number is (757) 728-1200. Old Point’s website can be accessed at http://www.oldpoint.com. Information contained on Old Point’s website does not constitute part of, and is not incorporated into, this proxy statement/offering circular.
Additional information about Old Point is included in documents incorporated by reference into this proxy statement/offering circular. See the section entitled “Where You Can Find More Information” beginning on page 110.

THE MERGER
This section of the proxy statement/offering circular describes material aspects of the merger. This summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/offering circular and the other documents we refer you to for a more complete understanding of the merger. In addition, we incorporate important business and financial information about each of us into this proxy statement/offering circular by reference. You may obtain the information incorporated by reference into this proxy statement/offering circular without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 110.
Terms of the Merger
Each of TowneBank’s and Old Point’s respective board of directors has approved and adopted the merger agreement. The merger agreement provides that (i) Old Point will merge with and into TowneBank and immediately thereafter and contemporaneously therewith, Old Point National Bank will merge with and into TowneBank, with TowneBank surviving the merger.
At the effective time of the Old Point merger, each share of Old Point common stock issued and outstanding immediately prior to the effective time, other than certain shares held by Old Point, will be converted into the right to receive, at the election of the holder of such share of Old Point common stock, and subject to proration in accordance with the merger agreement:
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$41.00 per share in cash; or

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1.14 shares of TowneBank common stock.

The shareholder election will be subject to a proration mechanism, and no fractional shares of TowneBank common stock will be issued in connection with the merger.
Holders of Old Point common stock are being asked to approve the merger agreement. See the section entitled “The Transaction Agreements — Description of the Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.
Background of the Merger
Each of TowneBank’s and Old Point’s boards of directors (which we refer to in this section as the “TowneBank board” and the “Old Point board”, respectively) regularly review and assess the performance, strategy, competitive position, opportunities and prospects of their respective companies in light of the then-current business, interest rate, economic and regulatory environments, as well as developments in the financial sector and the opportunities and challenges facing participants in such sector, in each case with the goal of enhancing value for their respective shareholders and delivering the best possible products and services to their respective customers and communities. These challenges include increasing government regulation, expense burdens related to technology, human capital and training, competition in the delivery of financial products and services, and an interest rate environment that has resulted in increased pressure on interest rate spreads and margins, and these challenges are particularly acute for community banking organizations like Old Point. These reviews have included periodic consideration of, and discussions with other companies from time to time regarding, potential strategic alternatives, including business combinations, acquisitions and dispositions to further the companies’ strategic objectives, as well as remaining independent companies.
As part of its strategy, from time to time, each of Old Point and TowneBank has evaluated potential strategic transactions with other banking institutions. In the three years prior to the execution of the merger agreement with TowneBank, Old Point held exploratory discussions with a number of financial institutions regarding potential strategic transactions, but none of these discussions advanced beyond preliminary stages. Old Point management regularly updated the Old Point board regarding these discussions when they occurred. TowneBank management discusses potential strategic transactions with the TowneBank board in the ordinary course of business, and in the three years prior to the execution of the merger agreement with Old Point, TowneBank has completed two acquisitions of other financial institutions located in Virginia: in January 2023, TowneBank completed its acquisition of Farmers Bankshares, Inc., and in April 2025, TowneBank completed its acquisition of Village Bank and Trust Financial Corp.
In September 2023, the Old Point board devoted a portion of its regular meeting to discussing possible strategic transactions with other financial institutions, including the potential for partnering with a similarly sized institution in a merger of equals transaction or pursuing a merger with a larger institution. A representative of KBW participated in the meeting to provide insight into the community banking industry, along with observations regarding strategic alternatives potentially available to Old Point. Among other information, KBW shared with the Old Point board data from recent business combination transactions that involved financial institutions similar to Old Point. The Old Point board discussed the information provided and the alternatives available to Old Point and decided to continue to monitor and consider such alternatives at future meetings.
In December 2023, at a special meeting of the Old Point board, Robert F. Shuford, Jr., Chairman and Chief Executive Officer of Old Point, provided a detailed description of current conditions in the banking industry and challenges impacting community banks. Mr. Shuford, Jr. provided a summary of recent conversations with other bank leaders, of funding and credit trends in the industry, and of regulatory developments. A representative of KBW participated in this meeting and provided an update regarding strategic alternatives potentially available to Old Point.
From time to time during the first and second quarters of 2024, Mr. Shuford, Jr. had periodic preliminary and exploratory conversations with other financial institutions regarding potential strategic transactions and regarding industry conditions within and outside of Old Point’s market areas. Mr. Shuford, Jr. regularly summarized these conversations for the Old Point board, and during the summer and early fall of 2024, Old Point’s legal advisor, Troutman Pepper Hamilton Sanders LLP (now named Troutman Pepper Locke LLP) (referred to in this section as “Troutman Pepper”) advised the Old Point board on legal considerations as it evaluated strategic alternatives.
In November 2024, the Old Point board devoted a portion of its regular meeting to discussing Old Point’s strategic goals and possible strategic transactions with other financial institutions. A representative of KBW participated in the meeting. During the meeting, the Old Point board discussed the current banking environment and recent developments in the banking and financial services industry. The Old Point board also discussed a variety of strategic alternatives, including Old Point’s prospects for organic growth on a standalone basis and the challenges inherent in achieving organic growth targets, as well as the potential for a strategic merger with another financial institution.
The Old Point board engaged in a robust and thorough discussion taking into consideration information previously provided by KBW and members of Old Point’s senior management team. Following this discussion and in consideration of the potential value to be received by Old Point’s shareholders in a merger with a larger institution along with the challenges of remaining independent, the Old Point board determined to initiate a process of soliciting interest from: (i) a targeted group of financial institutions with approximately $5 billion in assets or less, to merge with Old Point; and (ii) a targeted group of larger institutions to acquire Old Point. The institutions selected were believed by the Old Point board, in consultation with KBW as to financial matters, to be (x) most likely interested in merging with or acquiring Old Point, (y) able to pay a price higher than what the Old Point board believed it could reasonably achieve as a standalone company, and (z) desirable partners for Old Point’s employees, customers and other stakeholders. The Old Point board noted that it was not under any obligation to proceed with a transaction should the solicitation process not identify a transaction that the Old Point board determined to be in the best interests of Old Point and its shareholders.
In December 2024 and early January 2025, Old Point prepared a confidential information memorandum to be used to provide information about Old Point to strategic transaction partners and populated an online data room to facilitate the performance of due diligence by potential strategic transaction partners.
Beginning on January 9, 2025, in accordance with Old Point’s directives, KBW contacted thirteen financial institutions, including TowneBank, regarding their interest in a potential strategic transaction with Old Point. Twelve institutions entered into confidentiality agreements and were granted access to the online data room, which contained the confidential information memorandum and extensive financial and other information about Old Point. TowneBank entered into a confidentiality agreement with Old Point on January 13, 2025 and thereafter conducted due diligence on Old Point.
During this period, Piper Sandler & Co. (“Piper Sandler”) was engaged as financial advisor to TowneBank in connection with its consideration of a potential business combination with Old Point.
During late January 2025 through early February 2025, members of Old Point’s senior management team conducted separate in-person meetings with representatives of potential business combination partners contacted by KBW, including TowneBank. During these meetings, the parties discussed Old Point’s business, organizational structure and potential structures of a possible transaction. The parties also discussed aspects of potential business integration, including key employee retention and reporting relationships.
Eight of the twelve institutions contacted by KBW that signed confidentiality agreements, including TowneBank, thereafter submitted non-binding letters of intent to Old Point.
In its initial proposal, TowneBank offered to pay $41.00 per share of Old Point common stock, with 50% of the consideration to be paid in cash and the remaining 50% of the consideration to be paid in TowneBank stock based on a fixed exchange ratio. Old Point shareholders would have the right to elect to receive cash or stock consideration so long as the aggregate cash and stock mix aligned with the proposed allocation. TowneBank’s proposal implied a total deal value of approximately $208 million.
A special meeting of the Old Point board was held on February 13, 2025, with representatives of KBW and Troutman Pepper present, to review and discuss the non-binding letters of intent. The Old Point board reviewed the proposals in detail with extensive discussion regarding the history and prospects of the interested parties, their respective stock performance, pro-forma financial information regarding the potential combined companies, the implied value of the offered transaction consideration, whether the potential transaction was a merger-of-equals style combination or an acquisition of Old Point by a larger financial institution, and opportunities and risks for Old Point shareholders under each of the proposals.
The Old Point board also evaluated a variety of other factors for each proposal, as applicable, including the (i) ratio of the price to tangible book value multiple proposed to be paid in the transaction, divided by the other party’s current price to tangible book value multiple, (ii) the ratio of per share consideration to Old Point’s tangible book value per share, (iii) ratio of offer price to 2025 earnings per share, (iv) ratio of the price proposed to Old Point’s then-current market price shown as a premium to the market; (v) ownership percentage of the surviving corporation that Old Point shareholders would maintain, (vi) ratio of the bidder’s stock price to its consensus estimate 2025 earnings per share; (vii) pro forma dividends per share, (viii) ratio of the bidder’s stock price to its tangible book value, (ix) Old Point’s familiarity with the proposed bidder and any existing commercial relationships, (x) impacts to shareholders of the form of consideration offered, particularly with respect to taxes, and (xi) perceived ability to complete the transaction in a timely manner. The Old Point board considered at length whether or not to move forward with a merger transaction, the merits of each proposal, the historical performance and prospects of each potential merger partner, and the risks and benefits of entering into an exclusive negotiation with one of the parties. The Old Point board determined that the TowneBank proposal represented the best combination of high valuation and low execution risk relative to the other proposals because, among other things, (x) the TowneBank proposal had the significantly highest purchase price per share and aggregate value, (y) the TowneBank proposal was a hybrid stock and cash offer, with a fixed amount of cash per share and a fixed exchange ratio, which limited downside market risk and would provide Old Point shareholders the option to obtain immediate liquidity, and (z) TowneBank had a recent history of successfully and efficiently acquiring financial institutions. The Old Point board also considered the value represented by TowneBank’s proposal as compared to the then-current market price of Old Point’s common stock, which closed at $25.28 per share on February 12, 2025.
Between February 13, 2025 and February 18, 2025 Mr. Shuford, Jr. had several telephone conversations with G. Robert Aston, Jr., Executive Chairman of TowneBank, to discuss TowneBank’s proposal, including Old Point’s request for TowneBank to increase the maximum stock portion of the total consideration available to Old Point shareholders from 50% to 60%. On February 17, 2025, TowneBank submitted a revised letter of intent in which it maintained the offer of $41.00 per share of Old Point common stock (and overall implied deal value of approximately $208 million), but agreed that Old Point shareholders would have the right to elect cash or stock consideration so long as the total stock consideration would not be more than 60% or less than 50% of the total consideration, consistent with the discussions between Mr. Shuford, Jr. and Mr. Aston. The revised letter of intent required a 45-day exclusivity for the parties to finalize diligence and negotiate definitive transaction documents.
On February 18, 2025, the Old Point board held its regularly scheduled meeting, at which representatives of Old Point’s senior management, KBW and Troutman Pepper were also present. During that meeting, the Old Point board discussed TowneBank’s updated letter of intent and, after robust discussion, determined that TowneBank’s updated proposal was significantly better than the other bidders’ initial proposal because, among other things, TowneBank’s updated proposal (i) provided more value to shareholders than Old Point’s standalone prospects and the initial proposals submitted by the other bidders and (ii) limited market risk by including up to 50% of the total consideration in cash. The Old Point board determined to advance merger discussions with TowneBank and accept TowneBank’s proposed 45-day period of exclusivity to conduct additional due diligence and negotiate a definitive merger agreement with Old Point. On February 18, 2025, Mr. Shuford, on behalf of Old Point, executed TowneBank’s February 17, 2025 letter of intent, which contained such 45-day exclusivity period.
Beginning on February 18, 2025, each of Old Point and TowneBank undertook their respective confirmatory due diligence reviews. Over the next six weeks, the parties engaged in mutual diligence and discussions, including in-person, video and telephonic diligence meetings and documentary diligence through virtual data rooms covering financial, risk management, operational, legal and regulatory matters.
On March 14, 2025, Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), TowneBank’s legal advisor in connection with the transaction, delivered to Troutman Pepper a draft of a definitive merger agreement and form of support agreement to be executed and delivered by directors of Old Point and one of Old Point’s significant shareholders, PL Capital. During the period from March 14, 2025 through April 2, 2025, the parties and their respective legal counsel exchanged drafts and negotiated changes to the draft merger agreement in an effort to resolve all open issues to reach a definitive merger agreement. During this time, management of the parties and their respective financial advisors continued discussions. TowneBank populated an online data room to facilitate the performance of due diligence of it by Old Point. The parties also provided drafts of their respective disclosure letters to the merger agreement and discussed other aspects of the proposed transaction and merger integration issues. During this period, TowneBank also negotiated the terms of employment agreements between TowneBank and key executives of Old Point, including Mr. Shuford, Jr., who were advised by separate independent counsel in connection with the negotiation of employment agreements with TowneBank.
On March 20, 2025, Mr. Shuford, Jr. met with senior executives of TowneBank, including Mr. Aston, William I. Foster III, President and Chief Executive Officer, and William Littreal, Chief Financial Officer at the Virginia Beach offices of Troutman Pepper. The parties discussed, among other matters, the potential combined management team, anticipated organizational and reporting structures, and preliminary post-closing operational and integration plans.
On March 26, 2025, the Old Point board held a special meeting to discuss the status of the merger and related matters. Representatives of KBW and Troutman Pepper attended the meeting. A representative of KBW reviewed with the Old Point board the process that had been undertaken to identify the proposed merger transaction and reviewed financial matters relating to TowneBank, the terms of the proposed merger and current conditions in the financial and banking markets. Representatives of Troutman Pepper provided a detailed overview of ongoing negotiations of the merger agreement and related transaction documents, responded to questions and engaged in discussion regarding various transaction terms, and reviewed with the Old Point board the legal standards applicable to its decisions and actions with respect to the proposed merger.
Also on March 26, 2025, representatives of Piper Sandler, at TowneBank’s direction, contacted representatives of KBW and communicated TowneBank’s proposed exchange ratio of 1.14 shares of TowneBank common stock per share of Old Point common stock, which implied a value of $41.00 per share based on a 30-day average price per share of TowneBank stock as of March 19, 2025. On March 28,

2025, in accordance with Old Point’s directives, KBW communicated that the proposed 1.14 exchange ratio was acceptable to Old Point.
Over the following week, the parties, with the assistance of their respective legal and financial advisors, continued to negotiate and finalize the merger agreement and other transaction documents, including employment agreements with respect to certain members of Old Point’s management and other employees of Old Point who the parties expected to serve the surviving corporation following closing of the transaction. During this period, TowneBank and Old Point also continued to finalize their respective due diligence reviews.
On March 31, 2025, Mr. Shuford had a telephone conversation with Rich Lashley of PL Capital to discuss the process Old Point had undertaken to explore a merger or sale of the company. Mr. Lashley expressed his support for a potential merger with TowneBank on the terms proposed in TowneBank’s February 17, 2025 letter of intent and indicated his willingness to sign a support agreement simultaneous with Old Point’s execution of a definitive merger agreement with TowneBank. Between March 31, 2025 and April 2, 2025, representatives of PL Capital discussed the terms of the support agreement, which was in substantially the same form as the support agreement to be executed Old Point’s directors, with representatives of Old Point.
On the afternoon of April 2, 2025, at a special meeting, the Old Point board met to further consider and determine whether to approve the proposed merger with TowneBank. Representatives of KBW and Troutman Pepper also participated in the meeting. KBW reviewed the financial aspects of the proposed merger and rendered to the Old Point board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration (defined in KBW’s opinion as the cash consideration of $41.00 and the stock consideration of 1.14 shares of TowneBank common stock, taken together) was fair, from a financial point of view, to the holders of Old Point common stock. Representatives of Troutman Pepper described the terms and conditions of the most recent draft merger agreement and related transaction documents, copies of which were delivered to the Old Point board prior to the meeting, provided an update regarding the negotiation of material terms of the merger agreement and related transaction documents since the March 26, 2025 meeting of the Old Point board, and confirmed that the merger agreement and related transaction documents were in final form. After considering the proposed terms of the merger agreement and other transaction documents and its discussions with Old Point’s financial and legal advisors, and taking into consideration the matters discussed during meetings of the Old Point board, including the factors described in the section of this proxy statement/offering circular entitled “The Merger — Old Point’s Reasons for the Merger; Recommendation of the Old Point Board of Directors,” the Old Point board unanimously (i) approved and adopted the merger and the merger agreement, (ii) determined that the merger, the merger agreement and the transactions contemplated by the merger agreement were in the best interests of Old Point and its shareholders, (iii) determined to submit a proposal to approve the merger and the merger agreement to a vote of the Old Point shareholders at a meeting of the Old Point shareholders, and to recommend that the Old Point shareholders approve the merger and the merger agreement and the transactions contemplated thereby, and (iv) authorized Mr. Shuford, Jr. to execute and deliver the merger agreement and take the other actions necessary to effect the merger.
On April 2, 2025, the TowneBank board also held a special meeting to discuss the proposed merger, at which representatives of senior management, Piper Sandler and Wachtell Lipton were present. Representatives of Piper Sandler reviewed the financial aspects of the proposed merger. Representatives of Wachtell Lipton reviewed the legal aspects of the proposed merger, and confirmed that the merger agreement and related transaction documents, copies of which had been provided to the TowneBank board in advance of the meeting, were in final form. After a robust discussion regarding the proposed merger and the proposed merger agreement and related transaction documents, the TowneBank board determined that the merger agreement, the support agreement and the transactions contemplated thereby, including the mergers, were advisable and in the best interest of TowneBank and its shareholders, and the TowneBank board approved and adopted the merger agreement, the support agreement and the transactions contemplated thereby, including the mergers. The TowneBank board directed TowneBank’s senior management to finalize and execute the merger agreement and related transaction documents on the terms presented at the meeting.

Following the meetings of the Old Point and TowneBank boards on April 2, 2025, Old Point and TowneBank executed the merger agreement the evening of April 2, 2025 and each director of Old Point and PL Capital executed a support agreement with respect to the merger. TowneBank and Old Point publicly announced the transaction before the stock markets opened on the morning of April 3, 2025 in a jointly issued press release.
Old Point’s Reasons for the Merger; Recommendation of the Old Point Board of Directors
After careful consideration, Old Point’s board of directors, at a meeting held on April 2, 2025, determined that the merger agreement is advisable, fair to and in the best interests of Old Point and its shareholders. Accordingly, Old Point’s board of directors adopted and approved the merger agreement (including the plan of merger contained therein) and the merger and the other transactions contemplated by the merger agreement and recommends that Old Point shareholders vote “FOR” the approval of the merger agreement. In reaching its decision to adopt and approve the merger agreement and the merger and the other transactions contemplated by the merger agreement, and to recommend that Old Point shareholders approve the merger agreement, the Old Point board of directors evaluated the merger and the merger agreement in consultation with Old Point’s management, as well as Old Point’s financial and legal advisors, and considered a number of factors, including the following material factors:
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Old Point’s belief that the merger will accelerate achievement of its financial performance goals for Old Point’s shareholders;

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each of Old Point’s, TowneBank’s and the surviving corporation’s business, operations, financial condition, asset quality, earnings and prospects. In reviewing these factors, the Old Point board of directors considered its view that TowneBank’s business and operations complement those of Old Point’s and that the merger would result in a surviving corporation with diversified revenue sources, a well-balanced loan portfolio and an attractive funding base;

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its understanding of the current and prospective environment in which Old Point and TowneBank operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, the competitive environment for financial institutions generally, and the likely effect of these factors on Old Point both with and without the proposed transaction;

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that the merger agreement affords Old Point shareholders the opportunity to elect their preferred form of consideration, subject to election and proration parameters set forth in the merger agreement;

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the value of the merger consideration relative to the market value, book value and earnings of Old Point, and considering the fixed exchange ratio with respect to the stock consideration and the availability of the cash consideration;

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the results that Old Point could expect to achieve operating independently, and the likely risks and benefits to Old Point shareholders of that course of action, as compared to the value of the merger consideration to be received from TowneBank;

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its view that the size of the institution and related economies of scale were becoming increasingly important to continued success in the current financial services environment, including the increased expenses of regulatory compliance, and that a merger with a larger bank could provide those economies of scale, increase efficiencies of operations and enhance customer products and services;

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the expanded possibilities, including organic growth and future acquisitions, that would be available to the surviving corporation due to its larger size, asset base, capital, market capitalization and geographic footprint as compared to Old Point as an independent organization;

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its review and discussions with Old Point’s management regarding strategic alternatives available to Old Point for enhancing value over the long term and the potential risks, rewards and uncertainties associated with such alternatives and the benefits of an acquisition by TowneBank compared to such other alternatives;

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the solicitation process conducted by Old Point, with the assistance of its outside financial advisor;

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the complementary nature of the cultures of the two companies, which management believes should facilitate integration and implementation of the transaction, as well as continue to support the communities in which Old Point operates;

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management’s expectation that the surviving corporation will have a strong capital position upon completion of the transaction;

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its belief that the transaction is likely to provide substantial value to Old Point’s shareholders;

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the terms of the merger agreement, the expected tax treatment and deal protection provisions, including the ability of Old Point’s board of directors, under certain circumstances, to withdraw, qualify or adversely modify its recommendation to Old Point shareholders that they approve the merger agreement (subject to payment of a termination fee), each of which it reviewed with its outside legal advisor;

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the fact that the merger consideration includes shares of TowneBank common stock, which would allow TowneBank shareholders who receive stock consideration to participate in the future performance of the combined Old Point and TowneBank business and synergies resulting from the merger, and the value to Old Point shareholders represented by that consideration;

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the fact that the merger consideration includes cash, which would allow TowneBank shareholders who receive cash consideration the opportunity to realize cash for the value for their shares with immediate certainty of value;

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the historical performance of each of Old Point’s and TowneBank’s common stock;

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the support of the merger agreement by certain holders of Old Point common stock who have entered into support agreements pursuant to which, among other things, each such holder has agreed, subject to the terms of the support agreements, to (i) vote the shares of Old Point common stock such holder owns beneficially or of record and has the sole power to vote or direct the voting of (constituting in the aggregate approximately 29.5% of the voting power represented by issued and outstanding shares of Old Point common stock as of May 5, 2025, the record date for the Old Point special meeting) in favor of the approval of the merger proposal and the articles amendment proposal, and against any competing transaction and (ii) not transfer such holder’s shares of Old Point common stock prior to the Old Point special meeting, with certain limited exceptions, on the terms and subject to conditions set forth therein, as more fully described in the section entitled “The Transaction Agreements — Description of the Support Agreements”;

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the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions, including based on TowneBank’s past record of receiving timely receiving regulatory approvals for acquisition transactions;

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the stock portion of the merger consideration will generally be tax-free to Old Point shareholders based on the expected tax treatment of the Old Point merger as a “reorganization” for U.S. federal income tax purposes, as further described under “Material U.S. Federal Income Tax Consequences of the Merger”;

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the greater liquidity in the trading market for TowneBank common stock relative to the market for Old Point common stock; and

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the opinion, dated April 2, 2025, of KBW to the Old Point board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Old Point common stock of the merger consideration in the Old Point merger, as more fully described below under “— Opinion of Old Point’s Financial Advisor”.

The Old Point board of directors also considered a number of potential risks and uncertainties associated with the merger. The Old Point board of directors concluded that the anticipated benefits of the merger were likely to outweigh these risks and uncertainties substantially. These potential risks and uncertainties included:

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the potential for the value of the stock consideration to be received by holders of shares of Old Point common stock to be adversely affected by a decrease in the trading price of shares of TowneBank common stock;

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the risk that Old Point shareholders are not guaranteed to receive the type of merger consideration that they elect due to the proration mechanics;

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the potential risk of diverting management attention and resources from the operation of Old Point’s business and toward completion of the merger;

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the fact that the merger agreement restricts the conduct of Old Point’s business prior to the effective time which, subject to certain exceptions, could delay or prevent Old Point from undertaking business opportunities that may arise or taking certain other actions that it would otherwise take to operate Old Point’s business absent the pending merger;

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the potential risks associated with achieving the anticipated synergies and cost savings and successfully integrating Old Point’s business, operations and employees with those of TowneBank, and the risk of not realizing all of the anticipated benefits of the merger or not realizing them in the expected timeframe;

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the possibility that Old Point will have to pay an $8.2 million termination fee to TowneBank if the merger agreement is terminated under certain circumstances;

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the risk that, while Old Point expects the merger to be consummated, there can be no assurance that the conditions to the parties’ conditions to complete the merger will be satisfied, including the risk that the requisite Old Point vote may not be obtained;

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the risk that the necessary regulatory approvals may not be obtained in a timely manner or without the imposition of unacceptable conditions;

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the risk of employee attrition or other adverse effects on business and customer relationships as a result of the pending merger;

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that Old Point’s shareholders will not be entitled to appraisal or dissenters’ rights in connection with the merger;

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that Old Point’s directors and executive officers may have interests in the merger that are different from or in addition to those of Old Point’s shareholders generally, as more fully described under “— Interests of Old Point’s Directors and Executive Officers in the Merger” beginning on page 65;

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certain anticipated merger-related costs;

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that under the merger agreement and subject to certain exceptions, Old Point cannot solicit or pursue competing acquisition proposals;

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the possibility of litigation challenging the merger and the belief of the Old Point board of directors that any such litigation would be without merit; and

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the other risks described under the section of this proxy statement/offering circular entitled “Risk Factors.”

The foregoing discussion of the factors considered by the Old Point board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Old Point board of directors. In reaching its decision to adopt and approve the merger agreement and the merger and the other transactions contemplated by the merger agreement, the Old Point board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Old Point board of directors considered all these factors as a whole, including after its discussions with, and questioning of, Old Point’s management and Old Point’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.
This explanation of the reasoning of the Old Point board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

In considering the recommendation of the Old Point board of directors, you should be aware that certain directors and executive officers of Old Point may have interests in the merger that are different form, or in addition to, interests of shareholders of Old Point generally. The Old Point board of directors was aware of these interests and considered them when evaluating and negotiating the merger, the merger agreement and the transactions contemplated thereby, and in recommending that Old Point’s shareholders vote in favor of the merger. See “— Interests of Old Point’s Directors and Executive Officers in the Merger” beginning on page 65.
For the reasons set forth above, the Old Point board of directors unanimously recommends that holders of Old Point common stock vote “FOR” the merger proposal.
Opinion of Old Point’s Financial Advisor
Old Point engaged KBW to render financial advisory and investment banking services to Old Point, including an opinion to the Old Point board of directors as to the fairness, from a financial point of view, to the common shareholders of Old Point of the merger consideration in the proposed merger. Old Point selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.
As part of its engagement, representatives of KBW attended the meeting of the Old Point board of directors held on April 2, 2025, at which the Old Point board of directors evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the Old Point board an opinion (initially rendered verbally and confirmed in a written opinion dated April 2, 2025) to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration (defined in KBW’s opinion as the cash consideration of $41.00 and the stock consideration of 1.14 shares of TowneBank common stock, taken together) was fair, from a financial point of view, to the holders of Old Point common stock. The Old Point board of directors approved the merger agreement at this meeting.
The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex C to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.
KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Old Point board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the merger consideration in the Old Point merger to the holders of Old Point common stock. It did not address the underlying business decision of Old Point to engage in the merger or enter into the merger agreement or constitute a recommendation to the Old Point board of directors in connection with the merger, and it does not constitute a recommendation to any holder of Old Point common stock or any shareholder of any other entity as to how to vote or act in connection with the merger or any other matter (including what election any holder of Old Point common stock should make with respect to the cash consideration or the stock consideration), nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’ or affiliates’ agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.
KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Old Point and TowneBank and bearing upon the merger, including, among other things:

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a draft of the merger agreement dated March 31, 2025 (the most recent draft then made available to KBW);

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the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2024 of Old Point;

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the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2024 of TowneBank;

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certain regulatory filings of Old Point and TowneBank and their respective subsidiaries, including, as applicable, the semi-annual reports on Form FRY-SP (in the case of Old Point) and call reports filed with respect to each quarter during the three year period ended December 31, 2024;

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certain other interim reports and other communications of Old Point and TowneBank to their respective shareholders; and

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other financial information concerning the businesses and operations of Old Point and TowneBank furnished to KBW by Old Point and TowneBank or which KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:
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the historical and current financial position and results of operations of Old Point and TowneBank;

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the assets and liabilities of Old Point and TowneBank;

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the nature and terms of certain other merger transactions and business combinations in the banking industry;

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a comparison of certain financial and stock market information for Old Point and TowneBank with similar information for certain other companies the securities of which were publicly traded;

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financial and operating forecasts and projections of Old Point that were prepared by Old Point management, provided to and discussed with KBW by such management, and used and relied upon by KBW at the direction of such management and with the consent of the Old Point board of directors;

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publicly available consensus “street estimates” of TowneBank as well as assumed TowneBank long-term growth rates provided to KBW by TowneBank management, all of which information was discussed with KBW by such management and used and relied upon by KBW based on such discussions, at the direction of Old Point management and with the consent of the Old Point board of directors; and

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estimates regarding certain pro forma financial effects of the merger on TowneBank (including, without limitation, the cost savings expected to result or be derived from the merger) that were prepared by TowneBank management, provided to and discussed with KBW by such management, and used and relied upon by KBW based on such discussions, at the direction of Old Point management and with the consent of the Old Point board of directors.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions held by the managements of Old Point and TowneBank regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by Old Point, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with Old Point.
In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to or discussed with it or that was publicly available and KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of Old Point as to the reasonableness and achievability of the financial and operating forecasts and projections of Old Point and KBW assumed that all such information was reasonably prepared and represented the best currently available estimates and judgments of such management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated by such management. KBW further relied, with the consent of Old Point, upon TowneBank management as to the reasonableness and achievability of the publicly available consensus “street estimates” of TowneBank, the assumed TowneBank long-term growth rates and the estimates regarding certain pro forma financial effects of the merger on TowneBank (including, without limitation, the cost savings expenses expected to result or be derived from the merger), all as referred to above (and the assumptions and bases for all such information), and KBW assumed that all such information was reasonably prepared and represented, or in the case of the publicly available consensus “street estimates” of TowneBank referred to above that such estimates were consistent with, the best currently available estimates and judgments of such management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated.
It is understood that the portion of the foregoing financial information of Old Point and TowneBank that was provided to KBW was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of TowneBank referred to above, was based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular as of the date of KBW’s opinion, the widespread disruption, extraordinary uncertainty and unusual volatility arising from global tensions and political unrest, economic uncertainty and prolonged higher interest rates and, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the respective managements of Old Point and TowneBank and with the consent of the Old Point board of directors, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Old Point or TowneBank since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for credit losses and KBW assumed, without independent verification and with Old Point’s consent, that the aggregate allowances for credit losses for each of Old Point and TowneBank are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Old Point or TowneBank, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of Old Point or TowneBank under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. KBW made note of the classification by Old Point and TowneBank of their respective loans and owned securities as either held to maturity or held for investment, on the one hand, or available or held for sale, on the other hand, and also reviewed reported fair value marks-to-market and other reported valuation information, if any, relating to such loans or owned securities contained in the parties’ respective financial statements, but KBW expressed no view as to any such matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as KBW’s view of the actual value of any companies or assets.
KBW assumed, in all respects material to its analyses:
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that the merger and any related transactions would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft reviewed by KBW and referred to above) with no adjustments to the merger consideration (including the allocation between cash and stock) and with no other consideration or payments in respect of Old Point common stock;

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that the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

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that each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•
that there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transactions and that all conditions to the completion of the merger and any related transactions would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

•
that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of Old Point, TowneBank or the pro forma entity, or the contemplated benefits of the merger, including without limitation the cost savings expected to result or be derived from the merger.

KBW assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Exchange Act, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of Old Point that Old Point relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Old Point, TowneBank, the merger and any related transaction and the merger agreement. KBW did not provide advice with respect to any such matters.
KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of the opinion, of the merger consideration in the merger to the holders of Old Point common stock. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction, including without limitation, the form or structure of the merger (including the form of merger consideration or the allocation thereof between cash and stock) or any such related transaction, any consequences of the merger or any such related transaction to Old Point, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, noncompetition, shareholder, community involvement or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through the date of such opinion. As of the date of KBW’s opinion, there has been significant volatility in the stock and other financial markets arising from global tensions and political unrest, economic uncertainty and prolonged higher interest rates. Developments subsequent to the date of KBW’s opinion, including recently announced actual or threatened imposition of tariff increases, may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:
•
the underlying business decision of Old Point to engage in the merger or enter into the merger agreement;

•
the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Old Point or the Old Point board of directors;

•
the fairness of the amount or nature of any compensation to any of Old Point’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Old Point common stock;

•
the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Old Point (other than the holders of Old Point common stock, solely with respect to the merger consideration (as described in KBW’s opinion) and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of TowneBank or any other party to any transaction contemplated by the merger agreement;

•
whether TowneBank had sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate cash consideration to the holders of Old Point common stock at the closing of the merger;

•
the election by holders of Old Point common stock to receive the cash consideration or the stock consideration, or the actual allocation of the merger consideration between cash and TowneBank common stock among such holders (including, without limitation, any reallocation thereof as a result of proration pursuant to the merger agreement), or the relative fairness of the cash consideration and the stock consideration;

•
the actual value of TowneBank common stock to be issued in the merger;

•
the prices, trading range or volume at which Old Point common stock or TowneBank common stock would trade following the public announcement of the merger or the prices, trading range or volume at which TowneBank common stock would trade following the consummation of the merger;

•
any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•
any legal, regulatory, accounting, tax or similar matters relating to Old Point, TowneBank, their respective shareholders, or relating to or arising out of or as a consequence of the merger or any related transaction, including whether or not the Old Point merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Old Point and TowneBank. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, KBW’s opinion was among several factors taken into consideration by the Old Point board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Old Point board of directors with respect to the fairness of the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between Old Point and TowneBank and the decision of Old Point to enter into the merger agreement was solely that of the Old Point board of directors.
The following is a summary of the material financial analyses presented by KBW to the Old Point board of directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the Old Point board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.
For purposes of the financial analyses described below, KBW utilized an implied transaction value for the merger of $39.53 per share of Old Point common stock, or approximately $202 million in the aggregate, based on the sum of the cash consideration of $41.00, multiplied by 40%, and the implied value of the stock consideration of 1.14 shares of TowneBank common stock based on the closing price of TowneBank common stock on April 1, 2025, multiplied by 60%. KBW also calculated an implied transaction value for the merger of $39.77 per share of Old Point common stock, or approximately $203 million in the aggregate, based on the sum of the cash consideration, multiplied by 50%, and the implied value of the stock consideration, multiplied by 50%. In addition to the financial analyses described below, KBW reviewed with the Old Point board of directors for informational purposes, among other things, implied transaction multiples for the proposed merger (based on the implied transaction value for the merger of approximately $202 in the aggregate) of 18.7x Old Point’s estimated calendar year 2025 net income and 16.2x Old Point’s estimated calendar year 2026 net income using financial forecasts and projections of Old Point provided by Old Point management.
TowneBank Selected Companies Analysis.   Using publicly available information, KBW compared the financial performance, financial condition and market performance of TowneBank to 12 selected major exchange-traded banks headquartered in Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana. Mississippi, North Carolina, South Carolina, Tennessee, Virginia or West Virginia with total assets between $10.0 billion and $30.0 billion. Live Oak Bancshares, Inc., digital cloud-based bank, was excluded from the selected companies.
The selected companies were as follows (shown by column in descending order of total assets):
United Community Banks, Inc.	Renasant Corporation
Ameris Bancorp	ServisFirst Bancshares, Inc.
Atlantic Union Bankshares Corporation	Seacoast Banking Corporation of Florida
Home Bancshares, Inc. (Conway, AR)	FB Financial Corporation
WesBanco, Inc.	First Bancorp
Trustmark Corporation	Eagle Bancorp, Inc.
To perform this analysis, KBW used profitability and other financial information as of or for the latest twelve months (“LTM”) or most recent completed fiscal quarter (“MRQ”) ended December 31, 2024 and market price information as of April 1, 2025. KBW also used EPS estimates taken from consensus “street estimates” for TowneBank and the selected companies. Certain financial data presented in the tables below may not correspond to the data presented in TowneBank’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.
KBW’s analysis showed the following concerning the financial performance of TowneBank and the selected companies:
		Selected Companies
	TowneBank	25th Percentile	Median	Average	75th Percentile
LTM Core Return on Avg. Assets(1)	1.02%	0.95%	1.08%	1.09%	1.29%
LTM Core Return on Avg. Tangible Common Equity(1)	11.2%	11.8%	12.7%	12.5%	14.4%
LTM Core Pre-tax Pre-provision Return on Avg. Assets(2)	1.22%	1.33%	1.54%	1.61%	1.75%
LTM Net Interest Margin	2.90%	2.95%	3.31%	3.26%	3.51%
LTM Fee Income / Revenue Ratio	36.2%	15.0%	17.4%	16.7%	21.0%
LTM Efficiency Ratio	70.1%	59.8%	57.2%	55.4%	53.1%

(1)
Core net income excluded extraordinary items, non-recurring items and gains / (losses) on sale of securities, non-controlling interest and amortization of intangible and goodwill impairment.

(2)
Core net income excluding provision for loan losses and taxes.

KBW’s analysis also showed the following concerning the financial condition of TowneBank, TowneBank (pro forma as of December 31, 2024 for the recent acquisition of Village Bank and Trust Financial Corp.) and the selected companies:

			Selected Companies
	TowneBank	TowneBank Pro Forma(2)	25th Percentile	Median	Average	75th Percentile
Tangible Common Equity / Tangible Assets	9.69%	8.89%	8.90%	9.42%	9.56%	10.31%
Common Equity Tier 1 Ratio	12.77%	11.64%	11.94%	12.78%	12.89%	14.20%
Total Capital Ratio	15.68%	14.55%	14.87%	15.62%	15.55%	16.29%
Loans HFI / Deposits	79.4%	80.1%	85.2%	86.8%	86.7%	89.8%
Loan Loss Reserve / Gross Loans	1.06%	1.11%	1.19%	1.39%	1.38%	1.54%
Nonperforming Assets / Loans and OREO(1)	0.07%	—	0.91%	0.64%	0.76%	0.33%
Net Charge-Offs / Average Loans	0.01%	—	0.28%	0.16%	0.20%	0.08%

(1)
Nonperforming assets included nonaccrual loans, restructured loans and OREO.

(2)
Based on pro forma financial information as of December 31, 2024 provided by TowneBank.

In addition, KBW’s analysis showed the following concerning the market performance of TowneBank, TowneBank (pro forma as of December 31, 2024 for the recent acquisition of Village Bank and Trust Financial Corp.) and the selected companies:
			Selected Companies
	TowneBank	TowneBank Pro Forma(4)	25th Percentile	Median	Average	75th Percentile
One-Year Stock Price Change	22.8%	—	4.5%	12.2%	11.0%	21.0%
Year-To-Date Stock Price Change	(0.7)%	—	(11.4)%	(8.0)%	(8.9)%	(4.6)%
Stock Price / Tangible Book Value per Share	157%	165%	133%	153%	157%	166%
Stock Price / LTM Core EPS(1)	14.7x	—	11.4x	13.0x	13.5x	14.1x
Stock Price / 2025 Estimated EPS	12.7x	—	10.0x	11.8x	12.1x	13.4x
Stock Price / 2026 Estimated EPS	10.4x	—	9.2x	10.2x	10.2x	11.5x
Dividend Yield(2)	3.0%	—	2.1%	2.8%	2.8%	3.2%
MRQ Dividend Payout(3)	43.0%	—	27.6%	29.7%	32.1%	36.4%

(1)
Core net income excluded extraordinary items, non-recurring items and gains / (losses) on sale of securities, non-controlling interest and amortization of intangible and goodwill impairment.

(2)
Annualized dividend for the fiscal quarter ended December 31, 2024 as a percentage of stock price.

(3)
Annualized dividend for the fiscal quarter ended December 31, 2024 as a percentage of annualized MRQ Core EPS.

(4)
Based on pro forma financial information as of December 31, 2024 provided by TowneBank.

No company used as a comparison in the above selected companies analysis is identical to TowneBank. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Old Point Selected Companies Analysis.   Using publicly available information, KBW compared the financial performance, financial condition and market performance of Old Point to 19 selected major exchange-traded banks headquartered in Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia, Washington D.C. and West Virginia with total assets between $1.0 billion and $4.0 billion.

The selected companies were as follows (shown by column in descending order of total assets):
Primis Financial Corp.	FVCBankcorp, Inc.
MetroCity Bankshares, Inc.	First National Corporation
First Community Bankshares, Inc.	First United Corporation
Capital Bancorp, Inc.	First Community Corporation
MVB Financial Corp.	Eagle Financial Services, Inc.
Colony Bankcorp, Inc.	National Bankshares, Inc.
Blue Ridge Bankshares, Inc.	Peoples Bancorp of North Carolina, Inc.
C&F Financial Corporation	Virginia National Bankshares Corporation
John Marshall Bancorp, Inc.	Chain Bridge Bancorp, Inc.
MainStreet Bancshares, Inc.
To perform this analysis, KBW used profitability and other financial information as of or for the latest twelve months or most recent completed fiscal quarter ended December 31, 2024 and market price information as of April 1, 2025. In addition, KBW used EPS estimates of Old Point taken from financial forecasts and projections of Old Point provided by Old Point management, and KBW used EPS estimates of the selected companies taken from consensus “street estimates” for the selected companies to the extent publicly available (consensus “street estimates” for 2025 and 2026 were not publicly available for five of the selected companies). Where consolidated holding company level financial data for Old Point and the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios. Certain financial data presented in the tables below may not correspond to the data presented in Old Point’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.
KBW’s analysis showed the following concerning the financial performance of Old Point and the selected companies:
		Selected Companies
	Old Point	25th Percentile	Median	Average	75th Percentile
LTM Core Return on Avg. Assets(1)	0.71%	0.58%	0.75%	0.82%	1.08%
LTM Core Return on Avg. Tangible Common Equity(1)	9.5%	7.0%	9.9%	9.3%	12.8%
LTM Core Pre-tax Pre-provision Return on Avg. Assets(2)	0.91%	0.85%	1.19%	1.24%	1.56%
LTM Net Interest Margin	3.53%	2.82%	3.13%	3.33%	3.51%
LTM Fee Income / Revenue Ratio	21.9%	15.5%	20.3%	19.1%	23.3%
LTM Efficiency Ratio	78.3%	75.6%	68.4%	69.6%	60.6%

(1)
Core net income excluded extraordinary items, non-recurring items and gains / (losses) on sale of securities, non-controlling interest and amortization of intangible and goodwill impairment.

(2)
Core net income excluding provision for loan losses and taxes.

KBW’s analysis showed the following concerning the financial condition of Old Point and the selected companies:
		Selected Companies
	Old Point	25th Percentile	Median	Average	75th Percentile
Tangible Common Equity / Tangible Assets	7.74%	7.67%	8.54%	9.03%	10.35%
Common Equity Tier 1 Ratio	12.97%	12.50%	13.74%	15.04%	16.02%
Total Capital Ratio	13.98%	14.42%	15.69%	16.97%	17.55%
Loans HFI / Deposits	80.5%	77.3%	89.8%	84.8%	95.6%
Loan Loss Reserve / Gross Loans	1.15%	0.98%	1.06%	1.15%	1.33%
Nonperforming Assets / Loans and OREO(1)	0.20%	0.78%	0.48%	0.54%	0.18%
Net Charge-Offs / Average Loans	0.15%	0.31%	0.16%	0.24%	0.02%

(1)
Nonperforming assets included nonaccrual loans, restructured loans and OREO.

In addition, KBW’s analysis showed the following concerning the market performance of Old Point and, to the extent publicly available, the selected companies (excluding the impact of the LTM Core EPS multiples for two of the selected companies, which multiples were considered not meaningful because they were less than 0.0x or greater than 35.0x and excluding the impact of the MRQ dividend payout ratios for three of the selected companies, which ratios were considered to be not meaningful because they were less than 0.0%):
		Selected Companies
	Old Point	25th Percentile	Median	Average	75th Percentile
One-Year Stock Price Change	74.1%	(5.5)%	11.9%	11.0%	30.1%
Year-To-Date Stock Price Change	14.9%	(13.7)%	(9.4)%	(9.0)%	(5.1)%
Stock Price / Tangible Book Value per Share	136%	93%	113%	115%	132%
Stock Price / LTM Core EPS(1)	14.7x	11.0x	11.5x	13.4x	13.4x
Stock Price / 2025 Estimated EPS	14.2x	9.5x	9.9x	10.6x	10.9x
Stock Price / 2026 Estimated EPS	12.2x	7.9x	8.5x	8.7x	9.1x
Dividend Yield(2)	1.9%	2.7%	2.9%	3.1%	3.7%
MRQ Dividend Payout(3)	24.5%	24.5%	29.2%	34.4%	40.3%

(1)
Core net income excluded extraordinary items, non-recurring items and gains / (losses) on sale of securities, non-controlling interest and amortization of intangible and goodwill impairment.

(2)
Annualized dividend for the fiscal quarter ended December 31, 2024, if paid, as a percentage of stock price. Three of the selected companies did not pay dividends for the fiscal quarter ended December 31, 2024.

(3)
Annualized dividend for the fiscal quarter ended December 31, 2024, if paid, as a percentage of annualized MRQ Core EPS. Three of the selected companies did not pay dividends for the fiscal quarter ended December 31, 2024.

No company used as a comparison in the above selected companies analysis is identical to Old Point. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Selected Transactions Analysis.   KBW reviewed publicly available information related to 18 selected U.S. whole bank and thrift transactions announced since December 31, 2022 with announced deal values between $100 million and $300 million. Merger-of-equals transactions were excluded from the selected transactions.

The selected transactions were as follows:
Acquiror	Acquired Company
MetroCity Bankshares, Inc.	First IC Corporation
Seacoast Banking Corporation of Florida	Heartland Bancshares, Inc.
Old Second Bancorp, Inc.	Bancorp Financial, Inc.
Cadence Bank	FCB Financial Corp.
Glacier Bancorp, Inc.	Bank of Idaho Holding Company
CNB Financial Corporation	ESSA Bancorp, Inc.
Northwest Bancshares, Inc.	Penns Woods Bancorp, Inc.
Mid Penn Bancorp, Inc.	William Penn Bancorporation
TowneBank	Village Bank and Trust Financial Corp.
EverBank	Sterling Bank and Trust, FSB
NBT Bancorp Inc.	Evans Bancorp, Inc.
ConnectOne Bancorp, Inc.	The First of Long Island Corporation
CBC Bancorp	Bay Community Bancorp
Alerus Financial Corporation	HMN Financial, Inc.
United Bankshares, Inc.	Piedmont Bancorp, Inc.
Global Federal Credit Union	First Financial Northwest Bank
Peoples Financial Services Corp.	FNCB Bancorp, Inc.
United Community Banks, Inc.	First Miami Bancorp, Inc.
For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the respective transaction:
•
Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•
Pay to Trade ratio (calculated as the price to tangible book value multiple paid in the respective transaction divided by the acquiror’s standalone closing stock price to tangible book value multiple) in the 14 selected transactions which involved public acquirors and in which stock consideration was paid;

•
Price per common share to LTM Core EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM core earnings); and

•
Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium.

KBW also reviewed the price per common share paid for the acquired company for the 13 selected transactions involving publicly traded acquired companies as a premium/(discount) to the closing price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one-day market premium). The resulting transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the implied transaction value for the merger of $39.53 per outstanding share of Old Point common stock and using historical financial information for Old Point as of or for the 12 months ended December 31, 2024 and the closing price of Old Point common stock on April 1, 2025.

The results of the analysis are set forth in the following table (excluding the impact of the LTM Core EPS multiples for two of the selected transactions, which multiples were considered not meaningful because they were less than 0.0x or greater than 35.0x):
		Selected Transactions
	TowneBank / Old Point	25th Percentile	Median	Average	75th Percentile
Price / Tangible Book Value	180%	104%	142%	135%	163%
Pay to Trade Ratio	1.09x	0.81x	0.88x	0.86x	0.91x
Price / LTM Core EPS(1)	19.5x	9.4x	13.3x	15.5x	18.7x
Core Deposit Premium	8.2%	0.8%	6.1%	5.3%	8.6%
One-Day Market Premium	32.0%	6.6%	15.4%	30.8%	48.6%

(1)
Core net income excluded extraordinary items, non-recurring items and gains / (losses) on sale of securities, non-controlling interest and amortization of intangible and goodwill impairment.

No company or transaction used as a comparison in the above selected transaction analysis is identical to Old Point or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Relative Contribution Analysis.   KBW analyzed the relative standalone contribution of TowneBank and Old Point to various pro forma balance sheet and income statement items and the combined market capitalization of the companies. This analysis did not include purchase accounting adjustments or cost savings. To perform this analysis, KBW used (i) balance sheet and income statement data for TowneBank (pro forma, in the case of balance sheet data, for the recent acquisition of Village Bank and Trust Financial Corp.) provided by TowneBank management and historical balance sheet and income statement data for Old Point as of or for the 12 months ended December 31, 2024, (ii) publicly available consensus “street estimates” of TowneBank, (iii) financial forecasts and projections of Old Point provided by Old Point management, and (iv) market price information as of April 1, 2025. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of TowneBank shareholders and Old Point shareholders in the surviving corporation based on allocating stock consideration to either 60% or 50% of outstanding Old Point common stock in the merger as provided for in the merger agreement and also with the implied pro forma ownership percentages of TowneBank shareholders and Old Point shareholders in the surviving corporation hypothetically assuming 100% stock consideration in the merger for illustrative purposes:
	TowneBank as a % of Total	Old Point as a % of Total
Pro Forma Ownership
Ownership at 60% stock consideration	96%	4%
Ownership at 50% stock consideration	96%	4%
Illustrative Ownership assuming 100% stock consideration	93%	7%
Market Information:
Pre-Transaction Market Capitalization	94%	6%
Balance Sheet
Assets	93%	7%
Gross Loans Held for Investment	92%	8%
Deposits	92%	8%
Tangible Common Equity	93%	7%

	TowneBank as a % of Total	Old Point as a % of Total
Income Statement
LTM Core Net Income(1)	94%	6%
2025 Estimated Net Income	95%	5%
2026 Estimated Net Income	95%	5%

(1)
Core net income excluded extraordinary items, non-recurring items and gains / (losses) on sale of securities, non-controlling interest and amortization of intangible and goodwill impairment.

Financial Impact Analysis.   KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of TowneBank and Old Point. Using (i) closing balance sheet estimates as of December 31, 2025 for TowneBank based on publicly available consensus “street estimates” of TowneBank and closing balance sheet estimates as of December 31, 2025 for Old Point provided by Old Point management, (ii) publicly available consensus EPS “street estimates” of TowneBank and assumed long-term growth rates for TowneBank provided by TowneBank management, (iii) financial forecasts and projections of Old Point provided by Old Point management, and (iv) pro forma assumptions (including, without limitation, the cost savings expected to result from the merger and certain purchase accounting and earnings adjustments and other merger-related adjustments and the restructuring charge assumed with respect thereto and also allocating stock consideration to 55% of outstanding Old Point common stock in the merger) provided by TowneBank management, KBW analyzed the potential financial impact of the merger on certain projected financial results of TowneBank. This analysis indicated the merger could be accretive to TowneBank’s estimated 2026 and 2027 EPS and could be dilutive to TowneBank’s estimated tangible book value per share at closing assumed as of December 31, 2025. Furthermore, the analysis indicated that, pro forma for the merger, each of TowneBank’s tangible common equity to tangible assets ratio, Tier 1 Leverage Ratio, Common Equity Tier 1 Ratio, Tier 1 Capital Ratio and Total Risk-based Capital Ratio at closing assumed as of December 31, 2025 could be lower. For all of the above analysis, the actual results achieved by TowneBank following the merger may vary from the projected results, and the variations may be material.
TowneBank Dividend Discount Model Analysis.   KBW performed a dividend discount model analysis of TowneBank to estimate a range for the implied equity value of TowneBank. In this analysis, KBW used publicly available consensus “street estimates” of TowneBank and assumed long-term growth rates for TowneBank provided by TowneBank management and assumed discount rates ranging from 11.0% to 15.0%. The range of values was derived by adding (i) the present value of the estimated excess capital available for dividends that TowneBank could generate over the period from December 31, 2025, through December 31, 2029 as a standalone company, and (ii) the present value of TowneBank’s implied terminal value at the end of such period. KBW assumed that TowneBank would maintain a common equity tier 1 ratio of 10.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of TowneBank, KBW applied a range of 9.0x to 13.0x TowneBank’s estimated 2030 earnings. This dividend discount model analysis resulted in a range of implied values per share of TowneBank common stock of $31.82 to $45.81.
The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of TowneBank or the pro forma surviving corporation.
Old Point Dividend Discount Model Analysis.   KBW performed a dividend discount model analysis of Old Point to estimate a range for the implied equity value of Old Point. In this analysis, KBW used financial forecasts and projections relating to the net income and assets of Old Point provided by Old Point management and assumed discount rates ranging from 12.0% to 16.0%. The range of values was derived by adding (i) the present value of the estimated excess capital available for dividends that Old Point could generate over the period from December 31, 2025 through December 31, 2029 as a standalone company, and (ii) the present value of Old Point’s implied terminal value at the end of such period. KBW assumed that Old Point would maintain a common equity tier 1 ratio of 10.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of Old Point, KBW applied a range of 8.0x to 12.0x Old Point’s estimated 2030 earnings. This dividend discount model analysis resulted in a range of implied values per share of Old Point common stock of $20.63 to $30.43.
The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of Old Point.
Miscellaneous.   KBW acted as financial advisor to Old Point in connection with the proposed merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses, may from time to time purchase securities from, and sell securities to, Old Point and TowneBank. In addition, as a market maker in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Old Point or TowneBank for its and their own respective accounts and for the accounts of its and their respective customers and clients.
Pursuant to the KBW engagement agreement, Old Point agreed to pay KBW a total cash fee equal to 1.50% of the aggregate merger consideration, $500,000 of which became payable to KBW with the rendering of its opinion, and the balance of which is contingent upon the closing of the Old Point merger. Old Point also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with the present engagement, KBW did not provide investment banking or financial advisory services to Old Point during the two years preceding the date of its opinion. During the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to TowneBank. KBW may in the future provide investment banking and financial advisory services to Old Point or TowneBank and receive compensation for such services.
Certain Unaudited Prospective Financial Information
TowneBank and Old Point do not, as a matter of course, publicly disclose forecasts or internal projections as to their respective future performance, revenues, earnings, financial condition or other results given, among other reasons, the inherent uncertainty of the underlying assumptions and estimates, other than, from time to time, estimated ranges of certain expected financial results and operational metrics for the current year and certain future years in their respective regular earnings press releases and other investor materials.
However, TowneBank and Old Point are including in this proxy statement/offering circular certain unaudited prospective financial information for TowneBank and Old Point that was made available as described below. We refer to this information collectively as the “prospective financial information”. A summary of certain significant elements of this information is included in this proxy statement/offering circular solely for the purpose of providing holders of Old Point common stock access to certain information made available to Old Point and its board of directors and financial advisor.
Neither TowneBank nor Old Point endorses the prospective financial information as necessarily predictive of actual future results. Furthermore, although presented with numerical specificity, the prospective financial information reflects numerous estimates and assumptions with respect to, among other things, economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which TowneBank and Old Point operate and the risks and uncertainties described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and in the reports that TowneBank and Old Point file with the FDIC and SEC, respectively, from time to time, all of which are difficult to predict and many of which are outside the control of TowneBank and Old Point and will be beyond the control of the surviving corporation. There can be no assurance that the underlying assumptions or projected results will be realized, and actual results could differ materially from those reflected in the prospective financial information, whether or not the merger is completed. Further, these assumptions do not include all potential actions that the management of TowneBank or Old Point could or might have taken during these time periods. In addition, since the prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. The inclusion in this proxy statement/offering circular of the prospective financial information below should not be regarded as an indication that TowneBank, Old Point or their respective boards of directors or advisors considered, or now consider, this prospective financial information to be material information to any holders of TowneBank common stock or holders of Old Point common stock, as the case may be, particularly in light of the inherent risks and uncertainties associated with such prospective financial information, or that it should be construed as financial guidance, and it should not be relied on as such. The prospective financial information is not fact and should not be relied upon as necessarily indicative of actual future results. The prospective financial information also reflects numerous variables, expectations and assumptions available at the time it was prepared as to certain business decisions that are subject to change and does not take into account any circumstances or events occurring after the date it was prepared, including the transactions contemplated by the merger agreement or the possible financial and other effects on TowneBank or Old Point of the merger, and does not attempt to predict or suggest actual future results of the surviving corporation or give effect to the merger, including the effect of negotiating or executing the merger agreement, the costs that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the surviving corporation as a result of the merger, the effect on TowneBank or Old Point of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the prospective financial information does not take into account the effect of any possible failure of the merger to occur. No assurances can be given that if the prospective financial information had been prepared as of the date of this proxy statement/offering circular, similar assumptions would be used. In addition, the prospective financial information may not reflect the manner in which the surviving corporation would operate after the merger.
The prospective financial information was not prepared for the purpose of, or with a view toward, public disclosure (except for the TowneBank street estimates, as defined below) or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the FDIC or SEC regarding forward-looking statements or generally accepted accounting principles. No independent registered public accounting firm has audited, reviewed, examined, compiled or applied any procedures with respect to the prospective financial information and, accordingly, no independent public accounting firm has expressed any opinion or given any other form of assurance with respect thereto or its achievability.
Certain Unaudited Prospective Financial Information of Old Point
For purposes of certain financial analyses performed in connection with KBW’s opinion, Old Point provided KBW with certain estimated unaudited prospective financial information for Old Point in 2025 and 2026, as well as estimated annual growth rates to be used to extrapolate Old Point’s financial results. The following table presents Old Point’s estimated unaudited prospective net income for the years ending December 31, 2025, and 2026, as provided to KBW by Old Point and used by KBW in performing financial analyses in connection with its opinion delivered to the Old Point board of directors.
	For the year ending December 31, 2025	For the year ending December 31, 2026
Net Income (in millions)	$10.8	$12.5

For purposes of the dividend discount model analysis of Old Point performed in connection with KBW’s opinion, Old Point senior management provided KBW with estimated annual growth rates of 6.0% in 2027 and thereafter for Old Point’s net income and 4.8% in 2025, 2.4% in 2026 and 6.0% in 2027 and thereafter for Old Point’s risk-weighted assets.
Certain Unaudited Prospective Financial Information of TowneBank
The following table presents consensus Wall Street research estimates for TowneBank’s 2025 and 2026 earnings per share and net income (collectively, the “TowneBank street estimates”), that were discussed with KBW by TowneBank senior management and used by KBW at the direction of Old Point management in performing financial analyses in connection with its opinion delivered to the Old Point board of directors.
	For the year ending December 31, 2025	For the year ending December 31, 2026
EPS	$2.65	$3.24
Net Income (in millions)	$199.2	$245.4
In addition, for purposes of the dividend discount model analysis of TowneBank performed in connection with KBW’s opinion delivered to the Old Point board of directors, TowneBank senior management provided KBW with estimated annual growth rates of 6.0% in 2027 and thereafter for TowneBank’s net income. Certain additional pro forma assumptions (including preliminary purchase accounting and merger-related adjustments) that were included on page 7 of an investor presentation that was filed as Exhibit 99.2 to Old Point’s Form 8-K filed on April 3, 2025, which is incorporated by reference into this proxy statement/offering circular, were also used in KBW’s analysis.
General
The stand-alone prospective financial information for TowneBank and Old Point was prepared separately and the different estimates are not intended to be added together. Adding the prospective financial information together for the two companies is not intended to represent the results the surviving corporation will achieve if the merger is completed and is not intended to represent forecasted financial information for the surviving corporation if the merger is completed.
By including in this proxy statement/offering circular a summary of the prospective financial information, neither TowneBank nor Old Point nor any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of TowneBank or Old Point compared to the information contained in the prospective financial information. Neither TowneBank, Old Point, nor, after completion of the merger, the surviving corporation, undertakes any obligation to update or otherwise revise the prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of subsequent or unanticipated events, even in the event that any or all of the underlying assumptions are shown to be inappropriate, or to reflect changes in general economic or industry conditions. None of TowneBank, Old Point or their respective advisors or other representatives has made, makes or is authorized in the future to make any representation to any TowneBank shareholder or Old Point shareholder or other person regarding TowneBank’s or Old Point’s ultimate performance compared to the information contained in the prospective financial information or that the results reflected in the prospective financial information will be achieved. The prospective financial information included above is provided because it was made available to and considered or used by Old Point and its board of director and financial advisor in connection with the merger.
In light of the foregoing, and considering that the Old Point special meeting will be held several months after the prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Old Point shareholders are cautioned not to place unwarranted reliance on such information, and are urged to review TowneBank’s and Old Point’s most recent FDIC or SEC filings, respectively, for a description of their reported financial results and the financial statements of TowneBank and Old Point incorporated by reference in this proxy statement/offering circular. See the section entitled “Where You Can Find More Information” beginning on page 110. The prospective financial information summarized in this section is not included in this proxy statement/offering circular in order to induce any holder of Old Point common stock to vote in favor of the merger proposal, the articles amendment proposal or any of the other proposals to be voted on at the Old Point special meeting.
Interests of Old Point’s Directors and Executive Officers in the Merger
In considering the recommendation of the Old Point board of directors to vote to approve the merger proposal and the articles amendment proposal, holders of Old Point common stock should be aware that the directors and executive officers of Old Point may have interests in the merger that are different from, or in addition to, the interests of holders of Old Point common stock generally. The Old Point board of directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement and approving the merger agreement and the merger, and in recommending to holders of Old Point common stock that they vote to approve the merger proposal. Any such interests are described in more detail below. Note that the merger will constitute a change of control for purposes of Old Point’s compensation plans, programs, and agreements.
Treatment of Outstanding Old Point Restricted Stock Awards
The outstanding Old Point restricted stock awards held by Old Point’s directors and executive officers immediately prior to the effective time will be treated as described in “The Merger Agreement — Treatment of Old Point Restricted Stock Awards,” such that at the effective time, each restricted share of Old Point common stock granted under the Old Point Financial Corporation 2016 Incentive Stock Plan that is unvested immediately prior to the effective time will fully vest and be converted into the right to receive the merger consideration. As of the date of this proxy statement/offering circular, Old Point’s directors and executive officers owned, in the aggregate, 39,454 shares subject to unvested restricted stock awards granted under the Old Point Financial Corporation 2016 Incentive Stock Plan, including the following held by Old Point’s named executive officers: Robert F. Shuford, Jr., 8,444 shares; Joseph R. Witt, 5,948 shares; and Donald S. Buckless, 5,025 shares.
For an estimate of the value to be received by each of Old Point’s named executive officers in respect of their unvested Old Point restricted stock awards outstanding as of the date hereof, see the section titled “— Potential Payments and Benefits to Old Point’s Named Executive Officers in Connection with a Change of Control” below.
New Employment Agreements with TowneBank
In connection with and subject to the consummation of the merger, TowneBank has entered into employment agreements dated April 2, 2025 with Robert F. Shuford, Jr., Donald S. Buckless, and A. Eric Kauders, Jr. Under the employment agreements, the executives will serve in the following positions: Mr. Shuford, Jr. — Chairman of the TowneBank Peninsula Board of Directors, Mr. Buckless — Executive Vice President and Director of Commercial Banking — Peninsula/Williamsburg, and Mr. Kauders — Chief Executive Officer and President, Trust. The employment agreements become effective upon consummation of the merger, at which time they will replace each executive’s current employment or change of control severance agreement with Old Point. The employment agreements will expire on December 31, 2028 (for Mr. Buckless, December 31, 2027); provided that on December 31, 2028 (for Mr. Buckless, December 31, 2027) and each December 31 thereafter, each employment agreement will be automatically extended for an additional calendar year, unless TowneBank or the executive provides ninety (90) days’ written notice of intent not to renew and extend the term of the employment agreement.
During the employment period, the executives will receive an annual base salary in an amount to be determined by TowneBank, but in no event less than the following: Mr. Shuford, Jr. — $483,135, Mr. Buckless — $303,000, and Mr. Kauders — $267,000. The executives will receive annual incentive payments and stock awards in such amounts and at such times as may be determined by TowneBank pursuant to its incentive plans and programs; provided that Mr. Shuford, Jr. will receive a guaranteed annual bonus in an amount not less than $50,000 and Mr. Buckless and Mr. Kauders, for 2025, will each receive an annual incentive payment in the amount payable pursuant to Old Point’s incentive compensation plan for 2025. The executives will be entitled to participate in TowneBank benefit plans and programs on the same basis as other similarly situated officers of TowneBank. TowneBank shall reimburse Mr. Shuford, Jr. and Mr. Kauders for certain social and country club dues and business entertainment expenses. Also, TowneBank will maintain the Management Section 162 Compensation Agreement (or substantially similar successor agreement) for Mr. Shuford, Jr. during his employment by TowneBank, which agreement provides for the continued funding of a life insurance policy owned by Mr. Shuford, Jr.
Subject to the approval of the TowneBank board, within sixty (60) days following the merger closing, TowneBank will grant awards of restricted stock units to Mr. Buckless and Mr. Kauders representing the right to receive shares of TowneBank common stock with a grant date value, in each case, of $150,000. The restricted stock units will vest subject to the executive’s continued employment with TowneBank through the applicable vesting dates. Mr. Buckless’ award will vest in two equal annual installments and Mr. Kauders’ award will vest in four equal annual installments, provided that in Mr. Kauders’ case, his award will be subject to accelerated vesting if, on or after December 31, 2028, his employment is terminated due to TowneBank’s nonrenewal of his employment agreement.
In connection with the closing of the merger, the executives will also receive a lump sum, cash closing payment on or within forty-five (45) days following the closing date. The closing payment will be in lieu of the severance which would otherwise be payable to the executive pursuant to his existing employment or change of control severance agreement with Old Point if his employment was terminated without “Cause” or he resigned for “Good Reason” within two (2) years following a “Change of Control” of Old Point (with each term as defined in the Old Point employment or change of control severance agreement), and he signed a release and waiver of claims in favor of Old Point, its affiliates, and their respective officers, directors, and successors. The amount of the closing payment will be calculated immediately prior to closing according to the same formula as the severance, as follows: (i) two (2) (for Mr. Shuford, Jr., 2.99) times the executive’s base salary, plus (ii) two (2) (for Mr. Shuford, Jr., 2.99) times the executive’s average annual bonus for the five (5) calendar years preceding the calendar year of the termination, plus (iii) twenty-four (24) times TowneBank’s monthly subsidy for coverage in its medical, dental, and vision plans for active employees (including applicable spouses and dependents); provided, however, that the amount of any change of control payments and benefits provided to the executives will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Code.
If TowneBank terminates the executive’s employment without Cause during the term of the employment agreement or if the executive terminates his employment for Good Reason, he will receive the following payments and benefits, subject to signing a release and waiver of claims in favor of TowneBank, its affiliates, and their respective officers and directors: (i) continuation of base salary payments in accordance with TowneBank’s regular payroll schedule until the expiration of the term of his employment agreement or for one year following termination, whichever period is greater; (ii) if the executive elects COBRA continuation coverage, TowneBank will reimburse the difference between the executive’s monthly COBRA premium and the monthly amount paid by similarly situated active employees until the earliest of (a) the expiration of the term of his employment agreement or for one year following termination, whichever period is greater, (b) the date the executive is no longer eligible for COBRA coverage, or (c) the date the executive becomes eligible to receive similar coverage from another employer; and (iii) for Mr. Shuford, Jr., a lump sum cash payment equal to the average of the annual bonuses payable to Mr. Shuford, Jr. for the two (2) calendar years preceding the calendar year of the termination.
Payments and benefits provided under the employment agreements are contingent on the executive’s compliance with certain restrictive covenants, including confidentiality, nondisparagement, noncompetition, and nonsolicitation of customers and employees of TowneBank, each of which applies during the term of the executive’s employment agreement. Except for trade secrets and information protected by law, the confidentiality covenant will continue to apply following the termination of an executive’s employment until the earlier of (i) the date the confidential information becomes public knowledge other than due to the executive’s disclosure of such information and (ii) the expiration of the sixty (60) month period immediately following termination of employment. The confidentiality covenant with respect to trade secrets and information protected by law, as well as the nondisparagement covenant, will continue to apply indefinitely following the termination of an executive’s employment for any reason. The noncompetition and nonsolicitation covenants will continue to apply for the one (1) year period immediately following a termination of the executive’s employment, unless such termination is a termination by TowneBank without Cause, by the executive for Good Reason, or upon TowneBank’s notice of intent not to renew, in each case, following a “Change in Control” of TowneBank (as defined in the TowneBank employment agreement), in which case the noncompetition and nonsolicitation of customers covenants will no longer apply following the termination.
Existing Employment and Change of Control Severance Agreements with Old Point
Each of Old Point’s other executive officers currently has an employment or change of control severance agreement with Old Point that will continue in effect following consummation of the merger. The executives currently serve in the following positions: Andrew Buxbaum — General Counsel & Senior Vice President, Thomas L. Hotchkiss — Chief Credit Officer & Senior Vice President, Cathy W. Liles — Chief Financial Officer & Senior Vice President/Finance, and Joseph R. Witt — Executive Vice President, Financial Services, Chief Strategy Officer.
Under the terms of Old Point’s employment agreement with Mr. Witt and change of control severance agreements with Mr. Buxbaum, Mr. Hotchkiss, and Ms. Liles, if the executive’s employment is terminated without “Cause” or the executive resigns for “Good Reason” within two (2) years following a “Change of Control” of Old Point (with each term as defined the executive’s employment or change of control severance agreement), the executive will be entitled to receive the following severance benefits if such executive signs a release and waiver of claims in favor of Old Point, its affiliates, and their respective officers, directors, and successors: (i) twenty-four (24) months of base salary continuation payments; (ii) two (2) times the average of the annual bonuses payable to the executive for the five (5) calendar years preceding the calendar year of the termination (or the number of full years for which the applicable agreement has been in effect, if less than five (5)), payable in cash in equal installments over twenty-four (24) months; and (iii) payment equal to twenty-four (24) (for Mr. Witt, eighteen (18)) times the employer’s monthly subsidy for coverage under its medical, dental, and vision plans for active employees (including applicable spouses and dependents), payable in a lump sum cash payment sixty (60) days following the termination of employment.
For Mr. Buxbaum, Mr. Hotchkiss, and Ms. Liles, the amount of their change of control payments and benefits will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Code. For Mr. Witt, the amount of his change of control payments and benefits will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Code, if such reduction would result in a greater after-tax benefit to Mr. Witt.
The payments and benefits provided under the employment and change of control severance agreements with Old Point are contingent on the executive’s compliance with certain restrictive covenants, including confidentiality, noncompetition (except for Mr. Buxbaum), and nonsolicitation of customers and employees. Except for trade secrets and information protected by law, the confidentiality covenant will continue to apply following the termination of an executive’s employment until the expiration of the sixty (60) month period immediately following termination of employment. The confidentiality covenant with respect to trade secrets and information protected by law will continue to apply indefinitely following the termination of an executive’s employment for any reason. The noncompetition and nonsolicitation covenants will continue to apply for the twelve (12) months (for Mr. Witt, eighteen (18) months) immediately following a termination of the executive’s employment.
Split Dollar Insurance Agreement with Old Point
Old Point has entered into a split dollar insurance agreement for the benefit of A. Eric Kauders, Jr. The split dollar insurance agreement provides for certain death benefits to be paid to Mr. Kauders’ beneficiary if he dies during employment, after ceasing employment due to a disability, or after retiring from employment with a specified combination of age and service. Mr. Kauders will attain that specified combination of age and service on September 13, 2030. Nonetheless, if Mr. Kauders’ employment is terminated following the merger for any reason except for cause, he will thereafter be treated, for purposes of this arrangement, as though he is still employed, and upon his death his beneficiary will be entitled to receive $554,203 (or, if less, the total death proceeds then payable under the policy less the cash value of the policy).

TowneBank Advisory Board Membership
At the effective time of the merger, TowneBank will invite each of the members of Old Point’s board of directors serving immediately prior to the effective time to join the Peninsula regional advisory board of directors of TowneBank or another regional advisory board of directors of TowneBank of their choosing.
Each of the Old Point directors that accepts TowneBank’s offer to serve on a regional advisory board of directors of TowneBank will enter into an agreement providing that such individual will not engage in activities competitive with TowneBank until the later of the date that is two years following the effective time of the merger and the date on which he or she ceases to be a member of such regional advisory board.
Each of the Old Point directors that serves on a regional advisory board of directors of TowneBank will receive an annual retainer fee of $12,000 until the earlier of termination of such director’s service on such regional advisory board or December 31, 2027.
Director and Officer Indemnification and Insurance
The merger agreement provides that from and after the effective time, the surviving corporation will indemnify and hold harmless and will advance expenses as incurred, in each case to the fullest extent (subject to applicable law) permitted by the Old Point articles of incorporation, the Old Point bylaws, the governing or organizational documents of any subsidiary of Old Point and certain indemnification agreements in existence as of the date of the merger agreement, each present and former director, officer or employee of Old Point and its subsidiaries (in each case, when acting in such capacity) (collectively, the “Old Point indemnified parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the effective time, arising out of, or pertaining to, the fact that such person is or was a director, officer or employee of Old Point or any of its subsidiaries and pertaining to matters existing or occurring at or prior to the effective time, including matters, acts or omissions occurring in connection with the approval of the merger agreement and the transactions contemplated by the merger agreement; provided, that in the case of advancement of expenses, any Old Point indemnified party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Old Point indemnified party is not entitled to indemnification.
The surviving corporation is required to cause to be maintained in effect for a period of six (6) years after the effective time the current policies of directors’ and officers’ liability insurance maintained by Old Point (provided that the surviving corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the effective time (including the approval of the transactions contemplated by the merger agreement); provided, that the surviving corporation will not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date of the merger agreement by Old Point for such insurance (the “premium cap”), and if such premiums for such insurance would at any time exceed the premium cap, then the surviving corporation will cause to be maintained policies of insurance which, in the surviving corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, TowneBank or Old Point, in consultation with, but only upon the consent of TowneBank, may (and at the request of TowneBank, Old Point will use its reasonable best efforts to) obtain at or prior to the effective time a six (6)-year “tail” policy under Old Point’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the premium cap. The obligations of the surviving corporation, TowneBank and the Old Point as to indemnification cannot be terminated or modified after the effective time in a manner so as to adversely affect the Old Point indemnified party or any other person entitled to the benefit of such indemnification without the prior written consent of the affected Old Point indemnified party or affected person.

Potential Payments and Benefits to Old Point’s Named Executive Officers in Connection with a Change of Control
The information set forth in the following table is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about the payments and benefits that may be paid or become payable to Old Point’s named executive officers based on or otherwise related to the merger. The amounts shown are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below. As a result, the actual amounts, if any, to be received by a named executive officer of Old Point may differ materially from the amounts shown below.
For purposes of quantifying the potential payments and benefits described in this section, the amounts below were calculated assuming the effective date of the merger (and a qualifying termination of employment of the named executive officer, as applicable) occurred on May 5, 2025. The amounts below do not include (i) the value of benefits in which the named executive officers are vested without regard to the occurrence of a change of control, (ii) compensation actions that may occur following the effective date of the merger, including but not limited to any payments made or benefits provided in the ordinary course for employment by TowneBank or (iii) the potential reductions in payments and benefits to avoid excise taxes under Section 4999 of the Code.
The merger-related compensation payable to the Old Point named executive officers is subject to an advisory (non-binding) vote of the Old Point shareholders, as described in the compensation proposal.
Golden Parachute Compensation
Name	Cash(1) ($)	Equity(2) ($)	Pension / NQDC ($)	Perquisites / Benefits(3) ($)	Tax Reimbursements ($)	Other(4) ($)	Total ($)
Robert F. Shuford, Jr. Chairman, President, & Chief Executive Officer	3,504,866	346,204	—	28,296	—	—	3,879,366
Joseph R. Witt Executive Vice President, Financial Services, Chief Strategy Officer	875,636	243,868	—	—	—	—	1,119,504
Donald Buckless Chief Banking Officer & Senior Vice President	1,524,381	206,025	—	28,296	—	150,000	1,908,702

(1)
The amounts in this column include estimates of the severance benefits that would be payable to the named executive officers if they experience a qualifying termination of employment following the closing of the merger. These severance benefits are estimated to be $1,831,241 for Mr. Shuford, Jr., $875,636 for Mr. Witt, and $805,233 for Mr. Buckless. Should severance benefits become payable to Mr. Witt, they would be calculated and paid according to the formula and payment schedule set forth in the section titled “— Existing Employment and Change of Control Severance Agreements with Old Point.” Should severance benefits become payable to Mr. Shuford, Jr. and Mr. Buckless, they would be calculated and paid according to the formula and payment schedule set forth in the section titled “— New Employment Agreements with TowneBank.” The severance benefits are considered a “double trigger” benefit because they are only payable if the executive’s employment ceases due to a termination without cause or resignation for good reason following the merger.

For Mr. Shuford, Jr. and Mr. Buckless, the amounts also include the closing payments described under “— New Employment Agreements with TowneBank.” These closing payments are estimated to be $1,673,625 for Mr. Shuford, Jr. and $719,148 for Mr. Buckless, and will be paid by TowneBank in a cash lump sum on or within forty-five (45) days following the merger closing. The closing payments are considered a “single trigger” benefit because they are triggered by the occurrence of the merger, regardless of any termination of employment.
(2)
The amounts reflect the value of accelerated vesting of Old Point restricted stock awards held by the named executive officers at the effective time, calculated by multiplying each share of unvested restricted stock by $41.00, the fixed per share cash consideration in the merger. Accelerated vesting of the restricted stock awards is considered a “single trigger” benefit because it is triggered by the occurrence of the merger, regardless of any termination of employment.

(3)
The amount represents the estimates of the sum of eighteen (18) months of COBRA subsidy payments to Mr. Shuford, Jr. and Mr. Buckless if they each experience a qualifying termination of employment following the closing of the merger. The duration of the COBRA subsidy is limited to eighteen (18) months in accordance with the agreements described in the “— New Employment Agreements with TowneBank” section, as that is the maximum period of continuation coverage available under COBRA upon a loss of group health coverage due to termination of employment. The COBRA subsidy payments are considered a “double trigger” benefit because they are only payable if the executive’s employment ceases due to a termination without cause or resignation for good reason following the merger.

(4)
The amount reflects the grant date value of the restricted stock unit award which will be granted to Mr. Buckless by TowneBank within sixty (60) days following the merger, as described under “— New Employment Agreements with TowneBank.”

Accounting Treatment
TowneBank and Old Point each prepare their respective financial statements in accordance with GAAP. The merger will be accounted for as an acquisition of Old Point by TowneBank under the acquisition method of accounting in accordance with GAAP, and TowneBank will be treated as the acquirer for accounting purposes.
Regulatory Approvals
Subject to the terms of the merger agreement, TowneBank, Old Point and Old Point National Bank have agreed to cooperate with each other and use reasonable best efforts to promptly (and, in the case of the applications, notices, petitions and filings required to obtain the requisite regulatory approvals within forty-five (45) days of the date of the merger agreement) prepare and file all necessary documentation to obtain as promptly as practicable all permits, consents, orders, approvals, waivers, non-objections and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger and the Old Point articles amendment), and to comply with the terms and conditions of all such permits, consents, orders, approvals, waivers, non-objections and authorizations of all such governmental entities. These approvals include the approval of the Board of Governors of the FDIC and the BFI. On May 16, 2025, TowneBank filed the required applications with the FDIC and the VSCC seeking their approval of the merger.
Although neither TowneBank nor Old Point knows of any reason why it cannot obtain these regulatory approvals in a timely manner, TowneBank and Old Point cannot be certain when or if they will be obtained, or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the merger.
Dividends/Distributions
From and after the date of the merger agreement, Old Point may not, and may not permit its subsidiaries to, without the prior written consent of TowneBank, make any dividend payments or distributions other than (i) regular quarterly cash dividends by Old Point at a rate not in excess of $0.14 per share of Old Point common stock and (ii) dividends paid by any subsidiary of Old Point to Old Point or any of its wholly owned subsidiaries.
The merger agreement provides that TowneBank and Old Point must coordinate with one another with respect to the declaration of dividends in respect of TowneBank common stock and Old Point common stock,

and the record dates and payment dates with respect thereto, with the intention that the holders of Old Point common stock should not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Old Point common stock and any shares of TowneBank common stock they receive in exchange therefor in the merger.
No dividends or other distributions declared or made with respect to TowneBank common stock will be paid to the holder of any unsurrendered certificate or book entry share that evidenced ownership of shares of Old Point common stock until such holder properly surrenders such shares. See the section entitled “The Transaction Agreements — Description of the Merger Agreement — Conversion of Shares; Exchange of Old Point Stock Certificates” beginning on page 79 of this proxy statement/prospectus.
Stock Exchange Listings
TowneBank common stock is listed for trading on Nasdaq under the symbol “TOWN”. Old Point common stock is listed on Nasdaq under the symbol “OPOF.” Following the merger, the Old Point common stock currently listed on Nasdaq will be delisted from such exchange and deregistered under the Exchange Act.
Under the terms of the merger agreement, TowneBank will cause the shares of TowneBank common stock to be issued as merger consideration pursuant to the terms of the merger agreement to be approved for listing on Nasdaq, subject to official notice of issuance. The merger agreement provides that neither TowneBank nor Old Point will be required to complete the merger if such shares are not authorized for listing on Nasdaq, subject to official notice of issuance. Following the merger, shares of TowneBank common stock will continue to be listed on Nasdaq.
Appraisal or Dissenters’ Rights in the Merger
Under Virginia law, holders of Old Point common stock will not be entitled to exercise any appraisal or dissenters’ rights in connection with the merger.

THE TRANSACTION AGREEMENTS
Description of the Merger Agreement
This section of the proxy statement/offering circular describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement/offering circular is subject to, and qualified in its entirety by reference to, the complete text of the merger agreement, which is attached as Annex A to this proxy statement/offering circular and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to read the full text of the merger agreement, as it is the legal document governing the merger. This section is not intended to provide you with any factual information about TowneBank or Old Point. Such information can be found elsewhere in this proxy statement/offering circular and in the public filings TowneBank and Old Point make with the FDIC or the SEC, respectively, as described in the section entitled “Where You Can Find More Information.”
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about TowneBank and Old Point contained in this proxy statement/offering circular or in the public filings TowneBank or Old Point make with the FDIC or the SEC, respectively, may supplement, update or modify the factual disclosures about TowneBank and Old Point contained in the merger agreement. The merger agreement contains representations and warranties by TowneBank, on the one hand, and by Old Point, on the other hand, made solely for the benefit of the other. The representations, warranties and covenants made in the merger agreement by TowneBank and Old Point were qualified and subject to important limitations agreed to by TowneBank and Old Point in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the FDIC or the SEC, and some were qualified by the matters contained in the confidential disclosure schedules that TowneBank and Old Point each delivered in connection with the merger agreement and certain documents filed with the FDIC or the SEC, as applicable. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/offering circular, may have changed since the date of the merger agreement. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about TowneBank and Old Point at the time they were made or otherwise and should be read only in conjunction with the other information provided elsewhere in this proxy statement/offering circular or incorporated by reference into this proxy statement/offering circular. Please see the section entitled “Where You Can Find More Information” for more information about TowneBank and Old Point beginning on page 110.
Structure of the Merger
Each of TowneBank’s and Old Point’s respective boards of directors has unanimously approved the merger agreement and the completion of the transactions contemplated thereby, including the merger. The merger agreement provides that (i) Old Point will merge with and into TowneBank and (ii) immediately thereafter and contemporaneously therewith, and as part of a single, integrated transaction, Old Point National Bank will merge with and into TowneBank, with TowneBank surviving the merger.
Merger Consideration
At the effective time of the Old Point merger, each share of Old Point common stock issued and outstanding immediately prior to the effective time, other than certain shares held by Old Point, will be converted into the right to receive, at the election of the holder of such share of Old Point common stock, and subject to proration in accordance with the merger agreement:

•
$41.00 per share in cash; or

•
1.14 shares.

The shareholder election will be subject to a proration mechanism, such that the total number of shares of Old Point common stock (including shares subject to Old Point restricted stock awards) entitled to receive the stock consideration will be equal to no less than 50% and no more than 60% of the aggregate number of shares of Old Point common stock issued and outstanding immediately prior to the effective time (including shares subject to Old Point restricted stock awards), and all other shares of Old Point common stock issued and outstanding immediately prior to the effective time will be entitled to receive the cash consideration. As a result, if the aggregate number of shares with respect to which a valid cash consideration or stock election has been made is higher or lower than these limits, shareholders who elected the form of consideration that has been oversubscribed or who did not make an election will receive a mixture of both cash and stock consideration in accordance with the proration procedures set forth in the merger agreement.
The value of the cash consideration is fixed at $41.00. However, the implied value of the stock consideration will fluctuate as the market price of TowneBank common stock fluctuates before the completion of the merger. This price will not be known at the time of the special meeting and may be more or less than the current price of TowneBank common stock or the price of TowneBank common stock at the time of the special meeting or at the time an election is made, and the implied value of the stock consideration may be more or less than the value of the cash consideration at the completion of the merger.
TowneBank common stock is listed on Nasdaq under the symbol “TOWN”, and Old Point common stock is listed on Nasdaq under the symbol “OPOF.” The following table shows the value of the cash consideration and the hypothetical implied value of the stock consideration based on a range of market prices for TowneBank common stock. The table does not reflect the fact that cash will be paid in lieu of fractional shares.
TowneBank Common Stock	Old Point Common Stock
	Cash Election: Cash Consideration Per Share		Stock Election: Stock Consideration Per Share
Hypothetical Closing Prices		OR	Shares of TowneBank Common Stock	Hypothetical Implied Value(*)
$25.00	$41		1.14	$28.50
$26.00	$41		1.14	$29.64
$27.00	$41		1.14	$30.78
$28.00	$41		1.14	$31.92
$29.00	$41		1.14	$33.06
$30.00	$41		1.14	$34.20
$31.00	$41		1.14	$35.34
$32.00	$41		1.14	$36.48
$33.00	$41		1.14	$37.62
$34.00	$41		1.14	$38.76
$35.00	$41		1.14	$39.90
$35.96	$41		1.14	$41.00
$36.00	$41		1.14	$41.04
$37.00	$41		1.14	$42.18
$38.00	$41		1.14	$43.32
$39.00	$41		1.14	$44.46
$40.00	$41		1.14	$45.60
$41.00	$41		1.14	$46.74
$42.00	$41		1.14	$47.88
$43.00	$41		1.14	$49.02

TowneBank Common Stock	Old Point Common Stock
	Cash Election: Cash Consideration Per Share		Stock Election: Stock Consideration Per Share
Hypothetical Closing Prices		OR	Shares of TowneBank Common Stock	Hypothetical Implied Value(*)
$44.00	$41		1.14	$50.16
$45.00	$41		1.14	$51.30

(*)
Hypothetical implied value based on hypothetical closing price on Nasdaq of TowneBank common stock.

The examples above are illustrative only. The value of the stock consideration that an Old Point shareholder actually receives will be based on the actual closing price on Nasdaq of TowneBank common stock upon completion of the merger, which may be outside the range of the amounts set forth above, and as a result, the actual value of the stock consideration per share of Old Point common stock may not be shown in the above table.
All shares of Old Point common stock converted into the right to receive the merger consideration will no longer be outstanding and will automatically be cancelled and cease to exist as of the effective time. As of the effective time, each certificate (an “old certificate,” which includes reference to book-entry account statements relating to the ownership of shares of Old Point common stock) previously representing any such shares of Old Point common stock will thereafter represent only the right to receive (i) cash consideration and/or stock consideration which the holder thereof is entitled to receive in accordance with, and subject to, the proration adjustment described below under “— Proration,” (ii) cash in lieu of fractional shares which the shares of Old Point common stock represented by such old certificate have been converted into the right to receive as described below under “— Fractional Shares” and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to the terms of the merger agreement, in each case, without any interest thereon.
If, prior to the effective time, the outstanding shares of Old Point common stock or TowneBank common stock have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or there is any extraordinary dividend or distribution, an appropriate and proportionate adjustment will be made to the exchange ratio of 1.14 to give TowneBank and the holders of Old Point common stock the same economic effect as contemplated by the merger agreement prior to such event; provided that this will not permit Old Point or TowneBank to take any action with respect to its securities or otherwise that is prohibited by the terms of the merger agreement.
At the effective time, all shares of Old Point common stock that are owned by Old Point (in each case other than shares of Old Point common stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (ii) held, directly or indirectly, by Old Point in respect of debts previously contracted) will be cancelled and will cease to exist and no merger consideration or other consideration will be delivered in exchange therefor.
TowneBank’s shareholders will continue to own their existing shares of TowneBank common stock. Each share of TowneBank common stock will continue to represent one share of TowneBank common stock following the merger.
Cash Election; Stock Election; Non-Election Shares
TowneBank will initially make available and mail the form of election to Old Point shareholders at least twenty (20) business days before the anticipated election deadline, as described more fully below under “— Elections as to Form of Consideration.” Old Point shareholders must return their properly completed and signed form of election to the exchange agent prior to the election deadline. If you are an Old Point shareholder and you do not return your form of election by the election deadline or improperly complete or do not sign your form of election, you will receive cash, shares of TowneBank common stock or a mixture of cash and shares of TowneBank common stock based on what is available after giving effect to the valid elections made by other shareholders pursuant to the proration adjustment described below.
If you are an Old Point shareholder, you may specify different elections with respect to different shares held by you. For example, if you have 100 shares, you could make a cash election with respect to 50 shares and a stock election with respect to the other 50 shares.
The merger agreement provides that each Old Point shareholder who makes a valid stock election will have the right to receive, in exchange for each share of Old Point common stock held, 1.14 shares of TowneBank common stock. The merger agreement also provides that each Old Point shareholder who makes a valid cash election will have the right to receive, in exchange for each share of Old Point common stock held by such holder, an amount equal to $41.00. The total number of shares of Old Point common stock (including shares subject to Old Point restricted stock awards) that will be converted into the stock consideration will be equal to no less than 50% and no more than 60% of the aggregate number of shares of Old Point common stock issued and outstanding immediately prior to the effective time (including shares subject to Old Point restricted stock awards). All other shares of Old Point common stock entitled to receive merger consideration (including shares subject to Old Point restricted stock awards) will be converted into the right to receive cash consideration. As a result, even if an Old Point shareholder makes a cash election or a stock election, that holder may nevertheless receive a mix of cash and stock.
If you are an Old Point shareholder and you do not make an election to receive cash or TowneBank common stock in the merger, your elections are not received by the exchange agent by the election deadline or your forms of election are improperly completed and/or are not signed, you will be deemed not to have made an “election” and your shares will be considered “non-election shares,” and you may be paid in only cash, only TowneBank common stock or a mix of cash and shares of TowneBank common stock depending on, and after giving effect to, the number of valid cash elections and stock elections that have been made by other Old Point shareholders using the proration adjustment described below under “— Proration.”
Fractional Shares
TowneBank will not issue any fractional shares of TowneBank common stock in the merger. Instead, an Old Point shareholder who otherwise would have received a fraction of a share of TowneBank common stock will receive an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sales prices of TowneBank common stock on Nasdaq for the five full trading days ending on the trading day immediately preceding the closing date by (ii) the fraction of a share (after taking into account all shares of Old Point common stock held by such holder immediately prior to the effective time and rounded to the nearest thousandth when expressed in decimal form) of TowneBank common stock that such holder would otherwise have been entitled to receive.
Proration
As described above, the stock conversion number must be between 50% and 60% of the total number of shares of Old Point common stock outstanding immediately prior to the effective time (including shares subject to Old Point restricted stock awards). We refer to 50% of the total number of shares of Old Point common stock outstanding immediately prior to the effective time (including shares subject to Old Point restricted stock awards) as the “minimum stock conversion number” and 60% of the total number of shares of Old Point common stock outstanding immediately prior to the effective time (including shares subject to Old Point restricted stock awards) as the “maximum stock conversion number.”
As a result, if the aggregate number of shares of Old Point common stock (including shares subject to Old Point restricted stock awards) with respect to which stock elections have been made, which we refer to as the “stock election number,” is no less than the minimum stock conversion number but no more than the maximum stock conversion number, no proration adjustment will be required, all Old Point shareholders who have elected to receive cash consideration and all non-election shares will receive cash consideration, and all Old Point shareholders who have elected to receive stock consideration will receive stock consideration. However, if the stock election number exceeds the maximum stock conversion number, all Old Point shareholders who have elected to receive stock consideration will have such form of consideration proportionately reduced, and will instead receive a portion of their consideration in cash consideration, despite their election. Conversely, if the stock election number is less than the minimum stock conversion number, Old Point shareholders who have elected to receive cash consideration may have such form of consideration proportionately reduced, and may receive a portion of their consideration in stock consideration, despite their election, depending on the number of non-election shares, as described below. The cash and stock elections are subject to adjustment to preserve the limitations described above on the stock and cash to be issued and paid in the merger. As a result, if you make a cash election or stock election, you may nevertheless receive a mix of cash and stock.
Adjustment if Stock Election Is Oversubscribed
Cash consideration may be issued to Old Point shareholders who make stock elections if the stock election number is greater than the maximum stock conversion number — in other words, if the stock election is oversubscribed. If the stock election is oversubscribed, then:
•
an Old Point shareholder making a cash election, no election or an invalid election will receive the cash consideration for each share of Old Point common stock as to which it made a cash election, no election or an invalid election; and

•
an Old Point shareholder making a stock election will receive:

•
the stock consideration for a number of shares of Old Point common stock equal to the product obtained by multiplying (1) the number of shares of Old Point common stock for which such shareholder has made a stock election by (2) a fraction, the numerator of which is the maximum stock conversion number and the denominator of which is the stock election number; and

•
the cash consideration for the remaining shares of Old Point common stock for which the shareholder made a stock election.

Example of Oversubscription of Stock Election
As an example, assuming that:
•
the maximum stock conversion number is 6 million; and

•
the stock election number is 7 million (in other words, only 6 million shares of Old Point common stock can receive the stock consideration, but Old Point shareholders have made stock elections with respect to 7 million shares of Old Point common stock), then an Old Point shareholder making a stock election with respect to 1,000 shares of Old Point common stock would receive the stock consideration with respect to 857 shares of Old Point common stock (1,000 * 6/7) and the cash consideration with respect to the remaining 143 shares of Old Point common stock. Therefore, given the exchange ratio of 1.14, that Old Point shareholder would receive 976 shares of TowneBank common stock and approximately $5,863 in cash (as well as cash in lieu of fractional shares).
Adjustment if the Stock Election Is Undersubscribed
Stock consideration may be issued to Old Point shareholders who make cash elections if the stock election number is less than the minimum stock conversion number — in other words, if the stock election is undersubscribed. The amount by which the stock election number is less than the minimum stock conversion number is referred to as the “shortfall number.” If the stock election is undersubscribed, then all Old Point shareholders making a stock election will receive the stock consideration for all shares of Old Point common stock as to which they made a stock election. Old Point shareholders making a cash election, Old Point shareholders who make no election and Old Point shareholders who failed to make a valid election will receive cash and/or TowneBank common stock depending on whether the shortfall number is less than or greater than the number of non-election shares, as described below.
Scenario 1:   Undersubscription of Stock Election and Shortfall Number is Less than or Equal to Number of Non-Election Shares
If the shortfall number is less than or equal to the number of non-election shares, then:

•
an Old Point shareholder making a stock election will receive the stock consideration for each share of Old Point common stock as to which it made a stock election;

•
an Old Point shareholder making a cash election will receive the cash consideration for each share of Old Point common stock as to which it made a cash election; and

•
an Old Point shareholder who made no election or who did not make a valid election with respect to any of its shares will receive:

•
the stock consideration with respect to that number of shares of Old Point common stock equal to the product obtained by multiplying (1) the number of non-election shares held by such holder by (2) a fraction, the numerator of which is the shortfall number and the denominator of which is the total number of non-election shares; and

•
the cash consideration with respect to the remaining non-election shares held by such shareholder.

Example of Scenario 1
As an example, assuming that:
•
the minimum stock conversion number is 5 million,

•
the stock election number is 4 million (in other words, a minimum of 5 million shares of Old Point common stock must be converted into stock consideration, but Old Point shareholders have made a stock election with respect to only 4 million shares of Old Point common stock, so the shortfall number is 1 million), and

•
the total number of non-election shares is 2 million,

then an Old Point shareholder that has not made an election with respect to 1,000 shares of Old Point common stock would receive the stock consideration with respect to 500 shares of Old Point common stock (1,000 * 1/2) and the cash consideration with respect to the remaining 500 shares of Old Point common stock. Therefore, given the exchange ratio of 1.14, that Old Point shareholder would receive 570 shares of TowneBank common stock and approximately $20,500 in cash (as well as cash in lieu of fractional shares).
Scenario 2:   Undersubscription of Stock Election and Shortfall Number is Greater than Number of Non-Election Shares
If the shortfall number exceeds the number of non-election shares, then:
•
an Old Point shareholder making a stock election will receive the stock consideration for each share of Old Point common stock as to which it made a stock election;

•
an Old Point shareholder who made no election or who did not make a valid election will receive stock consideration for each of its non-election shares; and

•
an Old Point shareholder making a cash election will receive:

•
the stock consideration with respect to the number of shares of Old Point common stock equal to the product obtained by multiplying (1) the number of shares of Old Point common stock held by the such holder by (2) a fraction, the numerator of which is equal to the amount by which the shortfall number exceeds the number of non-election shares and the denominator of which is equal to the total number of cash election shares; and

•
the cash consideration with respect to the remaining shares of Old Point common stock held by such shareholder as to which it made a cash election.

Example of Scenario 2
As an example, assuming that:
•
the minimum stock conversion number is 5 million,

•
the stock election number is 4 million (in other words, 5 million shares of Old Point common stock must be converted into cash consideration, but Old Point shareholders have made a cash election with respect to only 4 million shares of Old Point common stock, so the shortfall number is 1 million),

•
the number of non-election shares is 0.5 million (so the shortfall number exceeds the number of non-election shares by 0.5 million), and

•
the total number of cash election shares is 5 million,

then an Old Point shareholder that has made a cash election with respect to 1,000 shares of Old Point common stock would receive the stock consideration with respect to 100 shares of Old Point common stock (1,000 * 0.5/5) and the cash consideration with respect to the remaining 900 shares of Old Point common stock. Therefore, given the exchange ratio of 1.14, that Old Point shareholder would receive 114 shares of TowneBank common stock and $36,900 in cash (as well as cash in lieu of fractional shares).
Amendment to Old Point’s Articles of Incorporation
Under Virginia law, a Virginia chartered bank like TowneBank can only merge with an entity that is chartered with banking powers under federal or state law. In order to facilitate the merger of Old Point with and into TowneBank, the parties have agreed that Old Point will seek shareholder approval of an amendment to its articles of incorporation to amend Article II therein so as to provide Old Point with banking powers under Virginia law solely for the purpose of consummating the merger. If the shareholders of Old Point do not approve the merger proposal, or if the shareholders of Old Point approve the merger proposal, but the merger is not consummated, Old Point will not amend its articles of incorporation even if Old Point’s shareholders approve the articles amendment proposal. The form of the amendment to Old Point’s articles of incorporation amending the purpose article therein so as to provide Old Point with banking powers under Virginia law is attached as Annex B to this proxy statement/offering circular.
Governing Documents
At the effective time, the article of incorporation of TowneBank in effect immediately prior to the effective time, will be the articles of incorporation of TowneBank until thereafter amended in accordance with applicable law, and the bylaws of TowneBank, as in effect immediately prior to the effective time, will be the bylaws of TowneBank until thereafter amended in accordance with applicable law. For a more detailed description of the governing documents of TowneBank, see the section entitled “The Transaction Agreements — Description of the Merger Agreement — Surviving Corporation Governance Matters.”
Treatment of Old Point Restricted Stock Awards
At the effective time, each restricted share of Old Point common stock granted under the Old Point stock plan that is outstanding immediately prior to the effective time will fully vest and be converted into the right to receive the merger consideration.
Treatment of Old Point ESPP
Prior to the effective time, the Old Point board of directors or the appropriate committee thereof will take all actions necessary or appropriate, including adopting any reasonably necessary resolutions, with respect to the Old Point ESPP to: (i) cause the offering period (as defined in the Old Point ESPP) ongoing as of the date of the merger agreement to be the final offering period under the Old Point ESPP and the options under the Old Point ESPP to be exercised on the earlier of (x) the scheduled purchase date for such offering period and (y) the date that is ten (10) business days prior to the closing date (with any participant payroll deductions not applied to the purchase of shares of Old Point common stock promptly returned to the participant), (ii) prohibit any individual who is not participating in the Old Point ESPP as of the date of the merger agreement from commencing participation in the Old Point ESPP following the date of the merger agreement, (iii) prohibit participants in the Old Point ESPP from increasing their payroll deductions from those in effect as of the date of the merger agreement and (iv) terminate the Old Point ESPP as of, and subject to, the effective time.
Closing and Effective Time
Subject to the terms and conditions of the merger agreement, the closing of the merger will take place by electronic exchange of documents (a) at 10:00 a.m., New York City time, on the first business day of the first calendar month that follows the month in which the satisfaction or waiver (subject to applicable law) of the last of the conditions set forth in the merger agreement (other than those conditions that by their nature can only be satisfied at the closing, but subject to the satisfaction or waiver of such conditions) occurs, provided that where fewer than five (5) business days remain between such satisfaction or waiver and the last day of the month in which such satisfaction or waiver occurs, the closing of the merger will instead take place on the first business day of the second calendar month following the month in which such satisfaction or waiver occurs, or (b) at such other date, time or place agreed to in writing by Old Point and TowneBank.
On or (if agreed by Old Point and TowneBank) prior to the closing date, TowneBank and Old Point will cause to be filed articles of merger meeting the requirements of Section 13.1-720 of the VSCA, including containing the plan of merger, with the VSCC. The merger will become effective at such time as specified in the articles of merger in accordance with the relevant provisions of the VSCA and applicable law, or at such other time as will be provided by applicable law.
Conversion of Shares; Exchange of Old Point Stock Certificates
Elections as to Form of Consideration
Old Point shareholders, and holders of Old Point restricted stock awards, will initially be mailed a form of election, including transmittal materials, at least twenty (20) business days before the anticipated election deadline so as to permit each Old Point shareholder or Old Point restricted stock award holder to exercise its right to make an election prior to the election deadline. Each form of election will allow the holder to make cash or stock elections or a combination of both with respect to such holder’s shares of Old Point common stock and Old Point restricted stock awards. Following the initial mailing of the form of election, TowneBank will use all reasonable efforts to make available as promptly as possible a form of election to any holder who requests such form of election prior to the election deadline.
Unless otherwise agreed to in advance by TowneBank and Old Point, the election deadline will be 5:00 p.m. local time (in the city in which the principal office of the exchange agent is located), on the date that TowneBank and Old Point agree is as near as practicable to two (2) business days prior to the expected closing date. TowneBank and Old Point will issue a press release announcing the date of the election deadline not more than fifteen (15) business days before, and at least five (5) business days prior to, the election deadline.
If Old Point shareholders and holders of Old Point restricted stock awards wish to elect the type of merger consideration they will receive in the merger, such holders should carefully review and follow the instructions that will be set forth in the form of election. Shares of Old Point common stock and restricted stock awards as to which the holder has not made a valid election prior to the election deadline will be treated as though they had not made an election.
To make a valid election, each Old Point shareholder and holder of Old Point restricted stock awards must submit a properly completed form of election (including duly executed transmittal materials included in the form of election), together with, for shareholders only, stock certificates or an appropriate guarantee of delivery of such stock certificates as described below, so that it is received by the exchange agent at or prior to the election deadline in accordance with the instructions on the form of election. Holders of Old Point restricted stock awards will not be required to deliver stock certificates or an appropriate guarantee for the shares underlying such awards.
A form of election will be properly completed only if accompanied by certificates (or book-entry transfer of uncertificated shares) representing all shares of Old Point common stock covered by the form of election or by an appropriate customary guarantee of delivery of such certificates, as set forth in such form of election, from a member of any registered national securities exchange, commercial bank or trust company in the United States. Holders of Old Point restricted stock awards will not be required to deliver stock certificates or an appropriate guarantee for the shares underlying such awards.
Generally, an election may be revoked or changed, but only by written notice received by the exchange agent prior to the election deadline accompanied by a properly completed and signed revised form of election. Additionally, any Old Point shareholder and any holder of Old Point restricted stock awards may revoke its election by withdrawal prior to the election deadline of its certificates or of the guarantee of delivery of such certificates that were previously deposited with the exchange agent. The holder will not be entitled to revoke or change such holder’s elections following the election deadline. As a result, if a holder has made elections, the holder will be unable to revoke its elections or sell its shares of Old Point common stock during the interval between the election deadline and the date of completion of the merger. All elections will automatically be deemed revoked upon receipt by the exchange agent of written notification that TowneBank and Old Point have terminated the merger agreement in accordance with its terms.
Shares of Old Point common stock as to which the holder has not made a valid election prior to the election deadline, including as a result of revocation, will be deemed non-election shares. If it is determined that any purported cash election or stock election was not properly made (none of TowneBank, Old Point or the exchange agent being under any duty to notify any holder of any such defect), the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed not to have made an election for these purposes, unless a proper election is subsequently made on a timely basis. TowneBank, in the exercise of its reasonable, good faith discretion, will have the right to make all determinations, not inconsistent with the terms of the merger agreement, governing the validity of the forms of election and compliance by any holder with the election procedures set forth in the merger agreement.
Letter of Transmittal
As promptly as practicable after the effective time, but in no event later than five (5) business days thereafter, the surviving corporation will cause the exchange agent to mail to each holder of record of one or more old certificates representing shares of Old Point common stock immediately prior to the effective time that have been converted at the effective time into the right to receive the applicable merger consideration and that has not theretofore submitted such holder’s old certificates with a form of election, a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the old certificates will pass, only upon proper delivery of the old certificates to the exchange agent) and instructions for use in effecting the surrender of the old certificates in exchange for stock consideration and/or cash consideration and any cash in lieu of fractional shares, which the shares of Old Point common stock represented by such old certificate or old certificates will have been converted into the right to receive pursuant to the merger agreement as well as any dividends or distributions to be paid pursuant to the terms of the merger agreement. From and after the effective time and completion of the proration adjustment described above under “— Proration,” upon proper surrender of an old certificate or old certificates for exchange and cancellation to the exchange agent (it being understood that no certificates shall be required to be delivered for shares of Old Point common stock held in book entry at the effective time), together with such properly completed letter of transmittal or form of election, as applicable, duly executed, the holder of such old certificate or old certificates shall be entitled to receive in exchange therefor, as applicable, (i) that number of whole shares of TowneBank common stock representing the stock consideration which such holder of Old Point common stock has the right to receive in respect of the surrendered old certificate or certificates pursuant to the merger agreement and (ii) a check or other method of cash payment representing the amount of (A) cash consideration which such holder has the right to receive in respect of the surrendered old certificate or old certificates pursuant to the merger agreement, (B) any cash in lieu of fractional shares which such holder has the right to receive in respect of the old certificate or old certificates surrendered pursuant to the merger agreement and (C) any dividends or distributions which such holder has the right to receive in respect of the surrendered old certificate or old certificates pursuant to the merger agreement, and the old certificate or old certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the stock consideration, the cash consideration, any cash in lieu of fractional shares or dividends or distributions payable to holders of old certificates.

In the event that any old certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such old certificate to be lost, stolen or destroyed and, if required by the surviving corporation or the exchange agent, the posting by such person of a bond in such amount as the surviving corporation or the exchange agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such old certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed old certificate the applicable merger consideration, any cash in lieu of fractional shares and any dividends and distributions deliverable in respect thereof pursuant to the merger agreement.
After the effective time, there will be no transfers on the stock transfer books of Old Point of the shares of Old Point common stock that were issued and outstanding immediately prior to the effective time. If, after the effective time, old certificates representing such shares are presented for transfer to the exchange agent, they will be cancelled and exchanged for the applicable merger consideration, cash in lieu of fractional shares and dividends and distributions as provided in the merger agreement, as applicable.
Any portion of the exchange fund containing the merger consideration deposited by TowneBank that remains unclaimed by the shareholders of Old Point for twelve (12) months after the effective time shall be paid to the surviving corporation. Any former holders of Old Point common stock who have not theretofore made an exchange pursuant to the merger agreement shall thereafter look only to the surviving corporation for payment of the applicable merger consideration, cash in lieu of any fractional shares and any unpaid dividends and distributions on the TowneBank common stock deliverable in respect of each former share of Old Point common stock such holder holds as determined pursuant to the merger agreement, in each case, without any interest thereon.
None of TowneBank, Old Point, the surviving corporation, the exchange agent or any other person will be liable to any former holder of shares of Old Point common stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by former holders of shares of Old Point common stock immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any governmental entity will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.
Withholding
The surviving corporation will be entitled to deduct and withhold, or cause the exchange agent to deduct and withhold, from the applicable merger consideration, any cash in lieu of fractional shares of TowneBank common stock, cash dividends or distributions payable pursuant to the merger agreement or any other amounts otherwise payable pursuant to the merger agreement to any holder of Old Point common stock or Old Point restricted stock awards, such amounts as it is required to deduct and withhold with respect to the making of such payment or distribution under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so deducted or withheld by the surviving corporation or the exchange agent, as the case may be, and paid over to the appropriate governmental entity, such withheld amounts will be treated for all purposes of the merger agreement as having been paid to the holder of Old Point common stock or Old Point restricted stock awards in respect of which the deduction and withholding was made by the surviving corporation or the exchange agent, as the case may be.
Dividends and Distributions
No dividends or other distributions declared with respect to TowneBank common stock will be paid to the holder of any unsurrendered old certificate until the holder thereof will surrender such old certificate in accordance with the merger agreement. After the surrender of an old certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the stock consideration that the shares of Old Point common stock, represented by such old certificate have been converted into the right to receive.

Representations and Warranties
The merger agreement contains representations and warranties made by TowneBank, Old Point and, as applicable, Old Point National Bank, relating to a number of matters, including the following:
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corporate matters, including due organization, qualification and subsidiaries;

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capitalization;

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authority relative to execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the transactions contemplated by the merger agreement, including the merger;

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required governmental and other regulatory and self-regulatory filings and consents and approvals in connection with the transactions contemplated by the merger agreement, including the merger;

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reports to regulatory agencies;

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financial statements, including internal controls, books and records, and absence of undisclosed liabilities;

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broker’s fees payable in connection with the merger;

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the absence of certain changes or events;

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legal proceedings;

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tax matters;

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employees and employee benefit matters;

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SEC and FDIC reports, as applicable;

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compliance with applicable law;

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certain material contracts (in the case of Old Point and Old Point National Bank);

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absence of certain supervisory actions;

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risk management instruments;

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environmental matters (in the case of Old Point and Old Point National Bank);

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investment securities and commodities (in the case of Old Point and Old Point National Bank);

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real property (in the case of Old Point and Old Point National Bank);

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intellectual property (in the case of Old Point and Old Point National Bank);

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customer relationships (in the case of Old Point and Old Point National Bank);

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related party transactions (in the case of Old Point and Old Point National Bank);

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inapplicability of state takeover laws;

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absence of any action (or failure to take any action), fact or circumstance that could reasonably be expected to prevent or impede the Old Point merger from qualifying as a reorganization under Section 368(a) of the Code;

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opinion of advisors;

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the accuracy of information supplied for inclusion in this proxy statement/offering circular and other similar documents;

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loan portfolio matters (in the case of Old Point and Old Point National Bank);

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insurance matters (in the case of Old Point and Old Point National Bank);

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investment advisory and broker-dealer matters (in the case of Old Point and Old Point National Bank);

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insurance subsidiaries (in the case of Old Point and Old Point National Bank);

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sanctions, anti-money laundering and anti-corruption laws (in the case of Old Point and Old Point National Bank); and

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financing (in the case of TowneBank).

Certain representations and warranties of TowneBank and Old Point are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to TowneBank, Old Point or the surviving corporation, as the case may be, means any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries taken as a whole or (b) the ability of such party to timely consummate the transactions contemplated by the merger agreement.
However, with respect to clause (a), a material adverse effect will not be deemed to include the impact of:
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changes, after the date of the merger agreement, in GAAP or applicable regulatory accounting requirements;

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changes, after the date of the merger agreement, in laws, rules or regulations of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities;

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changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak or escalation of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries;

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changes, after the date of the merger agreement, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any outbreak of any disease or other public health event;

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public disclosure or consummation of the transactions contemplated by the merger agreement or actions expressly required by the merger agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement (it being understood and agreed that the exception set forth in this bullet will not apply with respect to any representation or warranty that is intended to address the consequences of the execution, announcement or performance of the merger agreement or consummation of the transactions contemplated by the merger agreement); or

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a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not, in either case, including any underlying causes thereof;

except, with respect to the first, second, third and fourth bullets described above, to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate.
The representations and warranties in the merger agreement do not survive the effective time.
Covenants and Agreements
Conduct of Businesses by Old Point Prior to the Effective Time
Old Point will, prior to the effective time (or earlier termination of the merger agreement), subject to specified exceptions, as required by law or consented to in writing by TowneBank (such consent not to be unreasonably withheld, conditioned or delayed), and will cause each of its subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships (including relationships with governmental entities) and (c) take no action that would reasonably be expected to adversely affect or delay the ability of either TowneBank or Old Point to obtain any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the merger agreement, or to perform its covenants and agreements under the merger agreement or to consummate the transactions contemplated by the merger agreement on a timely basis.
Additionally, prior to the effective time (or earlier termination of the merger agreement), subject to specified exceptions, Old Point will not, and Old Point will not permit any of its subsidiaries to, without the prior written consent of TowneBank (such consent not to be unreasonably withheld, conditioned or delayed), take any of the following actions:
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other than (i) federal funds borrowings and Federal Home Loan Bank borrowings, in each case with a maturity not in excess of six (6) months, (ii) deposits in the ordinary course of business consistent with past practice, (iii) issuances of letters of credit, (iv) sales of certificates of deposit and (v) entry into repurchase agreements, in each case of clauses (i) through (v), in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than indebtedness of Old Point or any of its wholly owned subsidiaries to Old Point or any of its wholly owned subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

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adjust, split, combine or reclassify any capital stock;

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make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any Old Point securities or Old Point subsidiary securities, except, in each case, (A) regular quarterly cash dividends at a rate not in excess of $0.14 per share of Old Point common stock and with record and payment dates consistent with past practice, (B) dividends paid by any of the subsidiaries of Old Point to Old Point or any of its wholly owned subsidiaries, or (C) the acceptance of shares of Old Point common stock as payment for withholding taxes incurred in connection with the vesting of Old Point restricted stock awards, in each case, outstanding as of the date of the merger agreement;

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grant any stock options, warrants, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity or equity-based awards or interests, or grant any person any right to acquire any Old Point securities under an Old Point stock plan or otherwise;

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issue, sell, transfer, encumber or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time of the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, including any Old Point securities or Old Point subsidiary securities, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, including any Old Point securities or Old Point subsidiary securities;

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sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a wholly owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than (i) sales and dispositions of immaterial properties or assets in the ordinary course of business consistent with past practice or (ii) pursuant to contracts or agreements in force at the date of the merger agreement;

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except for (i) foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business consistent with past practice or (ii) such other acquisitions in the ordinary course of business consistent with past practice in amounts that do not exceed $50,000 individually or $100,000 in the aggregate, make any material investment in or acquisition of (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, or formation of a joint venture or otherwise) any other person or the property or assets of any other person, in each case, other than a wholly owned subsidiary of Old Point;
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in each case except for transactions in the ordinary course of business consistent with past practice, terminate, materially amend, or waive any material provision of, or waive, release, compromise or assign any material rights or claims under, certain material contracts or make any change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts without material adverse changes of terms with respect to Old Point, or enter into certain material contracts;

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except as required by the terms (in effect as of the date of the merger agreement) of any Old Point benefit plan existing as of the date of the merger agreement or by applicable law, (i) enter into, adopt, amend or terminate any employment agreement, offer letter, retention agreement, change in control or transaction bonus agreement, severance agreement or similar arrangement, other than entering into offer letters that do not contain severance or change in control provisions in the ordinary course of business consistent with past practice with respect to an employee hire who is not (and would not be) an executive officer or any employee reporting directly to an executive officer or who would not have a target annual compensation opportunity (base salary, target annual bonus and target long-term incentive opportunity) of $150,000 or more (each, a “key employee”), (ii) enter into, adopt, materially amend or terminate any employee benefit plan or any collective bargaining agreement, (iii) increase the compensation or benefits payable to any current or former employee, director or individual consultant, other than increases in base salary or wage rate to employees who are not key employees in connection with Old Point’s annual compensation reviews in the ordinary course of business consistent with past practice, (iv) pay or award, or accelerate the vesting of, any non-equity bonuses or incentive compensation (v) grant or accelerate the vesting or payment of any equity-based compensation, (vi) fund any rabbi trust or similar arrangement, (vii) terminate the employment of any key employee, other than for cause, or (viii) hire any individual who would be a key employee;

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settle any claim, suit, action or proceeding, except involving solely monetary remedies in an amount not in excess of $500,000 individually or $1,000,000 in the aggregate, and that would not impose any material restriction on, or create any adverse precedent that would be material to, the business of it or its subsidiaries or the surviving corporation or to the receipt of regulatory approvals for the transactions contemplated by the merger agreement on a timely basis;

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take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the Old Point merger from qualifying for the intended tax treatment;

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amend its articles of incorporation, its bylaws or comparable governing documents of its subsidiaries;

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merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries;

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other than in prior consultation with TowneBank, materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

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implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable law, regulation or policies imposed by any governmental entity;

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enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management, interest rate, fee pricing or other material banking or operating policies and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any governmental entity;

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make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, loans or (ii) its investment securities portfolio, hedging practices and policies or its policies with respect to the classification or reporting of such portfolios, in each case except as required by law or requested by a regulatory agency;
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(i) make, renew, restructure or otherwise modify any loan other than loans that are made, renewed, restructured or otherwise modified in the ordinary course of business consistent with past practice (excluding participations) or loans that were previously acquired in the ordinary course of business consistent with past practice, in each case originated in compliance with Old Point’s and Old Point National Bank’s internal loan policies and that have (A) in the case of unsecured loans, a principal balance not in excess of $500,000, (B) in the case of secured loans, a principal balance not in excess of $5,000,000 and (C) total exposure to the borrower and its affiliates not in excess of $7,000,000; (ii) except in the ordinary course of business, take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause (i) above; (iii) enter into any loan securitization or create any special purpose funding entity; or (iv) purchase or otherwise acquire any loans from unaffiliated third parties (including any loan participations), except for acquisitions in satisfaction of debts previously contracted in good faith. In the event that TowneBank’s prior written consent is required pursuant to clause (i) above, TowneBank will use its commercially reasonable efforts to provide such consent within three (3) business days of any request by Old Point, and if TowneBank does not respond to a request for consent within three (3) business days of having received such request together with the relevant loan package, such non-response shall be deemed to constitute consent (provided that if TowneBank reasonably requests additional information from Old Point during such three (3)-business day period, such period shall be tolled and a new three (3)-business day period shall apply upon TowneBank’s receipt of the requested information from Old Point);

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make, or commit to make, any capital expenditures in excess of certain budgeted amounts, subject to certain exceptions;

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make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any material amended tax return, enter into any closing agreement with respect to a material amount of taxes, or settle any material tax claim, audit, assessment or dispute or surrender any material right to claim a refund of taxes; or

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agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing.

Conduct of Businesses by TowneBank Prior to the Effective Time
Prior to the effective time (or earlier termination of the merger agreement), subject to specified exceptions or as required by law, TowneBank will not, and TowneBank will not permit any of its subsidiaries to, without the prior written consent of Old Point (such consent not to be unreasonably withheld, conditioned or delayed), take any of the following actions:
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adjust, split, combine or reclassify any shares of TowneBank common stock;

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take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the Old Point merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

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amend the TowneBank articles of incorporation or bylaws in a manner that would materially and adversely affect the holders of Old Point common stock, or adversely affect the holders of Old Point common stock relative to other holders of TowneBank common stock;

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take any action that would reasonably be expected to adversely affect or delay the ability of either TowneBank or Old Point to obtain any necessary approvals from any regulatory or other governmental entity required for the transactions contemplated by the merger agreement or to perform TowneBank’s covenants and agreements under the merger agreement or to consummate the transactions contemplated by the merger agreement on a timely basis; or

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agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing.

Regulatory Matters
TowneBank and Old Point will cooperate with each other and use their reasonable best efforts to promptly (and in the case of the applications, notices, petitions and filings in respect of the requisite regulatory approvals, within forty-five (45) days of the date of the merger agreement) prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, orders, approvals, waivers, non-objections and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement, including the merger and the Old Point articles amendment, and to comply with the terms and conditions of all such permits, consents, orders, approvals, waivers, non-objections and authorizations of all such third parties and governmental entities. Each of TowneBank and Old Point will use, and will cause their respective subsidiaries to use, reasonable best efforts to obtain each such requisite regulatory approval as promptly as reasonably practicable.
Each of TowneBank and Old Point will use its reasonable best efforts to resolve any objection that may be asserted by any governmental entity with respect to the merger agreement or the transactions contemplated by the merger agreement. Notwithstanding the foregoing, nothing in the merger agreement shall be deemed to require TowneBank or any of its subsidiaries, and neither Old Point nor any of its subsidiaries will be permitted (without the written consent of TowneBank), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, orders, approvals, waivers, non-objections and authorizations of governmental entities that would reasonably be expected to have a material adverse effect on the surviving corporation and its subsidiaries after giving effect to the merger (measured on a scale relative to TowneBank and its subsidiaries, taken as a whole, without giving effect to the merger (except in the case of any such actions, conditions or restrictions caused by or arising solely out of the separate business or operations of Old Point or its subsidiaries prior to the closing, in which case the standard shall be measured on a scale relative to Old Point and its subsidiaries, taken as a whole, without giving effect to the merger)) (a “materially burdensome regulatory condition”). TowneBank and Old Point will furnish each other with information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with this proxy statement/offering circular or any other statement, filing, notice or application made by or on behalf of TowneBank, Old Point or any of their respective subsidiaries to any governmental entity in connection with the merger and the other transactions contemplated by the merger agreement. TowneBank and Old Point will promptly advise each other upon receiving any communication from any governmental entity whose consent or approval is required for consummation of the transactions contemplated by the merger agreement, that causes such party to believe that that there is a reasonable likelihood that any requisite regulatory approval will not be obtained, or that the receipt of any such approval will be materially delayed.
Employee Matters
The merger agreement provides that, for one (1) year after the effective time, TowneBank will provide to employees of Old Point and Old Point subsidiaries who become employees of TowneBank or any TowneBank subsidiary at the effective time (the “Old Point continuing employees”) employee benefits on terms and conditions that are substantially comparable in the aggregate to those provided to similarly situated employees of TowneBank and any TowneBank subsidiary. Each Old Point continuing employee whose employment is involuntarily terminated other than for cause on or after the effective time but on or before the date that is nine (9) months following the effective time, excluding any employee who has a contractual or other legally binding arrangement providing for severance pay, will be entitled to receive severance on the terms agreed between TowneBank and Old Point.
In addition, with respect to any TowneBank employee benefit plan in which any Old Point continuing employees first become eligible to participate on or after the closing date, TowneBank will use commercially reasonable efforts to (i) waive all waiting periods and restrictions and exclusions for preexisting conditions and insurability with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any such TowneBank employee benefit plans, except to the extent that such waiting periods and restrictions and exclusions for preexisting conditions and insurability would apply under the analogous Old Point employee benefit plan immediately prior to the closing date, (ii) provide each such Old Point continuing employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to the closing date (or, if later, prior to the time such employee commenced participation in such TowneBank employee benefit plan) to the same extent that such credit was given under the analogous Old Point employee benefit plan) in satisfying any applicable deductible or out-of-pocket requirements under any such TowneBank employee benefit plans, and (iii) recognize service of such employees with Old Point and Old Point subsidiaries to the same extent that such service was taken into account under the analogous Old Point employee benefit plan prior to the closing date. Notwithstanding the foregoing, TowneBank’s obligation to provide service recognition shall not apply to the extent that it would result in duplication of benefits for the same period of services or for purposes of benefit accrual, paid time off, any TowneBank employee benefit plan that provides defined benefit or retiree welfare benefits or any frozen plan or plan that provides grandfathered benefits.
In addition, if directed by TowneBank in writing at least ten (10) business days prior to the effective time, Old Point will terminate any Old Point employee benefit plan intended to qualify under Section 401(a) of the Code effective as of, and contingent upon, the effective time. In connection with the termination of such plan, TowneBank will permit each affected Old Point employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including all participant loans) in an amount equal to the eligible rollover distribution portion of the account balance distributed to each such affected employee from such plan to an “eligible retirement plan” (within the meaning of Section 401(a)(31) of the Code) of TowneBank or its subsidiaries.
Simultaneous with the execution of the merger agreement, TowneBank entered into employment agreements and other arrangements with certain officers and employees of Old Point and Old Point National Bank providing for their continued service with TowneBank following the merger (see “The Merger — Interests of Old Point’s Directors and Executive Officers in the Merger”).
Director and Officer Indemnification and Insurance
The merger agreement provides that from and after the effective time, the surviving corporation will indemnify and hold harmless and will advance expenses as incurred, in each case to the fullest extent (subject to applicable law) permitted by the Old Point articles of incorporation, the Old Point bylaws, the governing or organizational documents of any subsidiary of Old Point and certain indemnification agreements in existence as of the date of the merger agreement, the Old Point indemnified parties against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the effective time, arising out of, or pertaining to, the fact that such person is or was a director, officer or employee of Old Point or any of its subsidiaries and pertaining to matters existing or occurring at or prior to the effective time, including matters, acts or omissions occurring in connection with the approval of the merger agreement and the transactions contemplated by the merger agreement; provided, that in the case of advancement of expenses, any Old Point indemnified party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Old Point indemnified party is not entitled to indemnification.
The surviving corporation is required to cause to be maintained in effect for a period of six (6) years after the effective time the current policies of directors’ and officers’ liability insurance maintained by Old Point (provided that the surviving corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the effective time (including the approval of the transactions contemplated by the merger agreement); provided, that the surviving corporation will not be obligated to expend, on an annual basis, an amount in excess of the premium cap, and if such premiums for such insurance would at any time exceed the premium cap, then the surviving corporation will cause to be maintained policies of insurance which, in the surviving corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, TowneBank or Old Point, in consultation with, but only upon the consent of TowneBank, may (and at the request of TowneBank, Old Point will use its reasonable best efforts to) obtain at or prior to the effective time a six (6)-year “tail” policy under Old Point’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the premium cap. The obligations of the surviving corporation, TowneBank and the Old Point as to indemnification cannot be terminated or modified after the effective time in a manner so as to adversely affect the Old Point indemnified party or any other person entitled to the benefit of such indemnification without the prior written consent of the affected Old Point indemnified party or affected person.
Dividends
TowneBank and Old Point will coordinate with the other the declaration of any dividends in respect of TowneBank common stock and Old Point common stock and the record dates and payment dates relating thereto, it being the intention of the parties to the merger agreement that holders of Old Point common stock will not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Old Point common stock and any shares of TowneBank common stock any such holder receives in exchange therefor in the merger.
Certain Additional Covenants
The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/offering circular, obtaining required consents, the listing of the shares of TowneBank common stock to be issued in the merger, confidentiality, access to information of the other company, advice of changes, exemption from takeover laws, shareholder litigation relating to the transactions contemplated by the merger agreement, the assumption of certain Old Point debt obligations, commitments to the community, public announcements with respect to the transactions contemplated by the merger agreement and cooperation with respect to receipt of the federal tax opinions that the Old Point merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
Surviving Corporation Governance Matters
At the effective time, each of the members of Old Point’s board of directors serving immediately prior to the effective time will be invited to join the Peninsula regional advisory board of directors of TowneBank or another regional advisory board of directors of TowneBank of their choosing. Membership on such board will be conditional upon the director executing an agreement providing, among other things, that such person will not engage in certain activities competitive with TowneBank until the later of the date that is two (2) years following the effective time or the date on which he or she ceases to be a member of such regional advisory board.
TowneBank’s directors and officers will be the directors and officers of the surviving corporation following the merger.
Shareholder Meeting and Recommendation of the Old Point Board of Directors
Old Point has agreed to call, give notice of, establish a record date for, convene and hold a meeting of its shareholders for the purpose of obtaining (a) the requisite Old Point vote and (b) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a meeting of shareholders in connection with the approval of a merger agreement or the transactions contemplated thereby, and Old Point will use reasonable best efforts to cause such meeting to occur as soon as reasonably practicable.
Old Point and its board of directors will use its reasonable best efforts to obtain from the shareholders of Old Point the requisite Old Point vote, including by communicating to the shareholders of Old Point its recommendation (and including such recommendation in this proxy statement/offering circular) that the shareholders of Old Point approve the Old Point articles amendment, the merger agreement and the transactions contemplated thereby (the “Old Point board recommendation”). Subject to specified exceptions, Old Point and its board of directors will not (i) withhold, withdraw, modify or qualify in a manner adverse to TowneBank the Old Point board recommendation, (ii) fail to make the Old Point board recommendation in this proxy statement/offering circular, (iii) adopt, approve, recommend or endorse an acquisition proposal (as defined in the section entitled “— Agreement Not to Solicit Other Offers”) or publicly announce an intention to adopt, approve, recommend or endorse an acquisition proposal, (iv) fail to publicly and without qualification (A) recommend against any acquisition proposal or (B) reaffirm Old Point board recommendation within ten (10) business days (or such fewer number of days as remains prior to the Old Point special meeting) after an acquisition proposal is made public or any request by the other party to do so, or (v) publicly propose to do any of the foregoing (any of the foregoing, a “recommendation change”).
However, subject to certain termination rights in favor of TowneBank as described in the section entitled “— Termination of the Merger Agreement,” if the board of directors of Old Point, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the Old Point board recommendation, the Old Point board of directors may, prior to the receipt of the requisite Old Point vote, submit the merger agreement to Old Point shareholders without recommendation (although the resolutions approving the merger agreement and the Old Point articles amendment as of the date thereof may not be rescinded or amended), in which event the Old Point board of directors may communicate the basis for such lack of recommendation to Old Point shareholders in this proxy statement/offering circular or an appropriate amendment or supplement hereto to the extent required by law; provided that the Old Point board of directors may not take any actions under this provision unless (a) it gives TowneBank at least three (3) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event that such action is taken in response to an acquisition proposal, the latest material terms and conditions and the identity of the third party in any such acquisition proposal, or any amendment or modification thereof, or describe in reasonable detail of such other event or circumstances) and (b) at the end of such notice period, it takes into account any amendment or modification to the merger agreement proposed by TowneBank and, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the Old Point board recommendation. Any material amendment to any acquisition proposal will be deemed to be a new acquisition proposal for purposes of the merger agreement and will require a new notice period.
Notwithstanding any recommendation change by the Old Point board of directors, unless the merger agreement has been terminated in accordance with its terms, Old Point is required to convene a meeting of its shareholders and to submit the merger agreement to a vote of such shareholders.
Agreement Not to Solicit Other Offers
Old Point will not, and will cause each of its subsidiaries not to, and will use its reasonable best efforts to cause its and their respective officers, directors, employees, agents, advisors and representatives (collectively, “representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any acquisition proposal, (ii) engage or participate in any negotiations with any person concerning any acquisition proposal, (iii) provide any confidential or nonpublic information or data to, have or participate in any discussions with, any person relating to any acquisition proposal (except to notify a person that has made or, to the knowledge of Old Point, is making any inquiries with respect to, or is considering making, an acquisition proposal, of the existence of the relevant provisions in the merger agreement) or (iv) unless the merger agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (whether written or oral, binding or non-binding) (other than a confidentiality agreement referred to and entered into in accordance with the merger agreement) in connection with or relating to any acquisition proposal. For purposes of the merger agreement, an “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of Old Point and its subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of Old Point or its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Old Point, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third-party beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of Old Point or its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Old Point or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the issuance, acquisition or conversion of, or the disposition of, twenty-five percent (25%) or more of any class of equity or voting securities of Old Point or one or more of its subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Old Point.
In the event that after the date of the merger agreement and prior to the receipt of the requisite Old Point vote, Old Point receives an unsolicited bona fide written acquisition proposal that did not result from or arise in connection with a breach of Old Point’s obligations relating to non-solicitation of acquisition proposals, it may, and may permit its subsidiaries and its and its subsidiaries’ representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions with the person making the acquisition proposal if the Old Point board of directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law; provided, that, prior to furnishing any confidential or nonpublic information permitted to be provided pursuant to the merger agreement, Old Point enters into a confidentiality agreement with the person making such acquisition proposal on terms no less favorable to it than the confidentiality agreement between TowneBank and Old Point, and which confidentiality agreement does not provide such person with any exclusive right to negotiate with such party.
Old Point will, and will cause its representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of the merger agreement with any person other than TowneBank with respect to any acquisition proposal. Old Point will promptly (within twenty-four (24) hours) advise TowneBank following receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or acquisition proposal), will provide TowneBank with an unredacted copy of any such acquisition proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or acquisition proposal, and will keep TowneBank apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or acquisition proposal. Old Point will use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its subsidiaries is a party.
Nothing contained in the merger agreement will prevent Old Point or its board of directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an acquisition proposal; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under the merger agreement.
Conditions to Completion of the Merger
TowneBank’s, Old Point’s and Old Point National Bank’s respective obligations to effect the merger are subject to the satisfaction or waiver, at or prior to the effective time, of the following conditions:
•
approval of the merger agreement and the Old Point articles amendment by the requisite Old Point vote;

•
the authorization for listing on Nasdaq, subject to official notice of issuance, of the shares of TowneBank common stock that will be issuable pursuant to the merger agreement;

•
(i) the specified governmental consents and approvals, including from the FDIC and the BFI, having been received and remaining in full force and effect, and the termination or expiration of all statutory waiting periods in respect thereof and (ii) in the case of TowneBank’s obligation to effect the merger, that no such required regulatory approval has resulted in the imposition of any materially burdensome regulatory condition;

•
no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger being in effect, and no law, statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal the consummation of the merger;

•
the accuracy of the representations and warranties of Old Point and Old Point National Bank, on the one hand, and TowneBank, on the other hand, contained in the merger agreement, generally as of the date on which the merger agreement was entered into and as of the closing date, subject to the materiality standards provided in the merger agreement (and the receipt by each party of a certificate dated as of the closing date and signed on behalf of the other party by its chief executive officer or chief financial officer to such effect);

•
the performance by Old Point and Old Point National Bank, on the one hand, and TowneBank, on the other hand, in all material respects of the obligations, covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date (and the receipt by each party of a certificate dated as of the closing date and signed on behalf of the other party by its chief executive officer or chief financial officer to such effect); and

•
receipt by TowneBank and Old Point of opinions of legal counsel to the effect that on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Old Point merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Neither TowneBank nor Old Point can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.
Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time, whether before or after the receipt of the requisite Old Point vote (except as indicated below), in the following circumstances:
•
by mutual written consent of TowneBank and Old Point;

•
by either TowneBank or Old Point if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger, unless, in any such case, the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement;

•
by either TowneBank or Old Point if the merger has not been consummated on or before the termination date, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement;

•
by either TowneBank or Old Point (provided that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement) if there is a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or if any such representation or warranty ceases to be true) set forth in the merger agreement on the part of Old Point, in the case of a termination by TowneBank, or TowneBank, in the case of a termination by Old Point, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of an applicable closing condition of the terminating party and which is not cured within forty-five (45) days following written notice to the other party, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the termination date);

•
by TowneBank, prior to the receipt of the requisite Old Point vote, if (i) Old Point or the Old Point board of directors has made a recommendation change or (ii) Old Point or the Old Point board of directors breaches in any material respect its obligations relating to non-solicitation of acquisition proposals or its obligations related to the approval of the Old Point shareholders and the Old Point board recommendation; or

•
by either TowneBank or Old Point, if the requisite Old Point vote has not been obtained upon a vote thereon taken at the Old Point special meeting (including any adjournment or postponement thereof).

Neither TowneBank nor Old Point is permitted to terminate the merger agreement as a result, in and of itself, of any increase or decrease in the market price of TowneBank common stock or Old Point common stock.
Effect of Termination
If the merger agreement is terminated by either TowneBank or Old Point, as provided in the section entitled “— Termination of the Merger Agreement” above, the merger agreement will become void and have no effect, and none of TowneBank, Old Point, any of their respective subsidiaries or any of the officers or directors of any of them will have any liability of any nature whatsoever thereunder, or in connection with the transactions contemplated by the merger agreement, except that (a) neither TowneBank nor Old Point or Old Point National Bank will be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of the merger agreement (including, in the case of Old Point, the loss of premium offered to the shareholders of Old Point) and (b) designated provisions of the merger agreement will survive the termination, including those relating to the confidential treatment of information, public announcements and the effect of termination, including the termination fee described below.
Termination Fee
Old Point will pay TowneBank a termination fee equal to $8.2 million by wire transfer of same-day funds (the “termination fee”) if the merger agreement is terminated in the following circumstances:
•
In the event that (a) the merger agreement is terminated by TowneBank pursuant to the fifth bullet set forth in the section entitled “— Termination of the Merger Agreement” above or (b) the merger agreement is terminated by TowneBank or Old Point pursuant to the sixth bullet set forth in the section entitled “— Termination of the Merger Agreement” above at a time when TowneBank could have terminated the merger agreement pursuant to the fifth bullet set forth in the section entitled “— Termination of the Merger Agreement” above. In each such case, the termination fee must be paid to TowneBank within two (2) business days of the date of termination.

•
In the event that, after the date of the merger agreement and prior to the termination of the merger agreement, a bona fide acquisition proposal has been communicated to or otherwise made known to the Old Point board of directors or Old Point’s senior management or has been made directly to Old Point shareholders, or any person has publicly announced (and not withdrawn at least two (2) business days prior to the Old Point special meeting) an acquisition proposal, in each case, with respect to Old Point, and (a) (i) thereafter the merger agreement is terminated by either TowneBank or Old Point pursuant to the third bullet set forth in the section entitled “— Termination of the Merger Agreement” above without the requisite Old Point vote having been obtained (and all other conditions to Old Point’s obligation to complete the merger had been satisfied or were capable of being satisfied prior to such termination), (ii) thereafter the merger agreement is terminated by TowneBank pursuant to the fourth bullet set forth in the section entitled “— Termination of the Merger Agreement” above as a result of a willful breach of the merger agreement by Old Point or (iii) thereafter the merger agreement is terminated by either Old Point or TowneBank pursuant to the sixth bullet set forth in the section entitled “— Termination of the Merger Agreement” above, and (b) prior to the date that is twelve (12) months after the date of such termination, Old Point enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal (whether or not the same acquisition proposal as that referred to above), provided that for purposes of the foregoing, all references in the definition of acquisition proposal to “twenty-five percent (25%)” will instead refer to “fifty percent (50%).” In such case, the termination fee must be paid to TowneBank on the earlier of the date Old Point enters into such definitive agreement and the date of consummation of such transaction.

Expenses and Fees
Except as otherwise expressly provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except that the costs, fees and expenses of printing and mailing this proxy statement/

offering circular and all filing and other fees paid to governmental entities in connection with transactions contemplated by the merger agreement, including the merger, will be borne equally by TowneBank and Old Point.
Amendment, Waiver and Extension of the Merger Agreement
Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after the receipt of the requisite Old Point vote, except that after the receipt of the requisite Old Point vote, there may not be, without further approval of the shareholders of Old Point any amendment of the merger agreement that requires such further approval under applicable law. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
At any time prior to the effective time, each of the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of TowneBank, in the case of Old Point or Old Point National Bank, or Old Point or Old Point National Bank, in the case of TowneBank, waive any inaccuracies in the representations and warranties of TowneBank, in the case of Old Point or Old Point National Bank, or Old Point or Old Point National Bank, in the case of TowneBank, contained in the merger agreement or in any document delivered by such other party pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained in the merger agreement; provided that after the receipt of the requisite Old Point vote, there may not be, without such further approval of the shareholders of Old Point, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law.
Governing Law
The merger agreement is governed by and will be construed in accordance with the laws of the Commonwealth of Virginia, without regard to any applicable conflicts of law principles.
Specific Performance
TowneBank and Old Point will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement or to enforce specifically the performance of the terms and provisions thereof (including the parties’ obligation to consummate the merger), in addition to any other remedy to which they are entitled at law or in equity. Both TowneBank and Old Point waive any defense in any action for specific performance that a remedy at law would be adequate and any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
Description of the Support Agreements
This section of the proxy statement/offering circular describes certain material terms of the support agreements entered into between TowneBank and each of the directors of Old Point and PL Capital, a shareholder of Old Point. The following summary is qualified in its entirety by reference to the complete text of the support agreement, the form of which is attached as Exhibit A to Annex A to, and incorporated by reference into, this proxy statement/offering circular. We urge you to read the form of support agreement in its entirety.
Concurrently with the execution and delivery of the merger agreement, each director of Old Point and PL Capital, a shareholder of Old Point, entered into support agreements with TowneBank pursuant to which, among other things, each such holder has agreed, subject to the terms of the support agreement, to (i) vote the shares of Old Point common stock such holder owns beneficially or of record and has the sole power to vote or direct the voting of in favor of the approval of the merger proposal and the articles amendment proposal, and against any competing transaction and (ii) not transfer such holder’s shares of Old Point common stock prior to the Old Point special meeting, with certain limited exceptions. The support agreements will terminate upon the earlier of the termination of the merger agreement and the effective time. As of May 5, 2025, the record date for the Old Point special meeting, the parties to the support agreements held dispositive voting power over approximately 29.5% of the voting power represented by issued and outstanding shares of Old Point common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following general discussion addresses the material U.S. federal income tax considerations to U.S. holders (as defined below) of Old Point common stock that exchange their Old Point common stock for the merger consideration in the Old Point merger. The discussion is based on the Code, Treasury regulations promulgated thereunder, administrative rulings, published positions of the IRS and judicial decisions, all as currently in effect and all of which are subject to change and to differing interpretations (possibly with retroactive effect), and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion applies only to U.S. holders that hold their Old Point common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular holder in light of his, her or its individual circumstances or to holders subject to special treatment under U.S. federal income tax laws, including:
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banks or other financial institutions,

•
mutual funds,

•
tax exempt organizations,

•
governmental agencies or instrumentalities,

•
insurance companies,

•
dealers in securities or non-U.S. currency,

•
traders in securities who elect to apply a mark-to-market method of accounting,

•
entities or arrangements treated as partnerships or other pass-through entities (including S corporations) for U.S. federal income tax purposes and investors in such partnerships or other pass-through entities (including S corporations),

•
holders that are not U.S. holders,

•
certain expatriates,

•
holders that exercise appraisal rights,

•
regulated investment companies and real estate investment trusts,

•
broker-dealers,

•
holders liable for the alternative minimum tax,

•
holders that have a functional currency other than the U.S. dollar,

•
holders who received their Old Point common stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation,

•
holders that hold (or that held, directly or constructively, at any time during the five-year period ending on the date of the disposition of such holder’s Old Point common stock pursuant to the transactions) 5% or more of Old Point common stock (by vote or value),

•
holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement,” and

•
holders who hold Old Point common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment.

In addition, this discussion does not address any state, local or foreign tax considerations of the transactions, nor does it address the impact of the Medicare contribution tax on net investment income or the Foreign Account Tax Compliance Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith) or any U.S. federal laws other than those pertaining to the U.S. federal income tax.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Old Point common stock who is, for U.S. federal income tax purposes:
(i)
an individual who is a citizen or resident of the United States;

(ii)
a corporation or other entity taxable as a corporation, created or organized under the laws of the United States, any state thereof or the District of Columbia;

(iii)
an estate that is subject to U.S. federal income tax on its income regardless of its source; or

(iv)
a trust that (A) is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (B) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of Old Point common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Accordingly, such partners and partnerships should consult their tax advisors regarding the particular tax considerations of the transactions to them.
Each holder of Old Point common stock should consult his, her or its tax advisor with respect to the particular tax considerations of the transactions to such holder. Holders of Old Point common stock that are not U.S. holders should consult their own tax advisors regarding the possibility that, in the event the applicable withholding agent is unable to determine whether any cash consideration paid to them in the transactions should be treated as a dividend for applicable U.S. federal income tax purposes, such withholding agent may withhold U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the entire amount of any cash consideration payable to such non-U.S. holder in the transactions, and such non-U.S. holders should consult their own tax advisors as to the possible desirability and timing of selling any shares of Old Point common stock or TowneBank common stock that they own.
In General
TowneBank and Old Point intend for the Old Point merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to TowneBank’s obligation to complete the Old Point merger that TowneBank receive an opinion from Wachtell Lipton, special counsel to TowneBank (or, if Wachtell Lipton is unwilling or unable to issue the opinion, a written opinion of another nationally recognized law firm), to the effect that, for U.S. federal income tax purposes, the Old Point merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to Old Point’s obligation to complete the Old Point merger that Old Point receive an opinion from Troutman Pepper Locke LLP (“Troutman Pepper”), special counsel to Old Point (or, if Troutman Pepper is unwilling or unable to issue the opinion, a written opinion of another nationally recognized law firm), to the effect that, for U.S. federal income tax purposes, the Old Point merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. These opinions will be based on factual representations made by TowneBank and Old Point, and on customary assumptions. If any of the representations or assumptions upon which the tax opinions will be based is inconsistent with the actual facts, the U.S. federal income tax considerations of the Old Point merger could be materially different from those discussed below. These tax opinions represent the legal judgment of outside counsel to TowneBank and Old Point and are not binding on the Internal Revenue Service (the “IRS”). No ruling from the IRS has been or will be requested relating to the tax consequences of the Old Point merger, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein or the conclusions set forth in the tax opinions.
U.S. Federal Income Tax Consequences of the Transactions to U.S. Holders
The U.S. federal income tax considerations of the transactions to a U.S. holder generally will depend on whether the U.S. holder exchanges its Old Point common stock for cash, TowneBank common stock or a combination of cash and TowneBank common stock.

Exchange Solely for Cash
The exchange of shares of Old Point common stock solely for cash generally will result in the recognition of gain or loss equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares of Old Point common stock surrendered. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period with respect to the Old Point common stock surrendered is more than one year at the effective time of the Old Point merger. Long-term capital gains of certain non-corporate holders, including individuals, generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of shares of Old Point common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Old Point common stock. In certain circumstances, if a U.S. holder actually or constructively owns TowneBank common stock after the transactions, the cash consideration received could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such U.S. holder may have dividend income up to the amount of the cash consideration received. Because the possibility of dividend treatment depends primarily upon the particular circumstances of a U.S. holder, including the application of certain constructive ownership rules, U.S. holders that actually or constructively own TowneBank common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances. U.S. holders electing to receive solely cash consideration in the transactions may be subject to proration (as described in the section titled “The Transaction Agreements — Description of the Merger Agreement — Merger Consideration — Proration.”), which may result in the receipt of a portion of the merger consideration in the form of TowneBank common stock, in addition to cash. See “— Exchange for TowneBank Common Stock and Cash” for a general description of the U.S. federal income tax considerations to U.S. holders of the receipt of stock consideration and cash consideration.
Exchange Solely for TowneBank Common Stock
If, pursuant to the transactions, a U.S. holder exchanges all of its shares of Old Point common stock solely for shares of TowneBank common stock, that U.S. holder generally will not recognize any gain or loss, except with respect to cash received in lieu of a fractional share of TowneBank common stock (as discussed in “— Cash in Lieu of a Fractional Share”). The aggregate adjusted tax basis in the shares of TowneBank common stock received in the transactions (including fractional shares deemed received and redeemed as described in “— Cash in Lieu of a Fractional Share”) will be equal to the aggregate adjusted tax basis of the shares of Old Point common stock surrendered, and the holding period of the shares of TowneBank common stock received in the transactions (including fractional shares deemed received and redeemed as described in “— Cash in Lieu of a Fractional Share”) will include the holding period of the shares of Old Point common stock surrendered. If a U.S. holder acquired different blocks of shares of Old Point common stock at different times or different prices, such U.S. holder should consult his, her or its tax advisor as to the determination of the tax bases and holding periods of the TowneBank common stock received in the transactions.
U.S. holders electing to receive solely stock consideration in the transactions may be subject to proration (as described in the section titled “The Transaction Agreements — Description of the Merger Agreement — Merger Consideration — Proration”), which may result in the receipt of a portion of the merger consideration in cash consideration, in addition to the stock consideration. See “— Exchange for TowneBank Common Stock and Cash” for a general description of the U.S. federal income tax considerations to U.S. holders of the receipt of stock consideration and cash consideration.
Exchange for TowneBank Common Stock and Cash
A U.S. holder who receives a combination of TowneBank common stock and cash (other than cash in lieu of a fractional share of TowneBank common stock) pursuant to the transactions generally will recognize gain (but not loss) in an amount equal to the lesser of (1) the sum of the amount of the cash (other than cash in lieu of a fractional share of TowneBank common stock) and the fair market value of the TowneBank common stock received, minus that U.S. holder’s adjusted tax basis in its shares of Old Point common stock surrendered in exchange therefor and (2) the amount of cash received.

If a U.S. holder acquired different blocks of shares of Old Point common stock at different times or different prices, any gain or loss may be determined separately for each block of shares and such U.S. holder’s basis and holding period in its shares of TowneBank common stock may be determined with reference to each block of shares of Old Point common stock. Any such U.S. holder should consult his, her or its tax advisor regarding the manner in which the cash consideration and stock consideration should be allocated among different blocks of shares of Old Point common stock surrendered, including the ability to specifically identify shares of Old Point common stock exchanged for the cash consideration, and the determination of the tax bases and holding periods of the TowneBank common stock received.
Any recognized gain will generally be long-term capital gain if the U.S. holder’s holding period with respect to the shares of Old Point common stock surrendered is more than one year at the effective time of the Old Point merger. Long-term capital gains of certain non-corporate holders, including individuals, generally are subject to U.S. federal income tax at preferential rates. In certain circumstances, if a U.S. holder actually or constructively owns TowneBank common stock other than TowneBank common stock received pursuant to the transactions, the recognized gain could be treated as having the effect of the distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain would be treated as dividend income. Because the possibility of dividend treatment depends upon the particular circumstances of a U.S. holder, including the application of certain constructive ownership rules, U.S. holders should consult their tax advisors regarding the potential application of the foregoing rules to their particular circumstances.
The aggregate tax basis of the TowneBank common stock received (including fractional shares deemed received and redeemed as described in “— Cash in Lieu of a Fractional Share”) will be equal to the aggregate adjusted tax basis of the shares of Old Point common stock surrendered, reduced by the amount of cash consideration received by the U.S. holder (excluding any cash in lieu of a fractional share) and increased by the amount of gain (regardless of whether such gain is classified as capital gain or dividend income, as discussed above, but excluding any gain recognized with respect to cash in lieu of a fractional share), if any, recognized by the U.S. holder on the exchange. The holding period of the TowneBank common stock received in the transactions (including fractional shares deemed received and redeemed as described below) will include the holding period of the shares of Old Point common stock surrendered.
Cash in Lieu of a Fractional Share
U.S. holders who receive cash in lieu of a fractional share of TowneBank common stock will generally be treated as having received such fractional share and then as having received such cash in redemption of the fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash in lieu of the fractional share and the tax basis allocated to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares is more than one year at the effective time of the Old Point merger. Long-term capital gains of certain non-corporate holders, including individuals, generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting and backup withholding (currently, at a rate of 24%) may apply to payments made in connection with the transactions. Backup withholding will not apply, however, if the recipient provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable certification requirements. Backup withholding is not an additional tax. Any amounts withheld may be allowed as a refund or credit against such U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
THIS SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS OF OLD POINT COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSIDERATIONS TO THEM OF THE TRANSACTIONS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

DESCRIPTION OF TOWNEBANK CAPITAL STOCK
As a result of the merger, holders of Old Point common stock may receive shares of TowneBank common stock and become TowneBank shareholders. The following description summarizes the terms of TowneBank’s capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of federal law governing FDIC-insured banks, Virginia law, the TowneBank articles of incorporation and the TowneBank bylaws. The TowneBank articles of incorporation and the TowneBank bylaws currently in effect are filed as exhibits to documents that are incorporated by reference into this proxy statement/offering circular.
As of the date of this proxy statement/offering circular, TowneBank’s authorized capital stock consists of one hundred fifty million (150,000,000) shares of common stock, par value $1.667 per share, and two million (2,000,000) shares of serial preferred stock, par value $5.00 per share. As of May 22, 2025, there were 75,399,173 shares of TowneBank common stock issued and outstanding and no shares of TowneBank preferred stock issued and outstanding. All outstanding shares of TowneBank common stock are fully paid and non-assessable.
TowneBank Common Stock
General.   Each share of TowneBank common stock has the same relative rights as, and is identical in all respects to, each other share of its common stock. TowneBank’s common stock is listed on the Nasdaq Global Select Market under the symbol “TOWN.” The transfer agent for TowneBank’s common stock is Computershare, Inc., P.O. Box 43006, Providence, Rhode Island 02940.
TowneBank’s common stock is not a deposit or a savings account and is not insured or guaranteed by the FDIC or any other governmental agency.
Voting Rights.   The holders of TowneBank common stock are entitled to one vote per share and, in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and shareholders do not have the right to accumulate their votes in the election of directors.
Dividend Rights.   TowneBank’s shareholders are entitled to receive dividends or distributions that its board of directors may declare out of funds legally available for those payments. The payment of distributions by TowneBank is subject to the restrictions of Virginia law applicable to the declaration of distributions by a Virginia banking corporation. Under Virginia law, TowneBank’s board of directors may declare a dividend out of the net undivided profits of the bank, after providing for all expenses, losses, interest and taxes accrued or due. No dividend may be declared or paid by TowneBank that would impair its paid-in capital. To determine the net undivided profits, all debts due to TowneBank on which interest is past due and unpaid for a period of 12 months, unless well secured and in process of collection by law, are deducted from the undivided profits in addition to all expenses, losses, interest and taxes accrued. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding preferred stock. The ability of TowneBank to pay dividends in the future is, and could be further, influenced by bank regulatory requirements and capital guidelines.
Liquidation Rights.   In the event of any liquidation, dissolution or winding up of TowneBank, the holders of shares of its common stock will be entitled to receive, after payment of all debts and liabilities of TowneBank and after satisfaction of all liquidation preferences applicable to any preferred stock, all remaining assets of TowneBank available for distribution in cash or in kind.
Directors and Classes of Directors.   TowneBank’s board of directors is divided into three classes, apportioned as evenly as possible, with directors serving staggered three-year terms. Currently, the TowneBank board consists of 24 directors. Under TowneBank’s articles of incorporation, directors may be removed only for cause and only if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which the director was elected.

No Preemptive Rights; Redemption and Assessment.   Holders of shares of TowneBank common stock are not entitled to preemptive rights with respect to any shares that may be issued. TowneBank common stock is not subject to redemption or any sinking fund and the outstanding shares are fully paid and nonassessable.
TowneBank Preferred Stock
The TowneBank board of directors is empowered to authorize the issuance, in one or more series, of shares of preferred stock at such times, for such purposes and for such consideration as it may deem advisable without shareholder approval. The TowneBank board of directors is also authorized to fix the designations, voting, conversion, preference and other relative rights, qualifications and limitations of any such series of preferred stock.
The TowneBank board of directors, without shareholder approval, may authorize the issuance of one or more series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of TowneBank common stock and, under certain circumstances, discourage an attempt by others to gain control of TowneBank.
The creation and issuance of any series of preferred stock, and the relative rights, designations and preferences of such series, if and when established, will depend upon, among other things, the future capital needs of TowneBank, then existing market conditions and other factors that, in the judgment of the TowneBank board, might warrant the issuance of preferred stock.
Limitation of Liability and Indemnification of Officers and Directors
As permitted by the VSCA, TowneBank’s articles of incorporation contain provisions that indemnify its directors and officers to the full extent permitted by Virginia law and eliminate the personal liability of directors and officers for monetary damages to the company or its shareholders for breach of their fiduciary duties, except to the extent such indemnification or elimination of liability is prohibited by the VSCA. These provisions do not limit or eliminate the rights of TowneBank or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his role as a director or officer and do not relieve a director or officer from liability if he engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.
In addition, TowneBank’s articles of incorporation provide for the indemnification of both directors and officers for expenses incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. This right of indemnification extends to judgments or penalties assessed against them. TowneBank has limited its exposure to liability for indemnification of directors and officers by purchasing directors’ and officers’ liability insurance coverage.

COMPARISON OF SHAREHOLDERS’ RIGHTS
If the merger is completed, holders of Old Point common stock may receive shares of TowneBank common stock and become shareholders of TowneBank, and will cease to be shareholders of Old Point. TowneBank and Old Point are Virginia corporations subject to the provisions of the VSCA. The rights of TowneBank and Old Point are governed by their respective articles of incorporation and bylaws.
The following is a summary of the material differences in the current rights of shareholders of TowneBank and Old Point. TowneBank and Old Point believe that this summary describes the material differences between the rights of holders of TowneBank common stock as of the date of this proxy statement/offering circular and the rights of holders of Old Point common stock as of the date of this proxy statement/offering circular; however, it does not purport to be a complete description of those differences. The summary is qualified in its entirety by reference to TowneBank’s and Old Point’s respective articles of incorporation and bylaws, which we urge you to read carefully and in their entirety. To find out where copies of these documents can be obtained, see the section entitled “Where You Can Find More Information” beginning on page 110.
Authorized Capital Stock
TowneBank.   TowneBank is authorized to issue 150,000,000 shares of common stock, par value $1.667 per share, of which 75,399,173 shares were issued and outstanding as of May 22, 2025, and 2,000,000 shares of preferred stock, par value $5.00 per share, of which no shares were issued and outstanding as of May 22, 2025.
TowneBank’s articles of incorporation permit its board of directors, without shareholder approval, to fix the preferences, limitations and relative rights of its preferred stock and to establish classes or series of such preferred stock and determine the variations between each class or series. Holders of TowneBank stock of any class do not have any preemptive or preferential right to subscribe for, purchase or acquire (i) any shares of any class of capital stock of TowneBank, (ii) any options, warrants or rights to subscribe for, purchase or acquire any of such shares, or (iii) any securities or obligations convertible into, or exchangeable for, any such shares or warrants, rights or options to purchase any such shares.
Old Point.   Old Point is authorized to issue 10,000,000 shares of common stock, par value $5.00 per share, of which 5,105,029 shares were issued and outstanding as of the record date for the special meeting.
Old Point’s articles of incorporation do not authorize the issuance of preferred stock.
Dividend Rights
The holders of TowneBank common stock and Old Point common stock are entitled to share ratably in dividends when and as declared by their respective boards of directors out of funds legally available therefor. TowneBank’s articles of incorporation permit the TowneBank board of directors to issue preferred stock with terms set by the board, which terms may include the right to receive dividends ahead of the holders of TowneBank common stock. As of the date of this proxy statement/offering circular, TowneBank does not have any outstanding shares of preferred stock.
Voting Rights
TowneBank.   The holders of TowneBank common stock have one vote for each share held on any matter presented for consideration by the holders of common stock at a shareholder meeting. Holders of TowneBank common stock are not entitled to cumulative voting in the election of directors.
Old Point.   The holders of Old Point common stock have one vote for each share held on any matter presented for consideration by the holders of common stock at a shareholder meeting. Holders of Old Point common stock are not entitled to cumulative voting in the election of directors.
Directors and Classes of Directors
TowneBank.   The TowneBank board of directors is divided into three classes, apportioned as evenly as possible, with directors serving staggered three-year terms. TowneBank’s bylaws provide that the

TowneBank board of directors will consist of 35 directors. As of the date of this proxy statement/offering circular, the TowneBank board consists of 24 directors.
Old Point.   Old Point’s bylaws provide that the Old Point board of directors shall consist of no less than five and no more than 25 members, the exact number within such limits to be determined by resolution of the Old Point board of directors or by resolution of Old Point’s shareholders at a meeting thereof. As of the date of this proxy statement/offering circular, the Old Point board of directors consists of 11 members.
Anti-takeover Provisions
Certain provisions of the VSCA and the articles of incorporation and bylaws of TowneBank and Old Point may discourage attempts to acquire control of TowneBank or Old Point, respectively, that the majority of either company’s shareholders may determine was in their best interests. These provisions also may render the removal of one or all directors more difficult or deter or delay corporate changes of control that either the TowneBank or Old Point board or directors did not approve.
Classified Board of Directors.   The provisions of TowneBank’s articles of incorporation providing for classification of the TowneBank board of directors into three separate classes may have certain anti-takeover effects. For example, at least two annual meetings of shareholders may be required for the shareholders to replace a majority of the directors serving on the TowneBank board of directors.
Authorized Preferred Stock.   The TowneBank articles of incorporation authorize the issuance of preferred stock. The TowneBank board of directors may, subject to application of Virginia law and applicable federal banking laws, authorize the issuance of preferred stock at such times, for such purposes and for such consideration as the TowneBank board of directors may deem advisable without further shareholder approval. The issuance of preferred stock under certain circumstances may have the effect of discouraging an attempt by a third party to acquire control of TowneBank by, for example, authorizing the issuance of a series of preferred stock with rights and preferences designed to impede the proposed transaction. Old Point’s articles of incorporation do not authorize the issuance of preferred stock.
Supermajority Voting Provisions.   The VSCA provides that, unless a corporation’s articles of incorporation provide for a greater or lesser vote, certain significant corporate actions must be approved by the affirmative vote of more than two-thirds of all the votes entitled to be cast on the matter. Certain corporate actions requiring a more than two-thirds vote include:
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adoption of plans of merger or share exchange;

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sales of all or substantially all of a corporation’s assets other than in the ordinary course of business; and

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adoption of plans of dissolution.

The VSCA provides that a corporation’s articles may either increase the vote required to approve those actions or may decrease the vote required to not less than a majority of all the votes cast by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.
The TowneBank articles of incorporation state that the actions set out above must be approved by a majority of all the votes entitled to be cast on the transaction by each voting group entitled to vote at a meeting at which a quorum of the voting group is present, provided that the transaction has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the transaction is not so approved and recommended by two-thirds of the directors in office, then the transaction must be approved by the affirmative vote of 80% or more of all of the votes entitled to be cast on such transaction by each voting group entitled to vote.
The Old Point articles of incorporation provide that, in the event that a “business combination” (as defined in the Old Point articles of incorporation) has not been approved by the affirmative vote of at least 80% of the entire Old Point board of directors, approval of that “business combination” requires the affirmative vote of the holders of not less than 75% of the outstanding shares of Old Point common stock. Otherwise, a “business combination” must be approved by the affirmative vote of more than two-thirds of the outstanding shares of Old Point common stock.

Removal of Directors.   The TowneBank articles of incorporation provide that any director may be removed by shareholders only for cause and only if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which the director was elected. Old Point’s articles of incorporation do not include a similar provision. Absent such a provision, under Virginia law, a director may be removed with or without cause by a majority vote of the holders of the corporation’s outstanding voting stock. The requirement that directors may only be removed for cause may provide anti-takeover protection through perpetuating the terms of incumbent directors by making it more difficult for shareholders to remove directors and replace them with their own nominees.
Cumulative Voting.   The articles of incorporation of both TowneBank and Old Point do not provide for cumulative voting for any purpose. The absence of cumulative voting may afford anti-takeover protection by making it more difficult for shareholders of TowneBank and Old Point to elect nominees opposed by the board of directors of TowneBank and Old Point, respectively.
Special Meetings of Shareholders.   The TowneBank bylaws contain a provision pursuant to which special meetings of the shareholders of TowneBank may only be called by the chairman of the board, the chief executive officer, the president or by a majority of the board of directors. The Old Point bylaws contain a provision pursuant to which special meetings of the shareholders of Old Point may only be called by the chairman, by the board of directors, or by the holders of not less than 25% of all of the shares of Old Point common stock entitled to vote at the meeting. These provisions are designed to afford anti-takeover protection by ensuring that only the board of directors and certain members of management, and in the case of Old Point the holders of a significant number of shareholders, may call a special meeting of shareholders to consider a proposed merger or other business combination.
Evaluation of a Business Combination.   The Old Point articles of incorporation provide that, when evaluating a proposed “business combination” (as defined in the Old Point articles of incorporation), the Old Point board of directors shall, in connection with exercising its judgment in determining what is in the best interests of Old Point and its shareholders, give due consideration not only to price or other consideration being offered, but also to all other relevant factors, including, without limitation, (i) the financial and managerial resources and future prospects of the “acquiring person” (as defined in the Old Point articles of incorporation), and (ii) the possible effects on the business, employees, customers and creditors of the Corporation and its subsidiaries.
The articles of incorporation of TowneBank do not include a similar provision pertaining to the evaluation of business combination offers.
Shareholder Nominations and Proposals.   The TowneBank bylaws require a shareholder who intends to nominate a candidate for election to the board of directors, or to raise new business at a shareholders meeting, to deliver written notice to the Secretary of TowneBank not fewer than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
The Old Point bylaws require a shareholder who intends to nominate a candidate for election to the board of directors, or to raise new business at a shareholders meeting, to deliver notice to the Secretary of Old Point not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the commencement of the preceding year’s annual meeting; provided, however, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by such shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.
The notice provisions in TowneBank’s and Old Point’s bylaws require shareholders who desire to raise new business to provide certain information to the corporation concerning the nature of the new business, the shareholder and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the corporation with certain information concerning the nominee and the proposing shareholder. These requirements may discourage TowneBank’s and Old Point’s shareholders from submitting director nominations and proposals.
Anti-takeover Statutes.   Virginia has two anti-takeover statutes in force, the Affiliated Transactions Statute and the Control Share Acquisitions Statute.
The VSCA’s Affiliated Transaction Statute contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority (but not less than two) of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of the disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:
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the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

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the affiliated transaction has been approved by a majority of the disinterested directors; or

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subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Under the VSCA’s Control Share Acquisitions Statute, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1∕3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:
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unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or

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among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for such shares if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”
The provisions of the VSCA’s Affiliated Transactions Statute and the Control Share Acquisitions Statute are only applicable to public corporations that have more than 300 shareholders of record. Corporations may opt out of the Affiliated Transactions Statute and/or the Control Share Acquisitions Statute in their articles of incorporation or bylaws. Neither TowneBank nor Old Point has opted out of the Affiliated Transactions Statute or Control Share Acquisitions Statute.
Shareholder Rights Plan.   Neither TowneBank nor Old Point currently has a shareholder rights plan in effect.

Amendments to Articles of Incorporation and Bylaws
The VSCA generally requires that in order for an amendment to the articles of incorporation to be adopted it must be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group, unless the VSCA otherwise requires a greater vote, or the articles of incorporation provide for a greater or lesser vote, or a vote by separate voting groups. However, under the VSCA, no amendment to the articles of incorporation may be approved by a vote that is less than a majority of all the votes cast on the amendment by each voting group entitled to vote at a meeting at which a quorum of the voting group exists.
Under the VSCA, unless another process is set forth in the articles of incorporation or bylaws, a majority of the directors or, if a quorum exists, a majority of the shareholders present and entitled to vote may adopt, amend or repeal the bylaws.
TowneBank.   TowneBank’s articles of incorporation state that an amendment to the articles of incorporation must be approved by a majority of all the votes entitled to be cast on the amendment by each voting group entitled to vote at a meeting at which a quorum of the voting group is present, provided that the amendment has been approved and recommended by at least two-thirds of the directors in office at the time of such approval and recommendation. If the amendment is not so approved and recommended by two-thirds of the directors in office, then the amendment must be approved by the affirmative vote of at least 80% of all of the votes entitled to be cast on such amendment by each voting group entitled to vote.
TowneBank’s bylaws may be amended, altered or repealed by the board of directors at any time. TowneBank’s shareholders have the power to rescind, alter, amend or repeal any bylaw and to enact bylaws which, if so expressed by the shareholders, may not be altered, amended, or repealed by TowneBank’s board of directors.
Old Point.   The Old Point articles of incorporation do not modify the VSCA’s requirements for amending the Old Point articles of incorporation.
Old Point’s bylaws may be amended, altered or repealed by the board of directors at any time. Old Point’s shareholders have the power to rescind, alter, amend or repeal any bylaw and to enact bylaws which, if so expressed by the shareholders, may not be altered, amended, or repealed by Old Point’s board of directors.
Appraisal Rights
The VSCA provides that appraisal rights are not available to holders of shares of any class or series of shares of a Virginia corporation in a merger when the stock is either listed on a national securities exchange, such as Nasdaq, or is held by at least 2,000 shareholders of record and has a public float of at least $20 million. Despite this exception, appraisal rights will be available to holders of common stock of a Virginia corporation in a merger if:
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the articles of incorporation provide for appraisal rights regardless of an available exception (although neither TowneBank’s nor Old Point’s articles of incorporation authorize such special appraisal rights);

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in the case of a merger or share exchange, shareholders are required by the terms of the merger to accept anything for their shares other than cash, shares of the surviving or acquiring corporation, or shares of another corporation that are either listed on a national securities exchange or held by more than 2,000 shareholders of record having a public float of at least $20 million, or a combination of cash and such shares; or

•
the merger is an “affiliated transaction,” as described under “— Anti-takeover Provisions” above, and it has not been approved by a majority of the disinterested directors.

TowneBank.   TowneBank common stock is listed on the Nasdaq Global Select Market. Therefore, unless one of the exceptions outlined above applies to a given transaction, shareholders of TowneBank will not be entitled to appraisal rights. Shareholders of TowneBank are not entitled to appraisal rights in connection with the merger.

Old Point.   Old Point common stock is listed on the Nasdaq Capital Market. Therefore, unless one of the exceptions outlined above applies to a given transaction, shareholders of Old Point will not be entitled to appraisal rights. Shareholders of Old Point are not entitled to appraisal rights in connection with the merger.
Director and Officer Exculpation
The VSCA provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of (a) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director, or (b) the greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director is not limited under the VSCA or a corporation’s articles of incorporation and bylaws if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.
The articles of incorporation of TowneBank and Old Point provide that, to the fullest extent that the VSCA permits the limitation or elimination of liability of directors or officers, a director or officer of TowneBank or Old Point, respectively, is not liable to TowneBank, Old Point, or their respective shareholders for monetary damages.
Indemnification
The articles of incorporation of TowneBank and Old Point provide that, to the fullest extent permitted by the VSCA, each of TowneBank and Old Point is required to indemnify a director or officer against liability incurred by him or her in connection with his or her service as a director of officer of TowneBank or Old Point, as the case may be. The articles of incorporation of TowneBank further provide that, to the fullest extent permitted by the VSCA, TowneBank is required to indemnify a director or officer against liability incurred by him or her in connection with his or her service at the request of TowneBank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The articles of incorporation of Old Point further provide that, to the fullest extent permitted by the VSCA, Old Point is required to indemnify every person who may have served at the request of or on behalf of Old Point as a director, officer, employee, agent, consultant or trustee of another corporation, partnership, joint venture, trust or other entity.

LEGAL MATTERS
Certain federal income tax consequences of the merger will be passed upon for TowneBank by Wachtell, Lipton, Rosen & Katz, counsel for TowneBank, and for Old Point by Troutman Pepper Locke LLP, counsel for Old Point.

EXPERTS
The consolidated financial statements (and the related consolidated financial statement schedules) of TowneBank as of December 31, 2024 and 2023 and each of the years in the three-year period ended December 31, 2024, and the effectiveness of TowneBank’s internal control over financial reporting as of December 31, 2024 have been audited by Forvis Mazars LLP, independent registered public accounting firm, as set forth in their reports thereon, included in TowneBank’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and incorporated herein by reference. Such consolidated financial statements (and the related consolidated financial statement schedules) have been incorporated herein by reference in reliance upon such reports pertaining to such financial statements and the effectiveness of TowneBank’s internal control over financial reporting given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Old Point as of December 31, 2024 and 2023, and for each of the years in the two (2)-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the reports of Yount, Hyde & Barbour, P.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS
If the merger is consummated, the separate corporate existence of Old Point will terminate and there will be no future meetings of Old Point shareholders. Old Point held its 2024 annual meeting of shareholders on May 28, 2024 (the “Old Point 2024 annual meeting”). If the merger is consummated in the second half of 2025, as is currently anticipated, Old Point does not expect to hold its 2025 annual meeting of Old Point shareholders (the “Old Point 2025 annual meeting”). However, if the merger is not consummated within the expected time frame, or at all, Old Point may hold the Old Point 2025 annual meeting. Any shareholder nominations or proposals for other business intended to be presented at the Old Point 2025 annual meeting must be submitted to Old Point as set forth below.
Shareholder Proposals (Rule 14a-8).   In order for a shareholder proposal to be considered for possible inclusion in the proxy materials to be distributed by Old Point in connection with the Old Point 2025 annual meeting, the shareholder must comply with the SEC’s Rule 14a-8 and must submit such proposal to the following address: 101 East Queen Street, Hampton, Virginia 23669. Because Old Point expects that the date of the Old Point 2025 annual meeting, if held, would be more than 30 days before or after the one-year anniversary date of the Old Point 2024 annual meeting, the deadline to submit shareholder proposals for inclusion in the proxy statement for the Old Point 2025 annual meeting will be a reasonable time before Old Point begins to print and mail its proxy materials for the Old Point 2025 annual meeting. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
Other Proposals or Nominations.   For proposals to be made by an Old Point shareholder outside of Rule 14a-8 and to be brought before the Old Point 2025 annual meeting, if a shareholder wishes to present nominations for director candidates for election to the board of directors or other business consideration at an annual meeting of shareholders, the shareholder must give the Secretary of Old Point written notice of the shareholder’s intent to do so. The notice must be received by the Secretary no later than 90 days and no earlier than 120 days prior to the anniversary date of the prior year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, then the notice must be received no earlier than 120 days prior to such annual meeting and no later than 90 days prior to such annual meeting, or no later than the tenth day following the day on which the annual meeting date is first publicly announced by Old Point. To be in proper form, the notice must contain the information required by Section 1.4 of Old Point’s bylaws.

WHERE YOU CAN FIND MORE INFORMATION
In accordance with the Exchange Act and as a state-chartered bank that is not a member of the Federal Reserve System, TowneBank files certain annual, quarterly and current reports, proxy statements and other information required by the Exchange Act with the FDIC, copies of which can be inspected and copied at the public reference facilities maintained by the FDIC, at the Public Reference Section, Room F-6043, 550 17th Street, N.W., Washington, D.C. 20429. Requests for copies may be made by telephone at (202) 898-8913 or by fax at (202) 898-3909. The FDIC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the FDIC, including TowneBank, which can be accessed at http://www.fdic.gov. In addition, documents filed with the FDIC by TowneBank will be available free of charge by accessing the investor relations page of TowneBank’s website at https://www.townebank.com, under the heading “Financials” or, alternatively, by directing a request by telephone or mail to TowneBank, (757) 638-6794, or 6001 Harbour View Boulevard, Suffolk, Virginia 23435, Attention: Investor Relations.
Old Point files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Old Point, which can be accessed at https://www.sec.gov. In addition, documents filed with the SEC by Old Point will be available free of charge by accessing Old Point’s website at https://investors.oldpoint.com under the heading “Documents,” or, alternatively, by directing a request by telephone or mail to Old Point, (757) 728-1743, or 101 East Queen Street, Hampton, Virginia 23669, Attention: Investor Relations.
The web addresses of the FDIC, SEC, TowneBank and Old Point are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/offering circular, information on those web sites is not part of this proxy statement/offering circular.
Statements contained in this proxy statement/offering circular, or in any document incorporated by reference into this proxy statement/offering circular regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the FDIC and the SEC. The FDIC and the SEC allow TowneBank and Old Point to incorporate by reference information into this proxy statement/offering circular from documents previously filed with the FDIC or the SEC by TowneBank and Old Point, respectively. This means that the companies can disclose important information to you by referring you to another document filed separately with the FDIC or the SEC. The information incorporated by reference is considered to be a part of this document, and later information that we file with the FDIC or the SEC will automatically update and supersede that information. TowneBank and Old Point incorporate by reference the documents listed below and any documents filed by TowneBank or Old Point under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and before the date of the Old Point special meeting, except to the extent that any information contained in such filings is deemed “furnished” and not “filed”:
TowneBank Filings (FDIC Cert. No. 35095)	Periods Covered or Date of Filing with the FDIC
Annual Report on Form 10-K	Fiscal year ended December 31, 2024, filed February 28, 2025
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2025, filed May 7, 2025
Definitive Proxy Statement on Schedule 14A	Filed April 2, 2025
Current Reports on Form 8-K	Filed February 26, 2025, February 27, 2025, March 13, 2025, April 1, 2025 (other than Item 7.01 and Exhibit 99.1), April 7, 2025, May 14, 2025, and May 19, 2025

TowneBank Filings (FDIC Cert. No. 35095)	Periods Covered or Date of Filing with the FDIC
Description of TowneBank common stock, filed as Exhibit 4.5 to TowneBank’s Form 10-K for the year ended December 31, 2024 and any amendment or report filed for the purpose of updating that description	Filed February 28, 2025
Old Point Filings (SEC File No. 000-12896)	Periods Covered or Date of Filing with the SEC
Annual Report on Form 10-K	Fiscal year ended December 31, 2024, filed March 31, 2025 (as amended by Amendment No. 1 on Form 10-K/A, filed on April 30, 2025)
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2025, filed May 14, 2025
Current Reports on Form 8-K	Filed April 3, 2025 and April 7, 2025
Definitive Proxy Statement on Schedule 14A	Filed April 17, 2024
No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated May 27, 2025, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such incorporated document. Neither the mailing of this document to holders of Old Point common stock, nor the issuance by TowneBank of shares of TowneBank common stock in connection with the Old Point merger will create any implication to the contrary.
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must make your request no later than five (5) business days before the date of the Old Point special meeting. This means that holders of Old Point common stock requesting documents must do so by June 25, 2025, in order to receive them before the Old Point special meeting.
This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this document, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this document nor any distribution of securities pursuant to this document shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this document by reference or in our affairs since the date of this document. The information contained in this document with respect to TowneBank was provided by TowneBank and the information contained in this document with respect to Old Point was provided by Old Point.

Annex A
AGREEMENT AND PLAN OF MERGER
by and among
OLD POINT FINANCIAL CORPORATION,
THE OLD POINT NATIONAL BANK OF PHOEBUS
and
TOWNEBANK

Dated as of April 2, 2025

A-i

A-ii

A-iii

A-iv

INDEX OF DEFINED TERMS
Page
Acquisition Proposal	65
affiliate	75
Agreement	1
Articles of Merger	3
Bank Merger Act	17
BFI	17
BHC Act	13
business day	75
Capitalization Date	14
CARES Act	28
Cash Consideration	3
Cash Election	3
Cash Election Shares	3
Change in Bank Control Act	17
Chosen Courts	75
Closing	2
Closing Date	3
Code	1
Collective Bargaining Agreement	26
Company	1
Company Agent	37
Company Articles	14
Company Articles Amendment	5
Company Benefit Plans	22
Company Board Recommendation	59
Company Bylaws	14
Company Common Stock	3
Company Continuing Employees	60
Company Contract	29
Company Disclosure Schedule	12
Company Indemnified Parties	62
Company Insiders	67
Company Insurance Subsidiary	37
Company Meeting	59
Company Merger	1
Company Owned Properties	32
Company Qualified Plans	23
Company Real Property	32
Company Regulatory Agencies	18
Company Reports	27
Company Restricted Stock Award	5

A-v

Page
Company Securities	15
Company Stock Plan	5
Company Subsidiary	14
Company Subsidiary Bank	1
Company Subsidiary Bank Articles	14
Company Subsidiary Bank Bylaws	14
Company Subsidiary Bank Common Stock	5
Company Subsidiary Securities	16
Company Supervisory Action	30
Company Support Agreement	2
Confidentiality Agreement	58
DOL	23
Effective Time	3
Election	8
Election Deadline	8
Election Period	8
Employee Benefit Plan	22
Enforceability Exceptions	17
Environmental Laws	31
ERISA	22
ERISA Affiliate	22
ESPP	5
Exchange Act	19
Exchange Agent	9
Exchange Fund	9
Exchange Ratio	4
FCPA	38
FDIC	14
Federal Reserve Board	18
FINRA	37
Form of Election	8
GAAP	13
Governmental Entity	18
Holder	8
HSR Act	17
Intellectual Property	33
Intended Tax Treatment	2
Investment Advisers Act	37
IRS	23
IT Assets	33
Key Employee	53
knowledge	75
Liens	15

A-vi

Page
Loans	35
made available	75
Material Adverse Effect	13
Materially Burdensome Regulatory Condition	57
Maximum Stock Conversion Number	6
Merger	1
Merger Consideration	4
Minimum Stock Conversion Number	6
Multiemployer Plan	22
Multiple Employer Plan	24
National Bank Act	17
Non-Election Shares	3
OCC	17
OFAC	38
Offering Circular	17
Old Certificate	4
Parent	1
Parent Articles	40
Parent Benefit Plans	47
Parent Bylaws	40
Parent Common Stock	3
Parent Disclosure Schedule	17
Parent Equity Awards	41
Parent Preferred Stock	40
Parent Regulatory Agencies	43
Parent Reports	48
Parent Restricted Stock Awards	41
Parent RSU Awards	41
Parent Securities	41
Parent Subsidiary	40
Parent Subsidiary Securities	42
Parent Supervisory Action	49
PBGC	24
Per Share Cash Consideration	4
Permitted Encumbrances	32
person	75
Personal Data	28
Plan of Merger	2
Premium Cap	63
Proxy Statement	17
Recommendation Change	59
Representatives	65
Requisite Company Vote	16

A-vii

Page
Requisite Regulatory Approvals	57
Sanctions	38
Sarbanes-Oxley Act	19
SEC	17
Securities Act	27
Shortfall Number	7
Stock Consideration	3
Stock Election	3
Stock Election Number	7
Stock Election Shares	3
Subsidiary	13
Surviving Corporation	1
Takeover Statutes	34
Tax	22
Tax Return	22
Taxes	22
Termination Date	71
Termination Fee	72
VSCA	2
VSCC	3

A-viii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of April 2, 2025 (this “Agreement”), is by and among Old Point Financial Corporation, a Virginia corporation (“Company”), The Old Point National Bank of Phoebus, a nationally chartered banking association and wholly owned subsidiary of Company (“Company Subsidiary Bank”), and TowneBank, a Virginia banking corporation (“Parent”).
W I T N E S S E T H:
WHEREAS, the Boards of Directors of Company, Company Subsidiary Bank and Parent have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the strategic business combination transaction provided for herein, pursuant to which (i) Company will, subject to the terms and conditions set forth herein, merge with and into Parent (the “Company Merger”) and (ii) immediately thereafter and contemporaneously therewith, Company Subsidiary Bank will, subject to the terms and conditions set forth herein, merge with and into Parent (the mergers in clauses (i) and (ii), together, the “Merger”), so that Parent is the surviving corporation in the Merger (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”);
WHEREAS, the Board of Directors of each of Company and Company Subsidiary Bank has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Company Articles Amendment, are in the best interests of Company and Company Subsidiary Bank and their respective shareholders, and declared that this Agreement is advisable, and (ii) adopted this Agreement and the Company Articles Amendment and approved the execution, delivery and performance by Company and Company Subsidiary Bank of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Company Articles Amendment;
WHEREAS, the Board of Directors of Parent has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Parent and Parent’s shareholders, and declared that this Agreement is advisable, and (ii) adopted this Agreement and approved the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby, including the Merger;
WHEREAS, the Board of Directors of Company, subject to the terms of this Agreement, has resolved to recommend that Company’s shareholders approve this Agreement and the Company Articles Amendment and to submit this Agreement and the Company Articles Amendment to Company’s shareholders for approval;
WHEREAS, Company, as Company Subsidiary Bank’s sole shareholder, has approved this Agreement and the transactions contemplated hereby, including the Merger, by written consent;
WHEREAS, for federal income tax purposes, it is intended that the Company Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code (the “Intended Tax Treatment”);
WHEREAS, the members of the Board of Directors and certain shareholders of Company are supportive of this Agreement and the transactions contemplated hereby, including the Merger and the Company Articles Amendment, and have determined that it is in their best interests to provide for their support for this Agreement and such transactions and, concurrently with the execution of this Agreement, are entering into a support agreement with Parent (the “Company Support Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which, among other things, each such holder is agreeing, subject to the terms of the Company Support Agreement, to vote all shares of Company Common Stock such holder owns and has the sole power to vote or direct the voting thereof in favor of the approval of this Agreement and the Company Articles Amendment, and the Company Support Agreement is further a condition and inducement for Parent to enter into this Agreement;
WHEREAS, concurrently with the execution of this Agreement, Parent, Company and Company Subsidiary Bank are entering into employment agreements with certain employees of Company; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the transactions contemplated hereby and also to prescribe certain conditions to the transactions contemplated hereby.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE 1
The Merger
Section 1.01.   The Merger.   Subject to the terms and conditions of this Agreement, in accordance with the Virginia Stock Corporation Act (the “VSCA”), at the Effective Time, Company shall merge with and into Parent and, immediately thereafter and contemporaneously therewith, Company Subsidiary Bank shall merge with and into Parent, in each case, pursuant to the Plan of Merger attached hereto as Exhibit B (the “Plan of Merger”), with Parent surviving the Merger as the Surviving Corporation. The Surviving Corporation shall continue its corporate existence under the laws of the Commonwealth of Virginia. Upon consummation of the Merger, the separate corporate existence of Company and Company Subsidiary Bank shall terminate.
Section 1.02.   Closing.   Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place by electronic exchange of documents (a) at 10:00 a.m., New York City time, on the first (1st) business day of the first calendar month that follows the month in which the satisfaction or waiver (subject to applicable law) of the last of the conditions set forth in Article 7 hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof) occurs, provided that where fewer than five (5) business days remain between such satisfaction or waiver and the last day of the month in which such satisfaction or waiver occurs, the Closing shall instead take place on the first (1st) business of the second calendar month following the month in which such satisfaction or waiver occurs, or (b) at such other date, time or place agreed to in writing by Company and Parent. The date on which the Closing occurs is referred to as the “Closing Date.”
Section 1.03.   Effective Time.   On or (if agreed by Company and Parent) prior to the Closing Date, the parties shall cause to be filed articles of merger meeting the requirements of Section 13.1-720 of the VSCA, including containing the Plan of Merger (the “Articles of Merger”), with the Virginia State Corporation Commission (the “VSCC”). The Merger shall become effective at such time as specified in the Articles of Merger in accordance with the relevant provisions of the VSCA and applicable law, or at such other time as shall be provided by applicable law (such time hereinafter referred to as the “Effective Time”).
Section 1.04.   Effects of the Merger.   At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the VSCA, Section 6.2-822.C of the Code of Virginia, and applicable law.
Section 1.05.   Conversion of Company Common Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company, Company Subsidiary Bank or the holder of any securities of Parent, Company or Company Subsidiary Bank:
(a)   Subject to Section 2.01, Section 2.02 and Section 2.04(e), each share of the common stock, par value $5.00 per share, of Company issued and outstanding immediately prior to the Effective Time (the “Company Common Stock”), except for shares of Company Common Stock owned by Company (in each case other than shares of Company Common Stock (x) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (y) held, directly or indirectly, by Company in respect of debts previously contracted), shall be converted into the right to receive the following, without interest:
(i)   For each share of Company Common Stock with respect to which an election to receive cash (a “Cash Election”) has been effectively made and not revoked or deemed revoked pursuant to Section 2.02 (collectively, the “Cash Election Shares”), an amount in cash equal to the Per Share Cash Consideration (the “Cash Consideration”);
(ii)   For each share of Company Common Stock with respect to which an election to receive Parent Common Stock (a “Stock Election”) has been effectively made and not revoked or deemed revoked pursuant to Section 2.02 (collectively, the “Stock Election Shares”), a number of shares of common stock, par value $1.667, of Parent (the “Parent Common Stock”), equal to the Exchange Ratio (the “Stock Consideration”); and
(iii)   For each share of Company Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or deemed revoked pursuant to Section 2.02 (collectively the “Non-Election Shares”), the right to receive such Stock Consideration or Cash Consideration as is determined in accordance with Section 2.01.
(b)   For purposes of this Agreement, the following terms shall have the following meanings:
(i)   The “Exchange Ratio” means 1.14.
(ii)   The “Merger Consideration” means the Cash Consideration and/or Stock Consideration described in Section 1.05(a), as applicable.
(iii)   The “Per Share Cash Consideration” means $41.00.
(c)   All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 1.05 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Common Stock) previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive (i) the Cash Consideration and/or the Stock Consideration which the holder thereof shall have become entitled to receive in accordance with, and subject to, Section 1.05(a), (ii) cash in lieu of fractional shares which the holder thereof shall have become entitled to receive pursuant to Section 2.04(e) and (iii) any dividends or distributions which the holder thereof shall have become entitled to receive pursuant to Section 2.04(b), in each case, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give Parent and the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided that nothing contained in this sentence shall be construed to permit Company or Parent to take any action with respect to its securities or otherwise that is prohibited by the terms of this Agreement.
(d)   Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Company Common Stock that are owned by Company (in each case other than shares of Company Common Stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (ii) held, directly or indirectly, by Company in respect of debts previously contracted) shall be cancelled and shall cease to exist and no Merger Consideration or other consideration shall be delivered in exchange therefor.
Section 1.06.   Company Subsidiary Bank Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company, Company Subsidiary Bank or the holder of any securities of Parent, Company or Company Subsidiary Bank, each share of common stock, par value $5.00 per share, of Company Subsidiary Bank (the “Company Subsidiary Bank Common Stock”), issued and outstanding immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
Section 1.07.   Parent Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company, Company Subsidiary Bank or the holder of any securities of Parent, Company or Company Subsidiary Bank, each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of Parent Common Stock and shall not be affected by the Merger; it being understood that upon the Effective Time, the Parent

Common Stock, including the shares issued to former holders of Company Common Stock, shall be the common stock of the Surviving Corporation.
Section 1.08.   Treatment of Company Restricted Stock Awards.   At the Effective Time, each restricted share of Company Common Stock granted under the Old Point Financial Corporation 2016 Incentive Stock Plan (the “Company Stock Plan,” and each such share, a “Company Restricted Stock Award” ) that is outstanding immediately prior to the Effective Time, by virtue of the Merger, shall fully vest and shall have the treatment set forth in Section 1.05(a) applicable to shares of Company Common Stock.
Section 1.09.   Company ESPP.   Prior to the Effective Time, the Company Board of Directors or the appropriate committee thereof shall take all actions necessary or appropriate, including adopting any reasonably necessary resolutions, with respect to the Old Point Financial Corporation Employee Stock Purchase Plan (the “ESPP”) to: (i) cause the offering period (as defined in the ESPP) ongoing as of the date of this Agreement to be the final offering period under the ESPP and the options under the ESPP to be exercised on the earlier of (x) the scheduled purchase date for such offering period and (y) the date that is ten business days prior to the Closing Date (with any participant payroll deductions not applied to the purchase of shares of Company Common Stock promptly returned to the participant), (ii) prohibit any individual who is not participating in the ESPP as of the date of this Agreement from commencing participation in the ESPP following the date of this Agreement, (iii) prohibit participants in the ESPP from increasing their payroll deductions from those in effect as of the date of this Agreement and (iv) terminate the ESPP as of, and subject to, the Effective Time.
Section 1.10.   Amendment of Company Articles.   Subject to the provisions of this Agreement and the receipt of the Requisite Company Vote, immediately prior to the Effective Time, Company shall amend Article II of the Company Articles (and cause to be filed articles of amendment meeting the requirements of Section 13.1-707 of the VSCA to cause such amendment to be effective immediately prior to the Effective Time) to read as follows (the “Company Articles Amendment”) to enable the Company to merge with and into Parent under the VSCA at the Effective Time: “The purpose of the Corporation is to transact banking business and trust business and any or all lawful business related or incidental thereto, and such other lawful business not required to be stated in the Articles of Incorporation in which a Virginia chartered banking corporation may engage under the laws of the Commonwealth of Virginia, as amended from time to time.”
Section 1.11.   Articles of Incorporation of Surviving Corporation.   At the Effective Time, the Parent Articles, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.
Section 1.12.   Bylaws of Surviving Corporation.   At the Effective Time, the Parent Bylaws, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.
Section 1.13.   Directors and Officers of Surviving Corporation.   At the Effective Time, the officers and directors of Parent as of immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation.
Section 1.14.   Tax Consequences.   It is intended that the Company Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a plan of reorganization for the purposes of Sections 354 and 361 of the Code.
ARTICLE 2
Exchange of Shares
Section 2.01.   Proration.
(a)   Notwithstanding any other provision contained in this Agreement, the total number of shares of Company Common Stock (including shares subject to Company Restricted Stock Awards, but excluding the shares of Company Common Stock to be cancelled as provided in Section 1.05(d)) to be entitled to receive the Stock Consideration pursuant to Section 1.05(a) shall be equal to (i) no less than the product (rounded down to the nearest whole share) obtained by multiplying (x) 0.5 by (y) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including for these purposes the shares subject to Company Restricted Stock Awards, but excluding the shares of Company Common Stock to be cancelled as provided in Section 1.05(d)) (the “Minimum Stock Conversion Number”) and (ii) no more than the product (rounded down to the nearest whole share) obtained by multiplying (x) 0.6 by (y) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including for these purposes the shares subject to Company Restricted Stock Awards, but excluding the shares of Company Common Stock to be cancelled as provided in Section 1.05(d)) (the “Maximum Stock Conversion Number”). All other shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 1.05(a) (including shares subject to Company Restricted Stock Awards, but excluding the shares of Company Common Stock to be cancelled as provided in Section 1.05(d)) shall be converted into the right to receive the Cash Consideration.
(b)   Promptly (and in any event no later than five (5) business days) after the Effective Time, Parent shall cause the Exchange Agent to effect the allocation among holders of Company Common Stock and Company Restricted Stock Awards of rights to receive the Cash Consideration and the Stock Consideration as follows:
(i)   If the aggregate number of shares of Company Common Stock (including shares subject to Company Restricted Stock Awards) with respect to which Stock Elections shall have been made (the “Stock Election Number”) is no less than the Minimum Stock Conversion Number but no more than the Maximum Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration;
(ii)   If the Stock Election Number exceeds the Maximum Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (A) the number of Stock Election Shares held by such holder by (B) a fraction, the numerator of which is the Maximum Stock Conversion Number and the denominator of which is the Stock Election Number (with the Exchange Agent to determine, consistent with Section 2.01(a), whether fractions of Stock Election Shares shall be rounded up or down), with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Cash Consideration; and
(iii)   If the Stock Election Number is less than the Minimum Stock Conversion Number (the amount by which the Minimum Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:
(A)   If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration, and the Non-Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (with the Exchange Agent to determine, consistent with Section 2.01(a), whether fractions of Non-Election Shares shall be rounded up or down), with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or
(B)   If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and Cash Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares, and the denominator of which is the total number of Cash Election Shares (with the Exchange Agent to determine, consistent with Section 2.01(a), whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.
Section 2.02.   Election Procedures.   Each holder of record of shares of Company Common Stock and Company Restricted Stock Awards to be converted into the right to receive the Cash Consideration and/or the Stock Consideration in accordance with, and subject to, Section 1.05(a) (a “Holder”) shall have the right, subject to the limitations set forth in this Article 2 and except as otherwise may be agreed by such holder and Parent, to submit an election in accordance with the following procedures:
(a)   Each Holder may specify in a request made in accordance with the provisions of this Section 2.02 (herein called an “Election”) (i) the number of shares of Company Common Stock owned by such Holder (or subject to such Company Restricted Stock Awards) with respect to which such Holder desires to make a Stock Election and (ii) the number of shares of Company Common Stock owned by such Holder (or subject to such Company Restricted Stock Awards) with respect to which such Holder desires to make a Cash Election.
(b)   Parent shall prepare a form reasonably acceptable to Company, including appropriate and customary transmittal materials in such form as prepared by Parent and reasonably acceptable to Company (the “Form of Election”), so as to permit Holders to exercise their right to make an Election, and shall make such form available to Company for review not less than five (5) business days prior to its first distribution to Holders.
(c)   Parent (i) shall initially make available and mail the Form of Election not less than twenty (20) business days prior to the anticipated Election Deadline to Holders of record as of the business day prior to such mailing date, and (ii) following such mailing date, shall use all reasonable efforts to make available as promptly as possible a Form of Election to any shareholder or holder of Company Restricted Stock Awards who requests such Form of Election prior to the Election Deadline. The time period between such mailing date and the Election Deadline is referred to herein as the “Election Period”.
(d)   Any Election shall have been made properly only if the Exchange Agent shall have received, during the Election Period, a Form of Election properly completed and signed (including duly executed transmittal materials included in the Form of Election) and accompanied by any Old Certificates representing all certificated shares to which such Form of Election relates or by an appropriate customary guarantee of delivery of such Old Certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States. As used herein, unless otherwise agreed in advance by the parties, “Election Deadline” means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the date which the parties shall agree is as near as practicable to two (2) business days preceding the Closing Date. The parties shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) business days before, and at least five (5) business days prior to, the Election Deadline.
(e)   Any Holder may, at any time during the Election Period, change or revoke his or her Election by written notice to the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election. If any Election is not properly made with respect to any shares of Company Common Stock or any shares subject to Company Restricted Stock Awards (none of Parent, Company nor the Exchange Agent being under any duty to notify any Holder of any such defect), such Election shall be deemed to be not in effect, and the shares of Company Common Stock or any shares subject to Company Restricted Stock Awards covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

(f)   Any Holder may, at any time during the Election Period, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Old Certificates, or of the guarantee of delivery of such Old Certificates, previously deposited with the Exchange Agent. All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from the parties that this Agreement has been terminated in accordance with the terms hereof.
(g)   Subject to the terms of this Agreement and the Form of Election, Parent, in the exercise of its reasonable, good faith discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing the validity of the Forms of Election and compliance by any Holder with the Election procedures set forth herein.
Section 2.03.   Parent to Make Consideration Available.   At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to Company (the “Exchange Agent”), for exchange in accordance with this Article 2 for the benefit of the holders of Old Certificates, (a) evidence in book-entry form representing shares of Parent Common Stock sufficient to deliver the aggregate Stock Consideration to be issued pursuant to Section 1.05(a), and (b) cash in an amount sufficient to pay (i) the aggregate Cash Consideration payable pursuant to Section 1.05(a) and (ii) cash in lieu of any fractional shares to be paid pursuant to Section 2.04(e) (such cash and shares of Parent Common Stock described in the foregoing clauses (a) and (b), together with any dividends or distributions with respect thereto payable in accordance with Section 2.04(b), being referred to herein as the “Exchange Fund”). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent, provided that such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively, and provided further that no such investment or losses thereon shall affect the amount of Merger Consideration payable to the holders of Old Certificates. Any interest and other income resulting from such investments shall be paid to Parent.
Section 2.04.   Exchange of Shares.
(a)   As promptly as practicable after the Effective Time, but in no event later than five (5) business days thereafter, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of Company Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the applicable Merger Consideration pursuant to Article 1 and that has not theretofore submitted its Old Certificates with a Form of Election, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for the Stock Consideration and/or the Cash Consideration and any cash in lieu of fractional shares which the shares of Company Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement, as well as any dividends or distributions to be paid pursuant to Section 2.04(b) (such materials and instructions to include customary provisions with respect to delivery of an “agent’s message” with respect to book-entry shares). From and after the Effective Time and the completion of the allocation procedure set forth in Section 2.01, upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent (it being understood that no certificates shall be required to be delivered for shares of Company Common Stock held in book-entry at the Effective Time), together with such properly completed letter of transmittal or Form of Election, as applicable, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (x) (i) that number of whole shares of Parent Common Stock representing the Stock Consideration which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to the provisions of Section 1.05(a) and (ii) a check or other method of cash payment representing the amount of (A) the Cash Consideration which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to the provisions of Section 1.05(a), (B) any cash in lieu of fractional shares which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to the provisions of

Section 2.04(e) and (C) any dividends or distributions which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to Section 2.04(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Stock Consideration, the Cash Consideration or any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by Section 2.02 and this Section 2.04, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the applicable Merger Consideration and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.04.
(b)   No dividends or other distributions declared with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article 2. After the surrender of an Old Certificate in accordance with this Article 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the Stock Consideration that the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive.
(c)   If any share of Parent Common Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of the shares of Parent Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(d)   After the Effective Time, there shall be no transfers on the stock transfer books of Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the applicable Merger Consideration, cash in lieu of fractional shares and dividends or distributions that the holder presenting such Old Certificates is entitled to in respect of such Old Certificates, as provided in this Article 2.
(e)   Notwithstanding anything to the contrary contained herein, no fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, the Surviving Corporation shall pay to each former holder of Company Common Stock who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of Parent Common Stock on NASDAQ as reported by The Wall Street Journal for the consecutive period of five (5) full trading days ending on the trading day immediately preceding the Closing Date (or, if not reported therein, in another authoritative source mutually agreed upon by Parent and Company) by (ii) the fraction of a share (after taking into account all shares of Company Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest one-thousandth when expressed in decimal form) of Parent Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.05(a). The parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.
(f)   Any portion of the Exchange Fund that remains unclaimed by the shareholders of Company for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation. Any former holders of Company Common Stock who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation for payment of the applicable Merger Consideration, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each former share of Company Common Stock such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by former holders of shares of Company Common Stock immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.
(g)   The Surviving Corporation shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock, cash dividends or distributions payable pursuant to this Section 2.04 or any other amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock or Company Restricted Stock Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment or distribution under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so deducted or withheld by the Surviving Corporation or the Exchange Agent, as the case may be, and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock or Company Restricted Stock Awards in respect of which the deduction and withholding was made by the Surviving Corporation or the Exchange Agent, as the case may be.
(h)   In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Exchange Agent, the posting by such person of a bond in such amount as the Surviving Corporation or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the applicable Merger Consideration, any cash in lieu of fractional shares and any dividends or distributions deliverable in respect thereof pursuant to this Agreement.
ARTICLE 3
Representations and Warranties of Company
Except (a) as disclosed in the disclosure schedule delivered by Company to Parent concurrently herewith (the “Company Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Company that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect on Company and (iii) any disclosures made with respect to a section of this Article 3 shall be deemed to qualify (1) any other section of this Article 3 specifically referenced or cross-referenced and (2) other sections of this Article 3 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (b) except with respect to matters that relate to the representations and warranties contained in Section 3.02, as disclosed in any Company Reports filed by Company since January 1, 2023, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Company and Company Subsidiary Bank hereby represent and warrant to Parent as follows:
Section 3.01.   Corporate Organization.
(a)   Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and is a bank holding company duly registered under the

Bank Holding Company Act of 1956, as amended (the “BHC Act”). Company Subsidiary Bank is a nationally chartered banking association duly organized and validly existing under the laws of the United States of America. Each of Company and Company Subsidiary Bank has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Company is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Parent, Company or the Surviving Corporation, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements,(B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak or escalation of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any outbreak of any disease or other public health event, (E) public disclosure or consummation of the transactions contemplated hereby or actions expressly required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby (it being understood and agreed that this clause (E) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution, announcement or performance of this Agreement or the consummation of the transactions contemplated hereby), or (F) a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not, in either case, including any underlying causes thereof; except, with respect to subclause (A), (B), (C) or (D), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the word “Subsidiary” when used with respect to any person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, or person of which (x) such first person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (y) such first person is or directly or indirectly has the power to appoint a general partner, manager or managing member or others performing similar functions. True and complete copies of the articles of incorporation of Company (the “Company Articles”), the bylaws of Company (the “Company Bylaws”), the articles of incorporation of Company Subsidiary Bank (the “Company Subsidiary Bank Articles”) and the bylaws of Company Subsidiary Bank (the “Company Subsidiary Bank Bylaws”), in each case as in effect as of the date of this Agreement, have previously been made available by Company to Parent. Company is not in violation of any of the provisions of the Company Articles or the Company Bylaws.
(b)   Each Subsidiary of Company (a “Company Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing unless the failure to be so licensed, qualified or in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of Company or any Subsidiary of Company to pay dividends or distributions except, in the case of Company or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. The deposit accounts of Company Subsidiary Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of Company, threatened. Section 3.01(b) of the Company Disclosure Schedule sets forth a true and complete list of all Subsidiaries of Company as of the date hereof. No Subsidiary of Company is in violation of any of the provisions of the articles or certificate of incorporation or bylaws (or comparable organizational documents) of such Subsidiary of Company. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Company other than the Company Subsidiaries.
Section 3.02.   Capitalization.
(a)   The authorized capital stock of Company consists of 10,000,000 shares of Company Common Stock. As of March 31, 2025 (the “Capitalization Date”), there were (i) 5,105,029 shares of Company Common Stock issued and outstanding, including 91,616 shares of Company Common Stock granted in respect of time-based Company Restricted Stock Awards, (ii) zero shares of Company Common Stock held in treasury, (iii) zero shares of Company Common Stock reserved for issuance upon settlement of outstanding purchase rights under the ESPP (determined by reference to the closing price of a share of Company Common Stock on the Capitalization Date), and (iv) no other shares of capital stock or other voting securities or equity interests of Company issued, reserved for issuance or outstanding. As of the date of this Agreement, except as set forth in the immediately preceding sentence, and for changes since the Capitalization Date resulting from the settlement of any outstanding purchase rights under the ESPP, there are no shares of capital stock or other voting securities or equity interests of Company issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no trust preferred or subordinated debt securities of Company or any Company Subsidiary issued or outstanding. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Company may vote. Other than the Company Restricted Stock Awards outstanding as of the date of this Agreement, and shares of Company Common Stock issuable pursuant to the ESPP, as of the date of this Agreement there are no outstanding subscriptions, equity or equity-based compensation awards (including options, stock appreciation rights, phantom units or shares, restricted stock, restricted stock units, performance stock units, performance awards, profit participation rights, or dividend or dividend equivalent rights or similar awards), warrants, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in Company, or contracts, commitments, understandings or arrangements by which Company may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in Company, or that otherwise obligate Company or any Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “Company Securities”). No Company Subsidiary owns any capital stock of Company. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which Company or any of its Subsidiaries is a party with respect to the voting or transfer of Company Common Stock, capital stock or other voting or equity securities or ownership interests of Company or granting any shareholder or other person any registration rights.
(b)   Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company Subsidiaries, free and clear of any liens, claims, title defects, mortgages, pledges, charges, encumbrances and security interests whatsoever

(“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Subsidiaries that are depository institutions, as provided under any provision of applicable state law comparable to 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. Other than the shares of capital stock or other equity ownership interests described in the previous sentence, there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock or other voting or equity securities of or ownership interests in any Company Subsidiary, or contracts, commitments, understandings or arrangements by which any Company Subsidiary may become bound to issue additional shares of its capital stock or other equity or voting securities or ownership interests in such Company Subsidiary, or otherwise obligating Company or any Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any of the foregoing (collectively, “Company Subsidiary Securities”). The authorized capital stock of Company Subsidiary Bank consists of 300,000 shares of Company Subsidiary Common Stock of which, as of the date of this Agreement, 273,237 were issued and outstanding. All of the issued and outstanding capital stock of Company Subsidiary Bank is, and as of immediately prior to the Effective Time will be, owned by Company.
(c)   Section 3.02(c) of the Company Disclosure Schedule sets forth, for each Company Restricted Stock Award as of the date hereof, the holder, grant date, number of shares and vesting schedule. Within five (5) days prior to the Closing Date, Company will provide Parent with a revised version of Section 3.02(c) of the Company Disclosure Schedule, updated as of the most recent practicable date. Each Company Restricted Stock Award has been granted in compliance with applicable securities laws or exemptions therefrom and all requirements set forth in the applicable Company Stock Plan and other applicable contracts.
Section 3.03.   Authority; No Violation.
(a)   Each of Company and Company Subsidiary Bank has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Requisite Company Vote, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of each of Company and Company Subsidiary Bank, and the consummation of the Company Articles Amendment has been duly and validly approved by the Board of Directors of Company. The Board of Directors of Company, acting with the approval of not less than eighty percent (80%) of the number of the members of the Board of Directors of the Company, has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Company and its shareholders, has adopted and approved the Company Articles Amendment and this Agreement and the transactions contemplated hereby (including the Merger and the Company Articles Amendment), and has directed that this Agreement (including the Plan of Merger) and the Company Articles Amendment be submitted to Company’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. The Board of Directors of Company Subsidiary Bank has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Company Subsidiary Bank and its sole shareholder and has adopted a resolution to the foregoing effect. Company, as Company Subsidiary Bank’s sole shareholder, has approved this Agreement and the transactions contemplated hereby by written consent. Except for the approval of this Agreement and the Company Articles Amendment by the affirmative vote of the holders of more than two-thirds of the outstanding shares of Company Common Stock entitled to vote on this Agreement and on the Company Articles Amendment at a meeting called therefor (the “Requisite Company Vote”), no other corporate proceedings on the part of Company or Company Subsidiary Bank are necessary to approve this Agreement or to consummate the transactions contemplated hereby (including the Merger and the Company Articles Amendment). This Agreement has been duly and validly executed and delivered by each of Company and Company Subsidiary Bank and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of each of Company and Company Subsidiary Bank, enforceable against each of Company and Company Subsidiary Bank in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).
(b)   Neither the execution and delivery of this Agreement by Company or Company Subsidiary Bank nor the consummation by Company or Company Subsidiary Bank of the transactions contemplated hereby (including the Merger and the Company Articles Amendment), nor compliance by Company or Company Subsidiary Bank with any of the terms or provisions hereof, will (i) violate any provision of the Company Articles, the Company Bylaws, the Company Subsidiary Bank Articles or the Company Subsidiary Bank Bylaws or the articles or certificate of incorporation or bylaws (or similar organizational documents) of any other Company Subsidiary or (ii) assuming that the consents and approvals referred to in Section 3.04 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Company or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.
Section 3.04.   Consents and Approvals.   Except for (a) the filing of any required applications, filings and notices, as applicable, with NASDAQ, (b) the filing of any required applications, filings and notices, or the seeking of waivers therefrom as applicable, with (i) the FDIC under 12 U.S.C. 1828(c) (the “Bank Merger Act”), (ii) the Bureau of Financial Institutions (the “BFI”) of the VSCC, (iii) the Office of the Comptroller of the Currency (the “OCC”) under the National Bank Act, 12 U.S.C. § 1 et seq. (the “National Bank Act”) or the Change in Bank Control Act, 12 U.S.C. § 1817(j) (the “Change in Bank Control Act”), and (iv) any state banking, securities or insurance regulatory authorities listed on Section 3.04 of the Company Disclosure Schedule or Section 4.04 of the disclosure schedule delivered by Parent to Company concurrently herewith (the “Parent Disclosure Schedule”) and approval of such applications, filings and notices or the receipt of waivers therefrom, (c) the filing by Company with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form (including any amendments or supplements thereto, the “Proxy Statement”), which shall include an offering circular with respect to the Parent Common Stock to be issued in the Merger (the “Offering Circular”), (d) the filing of the Articles of Merger with the VSCC pursuant to the VSCA, (e) the filing of articles of amendment with the VSCC pursuant to the VSCA to effect the Company Articles Amendment, (f) if required by the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the filing of any applications, filings or notices under the HSR Act and compliance with the HSR Act and (g) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement and the approval of the listing of such Parent Common Stock on NASDAQ, no consents or approvals of or filings or registrations with any court, administrative agency or commission, or other governmental or regulatory authority or instrumentality (each, a “Governmental Entity”) are necessary in connection with (x) the execution and delivery by Company of this Agreement or (y) the consummation by Company of the Merger and the other transactions contemplated hereby, including the Company Articles Amendment. As of the date hereof, to the knowledge of Company, there is no reason why the necessary regulatory approvals and consents will not be received by Company to permit consummation of the Merger and the Company Articles Amendment on a timely basis.
Section 3.05.   Reports.   Company and each of its Subsidiaries have timely filed (or furnished) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2023 with (i) the OCC and any applicable state regulatory authority, (ii) the SEC, (iii) the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), (iv) the FDIC, (v) any foreign regulatory authority and

(vi) any self-regulatory organization (clauses (i)  – (vi), collectively, “Company Regulatory Agencies”), including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Company Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. As of their respective dates, such reports, forms, correspondence, registrations and statements, and other filings, documents and instruments were complete and accurate and complied with all applicable laws, in each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. Subject to Section 9.14, except for normal examinations conducted by a Company Regulatory Agency in the ordinary course of business of Company and its Subsidiaries, no Company Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Company, investigation into the business or operations of Company or any of its Subsidiaries since January 1, 2023, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. Subject to Section 9.14, there (i) is no unresolved violation, criticism, or exception by any Company Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Company or any of its Subsidiaries and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Company Regulatory Agency with respect to the business, operations, policies or procedures of Company or any of its Subsidiaries since January 1, 2023, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company.
Section 3.06.   Financial Statements.
(a)   The financial statements of Company and its Subsidiaries included (or incorporated by reference) in the Company Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2023, no independent public accounting firm of Company has resigned (or informed Company that it intends to resign) or been dismissed as independent public accountants of Company as a result of or in connection with any disagreements with Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2024, or in connection with this Agreement and the transactions contemplated hereby.
(c)   The records, systems, controls, data and information of Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. Company (x) has implemented and maintains disclosure controls and procedures and internal controls over financial reporting (as defined in Rule 13a-15(e) and (f), respectively, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to ensure that material information relating to Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Company’s outside auditors and the audit committee of Company’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to materially adversely affect Company’s ability to record, process, summarize and report financial information, and (ii) any fraud that involves management or senior employees who have a significant role in Company’s internal controls over financial reporting. These disclosures were made in writing by management to Company’s auditors and audit committee and true, correct and complete copies of such disclosures have been made available by Company to Parent. Neither Company nor its independent audit firm has identified any unremediated material weakness in internal controls over financial reporting or disclosure controls and procedures. Company has no reason to believe that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(d)   Since January 1, 2023, (i) neither Company nor any of its Subsidiaries, nor, to the knowledge of Company, any Representative of Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing Company or any of its Subsidiaries, whether or not employed by Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of Company or any committee thereof or the Board of Directors or similar governing body of any Company Subsidiary or any committee thereof, or to the knowledge of Company, to any director or officer of Company or any Company Subsidiary.
Section 3.07.   Broker’s Fees.   With the exception of the engagement of Keefe, Bruyette & Woods, Inc., neither Company nor any Company Subsidiary nor any of their respective officers or directors on behalf of Company has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. Company has disclosed to Parent as of the date hereof the aggregate fees provided for in connection with the engagement by Company of Keefe, Bruyette & Woods, Inc. related to the Merger and the other transactions contemplated hereunder.
Section 3.08.   Absence of Certain Changes or Events.
(a)   Since December 31, 2024, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company.
(b)   Since December 31, 2024, and until the date of this Agreement, Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.
Section 3.09.   Legal Proceedings.
(a)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries is a party to any,

and there are no outstanding or pending or, to the knowledge of Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Company or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.
(b)   There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon Company, any of its Subsidiaries or the assets of Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates).
Section 3.10.   Taxes and Tax Returns.
(a)   Each of Company and its Subsidiaries has duly and timely filed (including all applicable extensions) all income and other material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material Taxes of Company and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Neither Company nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and, to the knowledge of Company, there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of Company and its Subsidiaries or the assets of Company and its Subsidiaries. Neither Company nor any of its Subsidiaries has any deferred payroll Tax Liability under Section 2302 of the CARES Act, Internal Revenue Service Notice 2020-65 or any similar or analogous provision of state, local or non-U.S. applicable law or guidance. Company has not entered into any private letter ruling requests, closing agreements or gain recognition agreements with respect to a material amount of Taxes requested or executed in the last three (3) years. Neither Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Company and its Subsidiaries or agreements or arrangements the principal purpose of which is not Taxes). Neither Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was Company) or (B) has any liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Company nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). Neither Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) installment sale or open transaction disposition made prior to the Closing; (ii) prepaid amount or deferred revenue received prior to the Closing outside the ordinary course of business; or (iii) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local applicable Laws) occurring or existing prior to the Closing. Neither Company nor any of its Subsidiaries will be required to make any payment after the Closing Date as a result of an election under Section 965(h) of the Code.
(b)   As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments, in each case, in the nature of a tax and imposed by a Governmental Entity with jurisdiction over taxes, together with all penalties and additions to tax and interest thereon.
(c)   As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.
Section 3.11.   Employees.
(a)   Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list of all material Company Benefit Plans. For purposes of this Agreement, the term “Company Benefit Plans” means an Employee Benefit Plan to which Company, any Company Subsidiary or any of their respective ERISA Affiliates (as defined below) is a party or has any current or future obligation or that is maintained, contributed to or sponsored by Company, any of its Subsidiaries or any of their ERISA Affiliates for the benefit of any current or former employee, officer, director or independent contractor of Company, any of its Subsidiaries or any of their ERISA Affiliates, or for which Company, any of its Subsidiaries or any of their ERISA Affiliates has any direct or indirect liability, excluding, in each case, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”). For purposes of this Agreement, the term “Employee Benefit Plan” means any (i) employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and any rules or regulations promulgated thereunder (“ERISA”)), whether or not subject to ERISA, and (ii) equity or equity-based compensation, bonus, profit sharing, incentive, deferred compensation, severance, post-employment or retiree benefits, life insurance, supplemental retirement, termination, change in control, retention, compensation, employment, consulting, retirement or similar plan, agreement, arrangement, program or policy, insurance (including any self-insured arrangement), health and welfare, disability or sick leave benefits, vacation benefit, relocation or expatriate benefits, perquisite or other benefit plans, programs, agreements, contracts, policies or arrangements, in each case whether or not written. For purposes of this Agreement, the term “ERISA Affiliate” means with respect to an entity, any other entity, trade or business, whether or not incorporated, that together with such first entity would be deemed a “single employer” within the meaning of Section 4001 of ERISA.
(b)   Company has heretofore made available to Parent true and complete copies of each material Company Benefit Plan and the following related documents, to the extent applicable, (i) all summary plan descriptions, material amendments, material modifications or material supplements, (ii) all trust agreements or annuity contracts and any amendments thereto, (iii) the annual report (Form 5500) and accompanying schedules and attachments thereto filed with the U.S. Department of Labor (the “DOL”) for the last two (2) plan years, (iv) the most recently received U.S. Internal Revenue Service (“IRS”) determination, opinion, or notification letter, (v) the most recently prepared actuarial report and financial statements for each of the last two (2) years, (vi) copies of the most recent nondiscrimination tests, and (vii) copies of all material correspondence with any governmental agency within the last six (6) years, including but not limited to any investigation materials, any “Top Hat” filings and any filings under amnesty, voluntary compliance or similar programs.
(c)   None of Company, any of its Subsidiaries or any of their ERISA Affiliates has any plan or commitment to establish, adopt or enter into any new Employee Benefit Plan or to modify or amend any Company Benefit Plan (except to the extent required by law or as required by this Agreement).
(d)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, each Company Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, DOL or any other Governmental Entity with respect to any Company Benefit Plan, and neither

Company nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program.
(e)   Section 3.11(e) of the Company Disclosure Schedule identifies each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Company Qualified Plans”). The IRS has, if applicable, issued a favorable determination, opinion, or notification letter with respect to each Company Qualified Plan and the related trust, which letter has not expired or been revoked (nor has revocation been threatened), and, to the knowledge of Company, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Company Qualified Plan or the related trust. Each trust created under any Company Qualified Plan is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation.
(f)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, with respect to each Company Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code: (i) the minimum funding standard under Section 302 of ERISA and Sections 412 and 430 of the Code has been satisfied and no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted, (ii) no such plan is in “at-risk” status for purposes of Section 430 of the Code or Section 302 of ERISA, (iii) the present value of accrued benefits under such Company Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Benefit Plan’s actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such Company Benefit Plan allocable to such accrued benefits, (iv) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (v) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (vi) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Company or any of its Subsidiaries or any of their respective ERISA Affiliates, and (vii) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan.
(g)   None of Company, any of its Subsidiaries or any of their respective ERISA Affiliates (nor any predecessor of any such entity) has, at any time during the last six (6) years, contributed to or been obligated to contribute to a Multiemployer Plan or a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of Company, any of its Subsidiaries or any of their respective ERISA Affiliates has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.
(h)   All “group health plans,” as defined in Section 5000(b)(1) of the Code, covering employees of Company or any of its Subsidiaries have been maintained in timely compliance with the notice and healthcare continuation coverage requirements of Section 4980B of the Code. Neither Company nor any of its Subsidiaries sponsors, has sponsored or has any current or projected obligation or liability with respect to any employee benefit plan that provides for any post-employment or post-retirement health, medical or life insurance or other welfare benefits for retired, former or current employees, directors, individual independent contractors or beneficiaries or dependents thereof, except as required by Section 4980B of the Code or similar applicable state or local law.
(i)   Each Company Benefit Plan that is a health or welfare plan has terms that are in compliance with and has been administered in accordance with the requirements of the Affordable Care Act of 2010, as amended, and all reporting required under Sections 6055 and 6056 of the Code has been completed. Each of Company and its Subsidiaries has complied in all respects with the requirements of Section 4980H of the Code so as to avoid the imposition of any taxes or assessable payments thereunder.
(j)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, all contributions required to be made to any Company Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Company.
(k)   There are no pending or threatened claims (other than claims for benefits in the ordinary course), actions, suits, audits, lawsuits or arbitrations which have been asserted or instituted, and, to the knowledge of Company, no set of circumstances exists which may reasonably give rise to a claim, action, suit, audit, lawsuit or arbitration against the Company Benefit Plans or any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that would reasonably be expected to result in any material liability of Company or any of its Subsidiaries to the PBGC, the IRS, the DOL, any Multiemployer Plan, a Multiple Employer Plan, any participant in a Company Benefit Plan, or any other party.
(l)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, none of Company, any of its Subsidiaries or any of their respective ERISA Affiliates nor any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to subject any of the Company Benefit Plans or their related trusts, Company, any of its Subsidiaries, any of their respective ERISA Affiliates or any person that Company or any of its Subsidiaries has an obligation to indemnify to any material Tax, penalty or other liability imposed under Section 4975 of the Code or Section 502 of ERISA.
(m)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, each Company Benefit Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been timely amended (if applicable) to comply and has been operated in compliance with, and Company and its Subsidiaries have complied in practice and operation with, all applicable requirements of Section 409A of the Code.
(n)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any current or former employee, officer, director, or other service provider of Company or any of its Subsidiaries, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any Company Benefit Plan, or (iii) result in any limitation on the right of Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust.
(o)   The transactions contemplated by this Agreement will not cause or require Company or any of its affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.
(p)   No Company Benefit Plan, individually or collectively, would reasonably be expected to result in the payment of any amount that would not be deductible under Section 280G of the Code and neither Company nor any of its Subsidiaries has any obligation to gross-up or reimburse any current or former employee, director or individual independent contractor for any Taxes under Section 409A or 4999 of the Code, or otherwise.
(q)   Section 3.11(q) of the Company Disclosure Schedule sets forth a complete list of the following information for each employee of Company and any of its Subsidiaries as of the date hereof: (i) name; (ii) employing entity; (iii) job title; (iv) location; (v) date of hire; (vi) annual rate of base or hourly compensation; (vii) exempt status; (viii) target annual incentive compensation opportunity; (ix) vacation and other paid time off accrual; (x) years of service credit (recognizing any cumulative service); (xi) whether the employee is employed at-will or, if not, the notice period required to terminate the employment relationship without cause; and (xii) status (active or on leave) and, if on leave, the reason for and period of the leave (including anticipated return to work date).
(r)   Section 3.11(r) of the Company Disclosure Schedule sets forth a complete list of the following information for each independent contractor or consultant of Company and any of its Subsidiaries as of the date hereof: (i) name, (ii) contact information, (iii) description of the services performed, (iv) fee, (v) consulting term, (vi) whether engaged as an individual or through an entity, and if through an entity, the name of the entity so engaged, and (vii) the effective and, if applicable, expiration dates of any contract with such independent contractor or consultant.
(s)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, there are no pending or, to Company’s knowledge, threatened labor grievances or unfair labor practice claims or charges against Company or any of its Subsidiaries, or any strikes, or other labor disputes against Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization or employee association (a “Collective Bargaining Agreement”), or work rules or practices agreed to with any labor organization or employee association applicable to service provider of Company or any of its Subsidiaries and, to the knowledge of Company, there are no organizing efforts by any union or other group seeking to represent any employees of Company or any of its Subsidiaries.
(t)   Company and its Subsidiaries are, and have been since January 1, 2023, in compliance with all applicable laws relating to labor and employment, including those relating to labor management relations, wages, hours, paid time off, overtime, employee classification, discrimination, harassment, retaliation, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the related payment and withholding of Taxes, except for failures to comply that have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. Neither Company nor any of its Subsidiaries has taken any action that would reasonably be expected to cause Parent or any of its affiliates to have any material liability or other obligations following the Closing Date under the Worker Adjustment and Retraining Notification Act or any comparable state or local law.
(u)   There are no proceedings, claims or actions, or to the knowledge of Company, inquiries, audits, examinations or investigations pending or, to the knowledge of Company, threatened between Company or any of its Subsidiaries and any current or former employee or independent contractor thereof, or any applicant for employment.
(v)   To the knowledge of Company and to the extent it is permitted by law to ascertain, all employees of Company and its Subsidiaries are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration laws and the laws related to the employment of non-United States citizens applicable in the state in which the employees are employed. Each of Company or its Subsidiaries, as applicable, has completed a Form I-9 for each employee for which one is required by applicable law and each such Form I-9 has since been updated as required by applicable law and is correct and complete in all material respects as of the date hereof.
(w)   To the knowledge of Company, (x) no current or former employee or independent contractor of Company is presently in violation of their continuing contractual, statutory, or fiduciary obligations to Company, and no employee or independent contractor of Company is in breach of any such obligation owed by such individual to any third party (including any former employer), and (y) no employee or independent contractor of Company is a party to, or is otherwise presently bound by, any contract, including any confidentiality, noncompetition or proprietary rights contract, with any other person that adversely affects or could reasonably be expected to adversely affect (i) the performance of his or her duties to Company or any of its Subsidiaries, (ii) his or her ability to assign to Company rights to any invention, improvement, discovery or information belonging to Company, or (iii) the ability of Company to conduct its business as currently conducted.
Section 3.12.   SEC Reports.   Company has previously made available to Parent an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since January 1, 2023 by Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (the “Company Reports”) and (b) communication mailed by Company to its shareholders since January 1, 2023 and prior to the date hereof, and no such Company Report or communication, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2023, as of their respective dates, all Company Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company Reports.
Section 3.13.   Compliance with Applicable Law.
(a)   Company and each of its Subsidiaries hold, and have at all times since January 1, 2023, held, all licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company, and to the knowledge of Company, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened. Company has not elected to be treated as a financial holding company under the BHC Act and Company and each of its Subsidiaries other than Company Subsidiary Bank are engaged solely in activities permissible under section 4 of the BHC Act (12 U.S.C. § 1843) for a bank holding company that has not elected to be treated as a financial holding company.
(b)   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company, Company and each of its Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Company or any of its Subsidiaries, including all laws related to data protection or privacy (including laws relating to the privacy and security of data or information that constitutes personal data or personal information under applicable law (“Personal Data”)), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act and any other law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, the Coronavirus Aid, Relief and Economic Security (CARES) Act (the “CARES Act”) and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.
(c)   Company Subsidiary Bank has a Community Reinvestment Act rating of “satisfactory” or better.
(d)   Company maintains a written information privacy and security program that includes reasonable measures to protect the privacy, confidentiality and security of all Personal Data owned, controlled or processed by Company and its Subsidiaries against any (i) loss or misuse of such Personal Data, (ii) unauthorized or unlawful operations performed upon such Personal Data, or (iii) other act or omission that compromises the security or confidentiality of such Personal Data. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company, to the knowledge of Company, since January 1, 2023, no third party has gained unauthorized access to any information technology networks or Personal Data controlled by Company and its Subsidiaries.

(e)   As of the date hereof, each of Company and Company Subsidiary Bank is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator) and, as of the date hereof, neither Company nor Company Subsidiary Bank has received any indication from a Governmental Entity that its status as “well-capitalized” or that the Community Reinvestment Act rating of Company Subsidiary Bank will be downgraded within one (1) year from the date of this Agreement.
Section 3.14.   Certain Contracts.
(a)   Except as set forth on Section 3.14(a) of the Company Disclosure Schedule, as of the date hereof, neither Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral), but excluding any Company Benefit Plan: (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); (ii) which contains a provision that limits (or purports to limit) in any material respect the ability of Company or any of its Subsidiaries (or after the Merger, the ability of the Surviving Corporation or any of its Subsidiaries) to engage or compete in any business (including geographic restrictions and exclusive or preferential arrangements); (iii) with or to a labor union or guild (including any Collective Bargaining Agreement); (iv) which (other than extensions of credit, other customary banking products offered by Company or its Subsidiaries, or derivatives issued or entered into in the ordinary course of business consistent with past practice) creates future payment obligations in excess of $250,000 annually and that by its terms does not terminate or is not terminable without penalty upon notice of 60 days or less; (v) that grants any material right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Company or its Subsidiaries taken as a whole; (vi) which is a merger agreement, asset purchase agreement, stock purchase agreement, deposit assumption agreement, loss sharing agreement or other commitment to a Company Regulatory Agency in connection with the acquisition of a depository institution, or similar agreement that has indemnification, earnout or other obligations that continue in effect after the date of this Agreement that are material to Company and its Subsidiaries, taken as a whole; (vii) that provides for contractual indemnification to any director, officer or employee; (viii) (A) that relates to the incurrence of indebtedness by Company or any of its Subsidiaries, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice), or (B) that provides for the guarantee, credit support, indemnification, assumption or endorsement by Company or any of its Subsidiaries of, or any similar commitment by Company or any of its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person, in the case of each of clauses (A) and (B), in the principal amount of $250,000 or more; (ix) that creates or relates to any partnership, joint venture or other similar arrangement; (x) with any record or beneficial owner of five percent (5%) or more of the outstanding shares of Company Common Stock; or (xi) which is a settlement, consent or similar agreement and contains any material continuing obligations of Company or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a) (excluding any Company Benefit Plan), whether or not set forth in the Company Disclosure Schedule, is referred to herein as a “Company Contract.” Company has made available to Parent true, correct and complete copies of each Company Contract in effect as of the date hereof.
(b)   (i) Each Company Contract is valid and binding on Company or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, (ii) Company and each of its Subsidiaries have complied with and performed all obligations required to be complied with or performed by any of them to date under each Company Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, (iii) to the knowledge of Company, each third-party counterparty to each Company Contract has complied with and performed all obligations required to be complied with and performed by it to date under such Company Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, (iv) neither Company nor any of its Subsidiaries has knowledge of, or has received notice of, any violation of any Company Contract by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company and (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a breach or default on the part of Company or any of its Subsidiaries, or to the knowledge of Company, any other party thereto, of or under any such Company Contract, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.
Section 3.15.   Company Supervisory Actions.   Subject to Section 9.14, neither Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order, directive or other supervisory action by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2023, a recipient of any supervisory letter from, or since January 1, 2023, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Company Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies or practices, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a “Company Supervisory Action”), nor has Company or any of its Subsidiaries been advised since January 1, 2023, of any Company Supervisory Action by any Company Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Company Supervisory Action.
Section 3.16.   Risk Management Instruments.   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Company or any of its Subsidiaries or for the account of a customer of Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Company Regulatory Agency and with counterparties reasonably believed to be financially responsible at the time and are legal, valid and binding obligations of Company or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect. Company and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to Company’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereto.
Section 3.17.   Environmental Matters.   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, Company and its Subsidiaries are in compliance, and have complied since January 1, 2023, with all federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions or, to the knowledge of Company, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Company or any of its Subsidiaries of any liability or obligation arising under any Environmental Law pending or threatened against Company, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. To the knowledge of Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. Company is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity, Company Regulatory Agency or other third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company.
Section 3.18.   Investment Securities and Commodities.
(a)   Each of Company and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements) that are material to Company on a consolidated basis, free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business consistent with past practice to secure obligations of Company or its Subsidiaries. Such securities and commodities are valued on the books of Company in accordance with GAAP in all material respects.
(b)   Company and its Subsidiaries and their respective businesses, to the extent applicable, employ investment, securities, commodities, risk management and other policies, practices and procedures that Company believes are prudent and reasonable in the context of such businesses. Prior to the date of this Agreement, Company has made available to Parent the material terms of such policies, practices and procedures.
Section 3.19.   Real Property.   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, Company or a Company Subsidiary (a) has good and marketable title to all the real property reflected in the latest audited balance sheet included in the Company Reports as being owned by Company or a Company Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Company Owned Properties”), free and clear of all Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties or the free transferability of such properties (collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Company Reports or acquired after the date thereof which are material to Company’s business (except for leases that have expired by their terms since the date thereof) (such leasehold estates, collectively with the Company Owned Properties, the “Company Real Property”), free and clear of all Liens, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of Company, the lessor. There are no pending or, to the knowledge of Company, threatened condemnation proceedings against the Company Real Property.
Section 3.20.   Intellectual Property.
(a)   Section 3.20(a) of the Company Disclosure Schedule sets forth a true and complete list of all registrations and applications for registration of any and all registered Intellectual Property owned (or purported to be owned) by Company and each of its Subsidiaries as of the date hereof. Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property used, held for use in or otherwise necessary for the conduct of its business as currently conducted.
(b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company: (i) to the knowledge of Company, the use of any Intellectual Property by Company and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Company or any Company Subsidiary acquired the right to use any Intellectual Property, (ii) to the knowledge of Company, no person has asserted in writing to Company that Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person, (iii) to the knowledge of Company, no person is challenging, infringing on or otherwise violating any right of Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Company or its Subsidiaries and (iv) neither Company nor any Company Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by Company or any Company Subsidiary, and Company and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by Company and its Subsidiaries and to maintain, enforce and protect the confidentiality of all Intellectual Property owned or licensed, respectively, by Company and its Subsidiaries the value of which is contingent upon maintaining the confidentiality thereof.
(c)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, to the knowledge of Company, none of the software owned or distributed by Company or any of its Subsidiaries contains any software code that is licensed under any terms or conditions that require that any software containing such code be (i) made available or distributed in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind or (iv) redistributable at no charge.
(d)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, the IT Assets of Company operate and perform in a manner that permits Company and its Subsidiaries to conduct their business as currently conducted.
(e)   For purposes of this Agreement, (i) “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any and all renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any and all renewals or extensions thereof; and any and all similar intellectual property or proprietary rights throughout the world and (ii) “IT Assets” of any person means computers, software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, including all documentation related to the foregoing, owned by, or licensed or leased to, such person or any of its Subsidiaries.
Section 3.21.   Customer Relationships.
(a)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, each trust or wealth management customer of Company or any of its Subsidiaries has been originated and serviced (i) in conformity with the applicable policies of Company and its Subsidiaries, (ii) in accordance with the terms of any applicable contract governing the relationship with such customer, (iii) in accordance with the applicable policies of Company and its Subsidiaries regarding instructions received from such customers and their authorized representatives and authorized signers, (iv) consistent with each customer’s risk profile in effect at such time and (v) in compliance with all applicable laws and Company’s and its Subsidiaries’ constituent documents, including any policies and procedures adopted thereunder and in effect at such time. Each contract governing a relationship with a trust or wealth management customer of Company or any of its Subsidiaries has been duly and validly executed and delivered by Company and each Subsidiary and, to the knowledge of Company, the other contracting parties, each such contract constitutes a valid and binding obligation of the parties thereto, except as such enforceability may be limited by the Enforceability Exceptions, and Company and its Subsidiaries and, to the knowledge of Company, the other contracting parties thereto, have duly performed in all material respects their obligations thereunder, and Company and its Subsidiaries and, to the knowledge of Company, such other contracting parties are in material compliance with each of the terms thereof.

(b)   Since January 1, 2023, none of Company, any of its Subsidiaries or any of their respective directors, officers or employees has committed any material breach of trust or fiduciary duty with respect to any of the accounts maintained on behalf of any trust or wealth management customer of Company or any of its Subsidiaries. Since January 1, 2023, none of Company or any of its Subsidiaries has been, and none are currently, engaged in any material dispute with, or subject to material claims by, any such trust or wealth management customer for breach of fiduciary duty or otherwise in connection with any such account.
Section 3.22.   Related Party Transactions.   There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions (including any transactions entered into or to be entered into in connection with the transactions contemplated hereby), between Company or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Company or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Company Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of Company) on the other hand, of the type required to be reported in any Company Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act that have not been so reported.
Section 3.23.   State Takeover Laws.   The Board of Directors of Company has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law or any similar provisions of the Company Articles and the Company Bylaws (collectively, with any similar provisions of the Parent Articles or the Parent Bylaws, “Takeover Statutes”). In accordance with Section 13.1-730 of the VSCA, no appraisal or dissenters’ rights will be available to the holders of Company Common Stock in connection with the Merger.
Section 3.24.   Reorganization.   Company has not taken any action (or failed to take any action) and is not aware of any fact or circumstance that could reasonably be expected to prevent or impede the Company Merger from qualifying for the Intended Tax Treatment.
Section 3.25.   Opinion.   Prior to the execution of this Agreement, the board of directors of Company has received an opinion (which if initially rendered orally, has been or will be confirmed in a written opinion of the same date) from Keefe, Bruyette & Woods, Inc. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration (as defined in such opinion) is fair from a financial point of view to the holders of Company Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.
Section 3.26.   Company Information.   The information relating to Company and its Subsidiaries or that is provided by Company or its Subsidiaries or their respective Representatives for inclusion in the Proxy Statement and the Offering Circular, or in any other document filed with any Company Regulatory Agency or Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portion of the Proxy Statement relating to Company and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The portion of the Offering Circular relating to Company or any of its Subsidiaries will comply in all material respects with the provisions of 12 C.F.R. Part 335.
Section 3.27.   Loan Portfolio.
(a)   As of the date hereof, neither Company nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which Company or any Subsidiary of Company is a creditor and under the terms of which the obligor was, as of December 31, 2024 over ninety (90) days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or five percent (5%) or greater shareholder of Company or any of its Subsidiaries, or to the knowledge of Company, any affiliate of any of the foregoing. Set forth in Section 3.27(a) of the Company Disclosure Schedule is a true, correct and complete list of (A) all of the Loans of Company and its Subsidiaries that, as of December 31, 2024, were classified by Company as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of and accrued and unpaid interest on such Loans, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (B) each asset of Company or any of its Subsidiaries that, as of December 31, 2024, is classified as “Other Real Estate Owned” and the book value thereof.
(b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, each Loan of Company or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of Company and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
(c)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, each outstanding Loan of Company or any of its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Company and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), including the policy set forth on Section 3.27(c) of the Company Disclosure Schedule, and with all applicable federal, state and local laws, regulations and rules.
(d)   None of the agreements pursuant to which Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contain any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(e)   There are no outstanding Loans made by Company or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of Company or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.
(f)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries is now nor has it ever been since January 1, 2023 subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Company Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.
(g)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, as to each Loan that is secured, whether in whole or in part, by a guaranty of the United States Small Business Administration or any other Governmental Entity, such guaranty is in full force and effect, and to Company’s knowledge, will remain in full force and effect following the Effective Time, in each case, without any further action by Company or any of its Subsidiaries, subject to the fulfillment of their obligations under the agreement with the Small Business Administration or other Governmental Entity that arise after the date hereof and assuming that any applicable applications, filings, notices, consents and approvals contemplated in Section 3.04 and Section 4.04 have been made or obtained.
Section 3.28.   Insurance.   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, (a) Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Company reasonably has determined to be prudent and consistent with industry practice, and Company and its Subsidiaries are in compliance with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Company and its Subsidiaries, Company or the relevant Subsidiary thereof is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) there is no claim for coverage by Company or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy and (e) neither Company nor any of its Subsidiaries has received notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies.
Section 3.29.   Investment Advisory and Broker-Dealer Matters.
(a)   No Subsidiary of Company is required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).
(b)   No Subsidiary of Company is a broker-dealer or is required to be registered, licensed or qualified as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or any other federal or state regulatory or legal requirement or, directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority (“FINRA”)) any member firm of FINRA.
Section 3.30.   Insurance Subsidiaries.
(a)   Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company, to the knowledge of Company, (i) since January 1, 2023, at the time each agent, representative, producer, reinsurance intermediary, wholesaler, third-party administrator, distributor, broker, employee or other person authorized to sell, produce, manage or administer products on behalf of any Company Subsidiary (“Company Agent”) wrote, sold, produced, managed, administered or procured business for a Company Subsidiary, such Company Agent was, at the time the Company Agent wrote or sold business, duly licensed for the type of activity and business written, sold, produced, managed, administered or produced to the extent required by applicable law, (ii) no Company Agent has been since January 1, 2023, or is currently, in violation (or with or without notice or lapse of time or both, would be in violation) of any law, rule or regulation applicable to such Company Agent’s writing, sale, management, administration or production of insurance business for any Company Insurance Subsidiary (as defined below), and (iii) each Company Agent was appointed by Company or a Company Insurance Subsidiary in compliance with applicable insurance laws, rules and regulations and, to the knowledge of Company, all processes and procedures undertaken with respect to such Company Agent were undertaken in compliance with applicable insurance laws, rules and regulations. “Company Insurance Subsidiary” means each Subsidiary of Company through which insurance operations is conducted.
(b)   Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company, (i) since January 1, 2023, Company and, to the knowledge of Company, the Company Insurance Subsidiaries have made all required notices, submissions, reports or other filings under applicable insurance holding company statutes, (ii) to the knowledge of Company, all contracts, agreements, arrangements and transactions in effect between any Company Insurance Subsidiary and any affiliate are in compliance with the requirements of all applicable insurance holding company statutes, and (iii) to the knowledge of Company, each Company Insurance Subsidiary has operated and otherwise been in compliance with all applicable insurance laws, rules and regulations.
Section 3.31.   Sanctions, Anti-Money Laundering and Anti-Corruption Laws.
(a)   Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company, Company and its Subsidiaries, and, to the knowledge of Company, each of their respective directors, officers, employees, agents, representatives and any other person acting on behalf of Company and its Subsidiaries, acting alone or together, is and has been in compliance with the Foreign Corrupt Practices Act (the “FCPA”) and any other anti-corruption or anti-bribery Applicable Law.
(b)   Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company, none of Company nor any of its Subsidiaries, nor, to the knowledge of Company, any of their respective directors, officers, employees, agents, representatives or other persons acting on behalf of Company and its Subsidiaries, acting alone or together, has, directly or indirectly, (i) used any funds of Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Company or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the FCPA, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Company or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of Company or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Company or any of its Subsidiaries.
(c)   None of Company nor any of its Subsidiaries, nor, to the knowledge of Company, any of their respective directors, officers, employees, agents, representatives or other persons acting on their behalf, is, or is 50% or more owned or controlled by one or more persons that are: (i) the subject of any sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Syria, the Kherson oblast, and the Zaporizhzhia oblast regions of Ukraine), except as otherwise authorized pursuant to Sanctions. Neither Company nor any of its Subsidiaries has engaged in business with foreign nations, organizations or individuals named on any of the following lists maintained by the OFAC or the United States Department of the Treasury: (x) the Specially Designated Nationals and Blocked Persons List; (y) the Sanctions Program and Countries Summaries Lists; or (z) Executive Order 13224.
(d)   Company and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with the FCPA, and other anti-corruption and anti-bribery applicable laws, Sanctions and applicable laws governing anti-money laundering.
(e)   No Governmental Entity has in the past five (5) years commenced legal, administrative, arbitral or other proceedings, claims, or actions against, or, to the knowledge of Company, is investigating or has in the past five (5) years conducted, initiated or threatened any investigation of, Company or any of its Subsidiaries (or any of their respective directors, officers, employees, agents or representatives) for alleged violation of the FCPA and other anti-corruption and anti-bribery applicable laws, Sanctions and applicable laws governing anti-money laundering.
Section 3.32.   No Other Representations or Warranties.
(a)   Except for the representations and warranties made by Company and Company Subsidiary Bank in this Article 3, neither Company nor Company Subsidiary Bank nor any other person makes any express or implied representation or warranty with respect to Company, Company Subsidiary Bank, their respective Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and each of Company and Company Subsidiary Bank hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Company nor Company Subsidiary Bank nor any other person makes or has made any representation or warranty to Parent or any of its affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Company,

Company Subsidiary Bank, any of their respective Subsidiaries or their respective businesses or (ii) any oral or written information presented to Parent or any of its affiliates or Representatives in the course of their due diligence investigation of Company and Company Subsidiary Bank, the negotiation of this Agreement or in the course of the transactions contemplated hereby, except in each case for the representations and warranties made by Company and Company Subsidiary Bank in this Article 3.
(b)   Each of Company and Company Subsidiary Bank acknowledges and agrees that neither Parent nor any other person has made or is making any express or implied representation or warranty other than those contained in Article 4.
ARTICLE 4
Representations and Warranties of Parent
Except (a) as disclosed in the Parent Disclosure Schedule; provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Parent that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect on Parent and (iii) any disclosures made with respect to a section of this Article 4 shall be deemed to qualify (1) any other section of this Article 4 specifically referenced or cross-referenced and (2) other sections of this Article 4 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (b) except with respect to matters that relate to the representations and warranties contained in Section 4.02, as disclosed in any Parent Reports filed by Parent since January 1, 2023, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Parent hereby represents and warrants to Company and Company Subsidiary Bank as follows:
Section 4.01.   Corporate Organization.
(a)   Parent is a Virginia banking corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Parent has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Parent is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. True and complete copies of the articles of incorporation of Parent (the “Parent Articles”) and the bylaws of Parent (the “Parent Bylaws”), in each case as in effect as of the date of this Agreement, have previously been made available by Parent to Company. Parent is not in violation of any of the provisions of the Parent Articles or the Parent Bylaws.
(b)   Each Subsidiary of Parent (a “Parent Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing unless the failure to be so licensed, qualified or in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of Parent or any Subsidiary of Parent to pay dividends or distributions except, in the case of Parent or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. The deposit accounts of Parent are insured by the FDIC through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of Parent, threatened. No Subsidiary of Parent is in violation of any of the provisions of the articles or certificate of incorporation or bylaws (or comparable organizational documents) of such Subsidiary of Parent.
Section 4.02.   Capitalization.
(a)   As of the date of this Agreement, the authorized capital stock of Parent consists of 150,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, par value $5.00 per share (the “Parent Preferred Stock”). As of the Capitalization Date, there were (i) 75,392,225 shares of Parent Common Stock issued and outstanding, including 160,367 shares of Parent Common Stock granted in respect of time-based restricted stock awards (“Parent Restricted Stock Awards”), (ii) 687,430 shares of Parent Common Stock reserved for issuance upon the settlement of outstanding time-based restricted stock unit awards in respect of shares of Parent Common Stock (“Parent RSU Awards”), (iii) zero shares of Parent Preferred Stock issued and outstanding, (iv) zero shares of Parent Common Stock held in treasury, (v) 98,204 shares of Parent Common Stock reserved for issuance upon the conversion of the 6.0% Convertible Subordinated Capital Note, due December 1, 2029, issued by Parent under the Indenture, dated as of November 29, 2024, between Parent and U.S. Bank Trust Company, National Association, as trustee (the “Parent Convertible Note”), and (vi) no other shares of capital stock or other voting securities or equity interests of Parent issued, reserved for issuance or outstanding. As of the date of this Agreement, except as set forth in the immediately preceding sentence, and for changes since the Capitalization Date resulting from the vesting or settlement of any Parent Restricted Stock Awards and Parent RSU Awards (collectively, “Parent Equity Awards) described in the immediately preceding sentence, there are no shares of capital stock or other voting securities or equity interests of Parent issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable (except as provided under any provision of applicable state law comparable to 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Parent Convertible Note, there are no trust preferred or subordinated debt securities of Parent or any Parent Subsidiary issued or outstanding. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Parent may vote. Other than Parent Equity Awards outstanding as of the date of this Agreement, as of the date of this Agreement there are no outstanding subscriptions, equity or equity-based compensation awards (including options, stock appreciation rights, phantom units or shares, restricted stock, restricted stock units, performance stock units, performance awards, profit participation rights, or dividend or dividend equivalent rights or similar awards), warrants, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in Parent, or contracts, commitments, understandings or arrangements by which Parent may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in Parent or that otherwise obligate Parent or any Parent Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “Parent Securities”). No Parent Subsidiary owns any capital stock of Parent. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which Parent or any of its Subsidiaries is a party with respect to the voting or transfer of Parent Common Stock, capital stock or other voting or equity securities or ownership interests of Parent or granting any shareholder or other person any registration rights.
(b)   Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Parent Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Subsidiaries that are depository institutions, as provided under any provision of applicable state law comparable to 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. Other than the shares of capital stock or other equity ownership interests described in the previous sentence, there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock or other voting or equity securities of or ownership interests in any Parent Subsidiary, or contracts, commitments, understandings or arrangements by which any Parent Subsidiary may become bound to issue additional shares of its capital stock or other equity or voting securities or ownership interests in such Parent Subsidiary, or otherwise obligating Parent or any Parent Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any of the foregoing (“Parent Subsidiary Securities”).
Section 4.03.   Authority; No Violation.
(a)   Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Parent. The Board of Directors of Parent has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Parent and its shareholders, and has adopted and approved this Agreement and the transactions contemplated hereby (including the Merger). No other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the transactions contemplated hereby (including the Merger). No vote or approval of the shareholders of Parent is required in connection with the adoption of this Agreement or the consummation of the Merger or the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by Company and Company Subsidiary Bank) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of Parent Common Stock to be issued in the Merger will, upon issuance and delivery at the Closing, be validly authorized, and when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of Parent will have any preemptive right or similar rights in respect thereof.
(b)   Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby (including the Merger), nor compliance by Parent with any of the terms or provisions hereof, will (i) violate any provision of the Parent Articles or the Parent Bylaws or the articles or certificate of incorporation or bylaws (or similar organizational documents) of any Parent Subsidiary or (ii) assuming that the consents and approvals referred to in Section 4.04 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.
Section 4.04.   Consents and Approvals.   Except for (a) the filing of any required applications, filings and notices, as applicable, with NASDAQ, (b) the filing of any required applications, filings and notices, or the seeking of waivers therefrom as applicable, with (i) the FDIC under the Bank Merger Act, (ii) the BFI of the VSCC, (iii) the OCC under the National Bank Act or the Change in Bank Control Act, and (iv) any state banking, securities or insurance regulatory authorities listed on Section 3.04 of the Company Disclosure Schedule or Section 4.04 of the Parent Disclosure Schedule and approval of such applications, filings and notices or the receipt of waivers therefrom, (c) the filing with the SEC of the Proxy Statement, which shall include the Offering Circular, (d) the filing of the Articles of Merger with the VSCC pursuant to the VSCA, (e) the filing of articles of amendment with the VSCC pursuant to the VSCA to effect the Company Articles Amendment, (f) if required by the HSR Act, the filing of any applications, filings or notices under the HSR Act and compliance with the HSR Act and (g) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement and the approval of the listing of such Parent Common Stock on NASDAQ, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (x) the execution and delivery by Parent of this Agreement or (y) the consummation by Parent of the Merger and the other transactions contemplated hereby. As of the date hereof, to the knowledge of Parent, there is no reason why the necessary regulatory approvals and consents will not be received by Parent to permit consummation of the Merger on a timely basis.
Section 4.05.   Reports.   Parent and each of its Subsidiaries have timely filed (or furnished) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2023 with (i) each state bank regulatory authority and any other state regulatory authority, (ii) the FDIC, (iii) any foreign regulatory authority and (iv) any self-regulatory organization (clauses (i)  – (iv), collectively, “Parent Regulatory Agencies”), including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Parent Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. As of their respective dates, such reports, forms, correspondence, registrations and statements, and other filings, documents and instruments were complete and accurate and complied with all applicable laws, in each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. Subject to Section 9.14, except for normal examinations conducted by a Parent Regulatory Agency in the ordinary course of business of Parent and its Subsidiaries, no Parent Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since January 1, 2023, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. Subject to Section 9.14, there (i) is no unresolved violation, criticism, or exception by any Parent Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Parent or any of its Subsidiaries and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Parent Regulatory Agency with respect to the business, operations, policies or procedures of Parent or any of its Subsidiaries since January 1, 2023, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.
Section 4.06.   Financial Statements.
(a)   The financial statements of Parent and its Subsidiaries included (or incorporated by reference) in the Parent Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the FDIC, in all material respects with applicable accounting requirements and with the published rules and regulations of the FDIC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2023, no independent public accounting firm of Parent has resigned (or informed Parent that it intends to resign) or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Parent included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2024, or in connection with this Agreement and the transactions contemplated hereby.
(c)   The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. Parent (x) has implemented and maintains disclosure controls and procedures and internal controls over financial reporting (as defined in Rule 13a-15(e) and (f), respectively, of the Exchange Act) to ensure that material information relating to Parent, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s outside auditors and the audit committee of Parent’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to materially adversely affect Parent’s ability to record, process, summarize and report financial information, and (ii) any fraud that involves management or senior employees who have a significant role in Parent’s internal controls over financial reporting. These disclosures were made in writing by management to Parent’s auditors and audit committee. Neither Parent nor its independent audit firm has identified any unremediated material weakness in internal controls over financial reporting or disclosure controls and procedures. Parent has no reason to believe that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(d)   Since January 1, 2023, (i) neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any Representative of Parent or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of Parent or any committee thereof or the Board of Directors or similar governing body of any Parent Subsidiary or any committee thereof, or to the knowledge of Parent, to any director or officer of Parent or any Parent Subsidiary.
Section 4.07.   Broker’s Fees.   With the exception of the engagement of Piper Sandler & Co., neither Parent nor any Parent Subsidiary nor any of their respective officers or directors on behalf of Parent has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement.
Section 4.08.   Absence of Certain Changes or Events.
(a)   Since December 31, 2024, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.
(b)   Since December 31, 2024 and until the date of this Agreement, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

Section 4.09.   Legal Proceedings.
(a)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of Parent, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.
(b)   There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates).
Section 4.10.   Taxes and Tax Returns.   Each of Parent and its Subsidiaries has duly and timely filed (including all applicable extensions) all income and other material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. All material Taxes of Parent and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of Parent and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor, depositor, holder of securities of Parent or any of its Subsidiaries or other third party. Each of Parent and its Subsidiaries is fully compliant in receiving from its depositors and maintaining Forms W-9, W-8 and any other documentation claiming or supporting exemption from withholding Taxes. Neither Parent nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and, to the knowledge of Parent, there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of Parent and its Subsidiaries or the assets of Parent and its Subsidiaries. Neither Parent nor any of its Subsidiaries has any liability for the Taxes of any person (other than Parent or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Parent nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither Parent nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). Each of Parent and its Subsidiaries compliant with reporting (i) large cash transactions as required under the Bank Secrecy Act, and (ii) and remitting abandoned property under applicable state abandoned property and escheat statutes.
Section 4.11.   Risk Management Instruments.   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Parent or any of its Subsidiaries or for the account of a customer of Parent or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Parent Regulatory Agency and with counterparties reasonably believed to be financially responsible at the time and are legal, valid and binding obligations of Parent or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect. Parent and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to Parent’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereto.
Section 4.12.   Employees.
(a)   For purposes of this Agreement, the term “Parent Benefit Plans” means an Employee Benefit Plan to which Parent, any Parent Subsidiary or any of their respective ERISA Affiliates is a party or has any current or future obligation or that is maintained, contributed to or sponsored by Parent, any of its Subsidiaries or any of their ERISA Affiliates for the benefit of any current or former employee, officer, director or independent contractor of Parent, any of its Subsidiaries or any of their ERISA

Affiliates, or for which Parent, any of its Subsidiaries or any of their ERISA Affiliates has any direct or indirect liability, excluding, in each case, any Multiemployer Plan.
(b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, each Parent Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, DOL or any other Governmental Entity with respect to any Parent Benefit Plan, and neither Parent nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program.
(c)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, all contributions required to be made to any Parent Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Parent Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Parent.
Section 4.13.   FDIC Reports.   Parent has previously made available to Company an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the FDIC since January 1, 2023 by Parent pursuant to the Exchange Act (the “Parent Reports”) and (b) communication mailed by Parent to its shareholders since January 1, 2023 and prior to the date hereof, and no such Parent Report or communication, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2023, as of their respective dates, all Parent Reports filed or furnished under the Exchange Act complied in all material respects with the published rules and regulations of the FDIC with respect thereto. No executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the FDIC with respect to any of the Parent Reports.
Section 4.14.   Compliance with Applicable Law.
(a)   Parent and each of its Subsidiaries hold, and have at all times since January 1, 2023, held, all licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, and to the knowledge of Parent, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.
(b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, Parent and each of its Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent or any of its Subsidiaries, including all laws related to data protection or privacy (including laws relating to the privacy and security of Personal Data), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act,

the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, and any other law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, the CARES Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.
(c)   Parent has a Community Reinvestment Act rating of “satisfactory” or better.
(d)   Parent maintains a written information privacy and security program that includes reasonable measures to protect the privacy, confidentiality and security of all Personal Data owned, controlled or processed by Parent and its Subsidiaries against any (i) loss or misuse of such Personal Data, (ii) unauthorized or unlawful operations performed upon such Personal Data, or (iii) other act or omission that compromises the security or confidentiality of such Personal Data. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, to the knowledge of Parent, since January 1, 2023, no third party has gained unauthorized access to any information technology networks or Personal Data controlled by Parent and its Subsidiaries.
(e)   As of the date hereof, Parent is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator) and, as of the date hereof, neither Parent nor any of its Subsidiaries has received any indication from a Governmental Entity that its status as “well-capitalized” or that Parent’s Community Reinvestment Act rating will be downgraded within one (1) year from the date of this Agreement.
(f)   Parent maintains policies and procedures reasonably designed to promote and achieve compliance with anti-corruption, anti-bribery and anti-money laundering laws applicable to Parent. Except as would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, Parent and its Subsidiaries and, to the knowledge of Parent, each of their respective directors, officers, employees, agents, representatives and any other person acting on their behalf, is and has been in material compliance with all applicable anti-corruption, anti-bribery and anti-money laundering laws.
Section 4.15.   Parent Supervisory Actions.   Subject to Section 9.14, neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order, directive or other supervisory action by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2023, a recipient of any supervisory letter from, or since January 1, 2023, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Parent Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies or practices, its management or its business (each, whether or not set forth in the Parent Disclosure Schedule, a “Parent Supervisory Action”), nor has Parent or any of its Subsidiaries been advised since January 1, 2023, of any Parent Supervisory Action by any Parent Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Parent Supervisory Action.
Section 4.16.   State Takeover Laws.   The Board of Directors of Parent has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable Takeover Statutes. In accordance with Section 13.1-730 of the VSCA, no appraisal or dissenters’ rights will be available to the holders of Parent Common Stock in connection with the Merger.
Section 4.17.   Reorganization.   Parent has not taken any action (or failed to take any action) and is not aware of any fact or circumstance that could reasonably be expected to prevent or impede the Company Merger from qualifying for the Intended Tax Treatment.

Section 4.18.   Opinion.   Prior to the execution of this Agreement, the board of directors of Parent has received an opinion (which if initially rendered orally, has been or will be confirmed in a written opinion of the same date) from Piper Sandler & Co. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration to be delivered pursuant to the Merger Agreement is fair from a financial point of view to Parent. Such opinion has not been amended or rescinded as of the date of this Agreement.
Section 4.19.   Parent Information.   The information relating to Parent and its Subsidiaries or that is provided by Parent or its Subsidiaries or their respective Representatives for inclusion in the Proxy Statement and the Offering Circular, or in any other document filed with any Parent Regulatory Agency or Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portion of the Proxy Statement relating to Parent and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Offering Circular (except for such portions thereof that relate to Company or any of its Subsidiaries) will comply in all material respects with the provisions of 12 C.F.R. Part 335.
Section 4.20.   Financing.   Parent has, or will have available to it prior to the Closing Date, all funds necessary to satisfy its obligations hereunder.
Section 4.21.   No Other Representations or Warranties.
(a)   Except for the representations and warranties made by Parent in this Article 4, neither Parent nor any other person makes any express or implied representation or warranty with respect to Parent, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Parent nor any other person makes or has made any representation or warranty to Company, Company Subsidiary Bank or any of their respective affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Parent, any of its Subsidiaries or their respective businesses or (ii) any oral or written information presented to Company, Company Subsidiary Bank or any of their respective affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the transactions contemplated hereby, except in each case for the representations and warranties made by Parent in this Article 4.
(b)   Parent acknowledges and agrees that neither Company nor Company Subsidiary Bank nor any other person has made or is making any express or implied representation or warranty other than those contained in Article 3.
ARTICLE 5
Covenants Relating to Conduct of Business
Section 5.01.   Conduct of Businesses by Company Prior to the Effective Time.   During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the Company Disclosure Schedule), required by law or as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships (including relationships with Governmental Entities), and (c) take no action that would reasonably be expected to adversely affect or delay the ability of either Parent or Company to obtain any necessary approvals of any Parent Regulatory Agency, Company Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.
Section 5.02.   Forbearances of Company.   During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):
(a)   other than (i) federal funds borrowings and Federal Home Loan Bank borrowings, in each case with a maturity not in excess of six (6) months, (ii) deposits in the ordinary course of business consistent with past practice, (iii) issuances of letters of credit, (iv) sales of certificates of deposit and (v) entry into repurchase agreements, in each case of clauses (i) through (v), in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than indebtedness of Company or any of its wholly owned Subsidiaries to Company or any of its wholly owned Subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;
(b)
(i)   adjust, split, combine or reclassify any capital stock;
(ii)   make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any Company Securities or Company Subsidiary Securities except, in each case, (A) regular quarterly cash dividends at a rate not in excess of $0.14 per share of Company Common Stock and with record and payment dates consistent with past practice, (B) dividends paid by any Subsidiary of Company to Company or any of its wholly owned Subsidiaries or (C) the acceptance of shares of Company Common Stock as payment for withholding Taxes incurred in connection with the vesting of Company Restricted Stock Awards, in each case, outstanding as of the date hereof;
(iii)   grant any stock options, warrants, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity or equity-based awards or interests, or grant any person any right to acquire any Company Securities under a Company Stock Plan or otherwise; or
(iv)   issue, sell, transfer, encumber or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time of the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, including any Company Securities or Company Subsidiary Securities, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, including any Company Securities or Company Subsidiary Securities;
(c)   sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than (i) sales and dispositions of immaterial properties or assets in the ordinary course of business consistent with past practice or (ii) pursuant to contracts or agreements in force at the date of this Agreement and set forth on Section 5.02(c) of the Company Disclosure Schedule;
(d)   except for (i) foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business consistent with past practice or (ii) such other acquisitions in the ordinary course of business consistent with past practice in amounts that do not exceed $50,000 individually or $100,000 in the aggregate, make any material investment in or acquisition of (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, or formation of a joint venture or otherwise) any other person or the property or assets of any other person, in each case other than a wholly owned Subsidiary of Company;

(e)   in each case except for transactions in the ordinary course of business consistent with past practice, (i) terminate, materially amend, or waive any material provision of, or waive, release, compromise or assign any material rights or claims under, any Company Contract (or any contract entered into after the date hereof that would be a Company Contract if it were in effect on the date of this Agreement), or make any change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts without material adverse changes of terms with respect to Company, or (ii) enter into any contract that would constitute a Company Contract, if it were in effect on the date of this Agreement;
(f)   except as required by the terms (in effect as of the date hereof) of any Company Benefit Plan or by applicable law, (i) enter into, adopt, amend or terminate any employment agreement, offer letter, retention agreement, change in control or transaction bonus agreement, severance agreement or similar arrangement, other than entering into offer letters that do not contain severance or change in control provisions in the ordinary course of business consistent with past practice with respect to an employee hire who is not (and would not be) an executive officer or any employee reporting directly to an executive officer or who would not have a target annual compensation opportunity (base salary, target annual bonus and target long-term incentive opportunity) of $150,000 or more (each, a “Key Employee”), (ii) enter into, adopt, materially amend or terminate any Employee Benefit Plan or any Collective Bargaining Agreement, (iii) increase the compensation or benefits payable to any current or former employee, director or individual consultant, other than increases in base salary or wage rate to employees who are not Key Employees in connection with Company’s annual compensation reviews in the ordinary course of business consistent with past practice, (iv) pay or award, or accelerate the vesting of, any non-equity bonuses or incentive compensation, (v) grant or accelerate the vesting or payment of any equity-based compensation, (vi) fund any rabbi trust or similar arrangement, (vii) terminate the employment of any Key Employee, other than for cause, or (viii) hire any individual who would be a Key Employee;
(g)   settle any claim, suit, action or proceeding, except involving solely monetary remedies in an amount not in excess of $500,000 individually or $1,000,000 in the aggregate, and that would not impose any material restriction on, or create any adverse precedent that would be material to, the business of it or its Subsidiaries or the Surviving Corporation or to the receipt of regulatory approvals for the transactions contemplated hereby on a timely basis;
(h)   take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the Company Merger from qualifying for the Intended Tax Treatment;
(i)   amend its articles of incorporation, its bylaws or comparable governing documents of its Subsidiaries;
(j)   merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;
(k)   other than in prior consultation with Parent, materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;
(l)   implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable law, regulation or policies imposed by any Governmental Entity;
(m)   enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management, interest rate, fee pricing or other material banking or operating policies and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any Governmental Entity;

(n)   make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, Loans or (ii) its investment securities portfolio, hedging practices and policies or its policies with respect to the classification or reporting of such portfolios, in each case except as required by law or requested by a Company Regulatory Agency;
(o)   (i) make, renew, restructure or otherwise modify any Loan other than Loans that are made, renewed, restructured or otherwise modified in the ordinary course of business consistent with past practice (excluding participations) or Loans that were previously acquired in the ordinary course of business consistent with past practice, in each case originated in compliance with Company’s and Company Bank Subsidiary’s internal loan policies and that have (A) in the case of unsecured Loans, a principal balance not in excess of $500,000, (B) in the case of secured Loans, a principal balance not in excess of $5,000,000 and (C) total exposure to the borrower and its affiliates not in excess of $7,000,000; (ii) except in the ordinary course of business, take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause (i) above; (iii) enter into any Loan securitization or create any special purpose funding entity; or (iv) purchase or otherwise acquire any Loans from unaffiliated third parties (including any Loan participations), except for acquisitions in satisfaction of debts previously contracted in good faith. In the event that Parent’s prior written consent is required pursuant to clause (i) above, Parent shall use its commercially reasonable efforts to provide such consent within three (3) business days of any request by Company, and if Parent does not respond to a request for consent pursuant to this Section 5.02(o) within three (3) business days of having received such request together with the relevant Loan package, such non-response shall be deemed to constitute consent (provided that if Parent reasonably requests additional information from Company during such three (3)-business day period, such period shall be tolled and a new three (3)-business day period shall apply upon Parent’s receipt of the requested information from Company);
(p)   make, or commit to make, any capital expenditures that exceed the amounts set forth in Company’s capital expenditure budget set forth in Section 5.02(p) of the Company Disclosure Schedule;
(q)   make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any material right to claim a refund of Taxes; or
(r)   agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.02.
Section 5.03.   Forbearances of Parent.   During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Parent Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Company (such consent not to be unreasonably withheld, conditioned or delayed):
(a)   adjust, split, combine or reclassify any shares of Parent Common Stock;
(b)   take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the Company Merger from qualifying for the Intended Tax Treatment;
(c)   amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the holders of Company Common Stock, or adversely affect the holders of Company Common Stock relative to other holders of Parent Common Stock;
(d)   take any action that would reasonably be expected to adversely affect or delay the ability of either Parent or Company to obtain any necessary approvals of any Parent Regulatory Agency, Company Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis; or

(e)   agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.03.
ARTICLE 6
Additional Agreements
Section 6.01.   Regulatory Matters.
(a)   Promptly after the date of this Agreement, Company shall prepare the Proxy Statement, of which the Offering Circular will form a part, and use reasonable best efforts to file such Proxy Statement with the SEC within forty-five (45) days after the date of this Agreement. Each party agrees to cooperate with the other party, its legal, financial and accounting advisors, in the preparation of the Proxy Statement. Each party shall prepare and furnish to other parties such information relating to it and its directors, officers and shareholders and such party’s business and operations as may be reasonably required to comply with SEC rules and regulations or SEC staff comments in connection with the Proxy Statement, which information may be based on such party’s knowledge of and access to the information required for said document and advice of counsel with respect to SEC disclosure obligations. Company shall use reasonable best efforts to respond as promptly as practicable to any comments of the SEC staff with respect to the Proxy Statement, and Company shall cause the definitive Proxy Statement to be mailed to its shareholders as promptly as practicable after the date on which Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon. Company shall as promptly as practicable notify Parent of the receipt of any written comments from the staff of the SEC relating to the Proxy Statement. If at any time prior to the receipt of the Requisite Company Vote, any party discovers any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, such party shall promptly notify the other parties and, to the extent required by applicable law, an appropriate amendment or supplement describing such information shall be promptly filed by Company with the SEC and disseminated by Company to its shareholders. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Company shall furnish all information concerning Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action, which information may be based on Company’s knowledge of and access to the information requested and advice of counsel with respect to such permits and approvals.
(b)   The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly (and in the case of the applications, notices, petitions and filings in respect of the Requisite Regulatory Approvals, within forty-five (45) days of the date of this Agreement) prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, orders, approvals, waivers, non-objections and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Company Articles Amendment), and to comply with the terms and conditions of all such permits, consents, orders, approvals, waivers, non-objections and authorizations of all such third parties and Governmental Entities. Without limiting the generality of the foregoing, as soon as practicable and in no event later than forty-five (45) days after the date of this Agreement, Parent and Company shall, and shall cause their respective Subsidiaries to, each prepare and file any applications, notices and filings required to be filed with any bank regulatory agency in order to obtain the Requisite Regulatory Approvals. Parent and Company shall each use, and shall each cause their applicable Subsidiaries to use, reasonable best efforts to obtain each such Requisite Regulatory Approval as promptly as reasonably practicable. Parent and Company shall have the right to review and provide comments in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Company or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, orders, approvals, waivers, non-objections and authorizations of, and the filing of notices to, all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein, and each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and, to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences, in each case subject to applicable law; and provided that each party shall promptly advise the other party with respect to substantive matters that are addressed in any meeting or conference with any Governmental Entity which the other party does not attend or participate in, to the extent permitted by such Governmental Entity and applicable law. The parties’ obligations under this Section 6.01(b) are, in each case, subject to Laws relating to the exchange of information (including with respect to confidential supervisory information) and subject to necessary redactions relating to confidential or sensitive information. As used in this Agreement, the term “Requisite Regulatory Approvals” shall mean all permits, consents, orders, approvals, waivers, non-objections and authorizations (and the expiration or termination of all statutory waiting periods in respect thereof) from (i) the FDIC under the Bank Merger Act, (ii) the OCC under the National Bank Act or the Change in Bank Control Act, (iii) the BFI of the VSCC and (iv) any Governmental Entity set forth in Section 3.04 or Section 4.04 the non-receipt of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation.
(c)   Each party shall use its reasonable best efforts to resolve any objection that may be asserted by any Governmental Entity with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require Parent or any of its Subsidiaries, and neither Company nor any of its Subsidiaries shall be permitted (without the written consent of Parent), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, orders, approvals, waivers, non-objections and authorizations of Governmental Entities that would reasonably be expected to have a material adverse effect on the Surviving Corporation and its Subsidiaries after giving effect to the Merger (measured on a scale relative to Parent and its Subsidiaries, taken as a whole, without giving effect to the Merger (except in the case of any such actions, conditions or restrictions caused by or arising solely out of the separate business or operations of Company or its Subsidiaries prior to the Closing, in which case the standard shall be measured on a scale relative to Company and its Subsidiaries, taken as a whole, without giving effect to the Merger)) (a “Materially Burdensome Regulatory Condition”).
(d)   Parent and Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders, and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.
(e)   Parent and Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained, or that the receipt of any such approval will be materially delayed.
Section 6.02.   Access to Information; Confidentiality.
(a)   Upon reasonable notice and subject to applicable laws, each of Company and Parent, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the Representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records (or in the case of access by Company, all of the foregoing as reasonably requested, taking into account the circumstances of Company as a party to the transactions contemplated hereby), provided that such investigation or requests shall not interfere unnecessarily with normal operations of the party, and each shall cooperate with the other party in preparing to execute after the Effective Time the conversion or consolidation of systems and business operations generally, and, during such period, each of Company and Parent shall, and shall cause its Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that Company or Parent, as the case may be, is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as such party may reasonably request in light of such party’s circumstances as a party to the transactions contemplated hereby. Neither Parent nor Company nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Parent’s or Company’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
(b)   Each of Company and Parent shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or Representatives pursuant to this Agreement in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated January 10, 2025, between Parent and Company (the “Confidentiality Agreement”).
(c)   No investigation by either of the parties or their respective Representatives shall affect or be deemed to modify or waive the representations, warranties, covenants and agreements of the other set forth herein. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 6.03.   Shareholder Approval.   Company shall call, give notice of, establish a record date for, convene and hold a meeting of its shareholders (the “Company Meeting”) to be held as soon as reasonably practicable after the Proxy Statement is mailed, for the purpose of obtaining (a) the Requisite Company Vote and (b) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a meeting of shareholders in connection with the approval of a merger agreement or the transactions contemplated thereby, and Company shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable. Subject to the remainder of this Section 6.03, Company and its Board of Directors shall use its reasonable best efforts to obtain from the shareholders of Company the Requisite Company Vote, including by communicating to the shareholders of Company its recommendation (and including such recommendation in the Proxy Statement) that the shareholders of Company approve the Company Articles Amendment, this Agreement and the transactions contemplated hereby (the “Company Board Recommendation”). Subject to the remainder of this Section 6.03, Company and its Board of Directors shall not (i) withhold, withdraw, modify or qualify in a manner adverse to Parent the Company Board Recommendation, (ii) fail to make the Company Board Recommendation in the Proxy Statement, (iii) adopt, approve, recommend or endorse an Acquisition Proposal or publicly announce an intention to adopt, approve, recommend or endorse an Acquisition Proposal, (iv) fail to publicly and without qualification (A) recommend against any Acquisition Proposal or (B) reaffirm the Company Board Recommendation, in each case within ten (10) business days (or such fewer number of days as remains prior to the Company Meeting) after an Acquisition Proposal is made public or any request by the other party to do so, or (v) publicly propose to do any of the foregoing (any of the foregoing a “Recommendation Change”). However, subject to Section 8.01 and Section 8.02, if the Board of Directors of Company, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the Company Board Recommendation, the Board of Directors

of Company may, prior to the receipt of the Requisite Company Vote, submit this Agreement to its shareholders without recommendation (although the resolutions approving this Agreement and the Company Articles Amendment as of the date hereof may not be rescinded or amended), in which event such Board of Directors may communicate the basis for such lack of recommendation to its shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided that such Board of Directors may not take any actions under this sentence unless it (A) gives Parent at least three (3) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an Acquisition Proposal, the latest material terms and conditions and the identity of the third party in any such Acquisition Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (B) at the end of such notice period, takes into account any amendment or modification to this Agreement proposed by Parent and, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the Company Board Recommendation. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.03 and will require a new notice period as referred to in this Section 6.03. Company shall not adjourn or postpone the Company Meeting, except that Company (1) shall be permitted to adjourn or postpone the Company Meeting to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board of Directors of Company has determined in good faith after consultation with outside counsel is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by Company’s shareholders prior to the Company Meeting and (2) shall adjourn or postpone the Company Meeting up to two times, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting Company has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Vote; provided that, without the prior written consent of Parent, Company shall not adjourn or postpone the Company Meeting under this clause (2) for more than five (5) business days in the case of any individual adjournment or postponement or more than ten (10) business days in the aggregate. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Company Meeting shall be convened and this Agreement shall be submitted to the shareholders of Company at the Company Meeting, and nothing contained herein shall be deemed to relieve Company of such obligation.
Section 6.04.   Legal Conditions to Merger.   Subject in all respects to Section 6.01 of this Agreement, each of Parent and Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article 7 hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Company or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.
Section 6.05.   Stock Exchange Listing.   Parent shall cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Effective Time.
Section 6.06.   Employee Matters.
(a)   For one year after the Effective Time, Parent shall provide to employees of Company and Company Subsidiaries who become employees of Parent or any Parent Subsidiary at the Effective Time (“Company Continuing Employees”) employee benefits on terms and conditions that are substantially comparable in the aggregate to those provided to similarly situated employees of Parent and any Parent Subsidiary.
(b)   Each Company Continuing Employee whose employment is involuntarily terminated other than for cause on or after the Effective Time but on or before the date that is nine (9) months following the Effective Time, excluding any employee who has a contractual or other legally binding arrangement providing for severance pay, shall be entitled to receive severance in accordance with Section 6.06(b) of the Company Disclosure Schedule.
(c)   With respect to any Parent Benefit Plan in which any Company Continuing Employees first become eligible to participate on or after the Closing Date, Parent or the Surviving Corporation shall use commercially reasonable efforts to: (i) waive all waiting periods and restrictions and exclusions for preexisting conditions and insurability with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any such Parent Benefit Plans, except to the extent such waiting periods and restrictions and exclusions for preexisting conditions and insurability would apply under the analogous Company Benefit Plan immediately prior to the Closing Date; (ii) provide each such Company Continuing Employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to the Closing Date (or, if later, prior to the time such employee commenced participation in such Parent Benefit Plan) under such Parent Benefit Plan (to the same extent that such credit was given under the analogous Company Benefit Plan) in satisfying any applicable deductible or out-of-pocket requirements under any such Parent Benefit Plans; and (iii) recognize service of such employees with Company and the Company Subsidiaries to the same extent that such service was taken into account under the analogous Company Benefit Plan prior to the Closing Date; provided that the foregoing service recognition shall not apply to the extent it would result in duplication of benefits for the same period of services or for purposes of benefit accrual, paid time off, any Parent Benefit Plan that provides defined benefit or retiree welfare benefits, or any Parent Benefit Plan that is a frozen plan, either with respect to level of benefits or participation, or provides grandfathered benefits.
(d)   If directed in writing by Parent at least ten (10) business days prior to the Effective Time, Company shall terminate any Company Qualified Plan, in each case effective as of, and contingent upon, the Effective Time. In connection with the termination of such Company Qualified Plan, Parent shall permit each affected Company employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including all participant loans) in an amount equal to the eligible rollover distribution portion of the account balance distributed to each such affected employee from such plan to an “eligible retirement plan” (within the meaning of Section 401(a)(31) of the Code) of Parent or Parent Subsidiaries.
(e)   Nothing in this Agreement shall confer upon any employee, officer, director, consultant or other service provider of Company or any Company Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, Company, Parent or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, Company, Parent or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Company or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Company Benefit Plan, Parent Benefit Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of Parent, the Surviving Corporation or any of their Subsidiaries or affiliates to amend, modify or terminate any particular Employee Benefit Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of Section 9.11, except as set forth in Section 6.07, nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party to this Agreement, including any current or former employee, officer, director or consultant of Parent or Company or any of their Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
(f)   Prior to making any written communications to any service provider of Company or any Company Subsidiary pertaining to the treatment of compensation or benefits in connection with the transactions contemplated by this Agreement or employment with Parent following the Effective Time, Company or any Company Subsidiary shall provide Parent with a copy of the intended communication, and Parent shall have a reasonable period of time to review and approve the communication.
Section 6.07.   Indemnification; Directors’ and Officers’ Insurance.
(a)   From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless and shall advance expenses as incurred, in each case to the fullest extent (subject to applicable law) permitted by the Company Articles, the Company Bylaws, the governing or organizational documents of any Subsidiary of Company and any indemnification agreements in existence as of the date hereof and disclosed in Section 6.07(a) of the Company Disclosure Schedule, each present and former director, officer or employee of Company and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of, or pertaining to, the fact that such person is or was a director, officer or employee of Company or any of its Subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement; provided, that in the case of advancement of expenses, any Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification.
(b)   For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Company (provided, that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time (including the approval of the transactions contemplated by this Agreement); provided that the Surviving Corporation shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, Parent or Company, in consultation with, but only upon the consent of Parent, may (and at the request of Parent, Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six (6)-year “tail” policy under Company’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.
(c)   The provisions of this Section 6.07 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets or deposits to any other person or engages in any similar transaction, then in each such case, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in this Section 6.07. The obligations of the Surviving Corporation, Parent and the Company under this Section 6.07 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect the Company Indemnified Party or any other person entitled to the benefit of this Section 6.07 without the prior written consent of the affected Company Indemnified Party or affected person.
Section 6.08.   Additional Agreements.   In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Parent, on the one hand, and a Subsidiary of Company, on the other hand) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take, or cause to be taken, all such necessary action as may be reasonably requested by Parent.
Section 6.09.   Advice of Changes.   Parent and Company shall each promptly advise the other party of any effect, change, event, circumstance, condition, occurrence or development (i) that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on it or (ii) that it believes would or would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, obligations, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 7; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.09 or the failure of any condition set forth in Section 7.02 or 7.03 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.02 or 7.03 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.09 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.
Section 6.10.   Dividends.   After the date of this Agreement, each of Parent and Company shall coordinate with the other the declaration of any dividends in respect of Parent Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Company Common Stock and any shares of Parent Common Stock any such holder receives in exchange therefor in the Merger.
Section 6.11.   Shareholder Litigation.   Each party shall give the other party prompt notice of any shareholder litigation against such party or its directors or officers relating to the transactions contemplated by this Agreement, and Company shall give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such litigation. Each party shall give the other the right to review and comment on all filings or responses to be made by such party in connection with any such litigation, and will in good faith take such comments into account. Company shall not agree to settle any such litigation without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that Parent shall not be obligated to consent to any settlement which does not include a full release of Parent and its affiliates or which imposes an injunction or other equitable relief after the Effective Time upon the Surviving Corporation or any of its affiliates.
Section 6.12.   Corporate Governance. At the Effective Time, Parent shall invite each member of the Board of Directors of Company serving immediately prior to the Effective Time to serve as a member of a regional advisory board of directors of Parent in accordance with the terms set forth in Section 6.12 of the Company Disclosure Schedule. Membership on a regional advisory board of directors of Parent shall be conditional upon each director of Company executing an agreement, substantially in a form attached as Exhibit C hereto, providing, among other things, that such person will not engage in activities competitive with Parent until the later of the date that is two (2) years following the Effective Time or the date on which he or she ceases to be a member of a regional advisory board of directors of Parent.
Section 6.13.   Acquisition Proposals.
(a)   Company agrees that it will not, and will cause each of its Subsidiaries not to, and will use its reasonable best efforts to cause its and their respective officers, directors, employees, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, have or participate in any discussions with any person relating to any Acquisition Proposal (except to notify a person that has made or, to the knowledge of Company, is making any inquiries with respect to, or is considering making, an Acquisition Proposal, of the existence of the provisions of this Section 6.13(a)) or (iv) unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (whether written or oral, binding or nonbinding) (other than a confidentiality agreement referred to and entered into in accordance with this Section 6.13) in connection with or relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event that after the date of this Agreement and prior to the receipt of the Requisite Company Vote, Company receives an unsolicited bona fide written Acquisition Proposal that did not result from or arise in connection with a breach of this Section 6.13(a), Company may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions with the person making the Acquisition Proposal if the Board of Directors of Company concludes in good faith (after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law; provided, that, prior to furnishing any confidential or nonpublic information permitted to be provided pursuant to this sentence, Company shall have entered into a confidentiality agreement with the person making such Acquisition Proposal on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with such party. Company will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Parent with respect to any Acquisition Proposal. Company will promptly (within twenty-four (24) hours) advise Parent following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), will provide Parent with an unredacted copy of any such Acquisition Proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or Acquisition Proposal, and will keep Parent apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal. Company shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. As used in this Agreement, “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of Company and its Subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Company, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the issuance, acquisition or conversion of, or the disposition of, twenty-five percent (25%) or more of any class of equity or voting securities of Company or one or more of its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Company.
(b)   Nothing contained in this Agreement shall prevent Company or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.
Section 6.14.   Public Announcements.   Company, Company Subsidiary Bank and Parent agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by the parties. Thereafter, each of the parties agrees that no public release or announcement or statement concerning this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) as required by applicable law or the rules or regulations of any applicable Governmental Entity or stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on, such release or announcement in advance of such issuance or (ii) for such releases, announcements or statements that are consistent with other such releases, announcement or statements made after the date of this Agreement in compliance with this Section 6.14.
Section 6.15.   Change of Method.   Company and Parent shall be empowered, upon their mutual agreement, at any time prior to the Effective Time, to change the method or structure of effecting the combination of Company, Company Subsidiary Bank and Parent (including the provisions of Article 1), if and to the extent Company and Parent both deem such change to be necessary, appropriate or desirable; provided that unless this Agreement is amended by agreement of each party in accordance with Section 9.01, no such change shall (i) alter or change the Merger Consideration provided for in this Agreement, (ii) adversely affect the Tax treatment of Company’s or Parent’s shareholders pursuant to this Agreement, (iii) adversely affect the Tax treatment of Company or Parent pursuant to this Agreement or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.01.
Section 6.16.   Takeover Statutes.   Parent, Company, Company Subsidiary Bank and their respective Boards of Directors shall not take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of its Board of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.
Section 6.17.   Exemption from Liability Under Section 16(b).   Company and Parent agree that, in order to most effectively compensate and retain Company Insiders, both prior to and after the Effective Time, it is desirable that Company Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Company Common Stock or shares underlying Company Restricted Stock Awards into shares of Parent Common Stock in the Merger, and for that compensatory and retentive purposes agree to the provisions of this Section 6.17. Company shall deliver to Parent in a reasonably timely fashion prior to the Effective Time accurate information regarding those officers and directors of Company subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Company Insiders”), and the Board of Directors of Parent and of Company, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, take all such steps as may be required to cause (in the case of Company) any dispositions of Company Common Stock or Company Restricted Stock Awards by the Company Insiders, and (in the case of Parent) any acquisitions of Parent Common Stock or Parent Equity Awards by any Company Insiders who, immediately following the Merger, will be officers or directors of the Surviving Corporation subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.
Section 6.18.   Tax Cooperation.   Parent and Company shall cooperate and use their respective reasonable best efforts in order for (i) Parent to receive the opinion described in Section 7.02(c) and (ii) Company to receive the opinion described in Section 7.03(c).
Section 6.19.   Assumption of Debt Obligations.   At the Effective Time, Parent shall assume the due and punctual payment of the principal of and any premium and interest on Company’s 3.50% Fixed-to-Floating Rate Subordinated Notes due July 15, 2031, and the due and punctual performance of all covenants and conditions thereof on the part of Company to be performed or observed.
Section 6.20.   Commitments to the Community.   Following the Effective Time, Parent will maintain similar levels of community involvement to those maintained by Parent and Company in their respective communities prior to the Effective Time.
ARTICLE 7
Conditions Precedent
Section 7.01.   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)   Shareholder Approval.   This Agreement and the Company Articles Amendment shall have been approved by the shareholders of Company by the Requisite Company Vote.
(b)   NASDAQ Listing.   The shares of Parent Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on NASDAQ, subject to official notice of issuance.
(c)   Regulatory Approvals.   (i) All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated, and (ii) in the case of the obligation of Parent to effect the Merger, no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.
(d)   No Injunctions or Restraints; Illegality.   No order, injunction or decree issued by any court or Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.
Section 7.02.   Conditions to Obligations of Parent.   The obligation of Parent to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time, of the following conditions:
(a)   Representations and Warranties.   The representations and warranties set forth in Section 3.02(a) and Section 3.08(a) (in each case after giving effect to the lead-in to Article 3) shall be true and correct (other than, in the case of Section 3.02(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). The representations and warranties set forth in Section 3.01(a), Section 3.01(b) (but only with respect to Company and Company Subsidiary Bank), Section 3.02(b) (but only with respect to Company and Company Subsidiary Bank), Section 3.03(a) and Section 3.07 (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article 3) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Company and Company Subsidiary Bank set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article 3) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), except as has not had and would not reasonably be expected to have a Material Adverse Effect on Company or the Surviving Corporation. Parent shall have received a certificate dated as of the Closing Date and signed on behalf of Company by the Chief Executive Officer or the Chief Financial Officer of Company to the foregoing effect.
(b)   Performance of Obligations of Company and Company Subsidiary Bank.   Each of Company and Company Subsidiary Bank shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate dated as of the Closing Date and signed on behalf of Company by the Chief Executive Officer or the Chief Financial Officer of Company to such effect.
(c)   Federal Tax Opinion.   Parent shall have received the opinion of Wachtell, Lipton, Rosen & Katz (or, if Wachtell, Lipton, Rosen & Katz is unwilling or unable to issue the opinion, a written opinion of another nationally recognized law firm), in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and Company, reasonably satisfactory in form and substance to such counsel.

Section 7.03.   Conditions to Obligations of Company and Company Subsidiary Bank.   The obligation of Company and Company Subsidiary Bank to effect the Merger is also subject to the satisfaction, or waiver by Company and Company Subsidiary Bank, at or prior to the Effective Time of the following conditions:
(a)   Representations and Warranties.   The representations and warranties set forth in Section 4.02(a) and Section 4.08(a) (in each case, after giving effect to the lead-in to Article 4) shall be true and correct (other than, in the case of Section 4.02(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). The representations and warranties set forth in Section 4.01(a), Section 4.01(b) (but only with respect to Parent), Section 4.02(b) (but only with respect to Parent), Section 4.03(a) and Section 4.07 (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article 4) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Parent set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article 4) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), except as has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. Company shall have received a certificate dated as of the Closing Date and signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent to the foregoing effect.
(b)   Performance of Obligations of Parent.   Parent shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Company shall have received a certificate dated as of the Closing Date and signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent to such effect.
(c)   Federal Tax Opinion.   Company shall have received the opinion of Troutman Pepper Locke LLP (or, if Troutman Pepper Locke LLP is unwilling or unable to issue the opinion, a written opinion of another nationally recognized law firm), in form and substance reasonably satisfactory to Company, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and Company, reasonably satisfactory in form and substance to such counsel.
ARTICLE 8
Termination and Amendment
Section 8.01.   Termination.   This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite Company Vote:
(a)   by mutual written consent of Parent and Company;
(b)   by either Parent or Company if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger, unless, in any such case, the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;

(c)   by either Parent or Company if the Merger shall not have been consummated on or before April 2, 2026 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;
(d)   by either Parent or Company (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Company, in the case of a termination by Parent, or Parent, in the case of a termination by Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.02, in the case of a termination by Parent, or Section 7.03, in the case of a termination by Company, and which is not cured within forty-five (45) days following written notice to Company, in the case of a termination by Parent, or Parent, in the case of a termination by Company, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);
(e)   by Parent, prior to the receipt of the Requisite Company Vote, if (i) Company or the Board of Directors of Company shall have made a Recommendation Change or (ii) Company or the Board of Directors of Company shall have breached its obligations under Section 6.03 or Section 6.13 in any material respect; or
(f)   by either Parent or Company, if the Requisite Company Vote shall not have been obtained upon a vote thereon taken at the Company Meeting (including any adjournment or postponement thereof).
Section 8.02.   Effect of Termination.
(a)   In the event of termination of this Agreement by either Parent or Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, and none of Parent, Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.02(b) (Confidentiality), Section 6.14 (Public Announcements), this Section 8.02 and Article 9 (but, in the case of Section 9.12, only in respect of covenants that survive termination) shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent nor Company or Company Subsidiary Bank shall be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement (including, in the case of Company, the loss of the premium offered to the shareholders of Company).
(b)
(i)   In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to the Board of Directors or senior management of Company or shall have been made directly to the shareholders of Company or any person shall have publicly announced (and not withdrawn at least two (2) business days prior to the Company Meeting) an Acquisition Proposal, in each case with respect to Company and (A) (x) thereafter this Agreement is terminated by either Parent or Company pursuant to Section 8.01(c) without the Requisite Company Vote having been obtained (and all other conditions set forth in Section 7.01 and Section 7.03 were satisfied or were capable of being satisfied prior to such termination), (y) thereafter this Agreement is terminated by Parent pursuant to Section 8.01(d) as a result of a willful breach or (z) thereafter this Agreement is terminated by either Parent or Company pursuant to Section 8.01(f), and (B) prior to the date that is twelve (12) months after the date of such termination, Company enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then Company shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Parent, by wire transfer of same-day funds, a fee equal to $8,200,000 (the “Termination Fee”); provided, that for purposes of this Section 8.02(b)(i), all references in the definition of Acquisition Proposal to “twenty-five percent (25%)” shall instead refer to “fifty percent (50%).”
(ii)   In the event that this Agreement is terminated by (x) Parent pursuant to Section 8.01(e) or (y) either Parent or Company pursuant to Section 8.01(f) and at such time Parent could have terminated this Agreement pursuant to Section 8.01(e), then Company shall pay Parent, by wire transfer of same-day funds, the Termination Fee within two (2) business days of the date of termination.
(c)   Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages to the extent permitted herein, in no event shall Company be required to pay the Termination Fee more than once.
(d)   Company and Company Subsidiary Bank acknowledge that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Company fails promptly to pay the amount due pursuant to this Section 8.02, and, in order to obtain such payment, Parent commences a suit which results in a judgment against Company for the Termination Fee or any portion thereof, such non-paying party shall pay the costs and expenses of Parent (including attorneys’ fees and expenses) in connection with such suit. In addition, if Company fails to pay the amounts payable pursuant to this Section 8.02, then Company shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” published in the Wall Street Journal on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full.
ARTICLE 9
General Provisions
Section 9.01.   Amendment.   Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite Company Vote; provided that after the receipt of the Requisite Company Vote, there may not be, without further approval of the shareholders of Company, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
Section 9.02.   Extension; Waiver.   At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of Parent, in the case of Company or Company Subsidiary Bank, or Company or Company Subsidiary Bank, in the case of Parent, (b) waive any inaccuracies in the representations and warranties of Parent, in the case of Company or Company Subsidiary Bank, or Company or Company Subsidiary Bank, in the case of Parent, contained herein or in any document delivered by such other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained herein; provided that after the receipt of the Requisite Company Vote, there may not be, without further approval of the shareholders of Company, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if and to the extent set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
Section 9.03.   Nonsurvival of Representations, Warranties and Agreements.   None of the representations, warranties, obligations, covenants and agreements in this Agreement (or in any certificate delivered pursuant to this Agreement) shall survive the Effective Time, except for Section 6.07 and for those other obligations, covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

Section 9.04.   Expenses.   Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided that the costs, fees and expenses of printing and mailing the Proxy Statement and all filing and other fees paid to Governmental Entities in connection with the Merger and the other transactions contemplated hereby shall be borne equally by Parent and Company.
Section 9.05.   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (provided that no transmission error is received), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(a)   if to Company or Company Subsidiary Bank, to each of:
Old Point Financial Corporation
101 East Queen Street
Hampton, VA 23669
Attention:
Robert F. Shuford Jr.
Andrew Buxbaum

Email:
rshuford@oldpoint.com
abuxbaum@oldpoint.com

With a copy (which shall not constitute notice) to:
Troutman Pepper Locke LLP
1001 Haxall Point Suite 1500
Richmond, VA 23219
Attention:
Seth A. Winter
Gregory Parisi

E-mail:
seth.winter@troutman.com
gregory.parisi@troutman.com

and
(b)   if to Parent, to each of:
G. Robert Aston, Jr.
Executive Chairman
TowneBank
6001 Harbour View Boulevard
Suffolk, VA 23425
John M. Oakey III, Esq.
EVP and Deputy Chief Legal Officer
TowneBank
800 East Canal Street, Suite 700
Richmond, VA 23219
Email: jay.oakey@townebank.net
With a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:
Matthew M. Guest
Eric M. Feinstein

E-mail:
mguest@wlrk.com
emfeinstein@wlrk.com

Section 9.06.   Interpretation.   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of Company means the actual knowledge of any of the officers of Company listed on Section 9.06 of the Company Disclosure Schedule, and the “knowledge” of Parent means the actual knowledge of any of the officers of Parent listed on Section 9.06 of the Parent Disclosure Schedule. As used herein, (i) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (ii) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, (iii) the term “made available” means any document or other information that was (a) provided by one party or its Representatives to the other party and its Representatives at least one (1) day prior to the date hereof, (b) included in the virtual data room of a party at least one (1) day prior to the date hereof or (c) filed by Company with the SEC or Parent with the FDIC and publicly available on EDGAR or the FDIC’s website, as applicable, at least one (1) day prior to the date hereof and (iv) the term “business day” means any day other than a Saturday, a Sunday or a day on which banks in the Commonwealth of Virginia are authorized by law or executive order to be closed. Nothing contained herein shall require any party or person to take any action in violation of applicable law.
Section 9.07.   Counterparts.   This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
Section 9.08.   Entire Agreement.   This Agreement (including the documents and instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
Section 9.09.   Governing Law; Jurisdiction.
(a)   This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to any applicable conflicts of law principles.
(b)   Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the Commonwealth of Virginia (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.05.
Section 9.10.   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE

TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
Section 9.11.   Assignment; Third-Party Beneficiaries.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, except as otherwise specifically provided in Section 6.07. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.12.   Specific Performance.   The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
Section 9.13.   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
Section 9.14.   Confidential Supervisory Information.   Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(b)(1) and as identified in 12 C.F.R. § 309.5(g)(8)) of a Governmental Entity by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.
Section 9.15.   Delivery by Electronic Transmission.   This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.
[Signature Page Follows]

IN WITNESS WHEREOF, Company, Company Subsidiary Bank and Parent have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
OLD POINT FINANCIAL CORPORATION
By:
/s/ Robert F. Shuford Jr.

Name:
Robert F. Shuford Jr.

Title:
Chairman, President & Chief Executive Officer

THE OLD POINT NATIONAL BANK OF PHOEBUS
By:
/s/ Robert F. Shuford Jr.

Name:
Robert F. Shuford Jr.

Title:
Chairman, President & Chief Executive Officer

TOWNEBANK
By:
/s/ G. Robert Aston, Jr.

Name:
G. Robert Aston, Jr.

Title:
Executive Chairman

[Signature Page to Agreement and Plan of Merger]

Exhibit A
Form of Company Support Agreement
[Attached]

SUPPORT AGREEMENT
This Support Agreement (this “Agreement”), dated as of April 2, 2025, is entered into by and between TowneBank, a Virginia banking corporation (“Parent”), and the undersigned shareholder (the “Shareholder”) of Old Point Financial Corporation, a Virginia corporation (“Company”).
WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, by and among Parent, Company and The Old Point National Bank of Phoebus, a nationally chartered banking association and wholly owned subsidiary of Company (“Company Subsidiary Bank”), (i) Company will be merged with and into Parent and (ii) immediately thereafter and contemporaneously therewith, Company Subsidiary Bank will be merged with and into Parent (clauses (i) and (ii), together, the “Merger”), with Parent as the surviving corporation in the Merger;
WHEREAS, as of the date of this Agreement, the Shareholder owns beneficially or of record, and has the sole power to vote or direct the voting of, the shares of common stock, par value $5.00 per share, of Company (the “Common Stock”) as set forth on Schedule A hereto (all such shares, the “Existing Shares”), and owns beneficially or of record, and has the shared power to vote or direct the voting of, the shares of Common Stock as set forth on Schedule A hereto (the “Additional Shares”);
WHEREAS, the Board of Directors of each of Company and Company Subsidiary Bank has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and the Company Articles Amendment, are in the best interests of Company and Company Subsidiary Bank and their respective shareholders, and declared that the Merger Agreement is advisable, and (ii) adopted the Merger Agreement and the Company Articles Amendment and approved the execution, delivery and performance by Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the Company Articles Amendment; and
WHEREAS, the Shareholder is supportive of the Merger Agreement and the transactions contemplated thereby, including the Merger and the Company Articles Amendment, and has determined that it is in his, her or its best interests to enter into this Agreement to provide for his, her or its support for the Merger Agreement and such transactions, and this Agreement is further a condition and inducement for Parent to enter into the Merger Agreement.
NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:
1.
Definitions.   Capitalized terms not defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.

2.
Effectiveness; Termination.   This Agreement shall be effective upon signing. This Agreement shall automatically terminate and be null and void and of no effect upon the earlier to occur of the following: (a) termination of the Merger Agreement for any reason in accordance with its terms or (b) the Effective Time; provided that (i) this Section 2 and Sections 12 through 19 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein.

3.
Support Agreement.   From the date hereof until the earlier of (a) the Closing or (b) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), the Shareholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of Company’s shareholders, however called, and in connection with any written consent of Company’s shareholders, the Shareholder shall (i) appear at such meeting or otherwise cause all of the Shareholder’s Existing Shares and all other shares of Common Stock or voting securities over which the Shareholder has acquired, after the date hereof, beneficial or record ownership and the sole power to vote or direct the voting thereof (including any such shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire

Common Stock, vesting of any Company Restricted Stock Awards or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities or otherwise) (together with the Existing Shares, but subject to the exclusion set forth in the final sentence of this Section 3, the “Shares”), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the approval of the Merger Agreement and the Company Articles Amendment, (B) in favor of any proposal to adjourn or postpone such meeting of Company’s shareholders to a later date if there are not sufficient votes to approve the Merger Agreement or the Company Articles Amendment, (C) against any Acquisition Proposal, and (D) against any action, proposal, transaction, agreement or amendment of the Company Articles or Company Bylaws, in each case of this clause (D), which would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company contained in the Merger Agreement, or of the Shareholder contained in this Agreement or (2) prevent, impede, delay, interfere with, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger and the Company Articles Amendment. The Shareholder agrees to exercise all voting or other determination rights the Shareholder has in any trust or other legal entity to carry out the intent and purposes of the Shareholder’s obligations in this paragraph and otherwise set forth in this Agreement. The Shareholder represents, covenants and agrees that, except for this Agreement, the Shareholder (x) has not entered into, and shall not enter into during the Support Period, any support or voting agreement or voting trust or similar agreement with respect to the Shares that would be inconsistent with the Shareholder’s obligations under this Agreement and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares, except any proxy to carry out the intent of and the Shareholder’s obligations under this Agreement and any revocable proxy granted to officers or directors of Company at the request of the Company Board of Directors in connection with election of directors or other routine matters at any annual or special meeting of the Company shareholders. The Shareholder represents, covenants and agrees that he, she or it has not entered into and will not enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate any of the provisions and agreements set forth herein; provided that nothing in this sentence will prohibit any Permitted Transfer. With respect to the Additional Shares and any other shares of Common Stock over which the Shareholder has shared voting power, the Shareholder shall exercise his, her or its individual voting power over such shares, to the extent within his, her or its control, in a manner consistent with the Shareholder’s voting obligations under this Agreement with respect to the Shares, it being understood that the Shareholder shall not have the power to cause other persons to exercise their voting power accordingly. For the purposes of this Agreement, the term “Shares” shall not include any securities beneficially owned by Shareholder as a trustee or fiduciary for the benefit of a person other than the Shareholder.
4.
Non-Solicitation.   The Shareholder hereby agrees, and agrees to cause his, her or its controlled Affiliates (which, for the avoidance of doubt, does not include Company or any of its Subsidiaries) and his, her or its and their respective Representatives not to, take any action which, were it taken by Company or its Representatives, would violate Section 6.13 of the Merger Agreement, it being understood that any action in compliance with Section 6.13 of the Merger Agreement shall not be deemed a breach by the Shareholder of this Section 4.

5.
Transfer Restrictions Prior to the Merger.   The Shareholder hereby agrees that the Shareholder will not, from the date hereof until the earlier of (a) the end of the Support Period and (b) approval of the Merger Agreement and the Company Articles Amendment by the shareholders of Company by the Requisite Company Vote, directly or indirectly, offer for sale, sell, transfer, assign, give, convey, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, conveyance, hypothecation or other transfer or disposition of, any of the Shares, or any legal or beneficial

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interest therein, whether or not for value and whether voluntary or involuntary or by operation of law (any of the foregoing, a “Transfer”); provided, that the Shareholder may Transfer Shares (i) to any of its Affiliates, (ii) to any other Person to whom Parent has consented with respect to a Transfer by the Shareholder in advance in writing, (iii) to (A) any Family Member (as defined below) of the Shareholder or to a trust solely for the benefit of the Shareholder and/or any Family Member of the Shareholder or (B) upon the death of the Shareholder pursuant to the terms of any trust or will of the Shareholder or by the applicable laws of intestate succession; provided that (x) in the case of clause (i), such Affiliate shall remain an Affiliate of the Shareholder at all times following such Transfer and (y) in the case of clauses (i), (ii) and (iii), so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement with respect to such Transferred Shares, and the Shareholder provides at least three (3) business days’ prior written notice (or in the case of a Transfer pursuant to clause (iii)(B), as promptly as reasonably practicable after such Transfer) (which shall include the written consent of the transferee in form reasonably acceptable to Parent agreeing to be bound by and comply with the provisions of this Agreement) to Parent, in which case the Shareholder (except in the case of the Shareholder’s death) shall remain responsible for any breach of this Agreement by such transferee and (iv) to the extent set forth on Schedule B hereto (any Transfer permitted in accordance with this Section 5, a “Permitted Transfer”). In the event of any Transfer that would qualify as a Permitted Transfer under more than one of clauses (i) through (iv), the Shareholder may elect the clause to which such Transfer is subject for purposes of complying with this Agreement. As used in this Agreement, the term “Family Member” means (I) Shareholder and Shareholder’s spouse, individually, (II) any descendant, niece or nephew of Shareholder or Shareholder’s spouse, (III) any charitable organization created and primarily funded by any one or more individuals described in the foregoing (I) or (II), (IV) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals or organizations described in the foregoing (I), (II) or (III), and (V) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more individuals or organizations named or described in the foregoing (I), (II), (III) or (IV). With respect to the Additional Shares and any other shares of Common Stock over which the Shareholder has shared disposition power, the Shareholder agrees to exercise Shareholder’s individual disposition power over such shares, to the extent within his, her or its control, in a manner consistent with the Shareholder’s restrictions on Transfer under this Agreement with respect to the Shares, it being understood that the Shareholder shall not have the power to cause other persons to restrict their disposition power accordingly.1
6.
Representations of the Shareholder.   The Shareholder represents and warrants as follows: (a) the Shareholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and legally binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by the Shareholder or the performance of the Shareholder’s obligations hereunder; (c) the execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Shareholder or the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity (other than an amendment to such Shareholder’s Schedule 13D or 13G filed with the SEC, if applicable); (d) the Shareholder beneficially owns and has the sole power to vote or direct the voting of the Shares, including all of the Shareholder’s Existing Shares as set forth on, and in the amounts set forth on, Schedule A hereto, which as of the date hereof constitute all of the shares of Common Stock beneficially owned

1
Support agreement with PL Capital to include cash election provision.

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by the Shareholder and over which the Shareholder, directly or indirectly, has sole voting and dispositive authority; (e) the Shareholder beneficially owns the Shareholder’s Existing Shares as set forth on Schedule A hereto free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement, or under applicable federal or state securities laws, or disclosed on the Shareholder’s Schedule 13D or 13G filed with the SEC, if applicable); and (f) the Shareholder has read and is familiar with the terms of the Merger Agreement and the other agreements and documents contemplated herein and therein. The Shareholder agrees that the Shareholder shall not take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Shareholder of the Shareholder’s obligations under this Agreement; provided that nothing in this sentence will prohibit any Permitted Transfer. As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
7.
Publicity.   The Shareholder hereby authorizes Company and Parent to publish and disclose in any announcement or disclosure in connection with the Merger, including in the Proxy Statement, the Offering Circular or any other filing with any Governmental Entity made in connection with the Merger, the Shareholder’s identity and ownership of the Shareholder’s Shares, the nature of the Shareholder’s obligations under this Agreement and such other information required in connection with such disclosure; provided that, prior to any such announcement or disclosure, as well as any other disclosure that references the Shareholder (individually or as part of a group), Company and/or Parent, as applicable, shall use commercially reasonable efforts to provide the Shareholder with the opportunity to review and comment on any references to the Shareholder generally in such announcement or disclosure and consider such comments in good faith. The Shareholder agrees to notify Parent as promptly as practicable of any inaccuracies or omissions in any information relating to the Shareholder that is so published or disclosed. The Shareholder shall not be permitted to make any public statement to the effect that Shareholder does not, or that other shareholders of the Company should not, support the Merger Agreement or the transactions contemplated thereby.

8.
Stock Dividends, Etc.   In the event of any change in the Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Additional Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.
Entire Agreement.   This Agreement and, to the extent referenced herein, the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement shall, or shall be construed or deemed to, constitute a Transfer of any Shares or Additional Shares or any legal or beneficial interest in or voting or other control over any of the Shares or Additional Shares or as creating or forming a “group” for purposes of the Exchange Act, and all rights, ownership and benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, subject to the agreements of the parties set forth herein. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.

10.
Assignment; Third-Party Beneficiaries.   This Agreement shall not be assigned by operation of law or otherwise and, except as provided herein, shall be binding upon and inure solely to the benefit of each party hereto and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

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11.
Remedies/Specific Enforcement.   Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that each party would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by any party of any provision contained in this Agreement, in addition to any other remedy to which the other parties may be entitled whether at law or in equity (including monetary damages), each other party shall be entitled to injunctive relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, and each party hereby waives any defense in any action for specific performance or an injunction or other equitable relief that a remedy at law would be adequate. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and each party irrevocably waives any right such party may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

12.
Governing Law; Jurisdiction; Venue.   This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without regard to any applicable conflict of law principles. Each of the parties hereto agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the Commonwealth of Virginia (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 13.

13.
Notice.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (provided that no transmission error is received), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation), if to the Shareholder, to his, her or its address set forth on the signature pages hereto, and if to Parent, to the following addresses (or at such other address for a party as shall be specified by like notice):

G. Robert Aston, Jr.
Executive Chairman
TowneBank
6001 Harbour View Boulevard
Suffolk, VA 23425
John M. Oakey III, Esq.
EVP and Deputy Chief Legal Officer
TowneBank
800 East Canal Street, Suite 700
Richmond, VA 23219
Email: jay.oakey@townebank.net
With a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:
Matthew M. Guest
Eric M. Feinstein

E-mail:
mguest@wlrk.com
emfeinstein@wlrk.com

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14.
Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

15.
Amendments; Waivers.   Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed (a) in the case of an amendment or modification, by Parent and the Shareholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

16.
Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) THE PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) THE PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) THE PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17.
No Representative Capacity.   Notwithstanding anything to the contrary herein, this Agreement applies solely to the Shareholder in the Shareholder’s capacity as a shareholder of Company, and, to the extent the Shareholder serves as a member of the board of directors or as an officer of Company, nothing in this Agreement shall limit or affect any actions or omissions taken by the Shareholder in the Shareholder’s capacity as a director or officer and not as a shareholder.

18.
Counterparts.   This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

19.
Delivery by Electronic Transmission.   This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature pages follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above:
TOWNEBANK
By:

Name: G. Robert Aston, Jr.
Title:  Executive Chairman
SHAREHOLDER:2

Name:
Address for Notices:
[•]

2
Shareholder is executing this Agreement in all capacities in which the Shareholder has, or may in the future have, voting and/or disposition power with respect to shares of Common Stock.

Schedule A
Existing Share Information
Name of Holder	Existing Shares

Additional Share Information3
Name of Holder	Additional Shares

3
Based on best available information as of March 31, 2025.

Schedule B
Permitted Transfers
1.   Sales to satisfy any Tax liability incurred by the Shareholder in respect of vesting of Company Restricted Stock Awards held by Shareholder.

Exhibit B
Plan of Merger
[Attached]

PLAN OF MERGER
AMONG
TOWNEBANK
OLD POINT FINANCIAL CORPORATION
AND
THE OLD POINT NATIONAL BANK OF PHOEBUS
Pursuant to this Plan of Merger (“Plan of Merger”), Old Point Financial Corporation, a Virginia corporation (“Company”), and The Old Point National Bank of Phoebus, a nationally chartered banking association and wholly owned subsidiary of Company (“Company Subsidiary Bank”), shall merge with and into TowneBank, a Virginia banking corporation (“Parent”).
ARTICLE 1
Terms of the Merger
Subject to the terms and conditions of the Agreement and Plan of Merger, dated as of April 2, 2025, by and among Parent, Company and Company Subsidiary Bank (the “Agreement”), at the Effective Time (as defined herein), Company and Company Subsidiary Bank shall be merged with and into Parent (the “Merger”) in accordance with the provisions of the Virginia Stock Corporation Act (the “VSCA”) and applicable law, and with the effect set forth in the applicable provisions of the VSCA, Section 6.2-822.C of the Code of Virginia and applicable law. The separate corporate existence of Company and Company Subsidiary Bank thereupon shall cease, and Parent shall be the surviving corporation in the Merger (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”). The Merger shall become effective on such date and time as specified in the filed articles of merger meeting the requirements of Section 13.1-720 of the VSCA, including the Plan of Merger, with the Virginia State Corporation Commission (“VSCC”) or at such later time as shall be provided by applicable law (the “Effective Time”).
ARTICLE 2
Merger Consideration; Exchange Procedures
2.1
Conversion of Company Common Stock.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company or Company Subsidiary Bank or their respective shareholders:
(a)   Subject to Section 2.4, Section 2.5 and Section 2.7(e), each share of the common stock, par value $5.00 per share, of Company issued and outstanding immediately prior to the Effective Time (the “Company Common Stock”), except for shares of Company Common Stock owned by Company (in each case other than shares of Company Common Stock (x) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (y) held, directly or indirectly, by Company in respect of debts previously contracted), shall be converted into the right to receive the following, without interest:
(i)   For each share of Company Common Stock with respect to which an election to receive cash (a “Cash Election”) has been effectively made and not revoked or deemed revoked pursuant to Section 2.5 (collectively, the “Cash Election Shares”), an amount in cash equal to the Per Share Cash Consideration (the “Cash Consideration”);
(ii)   For each share of Company Common Stock with respect to which an election to receive Parent Common Stock (a “Stock Election”) has been effectively made and not revoked or deemed revoked pursuant to Section 2.5 (collectively, the “Stock Election Shares”), a number of shares of common stock, par value $1.667, of Parent (the “Parent Common Stock”), equal to the Exchange Ratio (as defined herein) (the “Stock Consideration”); and
(iii)   For each share of Company Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or deemed revoked pursuant to Section 2.5 (collectively the “Non-Election Shares”), the right to receive such Stock Consideration or Cash Consideration as is determined in accordance with Section 2.4.

(b)   For purposes of this Plan of Merger, the following terms shall have the following meanings:
(i)   The “Exchange Ratio” means 1.14.
(ii)   The “Merger Consideration” means the Cash Consideration and/or Stock Consideration described in Section 2.1(a), as applicable.
(iii)   The “Per Share Cash Consideration” means $41.00.
(c)   All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 2.1 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Common Stock) previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive (i) the Cash Consideration and/or the Stock Consideration which the holder thereof shall have become entitled to receive in accordance with, and subject to, Section 2.1(a), (ii) cash in lieu of fractional shares which the holder thereof shall have become entitled to receive pursuant to Section 2.7(e) and (iii) any dividends or distributions which the holder thereof shall have become entitled to receive pursuant to Section 2.7(b), in each case, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give Parent and the holders of Company Common Stock the same economic effect as contemplated by this Plan of Merger prior to such event; provided that nothing contained in this sentence shall be construed to permit Company or Parent to take any action with respect to its securities or otherwise that is prohibited by the terms of the Agreement.
(d)   Notwithstanding anything in this Plan of Merger to the contrary, at the Effective Time, all shares of Company Common Stock that are owned by Company (in each case other than shares of Company Common Stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (ii) held, directly or indirectly, by Company in respect of debts previously contracted) shall be cancelled and shall cease to exist and no Merger Consideration or other consideration shall be delivered in exchange therefor.
2.2
Company Subsidiary Bank Stock.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company or Company Subsidiary Bank or their respective shareholders, each share of common stock, par value $5.00 per share, of Company Subsidiary Bank, issued and outstanding immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
2.3
Parent Stock.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company or Company Subsidiary Bank or their respective shareholders, each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of Parent Common Stock and shall not be affected by the Merger; it being understood that upon the Effective Time, the Parent Common Stock, including the shares issued to former holders of Company Common Stock, shall be the common stock of the Surviving Corporation.
2.4
Proration.

(a)   Notwithstanding any other provision contained in this Plan of Merger, the total number of shares of Company Common Stock (including shares subject to Company Restricted Stock Awards (as

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defined herein), but excluding the shares of Company Common Stock to be cancelled as provided in Section 2.1(d)) to be entitled to receive the Stock Consideration pursuant to Section 2.1(a) shall be equal to (i) no less than the product (rounded down to the nearest whole share) obtained by multiplying (x) 0.5 by (y) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including for these purposes the shares subject to Company Restricted Stock Awards, but excluding the shares of Company Common Stock to be cancelled as provided in Section 2.1(d)) (the “Minimum Stock Conversion Number”) and (ii) no more than the product (rounded down to the nearest whole share) obtained by multiplying (x) 0.6 by (y) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including for these purposes the shares subject to Company Restricted Stock Awards, but excluding the shares of Company Common Stock to be cancelled as provided in Section 2.1(d)) (the “Maximum Stock Conversion Number”). All other shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 2.1(a) (including shares subject to Company Restricted Stock Awards, but excluding the shares of Company Common Stock to be cancelled as provided in Section 2.1(d)) shall be converted into the right to receive the Cash Consideration.
(b)   Promptly (and in any event no later than five (5) business days) after the Effective Time, Parent shall cause the Exchange Agent (as defined herein) to effect the allocation among holders of Company Common Stock and Company Restricted Stock Awards of rights to receive the Cash Consideration and the Stock Consideration as follows:
(i)   If the aggregate number of shares of Company Common Stock (including shares subject to Company Restricted Stock Awards) with respect to which Stock Elections shall have been made (the “Stock Election Number”) is no less than the Minimum Stock Conversion Number but no more than the Maximum Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration;
(ii)   If the Stock Election Number exceeds the Maximum Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (A) the number of Stock Election Shares held by such holder by (B) a fraction, the numerator of which is the Maximum Stock Conversion Number and the denominator of which is the Stock Election Number (with the Exchange Agent to determine, consistent with Section 2.4(a), whether fractions of Stock Election Shares shall be rounded up or down), with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Cash Consideration; and
(iii)   If the Stock Election Number is less than the Minimum Stock Conversion Number (the amount by which the Minimum Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:
(A)   If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration, and the Non-Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (with the Exchange Agent to determine, consistent with Section 2.4(a), whether fractions of Non-Election Shares shall be rounded up or down), with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or

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(B)   If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and Cash Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares, and the denominator of which is the total number of Cash Election Shares (with the Exchange Agent to determine, consistent with Section 2.4(a), whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.
2.5
Election Procedures.

Each holder of record of shares of Company Common Stock and Company Restricted Stock Awards to be converted into the right to receive the Cash Consideration and/or the Stock Consideration in accordance with, and subject to, Section 2.1(a) (a “Holder”) shall have the right, subject to the limitations set forth in this Article 2 and except as otherwise may be agreed by such Holder and Parent, to submit an election in accordance with the following procedures:
(a)   Each Holder may specify in a request made in accordance with the provisions of this Section 2.5 (herein called an “Election”) (i) the number of shares of Company Common Stock owned by such Holder (or subject to such Company Restricted Stock Awards) with respect to which such Holder desires to make a Stock Election and (ii) the number of shares of Company Common Stock owned by such Holder (or subject to such Company Restricted Stock Awards) with respect to which such Holder desires to make a Cash Election.
(b)   Parent shall prepare a form reasonably acceptable to Company, including appropriate and customary transmittal materials in such form as prepared by Parent and reasonably acceptable to Company (the “Form of Election”), so as to permit Holders to exercise their right to make an Election, and shall make such form available to Company for review not less than five (5) business days prior to its first distribution to Holders.
(c)   Parent (i) shall initially make available and mail the Form of Election not less than twenty (20) business days prior to the anticipated Election Deadline (as defined herein) to Holders of record as of the business day prior to such mailing date, and (ii) following such mailing date, shall use all reasonable efforts to make available as promptly as possible a Form of Election to any shareholder or holder of Company Restricted Stock Awards who requests such Form of Election prior to the Election Deadline. The time period between such mailing date and the Election Deadline is referred to herein as the “Election Period”.
(d)   Any Election shall have been made properly only if the Exchange Agent shall have received, during the Election Period, a Form of Election properly completed and signed (including duly executed transmittal materials included in the Form of Election) and accompanied by any Old Certificates representing all certificated shares to which such Form of Election relates or by an appropriate customary guarantee of delivery of such Old Certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States. As used herein, unless otherwise agreed in advance by the parties, “Election Deadline” means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the date which the parties shall agree is as near as practicable to two (2) business days preceding the closing date of the Merger. The parties shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) business days prior to, and at least five (5) business days prior to, the Election Deadline.
(e)   Any Holder may, at any time during the Election Period, change or revoke his or her Election by written notice to the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election. If any Election is not properly made with respect to any shares of Company Common Stock or any shares subject to Company Restricted Stock Awards (none of Parent, Company nor the Exchange Agent being under any duty to notify any Holder of any

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such defect), such Election shall be deemed to be not in effect, and the shares of Company Common Stock or any shares subject to Company Restricted Stock Awards covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.
(f)   Any Holder may, at any time during the Election Period, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Old Certificates, or of the guarantee of delivery of such Old Certificates, previously deposited with the Exchange Agent. All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from the parties that this Plan of Merger has been terminated in accordance with the terms hereof.
(g)   Subject to the terms of this Plan of Merger and the Form of Election, Parent, in the exercise of its reasonable, good-faith discretion, shall have the right to make all determinations, not inconsistent with the terms of this Plan of Merger, governing the validity of the Forms of Election and compliance by any Holder with the Election procedures set forth herein.
2.6
Parent to Make Consideration Available.

At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to Company (the “Exchange Agent”), for exchange in accordance with this Article 2 for the benefit of the holders of Old Certificates, (a) evidence in book-entry form representing shares of Parent Common Stock sufficient to deliver the aggregate Stock Consideration to be issued pursuant to Section 2.1(a), and (b) cash in an amount sufficient to pay (i) the aggregate Cash Consideration payable pursuant to Section 2.1(a) and (ii) cash in lieu of any fractional shares to be paid pursuant to Section 2.7(e) (such cash and shares of Parent Common Stock described in the foregoing clauses (a) and (b), together with any dividends or distributions with respect thereto payable in accordance with Section 2.7(b), being referred to herein as the “Exchange Fund”). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent, provided that such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively, and provided further that no such investment or losses thereon shall affect the amount of Merger Consideration payable to the holders of Old Certificates. Any interest and other income resulting from such investments shall be paid to Parent.
2.7
Exchange Procedures.

(a)   As promptly as practicable after the Effective Time, but in no event later than five (5) business days thereafter, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of Company Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the applicable Merger Consideration pursuant to Section 2.1(a) and that has not theretofore submitted its Old Certificates with a Form of Election, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for the Stock Consideration and/or the Cash Consideration and any cash in lieu of fractional shares which the shares of Company Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Plan of Merger, as well as any dividends or distributions to be paid pursuant to Section 2.7(b) (such materials and instructions to include customary provisions with respect to delivery of an “agent’s message” with respect to book-entry shares). From and after the Effective Time and the completion of the allocation procedure set forth in Section 2.4, upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent (it being understood that no certificates shall be required to be delivered for shares of Company Common Stock held in book-entry at the Effective Time), together with such properly completed letter of transmittal or Form of Election, as applicable, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (x) (i) that number of whole shares of Parent Common Stock representing the

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Stock Consideration which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to the provisions of Section 2.1(a) and (ii) a check or other method of cash payment representing the amount of (A) the Cash Consideration which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to the provisions of Section 2.1(a), (B) any cash in lieu of fractional shares which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to the provisions of Section 2.7(e) and (C) any dividends or distributions which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to Section 2.7(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Stock Consideration, the Cash Consideration or any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by Section 2.5 and this Section 2.7, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the applicable Merger Consideration and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.7.
(b)   No dividends or other distributions declared with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article 2. After the surrender of an Old Certificate in accordance with this Article 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the Stock Consideration that the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive.
(c)   If any share of Parent Common Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes (as defined in the Agreement) required by reason of the issuance of the shares of Parent Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(d)   After the Effective Time, there shall be no transfers on the stock transfer books of Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the applicable Merger Consideration, cash in lieu of fractional shares and dividends or distributions that the holder presenting such Old Certificates is entitled to in respect of such Old Certificates, as provided in this Article 2.
(e)   Notwithstanding anything to the contrary contained herein, no fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, the Surviving Corporation shall pay to each former holder of Company Common Stock who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of Parent Common Stock on NASDAQ as reported by The Wall Street Journal for the consecutive period of five (5) full trading days ending on the trading day immediately preceding the closing date of the Merger (or, if not reported therein, in another authoritative source mutually agreed upon by Parent and Company) by (ii) the fraction of a share (after taking into account all shares of Company Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest one-thousandth when expressed in decimal form) of Parent Common Stock which such holder would otherwise be entitled to receive pursuant to Section 2.1(a). The parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a

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mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.
(f)   Any portion of the Exchange Fund that remains unclaimed by the shareholders of Company for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation. Any former holders of Company Common Stock who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation for payment of the applicable Merger Consideration, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each former share of Company Common Stock such holder holds as determined pursuant to this Plan of Merger, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by former holders of shares of Company Common Stock immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity (as defined in the Agreement) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.
(g)   The Surviving Corporation shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock, cash dividends or distributions payable pursuant to this Section 2.7 or any other amounts otherwise payable pursuant to this Plan of Merger to any holder of Company Common Stock or Company Restricted Stock Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment or distribution under the Code (as defined in the Agreement) or any provision of state, local or foreign Tax law. To the extent that amounts are so deducted or withheld by the Surviving Corporation or the Exchange Agent, as the case may be, and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Plan of Merger as having been paid to the holder of Company Common Stock or Company Restricted Stock Awards in respect of which the deduction and withholding was made by the Surviving Corporation or the Exchange Agent, as the case may be.
(h)   In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Exchange Agent, the posting by such person of a bond in such amount as the Surviving Corporation or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the applicable Merger Consideration, any cash in lieu of fractional shares and any dividends or distributions deliverable in respect thereof pursuant to this Plan of Merger.
2.8
Treatment of Company Restricted Stock Awards.

At the Effective Time, each restricted share of Company Common Stock granted under the Old Point Financial Corporation 2016 Incentive Stock Plan (each such share, a “Company Restricted Stock Award”) that is outstanding immediately prior to the Effective Time, by virtue of the Merger, shall fully vest and shall have the treatment set forth in Section 2.1(a) applicable to shares of Company Common Stock.
ARTICLE 3
Articles of Incorporation and Bylaws of Parent
At the Effective Time, the Articles of Incorporation of Parent, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.
At the Effective Time, the Bylaws of Parent, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

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ARTICLE 4
Conditions Precedent
The obligations of Parent, Company and Company Subsidiary Bank to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Agreement.
ARTICLE 5
Amendment
Subject to compliance with applicable law and the terms and conditions of the Agreement, this Plan of Merger may be amended by the Board of Directors of Parent and Company at any time prior to the Effective Time, whether before or after receipt of the Company Requisite Vote (as defined in the Agreement); provided, however, that after the Company Requisite Vote (as defined in the Agreement) has been obtained, there may not be, without further approval of the holders of Company Common Stock, an amendment to this Plan of Merger that requires further approval of such shareholders under applicable law.
ARTICLE 6
Abandonment
At any time prior to the Effective Time, the Merger may be abandoned, subject to the terms of the Agreement, without further shareholder action in the manner determined by the Board of Directors of Parent and Company. Written notice of such abandonment shall be filed with the VSCC prior to the Effective Time.

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EXHIBIT C
Form of Director Noncompetition Agreement
[Attached]

FORM OF DIRECTOR NONCOMPETITION AGREEMENT
          , 2025
TowneBank
6001 Harbour View Boulevard
Suffolk, Virginia 23703
Ladies and Gentlemen:
The undersigned is a director of Old Point Financial Corporation, a Virginia corporation (“Old Point”). TowneBank, a Virginia banking corporation (“Towne”), has agreed to acquire Old Point and The Old Point National Bank of Phoebus, a nationally chartered banking association and a wholly owned subsidiary of Old Point (“Bank Subsidiary”) (the “Merger”), pursuant to an Agreement and Plan of Merger, dated as of April 3, 2025, by and among Towne, Old Point and Bank Subsidiary, and a related Plan of Merger (together, the “Agreement”). The undersigned has been offered the opportunity to become a member of Towne’s advisory Peninsula regional board of directors or other regional board of their choosing following the Effective Time (as defined in the Agreement).
As a condition of acceptance of such offer, and subject to the exceptions below, the undersigned hereby agrees that, for a period of two (2) years following the Effective Time (or longer period that the undersigned shall be a member of any Towne advisory regional board of directors identified in the preceding paragraph), the undersigned will not, directly or indirectly: (i) become a member of the board of directors or an advisory board of, or be an organizer of, or be a 1% or more shareholder of, any entity engaged in or formed for the purpose of engaging in a Competitive Business anywhere in the Market Area (as such terms are defined below); or (ii) in any individual or representative capacity whatsoever, induce any individual to terminate his or her employment with Towne or its Affiliates (as such term is defined below).
As used in this Agreement, the term “Competitive Business” means the financial services business, which includes one or more of the following businesses: consumer and commercial banking, insurance brokerage, asset management, residential and commercial mortgage lending, and any other business in which Towne or any of its Affiliates are engaged; the term “Market Area” means (i) the Hampton Roads region which is defined for purposes of this letter agreement to include the Virginia cities of Hampton, Newport News, Poquoson, Williamsburg, Suffolk, Chesapeake, Portsmouth, Norfolk, and Virginia Beach and the Virginia counties of James City, York, and Isle of Wight, and (ii) any other city, town, county or municipality in which Towne has established and is continuing to operate a banking office or a loan production office (excluding, for purposes of this letter agreement, an office providing solely residential mortgage loans, unless such office is in the areas identified in clause (i) above); the term “Affiliate” means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Towne; and the term “Person” means any person, partnership, corporation, company, group or other entity.
Notwithstanding the foregoing, in no event shall the undersigned be prevented from continuing to engage in, or being or continuing to engage in any activities as an officer, employee, owner, shareholder, partner or member in or of, or a member of the board of directors or a member of an advisory board of, any entity engaged in, a Competitive Business if the undersigned holds such position (or a corresponding position with the predecessor to such entity) or otherwise engages in that Competitive Business on the date hereof.
This letter agreement is the complete agreement between Towne and the undersigned concerning the subject matter hereof and shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to its conflicts of laws provisions.
This letter agreement is executed as of the        th day of             , 2025.
Very truly yours

[Insert Name]

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Annex B
Form of Amendment to Old Point’s Articles of Incorporation
Proposed Articles Amendment
The proposed amendment to Article II of Old Point Financial Corporation’s Articles of Incorporation is set forth below:
“The purpose for which the Corporation is organized is to transact banking business and trust business and any or all lawful business related or incidental thereto, to act as a bank holding company and to transact any and all lawful business, not required to be specifically stated in the Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act.”
Current Articles Provision
The current Article II of Old Point Financial Corporation’s Articles of Incorporation is set forth below:
“The purpose for which the Corporation is organized is to act as a bank holding company and to transact any and all lawful business, not required to be specifically stated in the Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act.”

B-1

Annex C
April 2, 2025
The Board of Directors
Old Point Financial Corporation
101 East Queen Street
Hampton, Virginia 23669
Members of the Board:
You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of Old Point Financial Corporation (“Old Point”) of the Merger Consideration (as defined below) in the proposed merger (the “Company Merger” and, together with the Bank Merger (as defined below), the “Merger”) of Old Point with and into TowneBank (“TowneBank”), pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among Old Point, The Old Point National Bank of Phoebus, a wholly-owned subsidiary of Old Point (“Old Point Bank”), and TowneBank. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action on the part of TowneBank, Old Point, Old Point Bank or the holder of any securities of TowneBank, Old Point or Old Point Bank, each share of the common stock, par value $5.00 per share, of Old Point (“Old Point Common Stock”) issued and outstanding immediately prior to the Effective Time, except for shares of Old Point Common Stock owned by Old Point (in each case other than shares of Old Point Common Stock (x) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (y) held, directly or indirectly, by Old Point in respect of debts previously contracted), shall be converted into the right to receive, at the election of the holder thereof (subject to proration and reallocation as set forth in the Agreement, as to which we express no opinion), either: (i) $41.00 in cash (the “Cash Consideration”), (ii) 1.14 shares of common stock, $1.67 par value per share, of TowneBank (“TowneBank Common Stock” and, such fraction of a share of TowneBank Common Stock, the “Stock Consideration”), or (iii) for each Non-Election Share (as defined in the Agreement), such Cash Consideration or Stock Consideration as is determined in accordance with the Agreement such that the total number of shares of Old Point Common Stock to be entitled to receive the Stock Consideration shall be equal to (1) no less than the product obtained by multiplying (x) 0.5 by (y) the total number of shares of Old Point Common Stock issued and outstanding immediately prior to the Effective Time and (2) no more than the product obtained by multiplying (x) 0.6 by (y) the total number of shares of Old Point Common Stock issued and outstanding immediately prior to the Effective Time. The Cash Consideration and the Stock Consideration, taken together, are referred to herein as the “Merger Consideration.” The terms and conditions of the Merger are more fully set forth in the Agreement.
The Agreement further provides that immediately after the Company Merger and contemporaneously therewith, Old Point Bank will, subject to the terms and conditions set forth in the Agreement, merge with and into TowneBank (such transaction, the “Bank Merger”).
KBW has acted as financial advisor to Old Point and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our and their broker-dealer businesses, may from time to time purchase securities from, and sell securities to, Old Point and TowneBank. In addition, as a market maker in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Old Point or TowneBank for our and their own respective accounts and for the accounts of our and their respective customers and clients. We have acted exclusively for the board of directors of Old Point (the “Board”) in rendering this opinion and will receive a fee from Old Point for our services. A portion of our fee is payable upon the rendering of this opinion, and a significant portion is contingent upon the successful completion of the Company Merger. In addition, Old Point has agreed to indemnify us for certain liabilities arising out of our engagement.
Other than in connection with this present engagement, in the past two years, KBW has not provided investment banking or financial advisory services to Old Point. In the past two years, KBW has not provided investment banking or financial advisory services to TowneBank. We may in the future provide investment banking and financial advisory services to Old Point or TowneBank and receive compensation for such services.
In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Old Point and TowneBank and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated March 31, 2025 (the most recent draft made available to us); (ii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2024 of Old Point; (iii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2024 of TowneBank; (iv) certain regulatory filings of Old Point and TowneBank and their respective subsidiaries, including, as applicable, the semi-annual reports on Form FRY-SP (in the case of Old Point) and call reports filed with respect to each quarter during the three year period ended December 31, 2024; (v) certain other interim reports and other communications of Old Point and TowneBank to their respective shareholders; and (vi) other financial information concerning the businesses and operations of Old Point and TowneBank furnished to us by Old Point and TowneBank or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of Old Point and TowneBank; (ii) the assets and liabilities of Old Point and TowneBank; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for Old Point and TowneBank with similar information for certain other companies the securities of which are publicly traded; (v) financial and operating forecasts and projections of Old Point that were prepared by Old Point management, provided to and discussed with us by such management, and used and relied upon by us at the direction of such management and with the consent of the Board; (vi) publicly available consensus “street estimates” of TowneBank as well as assumed TowneBank long-term growth rates provided to us by TowneBank management, all of which information was discussed with us by such management and used and relied upon by us based on such discussions, at the direction of Old Point management and with the consent of the Board; and (vii) estimates regarding certain pro forma financial effects of the Merger on TowneBank (including, without limitation, the cost savings expected to result or be derived from the Merger) that were prepared by TowneBank management, provided to and discussed with us by such management, and used and relied upon by us based on such discussions, at the direction of Old Point management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions held by the managements of Old Point and TowneBank regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by Old Point, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with Old Point.
In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to or discussed with us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of Old Point as to the reasonableness and achievability of the financial and operating forecasts and projections of Old Point and we have assumed that all such information has been reasonably prepared and represents the best currently available estimates and judgments of such management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated by such management. We have further relied, with the consent of Old Point, upon TowneBank management as to the reasonableness and achievability of the publicly available consensus “street estimates” of TowneBank, the assumed TowneBank long-term growth rates and the estimates regarding certain pro forma financial effects of the Merger on TowneBank (including, without limitation, the cost savings expected to result or be derived from the Merger), all as referred to above (and the assumptions and bases for all such information), and we have assumed that all such information has been reasonably prepared and represents, or in the case of the publicly available consensus “street estimates” of TowneBank referred to above that such estimates are consistent with, the best currently available estimates and judgments of such management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated.
It is understood that the portion of the foregoing financial information of Old Point and TowneBank that was provided to us was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available consensus “street estimates” of TowneBank referred to above, is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, the widespread disruption, extraordinary uncertainty and unusual volatility arising from global tensions and political unrest, economic uncertainty, inflation, prolonged higher interest rates, the COVID-19 pandemic and, in the case of the banking industry, recent actual or threatened regional bank failures, including the effect of evolving governmental interventions and non-interventions) and, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the respective managements of Old Point and TowneBank and with the consent of the Board, that all such information provides a reasonable basis upon which we can form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Old Point or TowneBank since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for credit losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for credit losses for each of Old Point and TowneBank are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Old Point or TowneBank, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of Old Point or TowneBank under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. We have made note of the classification by Old Point and TowneBank of their respective loans and owned securities as either held to maturity or held for investment, on the one hand, or available or held for sale, on the other hand, and have also reviewed reported fair value marks-to-market and other reported valuation information, if any, relating to such loans or owned securities contained in the parties’ respective financial statements, but we express no view as to any such matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as our view of the actual value of any companies or assets.
We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transactions will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed by us and referred to above) with no adjustments to the Merger Consideration (including the allocation between cash and stock) and with no other consideration or payments in respect of Old Point Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transactions and that all conditions to the completion of the Merger and any related transactions will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Old Point, TowneBank or the pro forma entity, or the contemplated benefits of the Merger, including without limitation the cost savings expected to result or be derived from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of Old Point that Old Point has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Old Point, TowneBank, the Merger and any related transaction and the Agreement. KBW has not provided advice with respect to any such matters.
This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Merger Consideration in the Merger to the holders of Old Point Common Stock. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction, including without limitation, the form or structure of the Merger (including the form of Merger Consideration or the allocation thereof between cash and stock) or any such related transaction, any consequences of the Merger or any such related transaction to Old Point, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, noncompetition, shareholder, community involvement or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. There is currently significant volatility in the stock and other financial markets arising from global tensions and political unrest, economic uncertainty, inflation, prolonged higher interest rates, the COVID-19 pandemic and, in the case of the banking industry, recent actual or threatened regional bank failures, including the effect of evolving governmental interventions and non-interventions. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of Old Point to engage in the Merger or enter into the Agreement; (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Old Point or the Board; (iii) the fairness of the amount or nature of any compensation to any of Old Point’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Old Point Common Stock; (iv) the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Old Point (other than the holders of Old Point Common Stock, solely with respect to the Merger Consideration (as described herein) and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of TowneBank or any other party to any transaction contemplated by the Agreement; (v) whether TowneBank has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate Cash Consideration to the holders of Old Point Common Stock at the closing of the Merger; (vi) the election by holders of Old Point Common Stock to receive the Cash Consideration or the Stock Consideration, or the actual allocation of the Merger Consideration between cash and TowneBank Common Stock among such holders (including, without limitation, any reallocation thereof as a result of proration pursuant to the Agreement), or the relative fairness of the Cash Consideration and the Stock Consideration; (vii) the actual value of TowneBank Common Stock to be issued in the Merger; (viii) the prices, trading range or volume at which Old Point Common Stock or TowneBank Common Stock will trade following the public announcement of the Merger or the prices, trading range or volume at which TowneBank Common Stock will trade following the consummation of the Merger; (ix) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement; or (x) any legal, regulatory, accounting, tax or similar matters relating to Old Point, TowneBank, their respective shareholders, or relating to or arising out of or as a consequence of the Merger or any related transaction, including whether or not the Company Merger would qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of Old Point Common Stock or any shareholder of any other entity as to how to vote or act in connection with the Merger or any other matter (including what election any holder of Old Point Common Stock should make with respect to the Cash Consideration or the Stock Consideration), nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.
This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Old Point Common Stock.
Very truly yours,
Keefe, Bruyette & Woods, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.Your vote matters — here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted online or by phone must be received by July 2, 2025 at 10 a.m., ET. Votes submitted by mailing this card must be received prior to the Old Point special meeting.OnlineGo to www.envisionreports.com/OPOF or scan the QR code — login details are located in the shaded bar below. PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/OPOFSpecial Meeting Proxy CardT IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.TProposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.A1.To approve the Agreement and Plan of Merger, dated as of April 2, 2025, by and among TowneBank, Old Point Financial Corporation (“Old Point”) and The Old Point National Bank of Phoebus (“Old Point National Bank”), including the related plans of merger, pursuant to which TowneBank will acquire Old Point and Old Point National Bank (the “merger”), as more fully described in the accompanying proxy statement (the “merger proposal”).3. To approve, on an advisory (non-binding) basis, the merger- related compensation payments that will or may be paid to Old Point’s named executive officers in connection with the merger.5. To transact any other business as may properly come before the Special Meeting or any adjournments or postponements thereof.ForAgainst AbstainForAgainst Abstain2.To approve an amendment to Old Point’s articles ofincorporation, in the form set forth in Annex B to the accompanying proxy statement, to facilitate the merger of Old Point with and into TowneBank (the “articles amendment proposal”).ForAgainst AbstainForAgainst Abstain 4. To adjourn or postpone the Old Point special meeting, ifnecessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the merger proposal or the articles amendment proposal or to ensure that any supplement or amendment to the accompanying proxy statement/offering circular is timely provided to holders of Old Point common stock.Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowBPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. 1 U P X045JWE

2025 Special Meeting of Old Point Financial Corporation ShareholdersThe 2025 Special Meeting of Shareholders will be held on Wednesday, July 2, 2025, at 10:00 a.m., ET,virtually via the Internet at www.meetnow.global/M6G5MGD.To attend, vote, and submit questions during the virtual Special Meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders to be held on July 2, 2025.The Proxy Statement is available at: www.envisionreports.com/OPOFSmall steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/OPOFT IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.TProxy — OLD POINT FINANCIAL CORPORATION 2025 Special Meeting of Shareholders — July 2, 2025THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.Terry C. Fuller, Eugene M. Jordan, II, and Andrew Buxbaum (the Proxies), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Old Point Financial Corporation to be held on July 2, 2025 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will vote FOR Proposals 1, 2, 3 and 4.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.C(Items to be voted appear on reverse side)Non-Voting ItemsChange of Address — Please print new address below.Comments — Please print your comments below.